Exhibit 99

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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor




                           FIRST UNION NATIONAL BANK,
                                    Servicer



                             LENNAR PARTNERS, INC.,
                                Special Servicer




                          THE CHASE MANHATTAN BANK,
                                     Trustee



                         POOLING AND SERVICING AGREEMENT




                          Dated as of November 11, 1998



                                 $1,919,275,079
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C2

                                Table of Contents
                                                                       Page
                                                                       ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Defined Terms.............................................. 4
SECTION 1.02. Certain Calculations.......................................57
SECTION 1.03. Loan Identification Convention.............................58
SECTION 1.04. Construction Loan Servicing Account Convention.............58

                                   ARTICLE II

             CONVEYANCE OF LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Loans........................................59
SECTION 2.02. Acceptance by Trustee......................................61
SECTION 2.03. Representations, Warranties and Covenants of the
              Depositor; CSFB Mortgage Loan Seller's Repurchase of Loans for Defects in Mortgage Files and Breaches of Representations
              and Warranties.............................................63
SECTION 2.04. Execution of Certificates..................................65
SECTION 2.05. Trust Certificate .........................................65

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Servicer to Act as Servicer; Special Servicer to Act as
              Special Servicer; Administration of the Loans .............67
SECTION 3.02. Collection of Loan Payments ...............................68
SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
              Servicing Accounts ........................................69
SECTION 3.04. The Certificate Account, Distribution Accounts, Excess
              Interest Distribution Account and Yield Protection
              Payment Account ...........................................71
SECTION 3.05. Permitted Withdrawals from the Certificate Account and the
              Distribution Accounts .....................................75
SECTION 3.06. Investment of Funds in the Certificate Account, Servicing
              Accounts, Cash Collateral Accounts, Lock-Box Accounts,
              Policy Escrow Accounts, the Interest Reserve Account and
              the REO Account ...........................................78
SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
              and Fidelity Coverage .....................................80
SECTION 3.08. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses;
              Assumption Agreements; Defeasance Provisions ..............84
SECTION 3.09. Realization upon Defaulted Loans ..........................88
SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files ...........90
SECTION 3.11. Servicing Compensation ................................... 91
SECTION 3.12. Reports to the Trustee; Certificate Account Statements ....95
SECTION 3.13. Annual Statement as to Compliance .........................98
SECTION 3.14. Reports by Independent Public Accountants .................99
SECTION 3.15. Access to Certain Information .............................99
SECTION 3.16. Title to REO Property; REO Account .......................100
SECTION 3.17. Management of REO Property ...............................101
SECTION 3.18. Sale of Defaulted Loans and REO Properties ...............103
SECTION 3.19. Additional Obligations of the Servicer and Special Servicer;
              Inspections; Appraisals ..................................105
SECTION 3.20. Modifications, Waivers, Amendments and Consents ..........108
SECTION 3.21. Transfer of Servicing Between Servicer and Special
              Servicer; Record Keeping; Asset Status Report ............112
SECTION 3.22. Sub-Servicing Agreements .................................115
SECTION 3.23. Representations, Warranties and Covenants of the Servicer.117
SECTION 3.24. Representations, Warranties and Covenants of the Special
              Servicer .................................................119
SECTION 3.25. Construction Loans .......................................122
SECTION 3.26. RESERVED. ................................................132
SECTION 3.27. Limitation on Liability of the Directing
              Certificateholder ........................................132
SECTION 3.28. Reports to the Securities and Exchange Commission;
              Available Information ....................................133
SECTION 3.29. Lock-Box Accounts and Servicing Accounts .................135
SECTION 3.30. Interest Reserve Account .................................136
SECTION 3.31. Limitations on and Authorizations of the Servicer and
              Special Servicer with Respect to Certain Loans ...........136
SECTION 3.32. REMIC Administration .....................................141

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions ............................................146
SECTION 4.02. Statements to Certificateholders; Reports by Trustee;
              Other Information Available to the Holders and Others ....154
SECTION 4.03. P&I Advances; Yield Protection Payment Advances ..........159
SECTION 4.04. Allocation of Collateral Support Deficit .................162
SECTION 4.05. Appraisal Reductions .....................................163
SECTION 4.06. Certificate Deferred Interest ............................163
SECTION 4.07. Grantor Trust Reporting ..................................164

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01. The Certificates .........................................165
SECTION 5.02. Registration of Transfer and Exchange of Certificates ....167
SECTION 5.03. Book-Entry Certificates ..................................178
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates ........181
SECTION 5.05. Persons Deemed Owners ....................................181

                                   ARTICLE VI

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

SECTION 6.01. Liability of the Depositor,  the Servicer and the
              Special Servicer .........................................182
SECTION 6.02. Merger,  Consolidation  or Conversion of the  Depositor,
              the Servicer or the Special  Servicer ....................182
SECTION 6.03. Limitation on Liability ofthe Depositor,  the Servicer, the Special Servicer and Others ..........................182
SECTION 6.04. Depositor,  Servicer and Special Servicer Not to Resign ..184
SECTION 6.05. Rights of the Depositor in Respect of the Servicer and
              the Special Servicer .....................................185

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01. Events of Default; Servicer and Special Servicer
              Termination ..............................................186
SECTION 7.02. Trustee to Act; Appointment of Successor .................189
SECTION 7.03. Notification to Certificateholders .......................190
SECTION 7.04. Waiver of Events of Default ..............................190
SECTION 7.05. Trustee Advances .........................................191

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee ........................................192
SECTION 8.02. Certain Matters Affecting the Trustee ....................193
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
              Certificates or Loans ....................................195
SECTION 8.04. Trustee May Own Certificates .............................195
SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee .195
SECTION 8.06. Eligibility Requirements for Trustee .....................196
SECTION 8.07. Resignation and Removal of the Trustee ...................196
SECTION 8.08. Successor Trustee ........................................197
SECTION 8.09. Merger or Consolidation of Trustee .......................198
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee ............198
SECTION 8.11. Appointment of Custodians ................................199
SECTION 8.12. Access to Certain Information ............................200
SECTION 8.13. Representations, Warranties and Covenants of the Trustee .202

                                   ARTICLE IX

                       TERMINATION; PURCHASE OF ARD LOANS

SECTION 9.01. Termination Upon Repurchase or Liquidation of All Loans .204
SECTION 9.02. Additional Termination Requirements .....................206
SECTION 9.03. Purchase of ARD Loans and Town & Country Loan ...........207

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01. Amendment. .............................................208
SECTION 10.02. Recordation of Agreement; Counterparts .................210
SECTION 10.03. Limitation on Rights of Certificateholders .............210
SECTION 10.04. Governing Law ..........................................211
SECTION 10.05. Notices. ...............................................211
SECTION 10.06. Severability of Provisions .............................212
SECTION 10.07. Grant of a Security Interest ...........................212
SECTION 10.08. Successors and Assigns; Beneficiaries ..................212
SECTION 10.09. Article and Section Headings ...........................213
SECTION 10.10. Notices to Rating Agencies .............................213

EXHIBITS

A-1               Form of Class A Certificate
A-2               Form of Class A-X Certificate
A-3               Form of Fixed Rate Mezzanine Certificate
A-4               Form of Variable Rate Private Global Certificate
A-5               Form of Variable Rate Private Definitive Certificate
                  (Class H and I)
A-6               Form of Variable Rate Private Definitive Certificate
                  (Class J)
A-7               Form of Class V Certificate
A-8               Form of Residual Certificate
B                 Mortgage Loan Schedule
C-1               Form of QIB Investment Representation Letter -
                  Qualified Institutional Buyer
C-2               Form of Regulation S Investment Representation Letter -
                  Non-U.S. Person
C-3               Form of Investment Representation Letter -
                  Institutional Accredited Investor
D-1               Form of Transfer Affidavit
D-2               Form of Transferor Letter
E                 List of Mezzanine Loans
F                 Form of Request for Release
G                 Form of Trustee Certificate Pursuant to Section 2.05(a)
H                 Form of Order of Dissolution and Liquidation
I-1               Form of Comparative Financial Status Report
I-2               Form of Delinquent Loan Status Report
I-3               Form of Historical Loan Modification Report
I-4               Form of Historical Loss Estimation Report
I-5               Form of REO Status Report
I-6               Form of Servicer Watch List
I-7               Form of Operating Statement Analysis Report
J                 Form of Trustee Letter Pursuant to Section 2.05(c)
K                 Form of Affidavit of Lost Note
L                 Form of Draw Request
M                 Form of Construction Loan Monthly Accounting Report

     This Pooling and Servicing Agreement (the "Agreement"), is dated as of November 11, 1998, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and The Chase Manhattan Bank, as Trustee.

                            PRELIMINARY STATEMENT:

     The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of 217 multifamily and commercial mortgage loans (the "Loans"). As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC, Intermediate-Tier REMIC and the Lower-Tier REMIC (as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC").

     The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                               UPPER-TIER REMIC


                                         Original Certificate
                                         Balance (or, in the
                                       case of the Class A-X        Initial
  Class                                 Certificates, Original    Ratings(1)
Designation     Pass-Through Rate        Notional Balance)       Fitch/Moody's
-----------     -----------------       ---------------------    -------------

Class A-1       5.96%                    $364,000,000              AAA/Aaa
Class A-2       6.30%                    $979,400,000(3)           AAA/Aaa
Class A-X       (2)                    $1,919,275,079              AAA/Aaa
Class B         6.59%                    $105,600,000              AA/Aa2
Class C         6.84%                    $105,600,000               A/A2
Class D         7.13%                    $105,500,000             BBB/Baa2
Class E         7.13%                     $28,800,000             BBB-/Baa3
Class F         (4)                      $105,600,000              BB/Ba2
Class G         (4)                       $19,200,000              BB-/Ba3
Class H         (4)                       $47,900,000               NR/B2
Class I         (4)                       $19,200,000               B-/B3
Class J         (4)                       $38,475,079               NR/NR
Class R        None(5)                      None(5)                  NA

------------------------------
(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.
(2) The Class A-X Pass-Through Rate, as defined herein.
(3) Original Notional Balance. The Class A-X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.
(4) The lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate (as defined herein).
(5) The Class R Certificates will not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.

     The Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, and Class J Certificates (in each case, excluding the right to receive Yield Protection Payments) will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class MA1, Class MA2, Class MB, Class MC, Class MD, Class ME, Class MF, Class MG, Class MH, Class MI and Class MJ Uncertificated Interests (in each case, excluding the right to receive Yield Protection Payments) will evidence "regular interests" in the Intermediate-Tier REMIC (the "Intermediate-Tier REMIC Regular Interests") created hereunder. The sole Class of "residual interests" in the Intermediate-Tier REMIC, the Class LR-2 Interest, created hereunder will be evidenced by the Class LR Certificates.

     The following table sets forth the initial Intermediate-Tier Principal Amounts and per annum rates of interest for the Uncertificated
Intermediate-Tier Interests:

                            INTERMEDIATE-TIER REMIC

       Class             Interest Rate         Original Lower-Tier Principal
       -----             -------------         -----------------------------

      Class MA-1               (1)                    $364,000,000
      Class MA-2               (1)                    $979,400,000
      Class MB                 (1)                    $105,600,000
      Class MC                 (1)                    $105,600,000
      Class MD                 (1)                    $104,400,000
      Class ME                 (1)                     $28,800,000
      Class MF                 (1)                    $105,600,000
      Class MG                 (1)                     $19,200,000
      Class MH                 (1)                     $47,900,000
      Class MI                 (1)                     $19,200,000
      Class MJ                 (1)                     $38,475,079
      Class LR2              None(2)                      None(2)

---------------------------------
(1) The interest rate of each of the indicated Classes of Uncertificated Intermediate-Tier Interests is the Weighted Average Net Mortgage Rate.
(2) The Class LR2 Interests do not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums, Yield Maintenance Charges or Yield Protection Payments. Any Available Distribution Amount remaining in the Intermediate-Tier Distribution Account after distributing the Intermediate-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates. The Class LR Certificates will represent the Class LR2 Interests.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as one "Lower Tier REMIC". The Class LR-1 Interest will constitute the sole class of "residual interests" in the Lower Tier REMIC for purposes of the REMIC Provisions under federal income tax law. The Class LR Certificates will evidence the Class LR-1 Interest. The Lower Tier REMIC regular interests will have one Lower Tier REMIC Regular Interest relating to each Mortgage Loan. Each Lower Tier REMIC regular interest will have an Uncertificated Balance equal to the Stated Principal Balance of the related Mortgage Loan as of the related Determination Date and shall accrue interest at the remittance rate in respect of such related Mortgage Loan.

     The parties intend that (i) the portion of the Trust Fund representing the Excess Interest Distribution Account, the Yield Protection Payments and the Yield Protection Payment Account shall be treated as single grantor trust under Subpart E of Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code, (ii) the Class V Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest Distribution Account, and (iii) the Class A-X Certificates and any other Class of Regular Certificates that receives payment of an Additional Collateral Prepayment Amount shall (to the extent of such right to receive such payments) represent undivided beneficial interests in the portion of the Trust Fund consisting of Yield Protection Payments and the Yield Protection Payment Account.

     As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,919,275,079.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "A-2 Principal Distribution Amount": With respect to Loan Group 2 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents any Balloon Payments and voluntary Principal Prepayments.

     "Accountant's Statement": As defined in Section 3.14.

     "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date, commencing in the month of the Closing Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulation section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Loans": The Loans indicated by the term "Act/360" under the column heading "Interest Calc." in the Mortgage Loan Schedule.

     "Additional Collateral": With respect to each Additional Collateral Loan, a cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

     "Additional Collateral Loan": Any one of the Loans designated as Loan Nos. 31, 54 and 78 in the Mortgage Loan Schedule.

     "Additional Collateral Prepayment Amount": As to any Distribution Date and any Additional Collateral Loan, the amount of the related Additional Collateral paid as a Principal Prepayment on such Additional Collateral Loan during the related Due Period as a result of the related Borrower's failure to satisfy the conditions entitling the Borrower to receive payment of such Additional Collateral (other than by reason of an event of default under such Additional Collateral Loan).

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse REMIC Event": As defined in Section 3.32.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent": Asdefined in Section 5.02(d)(i)(A).

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.13 hereof and an annual report of an Independent accountant required pursuant to Section 3.14 hereof.

     "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

     "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.225.64 by an Appraiser selected by the Servicer or Special Servicer, as applicable.

     "Appraisal Reduction": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer equal to the excess, if any, of (a) the Stated Principal Balance of such Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property as determined (A) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) or an internal valuation performed by the Special Servicer over (ii) the sum of (X) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan together with interest thereon at the Reimbursement Rate (except as otherwise provided in Section 4.03(d)) and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed).

     Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Loan or the related REO Property will be reduced to zero as of the date such Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

     "Appraisal Reduction Amount": With respect to any Distribution Date and any Loan for which an Appraisal Reduction has been calculated, an amount equal to the product of (i) the Reduction Rate for such Distribution Date and (ii) the Appraisal Reduction with respect to such Loan.

     "Appraisal Reduction Event": With respect to any Loan, the earliest of
(i) the third anniversary of the date on which the first extension of the Maturity Date of such Loan becomes effective as a result of a modification of such Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the aggregate amount of Monthly Payments on the Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed for the Mortgagor or the related Mortgaged Property, (v) 60 days after a Mortgagor declares bankruptcy or has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after a Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

     "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

     "Appraiser": An Independent nationally recognized MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

     "Approved Annual Budget": As defined in Section 3.31(k).

     "ARD Loan": A Loan that is designated as such on the Mortgage Loan
Schedule.

     "Asset Status Report": As defined in Section 3.21(e).

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Mortgagor, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Scheduled Payment": For any Due Period and with respect to any Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Loan, and (b) interest on the Stated Principal Balance of such Loan at the applicable Net Mortgage Rate (less the Servicing Fee Rate).

     "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

          (a) the aggregate amount received on the Loans (and any related REO Properties) and on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the close of business on the Business Day preceding the related Servicer Remittance Date (including funds released from the Interest Reserve Account for distribution on such Distribution Date), exclusive of the following amounts:

          (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

         (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds or Insurance and Condemnation Proceeds, all amounts paid in connection with Loan repurchases pursuant to Section 2.03(b), and all other unscheduled recoveries received or deemed received after the related Determination Date;

         (iii) all amounts in the Certificate Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (xvii), inclusive, of Section 3.05(a);

          (iv) all amounts in the Lower-Tier Distribution Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (iv), inclusive, of Section 3.05(b);

           (v) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

          (vi) all amounts deposited in the Certificate Account or the Lower-Tier Distribution Account, as the case may be, in error;

         (vii) any net interest or net investment income on funds on deposit in the Certificate Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

        (viii) with respect to those Loans that are Actual/360 Loans and any Distribution Date relating to each Interest Accrual Period ending in each February or in any January in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Loans as of the Distribution Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rates to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.30; and

          (ix) Excess Interest.

          (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Loans from the REO Account to the Certificate Account for such Distribution Date pursuant to
Section 3.16(c); and

          (c) the aggregate amount of any P&I Advances made in respect of the Loans by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Servicing Fees or Trustee Fees).

     "Balloon Loan": Any Loan that by its original terms or any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

     "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Bankruptcy Event: As defined in Section 3.08(a)(v)(G).

     "Base Interest Fraction": With respect to any Principal Prepayment on any Loan and any of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan exceeds (ii)the Yield Rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan and
(y)the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

     "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

     "Borrower": With respect to any Loan, any obligor or obligors on any related Note or Notes.

     "Breach": As defined in Section 2.03(b).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York, Florida, North Carolina or Texas are authorized or obligated by law or executive order to remain closed.

     "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in the Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

     "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

     "Cedel": Cedel Bank, societe anonyme, a corporation organized under the laws of the Duchy of Luxembourg.

     "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate": Any one of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

     "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall be entitled "First Union National Bank, in trust for The Chase Manhattan Bank, as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Certificate Account." Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC.

     "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

     "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that (i) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained and (ii) such restrictions shall not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to " Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any date of determination and a Regular Certificate or Certificates of any Class (other than the Class A-X Certificates), the product of (i) the Percentage Interest represented by such Regular Certificate or Certificates and (ii)the Certificate Balance of such Class as of such date.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Change Order": As defined in Section 3.25(h).

     "Class": With respect to any Certificates or Uncertificated
Intermediate-Tier or Lower-Tier Interests, all of the Certificates or Uncertificated Intermediate-Tier or Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

     "Class A Certificate": Any Class A-1, or Class A-2 Certificate.

     "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

     "Class A-1 Pass-Through Rate": 5.96% per annum.

     "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

     "Class A-2 Pass-Through Rate": 6.30% per annum.

     "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-2 hereto.

     "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the principal balance of each Class of Uncertificated Intermediate-Tier Interests immediately prior to such Distribution Date and
(b) the related Component Rate for such Distribution Date by (ii) the sum of all such principal balances.

     "Class A-X Yield Protection Payment Amount": As defined in the definition of Yield Protection Payment.

     "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

     "Class B Pass-Through Rate": 6.59% per annum.

     "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-3 hereto.

     "Class C Pass-Through Rate": 6.84% per annum.

     "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-3 hereto.

     "Class D Pass-Through Rate": 7.13% per annum.

     "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-3 hereto.

     "Class E Pass-Through Rate": 7.13% per annum.

     "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-4 hereto.

     "Class F Pass-Through Rate": As to any Distribution, a per annum rate equal to the lesser of (i)6.75% and (ii)the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-4 hereto.

     "Class G Pass-Through Rate": As to any Distribution, a per annum rate equal to the lesser of (i)6.75% and (ii)the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-5 hereto.

     "Class H Pass-Through Rate": As to any Distribution, a per annum rate equal to the lesser of (i) 6.75% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-5 hereto.

     "Class I Pass-Through Rate": As to any Distribution, a per annum rate equal to the lesser of (i) 6.75% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-6 hereto.

     "Class J Pass-Through Rate": As to any Distribution, a per annum rate equal to the lesser of (i) 6.75% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-8 hereto representing beneficial ownership of the Class LR-1 Interest and the Class LR-2 Interest.

     "Class MA-1 Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MA-2 Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MB Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MC Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MD Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class ME Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MF Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MG Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MH Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MI Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class MJ Uncertificated Interest": A regular interest in the Intermediate-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Intermediate-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

     "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-8 hereto.

     "Class V Certificate": A Certificate designated as "Class V" on the face thereof, in the form of Exhibit A-7 hereto. The Class V Certificates have no Pass-Through Rate, Certificate Balance or notional balance.

     "Closing Date": November 24, 1998.

     "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

     "Collateral Support Deficit": As defined in Section 4.04.

     "Commission": The Securities and Exchange Commission.

     "Comparative Financial Status Report": A report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit I-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income before capital items, and debt service coverage for each Loan and related Mortgaged Property based on the most current financial information received as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is available): (i) the most current available year to date, (ii) the previous two full fiscal years and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

     "Component Rate": As to each of the Class A-X Components, the rate set forth below with respect thereto:

          Class MA-1 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

          Class MA-2 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

          Class MB Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.

          Class MC Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class C Pass-Through Rate.

          Class MD Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class D Pass-Through Rate.

          Class ME Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class E Pass-Through Rate.

          Class MF Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class F Pass-Through Rate for such Distribution Date.

          Class MG Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

          Class MH Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

          Class MI Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class I Pass-Through Rate for such Distribution Date.

          Class MJ Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

     "Construction Borrower": With respect to any Construction Loan, the obligor on the related note.

     "Construction Budget": With respect to any Construction Loan, that portion of the budget for the construction of the CVS Improvements on the related Mortgaged Property that is allocated to the construction of the CVS Store to be built as part of such CVS Improvements and specifically not including any land acquisition costs, site improvement costs, Loan closing costs, soft costs or the Construction Loan Interest Reserve.

     "Construction Developer": With respect to any Construction Loan, the developer chosen by the related Construction Borrower or by CVS to develop and construct CVS Improvements on the Mortgaged Property securing such Construction Loan.

     "Construction Funding Sub-Account": With respect to any Construction Loan, the sub-account created pursuant to Section 3.25(q).

     "Construction Lender": With respect to any Construction Loan, the original lender making such Construction Loan to a Construction Borrower or, if applicable, the Trustee, on behalf of the Trust Fund, as assignee of such lenders interest in such Construction Loan.

     "Construction Loan": Any one of Loan Nos. 122, 126, 128, 132, 135, 144, 145, 147, 148, 151, 154, 155, 158, 172, 177, 189 or 191.

     "Construction Loan Excess Funds": As defined in Section 3.25(k).

     "Construction Loan Interest Reserve": With respect to any Construction Loan, the funds designated by the Construction Lender for allocation to the related Construction Loan Interest Reserve Sub-Account and intended for the purpose of funding the required debt service set forth in the related CSFB Construction Loan Agreement and Note for the period commencing with the closing of such Construction Loan and ending on (and including) the Due Date immediately succeeding the related Date of Rent Commencement.

     "Construction Loan Interest Reserve Sub-Account": With respect to any Construction Loan, the sub-account created pursuant to Section 3.25(p).

     "Construction Loan Lease": With respect to any Construction Loan, the related "Lease" (as defined in the related CSFB Construction Loan Agreement).

     "Construction Loan Phase": With respect to any Construction Loan, the period between (a) the closing of such Construction Loan and (b) the earlier of (i) the Substantial Completion of construction of the CVS Improvements on the Mortgaged Property securing such Construction Loan and (ii) the related Date of Rent Commencement.

     "Construction Loan Processing Fees": With respect to any Construction Loan, all commercially reasonable amounts received from the Construction Borrower for processing a loan modification, extension, assumption, demand, beneficiary statement, UCC filings, insurance claim or other loan service transaction, but not including any prepayment premiums.

     "Construction Loan Servicing Account": The account created and maintained by the Servicer pursuant to Section 3.25(l).

     "Construction Loan Servicing Fee": With respect to the Permanent Loan Phase of each Construction Loan, an annual fee of $750.00, payable monthly at $62.50.

     "Construction Loan Status Report": Any of the reports required to be prepared and/or delivered by the Servicer pursuant to Section 3.25(t).

     "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding). For purposes of determining, at any time, which Class is the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Loans as to which Liquidation Proceeds or other final payment has not yet been received. As of the Closing Date, the Controlling Class shall be the Class J Certificates.

     "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services CMBS.

     "Corrected Loan": Any Specially Serviced Loan that has become current and remained current

     (i) for three consecutive Monthly Payments, in the case of any Loan other than the United Artists Loan, or

    (ii) through the Due Date following the date on which it became current, in the case of the United Artists Loan

(for such purposes taking into account any modification or amendment of such Loan) and as to which Loan the Special Servicer has returned servicing to the Servicer pursuant to Section 3.21(a).

     "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Loan.

     "Crossed Loan": Any Loan, which is cross-defaulted and cross-collateralized with any other Loan.

     "CSFB Construction Loan Agreement": With respect to each Construction Loan, that certain loan agreement by and between the related Mortgage Loan Seller and the related Construction Borrower, pursuant to which such Construction Loan was made.

     "CSFB Mortgage Loan Seller": Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company and its successors in interest.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor or either Mortgage Loan Seller, or an Affiliate of either of them.

     "Cut-off Date": November 11, 1998.

     "Cut-off Date Principal Balance": With respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

     "CVS": CVS Corporation, a Delaware corporation, and its successors and assigns.

     "CVS Improvements": The building and improvements constructed on a Mortgaged Property securing a Construction Loan.

     "CVS Interim Servicing Agreement": The interim servicing agreement dated as of July 17, 1997, between Credit Suisse First Boston Mortgage Capital LLC and GE Capital Loan Services, Inc. (formerly known as GE Capital Asset Management Corporation), as interim servicer.

     "CVS Project Manager": With respect to any Construction Loan, the person designated by CVS as having approval authority for the Project Plans and Specifications, budgets, Draw Requests and Change Orders relating to such Construction Loan.

     "CVS Store": With respect to any Construction Loan, the drug store leased by CVS or any of its affiliates and constructed on the related Mortgaged Property.

     "Date of Rent Commencement": With respect to any Construction Loan, the date identified as such in the related Construction Loan Lease.

     "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period; provided, however, that with respect to the Loans that initially pay interest only, the related Monthly Payment will be calculated (for purposes of this definition only) to include principal (based upon a 25-year amortization schedule) and interest payments from origination.

     "Default Interest": With respect to any Loan, interest accrued on such Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

     "Default Rate": With respect to each Loan, the per annum rate at which interest accrues on such Loan following any event of default on such Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth on the Mortgage Loan Schedule.

     "Defaulted Loan": A Loan that is at least sixty days delinquent in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.

     "Defaulting Party": As defined in Section 7.01(b). "Defect": As defined in Section 2.02(e).

     "Deficient Valuation": With respect to any Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificate": A Certificate issued in registered, definitive physical form.

     "Delinquent Loan Status Report": A report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit I-2 attached hereto, setting forth, among other things, a list of those Loans that, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, or current but Specially Serviced Loans or that were in foreclosure but were not REO Loans. The Servicer shall not include on the Delinquent Loan Status Report any Loan that has not been delinquent at least one month after the related Due Date unless such Loan is a Specially Serviced Loan.

     "Denomination": As defined in Section 5.01(a).

     "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Depository Rules": As defined in Section 5.02(b).

     "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

     "Directing Certificateholder": The Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class shall be the Directing Certificateholder.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

     "Discount Rate": The rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, plus, if required under the related Loan, the number of basis points set forth in the related Note to be added to the discount rate calculable pursuant to such Note when calculating the related yield maintenance charge.

     "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an electing large partnership under Code Section 775 and (vi) any other Person so designated by the Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," " State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Accounts": Collectively, the Upper-Tier Distribution Account, the Intermediate-Tier Distribution Account and the Lower-Tier Distribution Account.

     "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date in such month, commencing in December 1998.

     "Donatelli Loan Special Prepayment": Any partial prepayment under Loan No. 14 that may result from a reversal on appeal of the trial court ruling concerning the validity of the transfer to the related Borrower of one of the properties securing such Loan, as described in the Prospectus Supplement.

     "Draw Request": A request by or on behalf of a Construction Borrower for funds pursuant to Section 3.25(e).

     "Due Date": With respect to (i) any Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan had been scheduled to be first due (without giving effect to any grace period).

     "Due Period": With respect to each Distribution Date, the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the Determination Date of the month in which such Distribution Date occurs.

     "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA-" by Fitch (if rated by Fitch (or, if not rated by Fitch, then having the indicated ratings from Moody's)), and "Aa3," by Moody's, if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "P-1" by Moody's and "F1+" from Fitch (if rated by Fitch (or, if not rated by Fitch, then having the indicated ratings from Moody's)) if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company (including the Trustee) that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b) or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof; provided, however, that accounts held at Bankers Trust Company shall be Eligible Accounts for so long as there is no downgrade, qualification or withdrawal of the rating on the long-term unsecured debt obligations of such institution in effect as of the Cut-off Date. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

     "Eligible Investor": A Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loan as to which the related Mortgaged Property is not multifamily property. "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Prohibited Holder": As defined in Section 5.02(d).

     "Escrow Payment": Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

     "Euroclear": The Euroclear System.

     "Event of Default": One or more of the events described in Section
7.01(a).

     "Excess Interest": With respect to each of the ARD Loans, interest accrued on such Loan and allocable to the Excess Rate. With respect to the Town & Country Loan, the T&C Excess Interest. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of any REMIC formed hereunder.

     "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(c), which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Excess Interest Distribution Account" and which shall be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any REMIC formed hereunder.

     "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over
(ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule. With respect to the Town & Country Loan after the related Maturity Date, a rate of 2% per annum.

     "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Act Report": A monthly Statement to Certificateholders, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Servicer Watch List, or report pursuant to
Section 4.02(b) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

     "Extraordinary Expenses": As defined in Section 3.31(k).

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Disbursement": With respect to any Construction Loan, the final disbursement of funds for the construction of the related CVS Improvements pursuant to the Final Draw Request for such Construction Loan.

     "Final Draw Request": With respect to any Construction Loan, the Draw Request made in conjunction with the Substantial Completion of the related CVS Improvements.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Loan or REO Property (other than a Loan or REO Property, as the case may be, that was purchased (i) by the CSFB Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement,
(ii) by the Servicer or the Special Servicer pursuant to Section 3.18(b),
(iii) by the Holder of 100% of the Percentage Interests in the Class V Certificates, pursuant to Section 9.03 or (iv) by the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of more than 50% of the Percentage Interests in the Controlling Class, or the Servicer pursuant to Section 9.01), that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

     "Fitch": Fitch IBCA, Inc., and its successors in interest.

     "FNMA": Federal National Mortgage Association or any successor thereto.

     "Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount relating to the Loans in Loan Group 1.

     "Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount relating to the Loans in Loan Group 2.

     "GECLS Sub-Servicing Agreement": The Sub-Servicing Agreement dated as of November 11, 1998 between the Servicer and GE Capital Loan Services, Inc.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Historical Loan Modification Report": With respect to each Servicer Remittance Date, a report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing all or substantially all the content described in Exhibit I-3 attached hereto and setting forth, among other things, those Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Due Period and
(ii) since the Cut-off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": With respect to each Servicer Remittance Date, a report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit I-4 attached hereto and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds collected for the related Due Period and, separately stated, historically and (ii) the amount of realized losses occurring on the Loans during such Due Period, set forth on a Loan-by-Loan basis.

     "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of debt or equity securities issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

     "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust, delivered to the Trustee and the Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

     "Ineligible Class V Owner": Any Borrower, or any entity that owns an ownership interest in a Borrower, other than, in each case, the CSFB Mortgage Loan Seller or an affiliate thereof.

     "Initial Disbursement Advance": With respect to each Construction Loan, the disbursement from the Construction Lender, at the closing of such Construction Loan, of funds designated for allocation to the related Construction Loan Interest Reserve Sub-Account and the related Construction Funding Sub-Account, such funds to be held on behalf of the related Borrower.

     "Initial Purchaser": Credit Suisse First Boston Corporation, as Initial Purchaser of Private Certificates.

     "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

     "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

     "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

     "Interest Reserve Account": The account created and maintained by the Servicer pursuant to Section 3.30, which shall be entitled "First Union National Bank, as Servicer, for the benefit of The Chase Manhattan Bank, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Interest Reserve Account" and which shall be an Eligible Account.

     "Interest Reserve Remittance Amount": With respect to any Servicer Remittance Date and any Construction Loan for which such Servicer Remittance Date is prior to the second Due Date following the Date of Rent Commencement under the related Construction Loan Lease, the lesser of (i) the amount on deposit in the related Construction Loan Interest Reserve Sub-Account on the related Determination Date and (ii) the amount required by the related Loan Documents to be applied during the related Due Period as payment on such Construction Loan.

     "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

     "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

     "Intermediate-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998C2, Intermediate-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

     "Intermediate-Tier Distribution Amount": As defined in Section 4.01(b).

     "Intermediate-Tier Principal Amount": With respect to any Class of Uncertificated Intermediate-Tier Interests, (i)on or prior to the first Distribution Date, an amount equal to the Original Intermediate -Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii)as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

     "Intermediate-Tier REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Lower Tier Regular Interests, such amounts as shall from time to time be held in the Intermediate-Tier Distribution Account.

     "Investment Account": As defined in Section 3.06(a).

     "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

     "Late Collections": With respect to any Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (without regard to any acceleration of amounts due under the predecessor Loan by reason of default) on a Due Date in a previous Due Period and not previously received.

     "Lease Enhancement Insurer": Chubb Custom Insurance Company, together with any assignee, successor or subsequent insurer.

     "Lease Enhancement Policy": Any noncancelable insurance policy issued by the Lease Enhancement Insurer to cover certain lease termination and rent abatement (with respect to losses arising out of a condemnation) events arising out of a casualty to, or condemnation of, certain Mortgaged Properties.

     "Lease Enhancement Policy Termination Event": As defined in Section
3.31(e).

     "Liquidation Event": With respect to any Loan, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan; (iii) the repurchase of such Loan by the CSFB Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; (iv) the purchase of such Loan by the Servicer or the Special Servicer pursuant to Section 3.18(b); (v) the purchase of any ARD Loan by the Holder of 100% of the Percentage Interests in the Class V Certificates pursuant to Section 9.03 or (vi) the purchase of such Loan by the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of more than 50% of the Percentage Interests in the Controlling Class, or the Servicer pursuant to
Section 9.01.

     "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii) (but only as it relates to a sale to the Servicer or Special Servicer), (iv), (v) or (vi) of the definition of Liquidation Proceeds.

     "Liquidation Fee Rate": As defined in Section 3.11.

     "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received or paid by the Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Loan by the Servicer or the Special Servicer pursuant to
Section 3.18(b) or any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Loan by the CSFB Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; (v) the purchase of such Loan by the Holder of 100% of the Percentage Interests in the Class V Certificates pursuant to Section 9.03; or (vi) the purchase of all Loans by the CSFB Mortgage Loan Seller, Holders of more than 50% of the Percentage Interests in the Controlling Class, or the Servicer pursuant to Section 9.01.

     "Loan": Each of the mortgage loans, and the Water Street Participation, transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

     "Loan Agreement": With respect to any Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Loan was made.

     "Loan Documents": With respect to each Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, the Water Street Participation Documents (in the case of Loan No. 2 only), any letters of credit relating to the Additional Collateral Loans, any UCC financing statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements, any guaranties related to such Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents and all modification, consolidation and extension agreements, if any.

     "Loan Group 1": The group of Loans identified on the Mortgage Loan Schedule as Loan Group 1 Loans.

     "Loan Group 2": The group of Loans identified on the Mortgage Loan Schedule as Loan Group 2 Loans.

     "Loan Servicing Remittance Amount": With respect to any Servicer Remittance Date, the sum of the amounts on deposit in the related Loan Servicing Sub-Accounts on the related Determination Date after giving effect to (a) any required or permitted withdrawals from the Construction Loan Servicing Account pursuant to clauses (ii), (iii) and (iv) of Section 3.25(m), and (b) the book-entry transfers, from the related Construction Loan Interest Reserve Sub-Accounts, of funds in the amount of the aggregate of the Interest Reserve Remittance Amounts for such Servicer Remittance Date.

     "Loan Servicing Sub-Account": With respect to any Construction Loan, the sub-account created pursuant to Section 3.25(r).

     "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Loan at the time of determination and the denominator of which is the Original Value of the related Mortgaged Property.

     "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

     "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

     "Lower-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Lower-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

     "Lower-Tier Distribution Amount": As defined in Section 4.01(b).

     "Lower-Tier Principal Amount": With respect to any Class of
Uncertificated Lower-Tier Interests, as of any Distribution Date, an amount equal to the principal balance of the Related Mortgage Loans on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

     "Lower-Tier REMIC": One of three separate REMICs comprising the Trust Fund, the assets of which consist of the Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, and the Lower-Tier Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Intermediate-Tier REMIC or the Upper-Tier REMIC.

     "MAI": Member of the Appraisal Institute.

     "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

     "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Properties.

     "Maturity Date": With respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or
(iii) any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

     "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan," as identified in Exhibit E.

     "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity that has been pledged pursuant to such Mezzanine Loan. "Mezzanine Loan Collateral
Transferee: As defined in Section 3.08(a)(v)(C).

     "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

     "Monthly Interest Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (y) Trust Fund indemnification expenses incurred during the related Due Period pursuant to Sections 6.02 or
8.05 and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (y) Trust Fund indemnification expenses incurred during the related Due Period pursuant to Sections 6.02 or 8.05.

     "Monthly Payment": With respect to any Loan (other than the United Artists Loan), the scheduled monthly payment of principal and/or interest on such Loan, excluding any Balloon Payment, which is payable by a Mortgagor under the related Note and applicable law, without regard to any acceleration of principal of such Loan by reason of default thereunder or any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20. With respect to the United Artists Loan, the scheduled semi-annual payment of principal and/or interest payable on such Loan by the related Mortgagor under the related Note and applicable law, without regard to any acceleration of principal of such Loan by reason of default thereunder or any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to
Section 3.20.

     "Moody's": Moody's Investors Service, Inc., and its successors in interest.

     "Mortgage": With respect to any Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

     "Mortgage Deferred Interest": With respect to any Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the related Mortgage Rate, to the extent interest accrued at a rate equal to the amount of such reduction is capitalized, the excess, if any, of
(a) interest accrued on the Stated Principal Balance thereof during the related Mortgage Interest Accrual Period at the Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date (calculated at the applicable reduced rate).

     "Mortgage File":

         (A)   With respect to any Loan, the following documents:

               (i) the original Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the Originator of the Loan to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, without recourse, representation or warranty, express or implied";

                (ii) a duplicate original Mortgage or, if such Mortgage has been returned by the related recording office, an original or a copy of a certified copy thereof from the applicable recording office and originals (or original or copies of certified copies from the applicable recording office) of any assignments thereof showing a complete chain of assignment from the related Originator to the applicable Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

               (iii) an original (or a copy if the original has been sent by the applicable Mortgage Loan Seller for recordation) assignment of the Mortgage, in recordable form, from the applicable Mortgage Loan Seller to "The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2";

                (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the Originator of the Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

                (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, from the applicable Mortgage Loan Seller to "The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2";

               (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the Originator of the Loan to the applicable Mortgage Loan Seller;

               (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, from the applicable Mortgage Loan Seller to "The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2";

               (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

                (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, a written commitment or interim binder, dated as of the date the related Loan was funded;

                (x) certified copies of the original or copy of any guaranty of the obligations of the Mortgagor under the Loan;

               (xi) certified copies of all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and original UCC assignments in a form suitable for filing, sufficient to transfer such security interest to the Trustee;

               (xii) the   original  power  of  attorney  (with  evidence  of
         recording thereon) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was not signed by the Mortgagor;

              (xiii) with respect to any debt of a Borrower permitted under the related Loan, a subordination agreement, standstill agreement or other intercreditor agreement relating to such other debt, if any;

               (xiv) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the applicable Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

                (xv) any Loan Agreement;

               (xvi) the original Lease Enhancement Policy or Residual Value Policy, if any;

              (xvii) letters of credit, if any, relating to the Additional Collateral Loans;

            (xviii) if such Loan is a Construction Loan (a) an itemization of all amounts funded therefrom at the closing thereof and (b) a disbursement report with regard to such amounts and the allocation thereof to the various Sub-Accounts for such Construction Loan;

             (xix) the related intercreditor agreement, if any;

              (xx) in the case of the Water Street Participation, the Water Street Participation Documents; and

             (xxi) any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          (b) Notwithstanding paragraph (a) above, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

     "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

     "Mortgage Loan Purchase Agreement": The agreement between the Depositor and the related Mortgage Loan Seller, dated as of November 11, 1998, relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the Loans.

     "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Loan:

                  (i) the loan number (as specified in Annex A to the Prospectus Supplement);

                 (ii)  the Mortgagor's name and property name;

                (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

                 (iv)  (a) the Mortgage  Rate in effect at the Cut-off Date and
         (b) with respect to each ARD Loan, the revised rate applicable after the related anticipated repayment date;

                  (v)  the Net Mortgage Rate in effect at the Cut-off Date;

                 (vi)  the original principal balance;

                (vii)  the Cut-off Date Principal Balance;

               (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity, (c) Maturity Date and (d) with respect to each ARD Loan, the Anticipated Repayment Date;

                (ix)  the original and remaining amortization terms;

                 (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

                (xi)  the Original Value of the related Mortgaged Property;

                (xii) the Loan-to-Value Ratio at the Cut-off Date;

               (xiii) the Loan interest accrual method;

                (xiv) the Underwritten Debt Service Coverage Ratio and the Underwritten Net Cash Flow;

                (xv)  the applicable  Primary  Servicing Fee Rate;

               (xvi)  the Due Date;

              (xvii)  whether such loan is an ARD Loan;

             (xviii) whether the Loan provides for the establishment of a Lock-Box Account as of the Cut-off Date and, if so, the type of Lock-Box Account;

               (xix)  whether the Loan is subject to defeasance;

                (xx)  whether such Loan incorporates a ground lease;

               (xxi) whether such Loan has the benefit of a Lease Enhancement Policy and/or a Residual Value Policy and, if so, which;

              (xxii) whether such Loan is in Loan Group 1 or Loan Group 2; and

             (xxiii) the property type;

              (xxiv) with respect to any Loan that is a credit lease loan,

                    (a) the  guarantor,  if any, of the  obligations  under the related credit lease (or, if there is no such guarantor, the related tenant) and

                    (b) whether  such lease is a Bondable  Lease,  a Triple
                        Net Lease or a Double Net Lease (each as defined in the Prospectus Supplement); and

              (xxv)    with respect to any Construction Loan,

                    (a) the date on which the related lease commences and

                    (b) the related Outside Completed Date.

     Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Loan Seller": Either the CSFB Mortgage Loan Seller or the Trust Mortgage Loan Seller.

     "Mortgage Pass-Through Rate": With respect to any Loan that provides for calculations of interest based on a 360-day year composed of twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Loan that provides for calculations of interest based on a 360-day year and the actual number of days elapsed, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and in any December occurring in a year immediately preceding a year that is a leap year, the product of the Net Mortgage Rate thereof and a fraction whose numerator is 31 and whose denominator is 30.

     "Mortgage Rate": With respect to: (i) any Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Note and applicable law; (ii) any Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan had remained outstanding. For purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any Loan whose interest rate is reduced will be the Mortgage Rate of such Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out.

     "Mortgage Trust Fund": The trust fund established under the Trust
Agreement.

     "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "Mortgagor": The obligor or obligors on a Note, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note.

     "MultiProperty Loan ": A Loan secured by more than one Mortgaged
Property.

     "Net Investment Earnings": With respect to any of the Certificate Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account, the Construction Loan Servicing Account or the REO Account, for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06 (or, in the case of the Construction Loan Servicing Account, Section 3.25).


     "Net Investment Loss": With respect to any of the Certificate Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account, the Construction Loan Servicing Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with
Section 3.06 (or, in the case of the Construction Loan Servicing Account,
Section 3.25) exceeds the aggregate of all interest and other income realized during such period on such funds.

     "Net Mortgage Pass-Through Rate": With respect to any Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Net Mortgage Rate": With respect to any Interest Accrual Period and any Loan, a per annum rate equal to the Mortgage Rate for such Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate plus, with respect to Loan Nos. 18, 20, 28 and 85, the related Servicing Fee Reimbursement Rate.

     "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan.

     "New CVS Store": Any CVS Store Substituted for a CVS Store pursuant to CVS's right to make such substitutions in the event that a CVS Store is not completed before any applicable Outside Completion Date.

     "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (in accordance with the Servicing Standard) of the Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by the Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor and the Servicer, in the case of the Trustee, setting forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is nonrecoverable. The Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (in accordance with the Servicing Standard) of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor and the Servicer, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is nonrecoverable. The Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

     "Non-Registered Certificate": Unless and until registered under the Securities Act, any Certificate other than a Public Certificate.

     "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

     "Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

     "Notional Balance": For any date of determination and the Class A-X Certificates, an amount equal to the sum of the Certificate Balances of the Classes of Regular Certificates (other than the Class A-X Certificates) as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

     "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

     "Operating Statement Analysis": With respect to each Loan and REO Property, a report prepared by the Servicer or Special Servicer, as applicable, substantially containing the information described in Exhibit I-7 attached hereto.

     "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a)the qualification of any REMIC created hereunder as a REMIC,
(b)compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

     "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

     "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

     "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

     "Originator": Any institution that originated a Loan.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Outside Completion Date": The latest date upon which a CVS Store must be completed before CVS is permitted to substitute a New CVS Store as collateral in respect of a Construction Loan, as set forth in the related Loan Documents, subject to the extension rights set forth therein.

     "Owner": As defined in Section 3.08(a)(v)(C).

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": As to each Class of Certificates other than the Class A-X and Class E Certificates, the respective fixed rate per annum specified for such Class in the Preliminary Statement; as to the Class A-X Certificates, the Class A-X PassThrough Rate; and as to the Class E Certificates, the Class E Pass-Through Rate.

     "Penalty Charges": With respect to any Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Prepayment Premium or Yield Maintenance Charge.

     "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-X Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to a Class V or Residual Certificate, the percentage interest as set forth on the face thereof.

     "Permanent Loan Phase": With respect to any Construction Loan, the period between (i) the earlier of (a) the Substantial Completion of the CVS Improvements on the Mortgaged Property securing such Construction Loan and (b) the Date of Rent Commencement under the related Construction Loan Lease and
(ii) the earlier of (a) the Maturity Date of such Construction Loan and (b) the date such Construction Loan is repaid in full.

     "Permitted Institutional Transferee": With respect to any Mezzanine Loan, any proposed transferee thereof that is (i)an affiliate of the Underwriter;
(ii)an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (other than a broker/dealer) or an institution substantially similar to any of the foregoing, in each case under this clause (ii) having at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and being experienced in making commercial real estate loans, as determined by the Special Servicer; or (iii)any entity wholly owned by any one or more institutions meeting the criteria in clause (ii). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i)an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii)in the case of any proposed transferee that is an entity described in and meeting the criteria in clause (ii) of the immediately preceding sentence, the most recent financial statements of such transferee.

     "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, the obligations maturing one year or less after the date of issuance and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

                  (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by (x) any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "P-1" by Moody's and "F-1+" by Fitch (if rated by Fitch) or would not result in the downgrading, withdrawal or qualification of the
         then-current   rating   assigned  by  each   Rating   Agency  to  any
         Certificate, as confirmed in writing by such Rating Agency or (y) Bankers Trust Company for so long as there is no downgrade, withdrawal or qualification of the rating on the long-term unsecured obligations of such institution in effect as of the Cut-off Date;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations maturing in one year or less bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings from Fitch at least equal to "AA-" and from Moody's at least equal to the minimum maturity-based ratings described below or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated at least, "P-1" by Moody's and "F-1+" by Fitch;

                  (vi) units of investment funds that maintain a constant net asset value, money market funds, rated "Aaa" by Moody's and in the highest category by Fitch; and

                  (vii) any  other  demand,   money  market  or  time  deposit,
         obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code and that (A) in each case, the minimum maturity-based ratings by Moody's for investments are: (i) if the investment matures within one month, "A2" or "P-1"; (ii)if the investment matures more than one month later but within three months, "A1" and "P-1";
(iii)if the investment matures more than three months but within six months, "Aa3" and "P-1"; and (iv)if the investment matures more than six months later, "Aaa" and "P-1"; (B)no such instrument shall be a Permitted Investment (i)if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (ii)if such instrument may be redeemed at a price below the purchase price; and (C) no amount beneficially owned by any REMIC created hereunder (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any REMIC created hereunder as a REMIC under the Code or result in imposition of a tax on any REMIC created hereunder. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the CSFB Mortgage Loan Seller, any Permitted Institutional Transferee or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

         "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "P&I Advance": As to any Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

         "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

         "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

         "Plan":  As defined in Section 5.02(c).

         "Policy Escrow Account":  As defined in Section 4.03(f)(iii).

         "Prepayment Assumption": With respect to all Loans other than the ARD Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Loans, the assumption that the ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

         "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

         "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate (plus, if applicable, the related Servicing Fee Reimbursement Rate) for such Loans on the amount of such Principal Prepayments or Insurance and Condemnation Proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period (or, with respect to the United Artists Loan, prior to the first day of the calendar month in which such Distribution Date occurs), the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Loan and ending on (and including) the day immediately preceding such Due Date (or, with respect to the United Artists Loan, ending on (and including) the first day of the calendar month in which such Distribution Date occurs).

         "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

         "Primary Servicing Fee": With respect to each Loan for which there is a Primary Servicing Fee Rate set forth in the Mortgage Loan Schedule, the fee payable to the related Seller-Servicer under the Seller-Servicer Agreement or to the Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate.

         "Primary Servicing Fee Rate": With respect to each Loan primarily serviced by a Seller-Servicer, the per annum rate set forth on the Mortgage Loan Schedule with respect thereto, and 0.05% per annum with respect to each Loan primarily serviced by the Servicer.

         "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or with respect to principal of the Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Loans with respect to such Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

         "Private   Book-Entry   Certificate":    A   Book-Entry   Certificate
representing an interest in a Class F or Class G Certificate.

         "Private Certificate": Any Class F, Class G, Class H, Class I or Class J Certificate.

         "Private Definitive Certificate": Any Class H, Class I or Class J Certificate.

         "Private Global Certificates":  Any Class F or Class G Certificate.

         "Project Budget": With respect to any Construction Loan, the Project Budget as defined in the related CSFB Construction Loan Agreement.

         "Project Plans and Specifications": With respect to any Construction Loan, the construction plan and specifications for the CVS Improvements to be constructed on the related Mortgaged Property.

         "Prospectus": The Prospectus dated November 10, 1998, as supplemented by the Prospectus Supplement.

         "Prospectus Supplement": The Prospectus Supplement dated November 20, 1998, relating to the offering of the Public Certificates.

         "Public Certificate": Any Class A-1, Class A-2, Class A-X, Class B, Class C, Class D or Class E Certificate.

         "Punch List Items": With respect to any Construction Loan, those details of construction, decoration and mechanical and electrical adjustment that in the aggregate are minor in character and do not materially interfere with the related Tenants use or enjoyment of the related CVS Improvements.

         "Purchase Price": With respect to any Loan to be purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, by the Servicer or the Special Servicer pursuant to
Section 3.18(b), or by the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of a majority of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to
Section 3.18(c), a price equal to the sum of the following:

                  (i) the outstanding principal balance of such Loan as of the date of purchase;

                 (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase;

                (iii) all  related  unreimbursed   Servicing  Advances  plus
         accrued and unpaid interest on related Advances at the Reimbursement Rate (except as otherwise provided in Section 4.03(d)), and unpaid Servicing Fees, Primary Servicing Fees and Special Servicing Fees allocable to such Loan; and

                (iv) if such Loan is being purchased by the CSFB Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

         "Qualified Institutional Buyer":  As defined in Section 5.02(b).

         "Qualified Insurer": (i) With respect to any Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A2" by Moody's, "A" by S&P and "A" by Fitch if then rated by Fitch, and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Fitch if then rated by Fitch, "A" by S&P and "Baa3" by Moody's, or, in the case of clauses
(i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

     "QIB Investment Representation Letter": As defined in Section 5.02(b).

     "Rated Final Distribution Date": As to each Class of Public Certificates and each Class of Private Certificates, other than the Class J Certificates, the Distribution Date occurring in November 2030.

     "Rating Agency": Each of Fitch, Moody's or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Servicer, and the specific ratings of Fitch and Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Record Date": With respect to any Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and, with respect to the first Distribution Date, the Closing Date.

     "Reduction Rate": A rate per annum equal to the average of the Pass-Through Rates of each Class to which an Appraisal Reduction has been allocated (in accordance with Section 4.05 hereof), weighted on the basis of the amount of Appraisal Reductions allocated to such Class.

     "Registrar Office": As defined in Section 5.02(a).

     "Regular Certificate": Any Public Certificate or Private Certificate.

     "Regular Yield Protection Payment Amount": As defined in the definition of Yield Protection Payment.

     "Regulation S Investment Representation Letter": As defined in Section 5.02(b).

     "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

     "Regulation S Global Certificate": As defined in Section 5.01(a).

     "Related Certificates" and "Related Uncertificated Intermediate-Tier Interest": For the following Classes of Uncertificated Intermediate-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Intermediate-Tier Interests set forth below:


                                        Related Uncertificated
Related Certificates                    Intermediate-Tier Interest
--------------------                    --------------------------

Class A-1 Certificate                   Class MA-1 Uncertificated Interest
Class A-2 Certificate                   Class MA-2 Uncertificated Interest
Class B Certificate                     Class MB Uncertificated Interest
Class C Certificate                     Class MC Uncertificated Interest
Class D Certificate                     Class MD Uncertificated Interest
Class E Certificate                     Class ME Uncertificated Interest
Class F Certificate                     Class MF Uncertificated Interest
Class G Certificate                     Class MG Uncertificated Interest
Class H Certificate                     Class MH Uncertificated Interest
Class I Certificate                     Class MI Uncertificated Interest
Class J Certificate                     Class MJ Uncertificated Interest

     "Related Components" and "Related Uncertificated Intermediate-Tier Interest": For such Classes of Uncertificated Intermediate-Tier Interests, the related Component (which are UpperTier Regular Interests represented by the Class A-X Certificates) set forth below and for the following Components, the related Class of Uncertificated Intermediate-Tier Interests set forth below:


Related Upper-Tier                      Related Uncertificated
Regular Interest                        Intermediate-Tier Interest
------------------                      --------------------------

Class MA-1 Component                    Class MA-1 Uncertificated Interest
Class MA-2 Component                    Class MA-2 Uncertificated Interest
Class MB Component                      Class MB Uncertificated Interest
Class MC Component                      Class MC Uncertificated Interest
Class MD Component                      Class MD Uncertificated Interest
Class ME Component                      Class ME Uncertificated Interest
Class MF Component                      Class MF Uncertificated Interest
Class MG Component                      Class MG Uncertificated Interest
Class MH Component                      Class MH Uncertificated Interest
Class MI Component                      Class MI Uncertificated Interest
Class MJ Component                      Class MJ Uncertificated Interest

     "Related Mortgage Loan": For each Class of Uncertificated Lower-Tier Interests, the corresponding Loan having the same principal balance and remittance rate as such Class, as specified in the Preliminary Statement.

     "Remaining Principal Distributable Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of such amounts on such Distribution Date to all Classes senior to such given Class.

     "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                 (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii)  any   amount   received  or   accrued,   directly  or
         indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                  (iii)  any   amount   received  or  accrued,   directly  or
         indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar Class in the same geographic market as such REO Property within the meaning of Treasury Regulations
         Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                  (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

         "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for The Chase Manhattan Bank, as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2, REO Account." Any such account or accounts shall be an Eligible Account.

         "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

         "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

         "REO Extension":  As defined in Section 3.16(a).

         "REO Loan": The Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (i) remains part of the Trust Fund, (ii) provides for Assumed Scheduled Payments on each Due Date therefor and (iii) otherwise has the same terms and conditions as its predecessor Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Primary Servicing Fees and Servicing Fees and related interest due the Servicer or the Trustee, as applicable; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Yield Maintenance Charges, Prepayment Premiums and Penalty Charges.

         "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the Mortgage Interest Accrual Period with respect to the related Loan immediately preceding such Due Date.

         "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

         "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

         "REO Status Report": A report prepared by the Servicer based on information provided by the Special Servicer, substantially containing the information described in Exhibit I-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

         "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

         "Residual   Certificate":   Any  Class  R  Certificate  or  Class  LR
Certificate issued, authenticated and delivered hereunder.

     "Residual Value Insurer": R.V.I. America Insurance Company, together with any assignee, successor or subsequent insurer.

         "Residual Value Policy": Any insurance policy issued by the Residual Value Insurer to insure against any diminution in the value of the related Mortgaged Properties at the maturity of the related Loan as a result of changes in market conditions.

     "Residual Value Policy Termination Event": As defined in Section 3.31(e).

         "Responsible Officer": When used with respect to the initial Trustee and Certificate Registrar, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee or Certificate Registrar, as applicable, having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee or Certificate Registrar, as applicable, any officer or assistant officer in the corporate trust department of the Trustee or Certificate Registrar, as applicable, or any other officer of the Trustee or Certificate Registrar, as applicable, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Certificate Registrar, as applicable, because of such officer's knowledge of and familiarity with the particular subject.

         "Retainage Funds": With respect to each Construction Loan, the amount identified as the "Retainage" in the related CSFB Construction Loan Agreement.

         "Revised Rate": With respect to the Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Loan, as calculated and as set forth in the related Loan.

         "Rule 144A Global Certificate":  As defined in Section 5.01(a).

         "Security Agreement": With respect to any Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

         "Securities Act":  The Securities Act of 1933, as amended.

     "Seller-Servicer": Any of Continental Wingate Associates, Inc., Heartland Bank or National Consumer Cooperative Bank.

         "Seller-Servicer  Agreement": The Sub-Servicing Agreement dated as of
November   11,   1998,   by  and  between  the   Servicer   and  each  of  the
Seller-Servicers.

         "Servicer": First Union National Bank and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

         "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

         "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Trustee containing such information regarding the Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

         "Servicer Watch List": A report prepared by the Servicer substantially containing the information described in Exhibit I-6 attached hereto, setting forth, among other things, a description of (i) any Loan that, as of the Determination Date immediately preceding the preparation of such report, is in jeopardy of becoming a Specially Serviced Loan (as described in Section 3.12(e)) and (ii) any Construction Loan as provided in Section 4.02(b).

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer in connection with the servicing and administering of (a) a Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property, (vi) any Appraisal, and (vii) any "forced placed" insurance policy purchased.

         "Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

         "Servicing Fee Rate": With respect to each Loan, Specially Serviced Loan, and REO Loan, a rate equal to 0.03% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

         "Servicing Fee Reimbursement Amount": With respect to any of Loan Nos.18, 20, 28 and 85 and any related Mortgage Interest Accrual Period, the product of the related Servicing Fee Reimbursement Rate and the Stated Principal Balance of such Loan for such Mortgage Interest Accrual Period (or portion thereof, as applicable).

         "Servicing Fee Reimbursement Rate": With respect to each of Loan Nos.18, 20, 28 and 85, a rate of 0.05% per annum.

         "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

         "Servicing Standard":  As defined in Section 3.01(a).

         "Servicing Transfer Event": With respect to any Loan, the occurrence of any of the following events:

                  (i) a payment default shall have occurred on such Loan (other than the Town & Country Loan) at its maturity date; or

                  (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

                 (iii) the Servicer determines that a payment default (other than, in the case of the Town & Country Loan, a default in payment of the related Balloon Payment on the related Maturity Date) has occurred or is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                  (v) the related Mortgagor shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                  (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                 (vii) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

                 (viii) any other default has occurred which has materially and adversely affected the value of the related Loan and has continued unremedied for the applicable grace period specified in the related Mortgage; or

                 (ix) the occurrence of a Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event; or

                  (x) The event described in clause (y) of the penultimate paragraph of Section 3.31(k).

         "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan,
(y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of all of the Loans at such time or (b) any one of the ten largest Loans, (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) by outstanding principal balance at such time.

         "Similar Law":  As defined in Section 5.02(c).

         "Special Servicer": Lennar Partners, Inc., a Florida corporation, or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25 % per annum computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed.

         "Specially Serviced Loan":  As defined in Section 3.01(a).

         "Startup Day":  The Closing Date.

         "State Tax Laws": The state and local tax laws of the States of New York, Florida, North Carolina and Texas, as well as any state the applicability of which to the Trust Fund or the REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

         "Stated Principal Balance": With respect to any Loan (other than an REO Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Loan on or before the end of the immediately preceding Due Period, minus (z) the sum of:

                  (i) the principal portion of each Monthly Payment due on such Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or Trustee, as applicable, and
         distributed  to   Certificateholders   on  or  before  such  date  of
         determination;

                 (ii) all Principal  Prepayments received with respect to such
         Loan  after  the  Cut-off   Date,  to  the  extent   distributed   to
         Certificateholders on or before such date of determination;

                 (iii) the principal portion of all Insurance and Condemnation
         Proceeds and Liquidation Proceeds received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

                 (iv) any reduction in the outstanding principal balance of such Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

         With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan as of the related REO Acquisition Date, minus (y) the sum of:

                  (v) the principal portion of any P&I Advance made with respect to the predecessor Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

                 (vi) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

         A Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

         "Statement to Certificateholders":  As defined in Section 4.02(a).

         "Sub-Account": With respect to any Construction Loan, any one of the sub-accounts of the Construction Loan Servicing Account established for such Construction Loan pursuant to Section 3.25.

         "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I or Class J Certificate.

         "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The subservicing agreements between the Servicer or the Special Servicers, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22.

         "Substantial Completion": With respect to any Construction Loan, the date by which (i) all work required by the Project Plans and Specifications for such Construction Loan (except for (x) Tenant improvements, Punch List Items and minor items that can be fully completed without materially interfering with the use of the CVS Improvements and (y) other items that because of the season, weather or nature of the items are not practical to complete at the time) has been completed and (ii) the related Tenant has taken occupancy of the CVS Improvements and commenced operation of a retail drug store thereon.

         "Successor Manager": As defined in Section 3.19(b).

         "T&C Excess Interest":  As defined in Section 3.31(k).

         "T&C Rents":  As defined in Section 3.31(k).

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Forms 1041 for the portions of the Trust Fund intended to be treated as a grantor trust for federal income tax purposes pursuant to Section 407 of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

         "Tenant": With respect to any Construction Loan, the tenant under the related Construction Loan Lease.

         "The Chase Manhattan Bank": The Chase Manhattan Bank, a New York banking corporation or other entity into which it may be merged, consolidated or converted, or any corporation or other entity resulting from any merger, consolidation or conversion to which it shall be a party, or any corporation or other entity succeeding to its business.

         "Town & Country Loan":  As defined in Section 3.31(k).

         "Transfer":   Any  direct  or  indirect   transfer,   sale,   pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit":  As defined in Section 5.02(d).

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "Transferor Letter":  As defined in Section 5.02(d).

         "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

         "Trust Agreement": The trust agreement, dated as of June 30, 1998, between Credit Suisse First Boston Mortgage Depositor I Corporation, Credit Suisse First Boston Mortgage I Corporation and Commonwealth Trust Company, as amended.

         "Trust Certificate": The trust certificate representing 100% of the beneficial interest in the trust created pursuant to the Trust Agreement.

         "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Yield Protection Payment Account, the Interest Reserve Account and, if established, the REO Account; (iii) any REO Property;
(iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement.

         "Trust Mortgage Loan Seller": Credit Suisse First Boston Mortgage Finance Trust I, a trust established pursuant to a trust agreement among Credit Suisse First Boston Mortgage Depositor I Corporation, Credit Suisse First Boston Mortgage I Corporation and Commonwealth Trust Company, as resident trustee.

         "Trustee": The Chase Manhattan Bank, a New York banking corporation, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

         "Trustee Exception Report":  As defined in Section 2.02(e).

         "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

         "Trustee Fee Rate": A rate equal to 0.002% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

         "UCC": The Uniform Commercial Code, as enacted in each applicable state.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

         "Uncertificated  Intermediate-Tier  Interests": Any of the Class MA1,
Class MA2,   Class MB,   Class MC,  Class MD,  Class ME,  Class MF,  Class MG,
Class MH, Class MI and Class MJ Uncertificated Interests.

         "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Loan as to which a Principal Prepayment is made, the amount, if any, by which the Prepayment Interest Shortfall, if any, for such Loan as of such Distribution Date exceeds the sum of (i) the Servicing Fee attributable to such Loan (other than a Specially Serviced Loan and other than any Loans described in the proviso in the last paragraph of Section 3.11(a) in connection with a Principal Prepayment described therein) and (ii) the investment income accruing on the related Principal Prepayment (other than any Principal Prepayment described in the proviso in the last paragraph of Section 3.11(a)) and due to the Servicer for the period from the date of such prepayment to the end of the related Due Period (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the Due Date immediately preceding such Distribution Date).

         "Uncovered   Prepayment   Interest  Shortfall  Amount":   As  to  any
Distribution Date, the amount, if any, by which (i)the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds
(ii)the aggregate amount of Prepayment Interest Excesses, if any, on all Loans for such Distribution Date.

         "Underwritten Debt Service Coverage Ratio": With respect to any Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the twelve-month period immediately following the Cut-off Date.

         "Underwritten Net Cash Flow": With respect to any Loan, the estimated annual revenue derived from the use and operation of the related Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance and real estate taxes) and replacement reserves and any other reserves or deduction from revenue taken into account in connection with the origination of such Loan.

         "Underwriter":  Credit Suisse First Boston Corporation.

         "United Artists Loan":  Loan No. 19.

         "United Artists Loan Interest Advance Amount": With respect to any Distribution Date, one-sixth of the United Artists Loan Scheduled Interest Payment that is payable on the immediately succeeding Due Date for the United Artists Loan (net of the related Servicing Fees and Primary Servicing Fees).

         "United Artists Loan Swap Agreement": The swap transaction confirmation dated November 24, 1998 between First Union National Bank and First Union National Bank RC 6578 with respect to the payment of scheduled interest under the United Artists Loan.

         "United Artists Loan Scheduled Interest Payment": With respect to the United Artists Loan, that portion of the scheduled semi-annual payment of principal and/or interest on such Loan that relates to interest and that is payable by the related Mortgagor under the related Note and applicable law, without regard to any acceleration of principal of such Loan by reason of default thereunder or any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to
Section 3.20.

         "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

         "Upper-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

         "Upper-Tier  REMIC":  One of the three separate REMICs comprising the
Trust Fund, the assets of which consist of the Uncertificated Intermediate-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

         "U.S. Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

         "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

         "Water Street Participation": The tranche A participation interest in Loan No. 2.

         "Water Street Participation Documents": With respect to the Water Street Participation, (x)an original or a true and complete copy of the related participation agreement and (y)an original or a true and complete copy of the related participation certificate, if any.

         "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Loans, weighted by the Stated Principal Balances thereof.

         "Withheld Amounts": As defined in Section 3.30(a).

         "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.

         "Workout Fee Rate":  as defined in Section 3.11(b).

         "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan. If a Yield Maintenance Charge becomes due for any particular Loan, the Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date), the Servicer shall use the U.S. Treasury obligations whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+"BEY"/2)(1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2) (0.16667}-1]) x 100,
where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)

         "Yield Protection Payment" As to any Distribution Date, any Additional Collateral Loan and any related Additional Collateral Prepayment Amount (and, if applicable, Loan No. 14 and any Donatelli Loan Special Prepayment) prepaid in the Due Period preceding such Distribution Date, the amount, if any, by which (a)the greater of (i) one percent of the sum of such Additional Collateral Prepayment Amount (and, if applicable, any Donatelli Loan Special Prepayment) and (ii) the Yield Maintenance Charge required to be paid by the related Borrower in connection with such prepayment exceeds
(b)that portion, if any, of the Yield Maintenance Charge required to be paid by, and actually collected from, the related Borrower in connection with such prepayment. Yield Protection Payments are assets of the Trust Fund, but shall not be assets of any REMIC formed hereunder.

         "Yield Protection Payment Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(d), which shall be entitled "The Chase Manhattan Bank, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Yield Protection Payment Account" and which shall be an Eligible Account. The Yield Protection Payment Account shall not be an asset of any REMIC formed hereunder.

         "Yield Protection Payment Advance":  As defined in Section 4.03(g).

         "Yield Rate": With respect to any Loan, the yield rate set forth in the related Loan documents.

         SECTION 1.02. Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                (i) All calculations of interest with respect to the Loans (other than the Actual/360 Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Loans and Advances provided for herein shall be made as set forth in such Loan with respect to the calculation of interest accruing at the related Mortgage Rate.

                (ii) Any Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan.

               (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b) (except that no such increase in Certificate Balance pursuant to this clause (c) shall count for the purposes of determining Voting Rights or the identity of the Controlling Class).

         SECTION 1.03.  Loan Identification Convention.

         Loans shall be identified in this Agreement by reference to their respective loan numbers, as set forth under the column heading "Loan #" in Annex A to the Prospectus Supplement.

         SECTION 1.04.  Construction Loan Servicing Account Convention.

         Funds on deposit in the Construction Loan Servicing Account and allocated to a given Construction Loan and a given Sub-Account shall be referred to herein as being on deposit in such Sub-Account.

                              [End of Article I]

                                  ARTICLE II
                             CONVEYANCE OF LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES
                       ---------------------------------

         SECTION 2.01.  Conveyance of Loans.
                        -------------------

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Trust Certificate,
(iii) the Mortgage Loan Purchase AgreementS and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans and the Trust Certificate (other than (x)payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date, (y)with respect to the United Artists Loan, interest accrued thereon on or prior to November1, 1998 and (z) with respect to the Trust Certificate, any assets other than the Loans and the collections with respect thereto due and payable on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans, the Trust Certificate and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

         (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit in the form attached as Exhibit K hereto, certifying that the original thereof has been lost or destroyed.

         If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian and the Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or a Custodian within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that such Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

         If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby and to the Servicer on or before the Closing Date.

         Neither the Trustee nor any Custodian shall be liable for any failure by either Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding the foregoing, if either Mortgage Loan Seller fails to deliver a UCC-2 or UCC-3 on or before the Closing Date as required above solely because the related UCC-1 has not been returned to such Mortgage Loan Seller by the applicable filing office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC-1 to the Servicer (with a copy to the Trustee) upon its return, together with the related original UCC2 or UCC3 in a form appropriate for filing.

         (c) At the expense of the CSFB Mortgage Loan Seller, the Servicer shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 90 days after the Closing Date and (ii) 60 days from receipt of documents in recordable form, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (ii),
(iii), (iv), (v) and (vii) of the definition of "Mortgage File" and each UCC-2 or UCC-3 referred to in clause (xi) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Servicer following recording, and each such UCC-2 or UCC-3 shall reflect that the file copy thereof should be returned to the Servicer following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Servicer shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Within 30 days following request therefor, the Depositor shall reimburse the Servicer for all of its costs and expenses incurred in performing its obligation under this Section 2.01(c). The Trustee shall provide the Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC financing statements promptly after the Trustee receives them from the related recording offices.

         (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer within 30 days of the Closing Date and shall be held by the
Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

         (e)  In  connection  with  the  Depositor's   assignment  pursuant  to
subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of the Mortgage Loan
Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

         (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, the CSFB Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of the CSFB Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer at the direction of the Servicer) for deposit into Servicing Accounts.

       SECTION 2.02. Acceptance by Trustee.
                     ---------------------

         (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the documents specified in clauses (i) through (v), (viii), (ix),
(xi), (xii) and (xiii) of the definition of "Mortgage File" with respect to each Loan, of a fully executed original counterpart of the applicable Mortgage Loan Purchase Agreement and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

         (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Loan documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses
(i) through (v), (viii), (ix), (xi), (xii) and (xiii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to relate to such Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses
(i), (iv)(a), (vi), (viii)(a) and (viii)(c) of the definition of "Mortgage Loan Schedule" is correct.

         (c) The Trustee or a Custodian on its behalf shall review each of the Loan documents received after the Closing Date; and, on or about every 90 days until the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer and the CSFB Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (other than any Loan as to which a Liquidation Event has occurred or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification),
(i) all documents  specified in clauses (i) through (v),  (viii),  (xiv),  (ix),
(xi), (xii), (xiii) and (xvii) of the definition of "Mortgage File" are in its possession, (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller or a copy of such recorded original certified by the applicable public recording office to be true and complete, (iii) all Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and appear to relate to such Loan and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (iv)(a), (vi),
(viii)(a) and (viii)(c) of the definition of "Mortgage Loan Schedule" is correct.

         (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (x), (xiv), (xv), (xvi), (xvii) and (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

         (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File not to have been properly executed or, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer and the CSFB Mortgage Loan Seller (and in no event later than 90 days after the Closing Date), by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect.

         (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Loan documents that are not in its possession, whereupon, within 90 days, the CSFB Mortgage Loan Seller shall either: (i)cause such Defect or Loan document deficiency to be cured; (ii) cause to be delivered to the Trustee an Opinion of Counsel to the effect that such Defect or Loan document deficiency will not have a material adverse effect upon the value of the related Loan or the Certificateholders' interest therein; or (iii) repurchase the related Loan pursuant to Section 2.03.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor; CSFB Mortgage Loan Seller's Repurchase of Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

         (a)   The Depositor hereby represents and warrants that:

         (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement;

         (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

         (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

         (v) The Depositor is the lawful owner of the Loans with the full right to transfer the Loans to the Trust Fund and upon the assignment of the Loans to the Trust, the Loans will be validly transferred to the Trust;

         (vi) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein; and

         (vii) Each Loan is a "qualified mortgage" within the meaning of Code
     Section 860G(a)(3) (but without regard to the rule in Treasury Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage).

         (b) If any Certificateholder, the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Loan by CSFB Mortgage Loan Seller pursuant to, the applicable Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any
Loan   or   the   interests   of   the   Certificateholders    therein,   such
Certificateholder, the Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer and the CSFB Mortgage Loan Seller and shall request that the CSFB Mortgage Loan Seller, not later than the earlier of 90 days from the CSFB Mortgage Loan Seller's receipt of such notice or CSFB Mortgage Loan Seller's discovery of such Breach, cure such Defect or Breach, as the case may be, in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the related Mortgage Loan Purchase Agreement. Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If the affected Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

         In  connection  with any  repurchase of a Loan  contemplated  by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the CSFB Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the CSFB Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to the CSFB Mortgage Loan Seller in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement.

         Section 7 of the Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to
Section 2 of the Mortgage Loan Purchase Agreement.

         If the CSFB Mortgage Loan Seller defaults on its obligations to repurchase any Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of CSFB Mortgage Loan Seller under Section 7 of the related
Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting CSFB Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) out of general collections on the Loans on deposit in the Certificate Account.

         SECTION 2.04.  Execution of Certificates.
                        -------------------------
         Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the related Mortgage Loan Purchase Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests and Intermediate-Tier Interests, to the Depositor and, pursuant to the written request of the Depositor executed by an officer of the Depositor, the execution, authentication and delivery of the Class LR and Class V Certificates to or upon the order of the Depositor, in exchange for the Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that, pursuant to the written request of the Depositor executed by an officer of the Depositor, it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests and Intermediate-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

         SECTION 2.05.  Trust Certificate.
                        -----------------

         On the Closing Date, the Trustee shall take the following actions:

         (a) Upon receipt of a certificate of Credit Suisse First Boston Mortgage I Corporation, as trustee for the Mortgage Trust substantially in the form attached as Exhibit G hereto, the Trustee shall deliver to Credit Suisse First Boston Mortgage I Corporation, as trustee for the Mortgage Trust, an order substantially in the form of Exhibit H hereto, directing it to liquidate and dissolve the Mortgage Trust Fund and to file a certificate of dissolution.

         (b) From and after the liquidation and dissolution of the Mortgage Trust Fund, the Loans therein shall be subject to the terms hereunder as if such Loans had been deposited directly into the Trust Fund by the Depositor.

         (c) The Trustee shall deliver to Credit Suisse First Boston Mortgage I Corporation, as trustee for the Mortgage Trust, a letter substantially in the form of Exhibit J hereto, to transfer to the Depositor all assets of the Mortgage Trust (other than any Loans and collections with respect thereto conveyed to the Trustee pursuant to Section 2.01(a)).

                              [End of Article II]

                                  ARTICLE III
                              ADMINISTRATION AND
                          SERVICING OF THE TRUST FUND
                          ---------------------------

         SECTION 3.01. Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Loans.

         (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Loans (and, with respect to the Special Servicer, any REO Properties) it is obligated to service pursuant to this Agreement on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of the respective Loans or Specially Serviced Loans, and, to the extent consistent with the foregoing, the terms of this Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional multifamily or commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Loans or Specially Serviced Loans, as applicable, but without regard to: (i) any relationship that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party to this Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (iii) the Servicer's obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; and (v) the Servicer's or the Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties, except that Loan Nos. 2 and 5 shall be serviced with a view toward maximizing recovery (i) in the case of Loan No. 2, to the holders of both tranche A and tranche B of such Loan and (ii) in the case of Loan No. 5, to the holders of both Note A and Note B of such Loan (the foregoing, collectively referred to as the "Servicing Standard").

         Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Loans as to which a Servicing Transfer Event has occurred and is continuing (each such Loan, a "Specially Serviced Loan"), (ii) any REO Properties and (iii) any Construction Loans to the extent provided in Section 3.25, regardless of whether any Servicing Transfer Event has occurred. Notwithstanding the foregoing, the Servicer shall continue to make all calculations, and prepare, or cause to be prepared by the Special Servicer and delivered to the Trustee, all reports to the Trustee required hereunder with respect to the Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loan and REO Properties as are specifically provided for herein; provided, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Servicer reports required hereunder to be delivered by the Special Servicer to the Servicer. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Loans which are not Specially Serviced Loans; provided, however, that the Special Servicer shall make the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12.

         (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

         (c) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     SECTION 3.02.  Collection of Loan Payments.

       (a) Each of the Servicer and the Special Servicer shall make reasonable efforts, subject to Section 3.31(k) with respect to the Town & Country Loan, to collect all payments called for under the terms and provisions of the Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan it is obligated to service hereunder.

         (b) All amounts collected on any Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists under such Loan and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions, shall be applied (after payment to the Servicer, any Seller-Servicer, the Special Servicer and/or the Trustee for any related Servicing Fees, Primary Servicing Fees, Special Servicing Fees and Trustee's Fees and the application to any P&I Advances, Servicing Advances and interest on Advances from such Loan): first, as a recovery of accrued and unpaid interest on such Loan at the related Mortgage Rate (less portions thereof payable to the Servicer, Special Servicer, Trustee or, if applicable, the related Seller-Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan; and third, to the payment of Prepayment Premiums and Yield Maintenance Charges. Notwithstanding the terms of any Loan, the Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan, except to the extent that (i) all reserves then required to be funded pursuant to the terms of such Loan have been so funded, (ii) all payments of principal and interest then due on such Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan or on the Town & Country Loan be allocated to the payment of Excess Interest until all amounts due, or to become due, under such ARD Loan or the Town & Country Loan have been paid in full. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

         (c) If the Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, the Servicer or Special Servicer, as applicable, shall promptly notify the Trustee thereof in writing.

         SECTION 3.03.Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents. Each Servicing Account shall be an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; and (vii) pay the Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts for any period from any Distribution Date to the immediately succeeding P&I Advance
Date) to the extent not required by law or the terms of the related Loan to be paid to the Mortgagors.

         (b) The Special Servicer, in the case of REO Loans and Specially Serviced Loans, and the Servicer, in the case of all other Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of Insurance Policy premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans and Specially Serviced Loans, and the Servicer, in the case of all other Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, and, if such amounts are insufficient to pay such items in full, the Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans that do not provide for escrows for the payment of taxes and assessments, the Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (x)30 days after the date such payments first become due and (y)five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items (which Servicing Advance shall in each case be so applied by the Servicer at the written direction of the Special Servicer in the case of Specially Serviced Loans and REO Loans). In no event shall the Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Loans and REO Loans, and the Servicer, in the case of all other Loans, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Mortgagor at the time they first become due.

         (c) In accordance with the Servicing Standard and for all Loans, the Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, including related penalty or interest charges, (ii) ground rents (if applicable), (iii) premiums on Insurance Policies, (iv) operating, leasing, managing and liquidation expenses for REO Properties and (v) environmental inspections and remediations, if any, in each instance if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, provided that the Servicer shall not be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance; and provided further that with respect to the payment of taxes and assessments, the Servicer shall not be required to make any such advance until the earlier of (i) five Business Days after the Servicer has received confirmation that such item has not been paid and (ii)with respect to Loans that provide for escrows for the payment of taxes and assessments, the earlier of (A)30 days after the date such payments first become due and
(B)five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items.

         The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice before the date on which the Servicer is required to make any Servicing Advance with respect to a given Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination.

         All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section
3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by the Servicer, Special Servicer or Depositor, the Trustee shall make such Servicing Advance pursuant to Section 7.05.

         (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to clauses (iv) or (v) of Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a)(ii), each of the Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

         (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan, the Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan, the Servicer or, with respect to Specially Serviced
Loans, the Special Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor fails to promptly respond to any inquiry described in this Section 3.03(e), the Servicer (with respect to Loans that are not Specially Serviced Loans) shall determine whether the related Mortgagor has failed to perform its obligations under the related Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

         SECTION 3.04. The Certificate Account, Distribution Accounts, Excess Interest Distribution Account and Yield Protection Payment Account.

         (a)  The  Servicer  shall  establish  and  maintain,  or  cause  to be established and maintained, the Certificate Account, into which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than (x)payments of principal and interest on the Loans due and payable on or before the Cut-off Date and (y)with respect to the United Artists Loan, interest accrued thereon on or prior to November 1, 1998) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto (in each case other than with respect to payments and collections relating to the Construction Loans, which payments and collections are to be deposited into the Construction Loan Servicing Account pursuant to Section 3.25(l)):

              (i) all payments on account of principal, including Principal Prepayments, on the Loans;

             (ii) (x) all payments on account of interest on the Loans, net of (A) the Servicing Fees and Primary Servicing Fees (in each case net of any amount utilized to offset Prepayment Interest Shortfalls), (B) Penalty Charges (net of any amount thereof utilized to offset interest on Advances), (C) Prepayment Premiums, (D) Excess Interest and (E) Yield Maintenance Charges and (y) all Servicing Fee Reimbursement Amounts; and

            (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Loan or REO Property (other than Liquidation Proceeds that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

              (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

              (v) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

              (vii) any amounts required to be deposited by the Servicer pursuant to the last paragraph of Section 3.11(a) as a reduction in the compensation to the Servicer to cover Prepayment Interest Shortfalls;

              (viii) any Prepayment Interest Excess to which the Servicer is not entitled as provided in Section 3.11(a); and

                (ix) the Loan Servicing Remittance Amount withdrawn from the Construction Loan Servicing Account pursuant to Section 3.25(m)(i).

         The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for mortgagor checks returned for insufficient funds or other amounts that the Servicer or Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Servicer in the Certificate Account. If the Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account.

         Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c).

         (b)  The  Trustee  shall  establish  and  maintain  the   Distribution
Accounts in trust for the benefit of the Certificateholders. The Trustee shall make deposits in and withdrawals from the Distribution Accounts in accordance with the terms of this Agreement. The Servicer shall deliver to the Trustee each month on or before 3:00 p.m., New York City time, on the P&I Advance Date, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iv),
(a)(v),   (a)(vi)  and  (c)  of  the  definition   thereof)  for  the  related
Distribution Date then on deposit in the Certificate Account.

         The Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

                  (i) any P&I Advances required to be made by the Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Servicer's obligations hereunder, Section 7.05);

                  (ii) any  Liquidation   Proceeds  paid  by  the  Servicer  in
         connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

                 (iii) any Yield Maintenance Charges or Prepayment Premiums; and

                (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

         The  Trustee   shall,   upon  receipt,   deposit  in  the  Lower-Tier
Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

         On each Distribution Date, the Trustee shall deposit in the Intermediate-Tier Distribution Account and from the Intermediate-Tier Distribution Account to the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

         (c) Prior to the Servicer Remittance Date relating to any Due Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(f). Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

         (d) Prior to the Servicer Remittance Date relating to any Due Period in which an Additional Collateral Prepayment Amount is prepaid, the Trustee shall establish and maintain the Yield Protection Payment Account in the name of the Trustee in trust for the benefit of the Holders of the Regular Certificates. The Yield Protection Payment Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, as required by Section 4.03(g), the Servicer shall remit to the Trustee for deposit in the Yield Protection Payment Account the Yield Protection Payment Advance, if any, for the related Distribution Date. On each Distribution Date, the Trustee shall withdraw the Yield Protection Payment from the Yield Protection Payment Account for distribution pursuant to Section 4.01(k). Following the distribution of the Class A-X Yield Protection Payment Amount to Holders of the Class A-X Certificates and the distribution of the Regular Yield Protection Payment Amount to Holders of the applicable Class of Regular Certificates, in each case on the first Distribution Date after which all Additional Collateral has been released to the Borrowers under the Additional Collateral Loans or collected by the Servicer as Principal Prepayments, the Trustee shall terminate the Yield Protection Payment Account.

         (e) Funds on deposit in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Upper-Tier Distribution Account, Intermediate-Tier Distribution Account and the Lower-Tier Distribution Account shall not be invested. As of the Closing Date, the Certificate Account shall be located at the offices of the Servicer. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of any new location of the Certificate Account prior to any change thereof. As of the Closing Date, the Upper-Tier Distribution Account, Intermediate-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account and the Yield Protection Payment Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Servicer and the Depositor of any new
location   of   the   Upper-Tier   Distribution   Account,   Intermediate-Tier
Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account or the Yield Protection Payment Account, prior to any change thereof.

         SECTION 3.05. Permitted Withdrawals from the Certificate Account and the Distribution Accounts.

         (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

                  (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to pay (x) to itself,  unpaid Servicing Fees (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary Servicing Fees to which
         it  is   entitled   pursuant   to   Section   3.11(a),   (y)  to  any
         Seller-Servicer entitled thereto, the related Primary Servicing Fee, and (z) to the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Loan, Specially Serviced Loan and REO Loan, as applicable, the Servicer's rights, any Seller-Servicer's rights and the Special Servicer's rights to payment pursuant to this clause (ii) with respect to any Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the
         form  of  REO  Revenues,   Liquidation   Proceeds  or  Insurance  and
         Condemnation Proceeds) that are allocable as a recovery of interest thereon;

                 (iii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Servicer's or the Trustee's right to reimburse itself pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made;

                  (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

                  (v) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances out of general collections on the Loans and REO Properties;

                  (vi) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause
         (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section
         4.03(d),  (b) any unreimbursed  Servicing Advances pursuant to clause
         (iv) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

                 (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the CSFB Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

                (viii) in accordance with Section 2.03(e), to reimburse itself or the Special Servicer, as the case may be, out of general collections on the Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the CSFB Mortgage Loan Seller's obligations under
         Section 7 of the related Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to
         Section 3.11(a), (b) Penalty Charges on any Loan other than a Specially Serviced Loan, but only to the extent (x) collected from the related Mortgagor and (y) in excess of outstanding interest on Advances made with respect to such Loan, and to the extent that all amounts then due and payable with respect to such Loan have been paid and (c) all Prepayment Interest Excess in connection with the receipt of Principal Prepayments (except to the extent otherwise provided in
         Section 3.11(a)) or Insurance and Condemnation Proceeds; and to pay the Special Servicer, as additional servicing compensation in accordance with the last paragraph of Section 3.11(b), Penalty Charges on any Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan have been paid);

              (x) to recoup any amounts deposited in the Certificate Account in error;

              (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

              (xii) to pay for (a) the cost of the Opinions of Counsel contemplated by Section 3.32 to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by
         Section 3.16(a);

               (xiii) to pay out of general collections on the Loans and REO Properties any and all federal, state and local taxes imposed on any REMIC created hereunder or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor;

              (xiv) to reimburse the Servicer and the Special Servicer out of general collections on the Loans and REO Properties for expenses incurred by and reimbursable to them by the Trust Fund;

               (xv) to pay itself, the Special Servicer or the CSFB Mortgage Loan Seller, as the case may be, with respect to each Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                (xvi) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c); and

               (xvii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

         The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

         (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

              (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account; and

              (ii)  to pay the Trustee accrued but unpaid Trustee Fees;

              (iii) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to
         Section 3.32(p), 6.03(a), 6.03(b) or 8.05(b);

               (iv)  to   pay  for  the  cost  of  the   Opinion  of  Counsel
         contemplated by Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee; and

                (v) to clear and terminate the Lower-Tier Distribution Account and Intermediate-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

                 (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable; and

                 (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (d) Notwithstanding anything herein to the contrary, with respect to any Loan, (i)if amounts on deposit in the Certificate Account, the Lower-Tier Distribution Account and the Intermediate-Tier Distribution Account are not
sufficient   to  pay  the  full  amount  of  the   Servicing   Fee  listed  in
Section 3.05(a)(ii) and the Trustee Fee listed in Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of
Advances   listed  in  Sections   3.05(a)(iii),   (iv),  (v)  and  (vi),  then
reimbursements shall be paid first to the Trustee and then to the Servicer.

         (e)  Notwithstanding   anything  herein  to  the  contrary,  under  no
circumstances shall (i) funds in any account other than the Yield Protection Payment Account be applied to Yield Protection Payments or (ii) a Yield Protection Payment Advance be deemed to be an Advance reimbursable pursuant to
Section 3.05(a).

         SECTION 3.06. Investment of Funds in the Certificate Account, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Policy Escrow Accounts, the Interest Reserve Account and the REO Account.

         (a) The Servicer may direct any depository institution maintaining the Certificate Account, any Servicing Account, any Cash Collateral Account, any Lock-Box Account, any Policy Escrow Account and the Interest Reserve Account, and the Special Servicer may direct any depository institution maintaining the REO Account (any of the foregoing accounts, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Servicer or the Special Servicer, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i)no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Funds on deposit in the Excess Interest Distribution Account, Yield Protection Payment Account and Distribution Accounts shall remain uninvested.

         The Servicer (in the case of any Investment Account other than the REO Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of any Investment Account other than the REO Account) or the Special Servicer (in the case of the REO Account) shall:

                  (i)  consistent   with  any  notice   required  to  be  given
         thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and
         (b) the amount required to be withdrawn on such date; and

                 (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Interest and investment income realized on funds deposited in each of the Certificate Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in any Policy Escrow Account shall be used to pay any interest on Advances made with respect to, or any other expenses of the Trust Fund allocable to, the related Loan, and the Servicer shall not be entitled to any such interest or investment income. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Trust Fund and shall be subject to its withdrawal in accordance with
Section 3.16(c). If any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, any Cash Collateral Account, any Lock-Box Account, any Servicing Account or the REO Account, the Servicer (in the case of the Certificate Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account) or the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date. The Servicer shall not be liable for any loss incurred in respect of any Permitted Investment on deposit in any Policy Escrow Account.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such
payment  or   performance,   including  the  institution  and  prosecution  of
appropriate proceedings.

         Notwithstanding the investment of funds held in the Certificate Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

         (a) The Servicer as to Loans that are not Specially Serviced Loans and the Special Servicer as to Specially Serviced Loans shall use their respective reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Note and Mortgage, or if the Mortgagor does not so maintain, shall itself maintain, for each Loan any Insurance Policy coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Loan.

         All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans other than REO Properties),
(ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, (iii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan documents) and (v) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Mortgagor, an insurance carrier meeting the requirements of the related Mortgage, provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to
Section 3.05(a).

         Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Loans (other than with respect to REO Properties) if the Mortgagor defaults on its obligation to maintain such Insurance Policies shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            (b)

            (i)  If  the  Servicer  or  the  Special   Servicer  obtains  and
maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans or REO Properties, as the case may be, required to be serviced and administered by it hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Servicer or the Special Servicer shall promptly deposit into the Certificate Account (or, if such Loan is a Construction Loan, the Construction Loan Servicing Account) from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

            (ii) If the Servicer or the Special Servicer causes any Mortgaged Property or REO Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. If the Servicer or the Special Servicer causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer out of its own funds. Such master single interest Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if
(A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

         (c) Each of the Servicer and Special Servicer shall maintain with responsible companies, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with broad coverage on all officers, employees or other personnel acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans ("Servicer Employees," in the case of the Servicer, and "Special Servicer Employees," in the case of the Special
Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of such Servicer Employees or Special Servicer Employees. Such errors and omissions policy shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

         The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to $1,000,000. The Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such Fidelity Bond and errors and omissions policy. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A2" by Moody's and "A" by Fitch (or, if not rated by Fitch, upon written confirmation by Fitch that self-insurance by the Servicer or the Special Servicer, as applicable, with respect to a Fidelity Bond would not by reason thereof cause Fitch to qualify, downgrade or withdraw the then-current rating assigned to any of the Certificates that are currently being rated by Fitch), the Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Loans or Specially Serviced Loans, as applicable, for FNMA or FHLMC. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this
Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

         The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

         (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (if flood insurance has been made available), the Servicer will use its reasonable best efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the related Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the Loan. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

         (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

         (f) Notwithstanding the provisions of the related Mortgage and any other provision of this Agreement, but otherwise in accordance with the Servicing Standard, the Servicer shall not require any Mortgagor to obtain insurance in excess of the amounts of coverage and deductibles heretofore required by the applicable Mortgage Loan Seller in connection with the origination of the related Loan (such amounts, with respect to each Loan, the "Origination Required Insurance Amounts"), unless the Servicer determines, in accordance with the Servicing Standard, that such Origination Required Insurance Amounts would not be prudent for property of the same type as the related Mortgaged Property. The Servicer shall require that each policy of business-interruption insurance maintained by a Mortgagor have a minimum term of at least twelve months. The Depositor shall provide evidence to the Servicer of the Origination Required Insurance Amounts for each Mortgaged Property.

         SECTION 3.08. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions.

         (a) (i) As to each Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

         (A) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an
         interest in  the  related   Mortgaged   Property  or  the  related
         Borrower  or

         (B) provides that such Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the Special Servicer (whether or not such Loan is a Specially Serviced Loan) shall enforce such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery, the Special Servicer shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x)the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage loan origination criteria or the Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the Special Servicer shall have received written confirmation from each of the Rating Agencies that such assumption would not, in of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

         (ii) Notwithstanding the provisions of any Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Loan Documents or of clause (i) of this
     Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder.

         (iii) Neither the Servicer nor the Special Servicer shall
     (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan (and each Rating Agency has been notified of such event of default). In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Loan. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

         (b) As to each Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Loan shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then the Special  Servicer  (whether  or not such Loan is a  Specially  Serviced
Loan) shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x)determines, in accordance with the Servicing Standard, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) receives prior written confirmation from each of the Rating Agencies that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

         (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

         (d) Except as otherwise permitted by Section 3.20, the Special Servicer shall not agree to modify, waive or amend any term of any Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

         (e) Notwithstanding any other provisions of this Section 3.08, the Servicer may grant a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement or right-of-way, provided that the Servicer shall have determined (i)in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC created hereunder will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any REMIC created hereunder as a result thereof. The Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor, at the Mortgagor's expense, to obtain legal advice to make the determination described in clause (ii). If the Servicer is unable to cause the Mortgagor to obtain such legal advice, the Servicer shall obtain such legal advice, if necessary, in accordance with the Servicing Standard, and the cost thereof shall be deemed a Servicing Advance.

         (f) With respect to any Loan which permits release of Mortgaged Properties through defeasance:

                  (i) The Servicer, with the consent of the Special Servicer, shall effect such defeasance only through the purchase of U.S. government obligations satisfying both the defeasance rule of the REMIC Provisions and the requirements of clause (i) of the definition of Permitted Investments herein which purchase shall be made in accordance with the terms of such Loan; provided, however, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such U.S. government obligations have been identified and an Independent accounting firm has provided the Servicer a comfort letter that states that such defeasance is in the correct amount and is in other respects in accordance with the terms of such Loan and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

                 (ii) If such Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, the Servicer, with the consent of the Special Servicer, shall cause the Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower and cause an assumption by such successor Borrower of the defeased obligations under the related Note only if (a) a given Rating Agency indicates that such assumption would be a prerequisite to such Rating Agency's delivery of written confirmation that such defeasance would not cause such Rating Agency to withdraw,
         qualify  or  downgrade  any  of  its  then-current   ratings  on  the
         Certificates, (b) the Borrower would have more assets, after such defeasance, than the U.S. government obligations to be obtained or
         (c) the Borrower is not a special-purpose entity.

                (iii) The Servicer shall require an Opinion of Counsel from the related Borrower, at such Borrower's expense, to the effect that the Trustee has a first priority security interest in the defeasance deposit and the related U.S. government obligations and that the assignment thereof is valid and enforceable.

                (iv) The Servicer shall obtain at the related Borrower's expense a certificate from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Documents.

                 (v) Prior to permitting release of any Mortgaged Property through defeasance, the Servicer shall obtain, at the expense of the related Borrower, written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

               (vi) Neither the Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

                (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require such Borrower to deliver an Opinion of Counsel to the effect that such release will not cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

Any costs to the Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to the Servicer's obligation to effect the defeasance of the related Loan.

         (g)  With   respect  to  any  Loan  having  the  benefit  of  a  Lease
Enhancement Policy or Residual Value Policy, neither the Servicer nor the Special Servicer shall agree to any modification to, or waiver of any term of, the related Lease Enhancement Policy or Residual Value Policy (i) without written confirmation by each Rating Agency that such modification or waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the current ratings assigned to the Certificates and (ii) without a determination that such modification or waiver will not constitute a "significant modification" under the REMIC Provisions. Any costs to the Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(g), or obtaining the Rating Agency confirmations required by this Section 3.08(g), shall be borne by the related Borrower as a condition to the Servicer's obligation to agree to any modification or waiver referred to in the preceding sentence.

         (h) With respect to any Loan, neither the Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC.

         (i) With respect to any Loan pursuant to which the Borrower may not incur additional indebtedness encumbering the related Mortgaged Property without the consent of the lender, neither the Servicer nor the Special Servicer shall consent to such additional debt without written confirmation to the Servicer or the Special Servicer, as applicable, and the Trustee by each Rating Agency that such modification or waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the current ratings assigned to the Certificates. Any costs to the Servicer of obtaining the Rating Agency confirmations required by this Section 3.08(i) shall be borne by the related Borrower as a condition to the Servicer's obligation to agree to any modification or waiver referred to in the preceding sentence.

         (j) With respect to any Construction Loan which is secured by a Mortgaged Property on which a CVS Store is to be situated, neither the Servicer nor the Special Servicer shall permit CVS to substitute a New CVS Store for the uncompleted CVS Store for which it is proposed to be substituted without an Opinion of Counsel (which shall not be an expense of the Servicer or Special Servicer) to the effect that the substitution will not cause such Construction Loan to fail to qualify as a "qualified mortgage" as defined under Section 860(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC.

         SECTION 3.09.  Realization upon Defaulted Loans.
                        --------------------------------

         (a)  The Special  Servicer shall,  subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing
Advance and interest thereon and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer and recoverable by the Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

         Nothing contained in this Section 3.09 shall be construed to require the Servicer or the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Servicer as a Servicing Advance.

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any REMIC created hereunder under the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Uncertificated
         Lower-Tier   or   Intermediate-Tier   Interest  or   Certificate   is
         outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, that:

                  (i)  the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any
         applicable   environmental   laws  and   regulations   or,   if  such
         circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

         The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

         (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the CSFB Mortgage Loan Seller could be required to repurchase such Defaulted Loan pursuant to Section 7 of the Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Servicer and the Certificate Owners of the Controlling Class monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied, in each case the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the CSFB Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall forward all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof.

         (f) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Servicer with such information or reports as the Servicer deems necessary to fulfill its obligations under this
Section 3.09(f) promptly upon the Servicer's request therefor. The Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

         (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action.

         (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.

         SECTION 3.10.  Trustee to Cooperate; Release of Mortgage Files.
                        -----------------------------------------------

         (a) Upon the payment in full of any Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Servicer, and the Trustee shall release and deliver, or cause any related Custodian to release and deliver, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

         (b) From time to time as is appropriate for servicing or foreclosure of any Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer that such Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust Fund.

         (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of a Loan or REO Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11.  Servicing Compensation.
                        ----------------------

         (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Loan and REO Loan at the Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage
Rate), computed on the basis of the Stated Principal Balance of such Loan on a 30/360 basis. The Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly (or, with respect to the United Artists Loan, semi-annually), on a loan-by-loan basis, from payments of interest on each Loan and REO Revenues allocable as interest on each REO Loan. In no event will the Servicer or any Seller-Servicer be entitled to retain a servicing fee from the amount of any P&I Advance or to pay itself separate servicing compensation from amounts otherwise constituting Prepayment Interest Excess, regardless of whether the related Borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees.

         The Servicer, on behalf of itself or any Seller-Servicer, shall be entitled to recover unpaid Servicing Fees and Primary Servicing Fees (but no Construction Loan Servicing Fees) in respect of any Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee (and, except to the extent set forth in the Seller-Servicer Agreement with respect to a Seller-Servicer, the related Primary Servicing Fee), or, with respect to any Construction Loan (except to the extent set forth in the GECLS Sub-Servicing Agreement), the Construction Loan Servicing Fee, may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. The Servicer shall pay the annual fees of each Rating Agency by wire transfer; and the CSFB Mortgage Loan Seller, within 30 days after request therefor, shall reimburse the Servicer for such annual fees.

         Additional servicing compensation in the form of (i) one-half of all assumption fees paid by the Mortgagors on all Loans that are not Specially Serviced Loans (but only to the extent that all amounts then due and payable with respect to such Loans (except for interest on Advances then outstanding) have been paid), (ii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iii) all fees received on or with respect to Loan modifications for which the Servicer is responsible pursuant to Section 3.20(a)(ii) (but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid) and (iv) other customary charges, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a).

         The Servicer also shall be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on each Loan (other than Specially Serviced Loans) but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan) have been paid to the Servicer; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account, any Cash Collateral Account and any Lock-Box Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date); (iii) interest earned on deposits in the Servicing Accounts that is not required by applicable law or the related Loan to be paid to the Mortgagor; (iv) interest earned on deposits in the Construction Loan Servicing Account that is not required by applicable law or the related Construction Loans to be paid to the related Construction Borrowers; and (v) collections representing Prepayment Interest Excess for any Distribution Date (other than the greater of (x)with respect to any Loan whose terms expressly permit collections of interest through the following Due Date in connection with any voluntary Principal
Prepayment  and  (y)the  aggregate  of  the  Uncovered   Prepayment  Interest
Shortfalls for such Distribution Date). Notwithstanding anything to the contrary in clause (i) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled.

         The Servicer shall also be entitled to receive all Primary Servicing Fees computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan is computed.

         The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due, except for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         Notwithstanding the foregoing paragraphs of this Section 3.11, the Servicing Fee on any Loan, other than a Specially Serviced Loan, and the investment income earned on any Principal Prepayment made on such Loan during a given Due Period, and due the Servicer on the related Distribution Date shall be reduced by the Prepayment Interest Shortfall, if any, on such Loan for such Distribution Date; provided, however, that with respect to any Additional Collateral Loans as to which Additional Collateral is paid as a Principal Prepayment, or any Donatelli Loan Special Prepayment, or any Construction Loan as to which a Principal Prepayment in full is made by CVS following the failure to complete the related CVS Store by the related Outside Completion Date, neither the Servicing Fee on such Loan, nor the investment income earned on any such Principal Prepayment, shall be reduced by the Prepayment Interest Shortfall, if any, on such Loan for such Distribution Date.

         (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan. As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         Additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption fees on any Loans other than Specially Serviced Loans and (iii) all extension fees and all fees received on or with respect to Loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a)(iv), but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a).

         The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate of (i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, applied to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Loans during the period that it acted as Special Servicer and were Corrected Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

         A Liquidation Fee will be payable with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan, the Liquidation Fee will be payable out of, and will be calculated by application of a "Liquidation Fee Rate" of
(i)1.0 % for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000, and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, in each case expressed as a percentage of net liquidation proceeds received with respect to such Specially Serviced Loan.

         Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Loan by the CSFB Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Loan documentation, the purchase of any Specially Serviced Loan by the Servicer or the Special Servicer, the purchase by the Holders of the Class V Certificates, of any ARD Loan pursuant to Section 9.03 or the purchase of all of the Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Loan.

         The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan) have been paid to the Special Servicer). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         SECTION 3.12.  Reports to the Trustee; Certificate Account Statements.
                        ------------------------------------------------------

         (a) The Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to the Distribution Date, the Servicer Remittance Report in CSSA format (as in effect from time to time) with respect to the related Distribution Date (which shall include, without limitation, the Available Distribution Amount) including a written statement of anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on Advances. As to each Mortgage Loan, the Servicer shall provide to the Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of such Distribution Date. The Servicer shall begin all reporting in CSSA format no later than with the Servicer Remittance Report for December 1998. The Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21.

         (b) For so long as the Servicer makes deposits into and withdrawals from the Certificate Account, not later than thirty (30) days after each Distribution Date, the Servicer shall forward to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from the Certificate Account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer relating solely to the Loans and the performance of its duties hereunder.

         (c) No later than 1:00 p.m. New York City time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Loans (and, if applicable, the related REO Properties), providing the required information (as of the related Determination Date, in the case of clauses (i) through (vii)): (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report;
(iii) an Historical Loan Modification Report; (iv) an Historical Loss Estimate Report; and (v) an REO Status Report. Such reports shall be in writing and on a CSSA electronic format reasonably acceptable to the Trustee and the Servicer.

         The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer in writing and on a computer readable medium reasonably acceptable to the Servicer and the Special Servicer by 4:00 p.m. New York City time one Business Day after the related
Determination Date in the form required under Section 3.12(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. The Servicer's responsibilities under this
Section 3.12(c) with respect to REO Loans and Specially Serviced Loans shall be subject to the satisfaction of the Special Servicer's obligations under
Section 3.12(f). In the absence of manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Servicer shall provide to the Trustee any new data that Servicer collects or reports in electronic format in its ordinary course of servicing.

         (d) The Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based have been received by the
Servicer:

                  (i) At least annually by May 31, with respect to each Loan and REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO
         Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements and rent rolls with respect to each of the Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the terms of the Loans.

                  (ii) The Servicer shall maintain an Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Loan) shall be updated by the Servicer and delivered to the Trustee within thirty days after receipt by the Servicer of updated operating statements for such Mortgaged Property. The Servicer will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates shall be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

         The Special Servicer will be required pursuant to Section 3.12(g) to deliver to the Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before March 30 of each year, commencing on March 30, 1999, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

         (e) No later than 1:00 p.m. New York City time on each Servicer Remittance Date, the Servicer shall prepare and deliver to the Trustee, the Rating Agencies and the Special Servicer, a Servicer Watch List of (x) all Loans that the Servicer has determined are in jeopardy of becoming a Specially Serviced Loan and (y) all Construction Loans as provided in Section 4.02(b). For this purpose, the following Loans shall be deemed to be Loans that are in jeopardy of becoming Specially Serviced Loans: (i) Loans having a current Debt Service Coverage Ratio that is 80% or less of the Debt Service Coverage Ratio as of the Cut-off Date or having a Debt Service Coverage Ratio that is less than 1.00x (or, with respect to Loan No. 55, 0.9x), (ii) Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Loans which have come to the Servicer's attention in the performance of its duties under this Agreement, that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a Borrower or an Affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Loans that are at least 30 days delinquent in payment, and (v) Loans that are within 60 days of maturity.

         The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

         (f) By 4:00 p.m., New York City time, on the first Business Day after each Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following reports with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of such Determination Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; and (v) Comparative Financial Status Reports with respect to all Specially Serviced Loans. Such reports shall be presented in writing and on a computer readable medium in a format reasonably acceptable to the Servicer and the Special Servicer.

         (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of the Trustee, the Depositor, or Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

                  (i) Annually, on or before April 30 of each year, commencing in April 1999, with respect to each Specially Serviced Loan and REO Loan, an Operating Statement Analysis, both in written form and in electronic format reasonably acceptable to the Servicer, the Special Servicer and the Trustee for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

                 (ii) The Special Servicer shall maintain an Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Loan and REO Property. The Operating Statement Analysis, both in written form and in electronic format reasonably acceptable to the Servicer, the Special Servicer and the Trustee, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property shall be updated by the Special Servicer and delivered to the Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. The Special Servicer will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates shall be completed and copies thereof sent to the Servicer within ten days after receipt of the necessary information.

         (h) The Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

         SECTION 3.13.  Annual Statement as to Compliance.
                        ---------------------------------

         The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before April 15 of each year, beginning with April 15, 1999, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the servicing operations of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of any REMIC created hereunder as a REMIC from the IRS or any other governmental agency or body.

         SECTION 3.14.  Reports by Independent Public Accountants.
                        -----------------------------------------

         On or before April 15 of each year, beginning with April 15, 1999, the Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized
Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, to the effect that such firm has examined the servicing operations of the reporting person for the previous calendar year (or portions thereof) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages (the "Audit Program") serviced for FHLMC, such firm confirms that the Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or the Audit Program requires it to report.

         In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.28 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

         SECTION 3.15.  Access to Certain Information.
                        -----------------------------

         Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law.

         Such access shall be afforded without charge (except that the Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs) but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this Section 3.15 shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

         SECTION 3.16.  Title to REO Property; REO Account.
                        ----------------------------------

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within three years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i)is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or
(ii) obtains for the Trustee and the Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property after the third anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any REMIC created hereunder as defined in Section 860F of the Code or cause any REMIC created hereunder to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests, Intermediate-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period longer than three years as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account on such date.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

        SECTION 3.17.  Management of REO Property.
                       --------------------------

         (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

           (i) all Insurance Policy premiums due and payable in respect of such REO Property;

           (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

           (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain and lease such REO Property.

         To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) if such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) to the extent in the possession of the Special Servicer or readily obtainable by the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

         (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (iii) authorize   or  permit  any  construction  on  any  REO
         Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by
Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

         (c)  The   Special  Servicer  shall  contract  with  any  Independent
Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

                 (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                 (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

                 (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.18. Sale of Defaulted Loans and REO Properties.
                       ------------------------------------------

         (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Defaulted Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

         (b) If any Loan becomes a Defaulted Loan and the Special Servicer has determined in good faith that such Defaulted Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Servicer. The Special Servicer (or the Servicer, if the Special Servicer does not exercise its option, or the Directing Certificateholder, if the Servicer does not exercise its option) may at its option purchase such Defaulted Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any Defaulted Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer, the Servicer or the Directing Certificateholder, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Special Servicer, the Servicer or the Directing Certificateholder (in that order), as the case may be, ownership of such Defaulted Loan.

         (c) The Special Servicer may offer to sell any Defaulted Loan not otherwise purchased by the Special Servicer, the Servicer or the Directing Certificateholder pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner for a period of not less than 20 days or more than 90 days. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Loan in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Loan in accordance with Section 3.09.

         The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner for a period of not less than 90 days or more than 270 days. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the three-year period referred to in
Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such three-year period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

         The Special Servicer shall give the Trustee and the Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Loan or any REO Property pursuant hereto.

         (d) Whether any cash bid constitutes a fair price for any Defaulted Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person. In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Appraiser or other expert in real estate matters retained at the expense of the Trust Fund by (i) the Servicer, if such Interested Person is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any Defaulted Loan or any REO Property, such Appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Loan or REO Property shall in all cases be deemed a fair price.

         (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, except as shall be customary in deeds of real property and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         SECTION 3.19. Additional Obligations of the Servicer and Special Servicer; Inspections; Appraisals.

         (a) The Servicer (or, with respect to each Specially Serviced Loan and REO Property and each Loan described in Section 3.19(c) below, the Special Servicer) shall physically inspect or cause to be physically inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance of $3,000,000 or more at least once every 12 months and (B) with a Stated Principal Balance of less than $3,000,000 at least once every 24 months, in each case commencing in December 1998 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (C) if the Loan (i) becomes a Specially Serviced Loan, (ii) has a Debt Service Coverage Ratio of less than 1.0x or (iii) is delinquent for 60 days as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send to the Rating Agencies, within 20 days of completion, each inspection report for any Significant Loans.

         (b) With respect to each Loan that allows the Special Servicer (on behalf of the Trust Fund) to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Special Servicer shall enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided, that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Directing Certificateholder and each Rating Agency. In accordance with the Servicing Standard, the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan.

         For any Significant Loan, the Special Servicer shall effect such termination only if the Special Servicer has in the case of any Specially Serviced Loan received a written confirmation from each of the Rating Agencies that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Loan or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial properties, (ii) will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing, and (iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

         (c) The Special Servicer shall be required to have received any Appraisal required in connection with an Appraisal Reduction Event within 60 days after the occurrence of such Appraisal Reduction Event (or the date of such Appraisal Reduction Event if the time period between (i) the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event and (ii) such Appraisal Reduction Event exceeds 60 days). Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, or if, with respect to any Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer has elected not to obtain an Appraisal or perform an internal valuation, the Appraisal Reduction for such Loan shall be conclusively established to be 35% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, the Special Servicer shall calculate and report to the Servicer, and the Servicer shall report to the Trustee, the Appraisal Reduction taking into account such Appraisal or internal valuation. The Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction.

         (d) With respect to each Loan as to which an Appraisal Reduction Event has occurred (unless such Loan has become a Corrected Loan and has remained current for (x)twelve consecutive Monthly Payments (in the case of any Loan other than the United Artists Loan) or (y)two consecutive Monthly Payments (in the case of the United Artists Loan), in each case, for such purposes, taking into account any amendment or modification of such Loan) and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. Based upon such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Loan.

         With respect to each Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for (x)twelve consecutive Monthly Payments (in the case of any Loan other than the United Artists Loan) or (y)two consecutive Monthly Payments (in the case of the United Artists Loan), in each case, for such purposes, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment or such second Monthly Payment, as applicable, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan.

         SECTION 3.20.  Modifications, Waivers, Amendments and Consents.
                        -----------------------------------------------

         (a) (i) Subject to the provisions of this Section 3.20, the Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

         (ii) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth below, the Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof, provided that such consent or modification, waiver or amendment would not affect the amount or timing of any of the payment terms of such Mortgage Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Mortgage Loan. To the extent consistent with the foregoing, the Servicer shall be responsible for the following:

                           (A)  RESERVED;

                           (B) Approving any waiver affecting the timing of receipt of financial statements from any Borrower provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

                           (C)  Approving   routine   leasing   activity  with
                  respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                           (D)  [RESERVED];

                           (E)  Approving   annual  budgets  for  the  related
                  Mortgaged Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                           (F)  [RESERVED];

                           (G) Waiving any provision of a Loan requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause (which shall be subject to the terms of Section 3.08 hereof); and

                           (H) Subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment.


        (iii) Notwithstanding the foregoing, the Servicer shall not waive, modify or amend any Loan unless such waiver, modification or amendment would not constitute a "significant modification" under Treasury regulation section 1.860G-2(b).

         (iv) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan for which the Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Loan that is on the most recent Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date (unless such Mortgage Loan is a credit lease loan) or with respect to which an event of default has occurred in the preceding 12 months.

         (b)  All  modifications,  waivers or  amendments of any Loan shall be
(i) in writing and (ii) effected in accordance with the Servicing Standard.

         (c) Neither the Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

                  (i)  affect  the amount or timing of any related  payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and other amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

                  (iii) except  as  expressly   contemplated   by  the  related
         Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Mortgagor and upon which the Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

                 (iv) in the judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

         (d) Notwithstanding Sections 3.20(b)(i), 3.20(c)(i) and 3.20(c)(ii), but subject to Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge,
(ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

         (e) Neither the Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan unless both (A) the related Mortgagor is in default with respect to the Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the Loan to Certificateholders on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage
Rate) or (ii) any modification, waiver or amendment of any term of any Loan that would either (A) absent a default with respect to the Loan (or absent the Special Servicer's determination that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulation Section 1.860G-2(b) or (B)cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

         Notwithstanding the foregoing, the Special Servicer shall not extend the date on which any Balloon Payment is scheduled to be due unless (x) the Special Servicer has obtained an Appraisal of the related Mortgaged Property (or, with respect to any related Loan with an outstanding principal balance less than $2,000,000, has performed an internal valuation) in connection with such extension, which Appraisal or internal valuation supports the determination of the Special Servicer contemplated by clause (i)(B) of the immediately preceding paragraph or (y) the related Loan has not been in default at any time during the twelve-month period preceding the Maturity Date of such Loan, in which case the Special Servicer, on one occasion only, may extend the date on which such Balloon Payment is due to a date not more than 60 days after such Maturity Date.

         The  determination  of the Special  Servicer  contemplated  by clause
(i)(B) of the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance).

         (f) In no event shall the Special Servicer (i) extend the maturity date of a Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Loan is secured by a ground lease, extend the maturity date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.212% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan.

         (g) Neither the Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, (i) unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) unless otherwise permitted under the related Loan documents or (iii) unless such Principal Prepayment would not result in a Prepayment Interest Shortfall.

         (h) The Servicer and the Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

         (i) The Special Servicer shall notify the Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Special Servicer shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

         (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity," the Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity. The Servicer shall promptly forward to the Special Servicer any request received by the Servicer from a Borrower for any such consent. With respect to each Significant Loan, if the related Borrower has been established as a "bankruptcy-remote entity," the Special Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity unless the Special Servicer has obtained written confirmation from each Rating Agency that such amendment or action would not result in a downgrade, withdrawal or qualification of any rating on a Class of Certificates rated by such Rating Agency.

         SECTION 3.21. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Servicer shall immediately give notice thereof to the Special Servicer, the Trustee and each Rating Agency, shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and the Directing Certificateholder and shall use its reasonable best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan that are in the possession of the Servicer or available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Loan until the Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriter, the Initial Purchaser and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

         Upon  determining  that a Specially  Serviced Loan (other than an REO
Loan) has become a Corrected Mortgage Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Servicer to service and administer such Loan shall re-commence.

         (b) In servicing any Specially Serviced Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Loan information including correspondence with the related Mortgagor.

         (c) No later than one Business Day after each Determination Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the Servicer a statement, both written and in computer readable format reasonably acceptable to the Servicer and the Special Servicer (upon which the Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (vii) of Section 4.02(a) with respect to each Specially Serviced Loan and the information described in clause (viii) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Servicer with respect to each Specially Serviced Loan and REO Property during the related Due Period, (4) the information described in clauses (v), (vii), (viii), (xi), (xvi) and (xvii) of
Section 4.02(a) and (5) such additional information or data relating to the Specially Serviced Loan and REO Properties as the Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

         (d) Notwithstanding the provisions of the preceding clause (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loan and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

         (e) No later than 30 days after a Servicing Transfer Event for a Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i)  summary of the status of such Specially Serviced Loan;

                  (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

                  (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

                  (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

                  (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Loan; and

                  (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

         If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

         The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer
(i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and
(ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

         Upon making the determination described in subclause (ii) of the immediately preceding paragraph (but in no event more than 60 days after the date of preparation of the Asset Status Report), the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

         The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

         No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC created hereunder, or (b)result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, either of the Mortgage Loan SellerS, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement.

         (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or the related Mortgagor, (ii) the existence of a material non-payment default or (iii) the request by a Mortgagor for the amendment or modification of a Loan, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

         SECTION 3.22.  Sub-Servicing Agreements.
                        ------------------------

         (a) The Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer or the Special Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume or may elect not to assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or Special Servicer, as applicable under such agreement, or, alternatively, may act in accordance with
Section 7.02 hereof under the circumstances described therein; (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Seller-Servicer Agreement and the GECLS Sub-Servicing Agreement, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of the Servicer or Special Servicer, as applicable, and (vii) if such Sub-Servicing Agreement is a Seller-Servicer Agreement or the GECLS Sub-Servicing Agreement, provides that upon termination of the Trust Fund, the owner of the Loans shall, with respect to those Loans serviced by each Seller-Servicer or by GE Capital Loan Services, Inc., enter into a servicing agreement with such Seller-Servicer or with GE Capital Loan Services, Inc., as applicable, in the form of the related "Prior Servicing Agreement" (as defined in the Seller-Servicer Agreement or the GECLS Sub-Servicing Agreement) or shall pay such Seller-Servicer or GE Capital Loan Services, Inc., as applicable, the termination fee that would be payable thereunder. Any successor Servicer or Special Servicer hereunder, upon becoming successor Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable. Upon a termination of the Servicer pursuant to this Agreement, the successor to the Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Servicer under the Seller-Servicer Agreement and the GECLS Sub-Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

         In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Loans. The Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the Events of Defaults and other termination events specified in the related Sub-Servicing Agreement.

         (d) If the Trustee or its designee becomes successor Servicer and elects to assume the rights and obligations of the Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible, and the Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the Seller-Servicers or GE Capital Loan Services, Inc., shall permit each to retain its fees from amounts collected by such Seller-Servicer or GE Capital Loan Services, Inc., as applicable. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

         (f) The Trustee shall furnish to any Sub-Servicer any limited powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence or misuse of, any such power of attorney by a Sub-Servicer, and shall be indemnified by the Sub-Servicer, with respect thereto.

         (g) Except with respect to the Seller-Servicer Agreement and the GECLS Sub-Servicing Agreement, each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes a successor Servicer or the Special Servicer, as applicable, the Trustee or such successor Servicer or the Special Servicer, as applicable, shall have the right to terminate such Sub-Servicing Agreement without a fee.

         (h) Promptly (but in no event later than five Business Days) after the execution of any Sub-Servicing Agreement, the Servicer shall forward a copy of such Sub-Servicing Agreement to the Special Servicer, and the Special Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

         SECTION 3.23.  Representations, Warranties and Covenants of the
Servicer.

         (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

                  (i) The Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                 (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's articles of association and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or are likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

                  (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

                  (vi) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

                (viii) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (ix) The  Servicing  Fee  represents   reasonable  servicing
         compensation, and the Servicing Fee will be treated for tax and accounting purposes as compensation for servicing the Loans.

                  (x) The Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement.

                  (xi) Each officer, director, employee, consultant or advisor of the Servicer that has responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Servicer nor any officer, director, employee, consultant or advisor of the Servicer that is involved in the servicing or administration of Loans has been refused such coverage or insurance.

         (b) The Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Servicer and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of changing the date from 1999 to 2000. The sole remedy available for a breach of the covenant set forth in this Section 3.23(b) shall be termination of the Servicer pursuant to Section 7.01(b). The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Servicer, and the Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Servicer by any third party.

         (c) The Servicer covenants that it will maintain the United Artists Loan Swap Agreement or an equivalent swap agreement (x) with First Union National Bank so long as First Union National Bank maintains a long-term counterparty rating of at least "A+" by S&P and at least "Aa3" by Moody's (and, if at any time rated by Fitch, at least "A+" by Fitch at such time) or
(y) if such rating is downgraded, qualified or withdrawn, with a swap counterparty whose long-term counterparty rating is at least "A+" or the equivalent by each Rating Agency.

         (d) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement. The Servicer shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and reasonable legal fees and related costs, judgments, and other out-of-pocket costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Servicer's representations and warranties contained in paragraph (a) above, if such breach has a material adverse effect on the ability of the Servicer to perform its obligations hereunder. Such indemnification shall survive any termination or resignation of the Servicer, and any termination of the Agreement.

         SECTION 3.24. Representations, Warranties and Covenants of the Special Servicer.

         (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Servicer, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                 (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                 (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                (vii) Each  officer,   director  or  employee  of  the  Special
         Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance; and

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

             (ix)  The   Special   Servicing  Fee   represents   reasonable
         servicing compensation, and the Special Servicing Fee will be treated for tax and accounting purposes as compensation for servicing the Specially Serviced Loans.

                (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

                  (xi) Each officer, director, employee, consultant or advisor of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Specially Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any officer, director, employee, consultant or advisor of the Special Servicer that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Specially Serviced Loans has been refused such coverage or insurance.

         (b) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of changing the date from 1999 to 2000. The sole remedy available for a breach of the covenant set forth in this Section 3.24(b) shall be termination of the Special Servicer pursuant to Section 7.01(b). The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Special Servicer, and the Special Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Special Servicer by any third party.

         (c) The representations and warranties set forth in paragraph (a) above and the covenant set forth in paragraph (b) above shall survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above or the covenant set forth in paragraph (b) above. Such indemnification shall survive any termination or resignation of the Special Servicer, and any termination of the Agreement.

         SECTION 3.25. Construction Loans.
                       ------------------

         (a) Applicability. This Section 3.25 shall apply only to Construction Loans. To the extent of any inconsistency between the provisions of Section
3.25 and the other sections of this Agreement,  the provisions of this Section
3.25 shall govern.

         (b) Construction Loan Servicing Fee. As compensation for its services with regard to the Construction Loans, in addition to the Servicing Fee and other additional servicing compensation provided for herein, the Servicer shall receive the Construction Loan Servicing Fee with respect to each Construction Loan in its Permanent Loan Phase. The Construction Loan Servicing Fee shall be payable to the Servicer monthly on each Servicer Remittance Date during the Permanent Loan Phase. For payment of applicable Construction Loan Servicing Fees, the Servicer shall look solely to CVS or, if CVS fails to pay any such fee, to the Underwriter. In no event shall the Servicer be entitled to payment of any Construction Loan Servicing Fees from the Trust Fund.

         (c)  Construction   Loan  Processing  Fees.  All   Construction   Loan
Processing Fees in the nature of assumption fees or modification fees shall be payable to the Servicer or the Special Servicer, as applicable, in accordance with the provisions of this Agreement other than this Section 3.25.

         (d) Certain Costs and Expenses. Except as expressly provided for herein, with respect to any Construction Loan the Servicer shall charge the related Borrower or CVS for any title, survey, engineering, environmental or related matters, including but not limited to title insurance, datedown title endorsements, lien waivers and releases and bonding around mechanics' and materialmen's liens, or, if such Borrower and CVS fail to pay any of the costs of the foregoing, the Servicer shall apply funds in such Construction Loan's Construction Funding SubAccount to pay such costs, and neither the Servicer nor the Trust Fund shall bear any fees, costs and expenses associated with any of the same.

         (e) Draw Requests. (i) Upon receipt of a Draw Request in the form attached as Exhibit L hereto that is (x)completed by the Construction Developer for a Mortgaged Property relating to a Construction Loan and
(y)approved by the CVS Project Manager for such Construction Loan, the Servicer shall, subject to clauses (iii) through (vi) of this Section 3.25(e) and Sections 3.25(f) and 3.25(g), wire the requested funds from such
Construction Loan's Construction Funding SubAccount pursuant to the instructions contained in such Draw Request, provided that:

                           (A)  there   is  only  one  Draw  Request  per  such
                  Construction Loan per month and such request is submitted on or about the first of the month;

                           (B) the signature of such CVS Project Manager appears on the Draw Request, signifying CVS's approval;

                           (C) the Servicer has received a title date-down report from the title company designated by the Servicer continuing the related title policy to a date no earlier than five Business Days before the disbursement of the requested funds;

                           (D) the total amount requested pursuant to such Draw Request does not exceed the total amount of funds available for such Construction Loan in the Construction Loan Servicing Account after netting out any required
                  Retainage Funds and the related Construction Loan Interest Reserve; and

                           (E) either (1)no default or event of default of which the Servicer has actual knowledge exists under the related Loan Documents or (2) notwithstanding the existence of any such default or event of default, the Special Servicer instructs the Servicer to honor such Draw Request.

     (ii) The Servicer shall order the title date-down report within one Business Day after receipt from CVS of a completed Draw Request bearing the signature of the related CVS Project Manager. Except as otherwise provided in paragraphs (iii) through (vi) of this Section 3.25(e) and Section 3.25(f) and 3.25(g), the Servicer shall wire the requested funds within 5 Business Days after receipt of such Draw Request, provided that the title datedown report described in clause (C) of Section 3.25(e)(i) has been received within such five Business Day period (and the conditions in clauses (A), (B), (D) and (E) of Section 3.25(e)(i) have also been satisfied), and regardless of any liens or encumbrances shown by such report. If the title date-down report is not received within such five Business Day period, then except as otherwise provided in the following paragraph, the Servicer shall wire the requested funds within one Business Day after receiving the title date-down report. The Servicer shall have no responsibility for reviewing any documentation submitted in connection with a Draw Request other than to verify that the conditions stated in clauses (A) through (E) of Section 3.25(e)(i) have been satisfied.

    (iii) Apart from determining whether title date-down reports satisfy the condition stated in clause (C) of Section 3.25(e)(i), the Servicer's sole responsibility with regard to such reports shall be to forward, by means of telecopy within one Business Day after receipt thereof (or, if practical, on the date of such receipt), (A) to CVS, copies of any title date-down report that indicates any lien or encumbrance not noted in the title policy provided to the Servicer as part of the Mortgage File for the related Construction Loan and (B) to the Special Servicer, copies of any such title date-down report indicating a lien or encumbrance that (x) is not noted in the title policy provided to the Servicer as part of the Mortgage File for the related Construction Loan and (y) secures a sum in excess of 10% of the principal balance of such Construction Loan. If the conditions stated in clauses (A) through (E) of Section 3.25(e)(i) have been satisfied, the Servicer shall withhold funding of a Draw Request only if, within two Business Days of the Servicer's sending such a title datedown report to CVS (or, if applicable, the Special Servicer), the Servicer receives instructions in writing from CVS (in the case of any Construction Loan subject to a lien or encumbrance described in clause (A) of the preceding sentence) or from the Special Servicer (in the case of any Construction Loan subject to a lien or encumbrance described in clause (B) of the preceding sentence) that all or a portion of the Draw Request for which such title date-down report was ordered should not be funded. If, in the case of a Construction Loan subject to a lien or encumbrance described in clause (B) of the second preceding sentence, CVS and the Special Servicer both instruct the Servicer to withhold funding of all or a portion of a Draw Request, but such instructions differ as to the amount to be funded, the Servicer shall, absent contrary written instructions from the Special Servicer, follow those instructions that would result in funding the smaller amount to the Construction Borrower. The Special Servicer shall concurrently deliver to the related SubServicer a copy of any instructions sent by the Special Servicer to the Servicer pursuant to this paragraph.

     (iv) If, pursuant to the immediately preceding paragraph, but subject to the following sentence, the Servicer is instructed by either CVS or the Special Servicer to withhold funding of such Draw Request, the Servicer shall comply with such instruction and shall notify CVS or the Special Servicer, as applicable, that the Servicer has done so. In such event (absent contrary written instructions from the Special Servicer in the case of any Construction Loan subject to a lien or encumbrance described in clause (B) of the first sentence of Section 3.25(e)(iii)), funding of such Draw Request, and of any subsequent Draw Requests under such Construction Loan, shall not be made until CVS notifies the Servicer in writing that CVS is satisfied with the state of title for the applicable Mortgaged Property. To the extent the Special Servicer wishes to withhold funding of subsequent Draw Requests after the Special Servicer's review of any title date-down report forwarded to it pursuant to Section 3.25(e)(iii), regardless of any instructions from CVS, the Special Servicer shall so notify the Servicer in writing, and shall send a copy of such notice to the related SubServicer, no later than two Business Days prior to the first Business Day of the month in which such funding is to be withheld.

      (v) If the Servicer receives a Draw Request that exceeds the total amount of funds available under the related Construction Loan after netting out any required Retainage Funds and the related Construction Loan Interest Reserve, the Servicer shall notify CVS (and, if the amount of such excess is greater than 10% of such available funds, the Special Servicer) of such fact. In the case of any Draw Request as to which the Servicer is required to notify the Special Servicer pursuant to the preceding sentence, the Servicer shall not fund such Draw Request unless and until it receives written instructions from the Special Servicer.

     (vi) If, in the case of any Draw Request as to which the Servicer is required to notify CVS pursuant to Section 3.25(e)(v), funds sufficient to satisfy such Draw Request have not been received by the Servicer from CVS (or otherwise on behalf of the related Construction Borrower) within 15 days after the Servicer makes such notification, the Servicer shall notify the Special Servicer of such fact and shall not fund such Draw Request unless and until it has received such funds.

          (vi) If, in the case of any Draw Request as to which the Servicer is required to notify CVS pursuant to Section 3.25(e)(v), funds sufficient to satisfy such Draw Request have not been received by the Servicer from CVS (or otherwise on behalf of the related Construction Borrower) within 15 days after the Servicer makes such notification, the Servicer shall notify the Special Servicer of such fact and shall not fund such Draw Request unless and until it has received such funds.

          (vii) If the Servicer receives a Draw Request that does not conform to the requirements set forth herein, the Servicer shall return such nonconforming Draw Request to the CVS Project Manager for the related Construction Loan along with notice of the specific defect. A copy of such notice, but not of the Draw Request itself, shall be sent to the related Construction Borrower. If and when such Draw Request is resubmitted, it shall be processed by the Servicer as a new Draw Request in the normal course of business under this Agreement.

          (viii) The Servicer shall not be responsible for obtaining or reviewing, or supplying to the title company, any documentation necessary to obtain required title date-down reports and title endorsements. The Servicer shall be entitled to rely on CVS and, if applicable, the Special Servicer to deal with all issues relating to lien waivers, contractor affidavits, lien releases and all supporting documentation. The Servicer shall be entitled to rely on the truth and authenticity of any documentation supplied by the Construction Borrower, CVS or, if applicable, the Special Servicer in any way related to the Draw Request process.

       (f) Final Draw Request. In addition to the form and documentation required pursuant to Section 3.25(e) for a Draw Request, the Servicer shall require the Final Draw Request with respect to any Construction Loan to be accompanied by the following:

          (i) Such documentation, including but not limited to all appropriate lien waivers, as may be required by the applicable title company in order to issue a clear title endorsement continuing the title policy insuring a first lien on the related Mortgaged Property in the full amount of such Construction Loan without any change in conditions of or exceptions to the coverage in such title policy;

          (ii) valid "Certificate(s) of Occupancy," or applicable equivalents under the law of the jurisdiction where the related CVS Improvements are located, issued by all appropriate authorities for the CVS Store built on such Mortgaged Property;

          (iii) a certification from the architect designated in the CSFB Construction Loan Agreement for such Construction Loan, confirming completion of the related CVS Improvements in accordance with the related Project Plans and Specifications;

          (iv) a survey showing the asbuilt project;

           (v) a certification from CVS regarding completion and occupancy;
     and

          (vi) the list of Punch List Items to be completed, the agreed cost thereof as approved by CVS, and CVS's wiring instructions for the funds to cover such costs.

     If the funds on deposit in a Construction Loan's Construction Funding SubAccount (including any Retainage Funds) are sufficient to fund the Final Disbursement for such Construction Loan, the Servicer shall wire such Final Disbursement within ten (10) days after receiving all of the required documentation set forth above. The funds necessary to cover the costs set forth in the list of Punch List Items shall be wired by the Servicer to CVS pursuant to the instructions to be delivered by CVS pursuant to clause (vi) of the immediately preceding paragraph.

          (g) Insufficient Funds for Final Draw Request. (i) If a Final Draw Request as submitted would exceed the total amount of funds on deposit in the related Construction Loan's Construction Funding SubAccount (including any Retainage Funds), the Servicer shall so advise CVS and, if the amount of such excess is greater than 10% of such total amount, the Special Servicer. In the case of any Final Draw Request as to which the Servicer is required to notify the Special Servicer pursuant to the preceding sentence, the Servicer shall not fund such Final Draw Request unless and until it receives written instructions from the Special Servicer to fund such Final Draw Request.

          (ii) If, in the case of any Final Draw Request as to which the Servicer is required to notify CVS pursuant to Section 3.25(g)(i), funds sufficient to satisfy such Final Draw Request have not been received by the Servicer from CVS (or otherwise on behalf of the related Construction Borrower) within 15 days after the Servicer makes such notification, the Servicer shall notify the Special Servicer of such fact and shall not fund such Final Draw Request unless and until it has received such funds.

          (h) Change Orders. The Servicer shall review all change order requests (each, a "Change Order") to determine whether CVS has certified on each Change Order for each Construction Loan that such Change Order, when aggregated with all prior Change Orders for such Construction Loan, would neither result in an aggregate change of more than ten percent (10%) in the Construction Budget for the related CVS Improvements nor result in the Project Budget varying from the related appraisal by more than ten percent (10%). If CVS has failed to certify the facts in the preceding sentence with respect to any Change Order, then the Servicer shall so notify the Special Servicer, and the Special Servicer shall provide written instructions to the Servicer as to any desired changes in the servicing of such Construction Loan, including, but not limited to, the processing of subsequent Draw Requests. Unless and until the Servicer receives contrary instructions from the Special Servicer (a copy of which instructions shall be forwarded concurrently by the Special Servicer to the related SubServicer), the Servicer shall continue to process Draw Requests pursuant to this Section 3.25, notwithstanding the Change Orders and the resulting changes in the construction costs of the CVS Improvements. The Servicer shall not be required to perform any Change Order tracking beyond the scope set forth above.

          (i) Inspection. Prior to the Final Disbursement for a Construction Loan, the Servicer shall conduct or cause to be conducted a limited inspection of the related Mortgaged Property for the sole and limited purpose of confirming that a CVS Store has been built at the address of such Mortgaged Property as provided in the related Loan Documents.

          (j) Notice to the Special Servicer. Within ten days after each of
(i) the date of the Final Disbursement for a Construction Loan and (ii) the Date of Rent Commencement under the related Construction Loan Lease, the Servicer shall notify the Special Servicer of each such event.

          (k) Construction Loan Excess Funds. In the event that after the Final Disbursement for a Construction Loan is funded pursuant to a Final Draw Request, there are additional funds allocable to such Construction Loan in the related Construction Funding SubAccount (such additional funds, "Construction Loan Excess Funds"), the Servicer shall wire such funds to the related Construction Borrower; provided, however, that if the Servicer has actual knowledge of any default or event of default under the related Loan Documents, the Servicer shall give the Special Servicer prompt notice thereof, and, unless and until such default or event of default is cured, such remaining funds shall be retained in such Construction Funding SubAccount (to the extent permitted by such Loan Documents) pending instructions to the Servicer from (or, if such default or event of default constitutes a Servicing Transfer Event, action by) the Special Servicer. The Servicer shall follow such instructions, if any, upon receipt from the Special Servicer.

          (l) Construction Loan Servicing Account.

          (i) Deposits. The Servicer shall establish and maintain a Construction Loan Servicing Account, which shall be an Eligible Account, for all of the Construction Loans. The Servicer shall deposit or cause to be deposited in the Construction Loan Servicing Account on a daily basis, or as otherwise required hereunder (unless the Servicer determines in its good faith judgment that any such deposit should not be made because of a restrictive endorsement or for any other appropriate reason), and as soon as possible after, but in any event within one Business Day following, receipt by the Servicer of the following payments and collections relating to each Construction Loan:

               (A) all Rents from Real Property;

               (B) all payments on account of interest on the Construction Loans, all payments on account of principal, including Principal Prepayments, on the Construction Loans, and, if applicable, all related Prepayment Premiums and/or Yield Maintenance Charges;

               (C) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Construction Loan or related REO Property (to the extent permitted or required to be paid to the Construction Lender pursuant to the terms of the related lease and the related Loan Documents); and

               (D) any amounts required to be deposited by the Servicer pursuant to Section 3.25(n) in connection with losses incurred with respect to Permitted Investments of funds held in the Construction Loan Servicing Account.

               (E) any amounts required to be deposited by the Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

               (F) any amounts required to be deposited by the Servicer pursuant to the last paragraph of Section 3.11(a) as a reduction in the compensation to the Servicer to cover Prepayment Interest Shortfalls;

               (G) any Prepayment Interest Excess to which the Servicer is not entitled as provided in Section 3.11(a); and

               (H) any funds received by the Servicer from CVS for the purpose of satisfying Draw Requests; and

               (I) all other amounts payable to the Construction Lender under the related Loan Documents, less, however, any amounts payable to the Servicer for the Servicer's reimbursable costs, which amounts shall be retained by the Servicer.

          (ii) Crediting of Payments. Payments to the Construction Loan Servicing Account shall be credited on the Business Day on which immediately available funds are received prior to 1:00 p.m. New York City time; payments received after 1:00 p.m. New York City time shall be credited on the next succeeding Business Day. Payments which are made by check or which are not in the form of immediately available funds shall not be credited until such funds become immediately available, and with respect to payments by check such credit shall be provisional until the item is finally paid by the payor bank.

          (iii) Certain Receipts Need Not Be Deposited. The foregoing requirements for deposits into the Construction Loan Servicing Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, if Penalty Charges and Construction Loan Processing Fees are received from a Construction Borrower, such amounts need not be deposited in the Construction Loan Servicing Account by the Servicer to the extent that the Servicer or the Special Servicer is entitled to such amounts pursuant to the express provisions of this Agreement; and, to the extent permitted by applicable law and the related Loan Documents, the Servicer (or, if applicable in accordance with this Agreement, the Special Servicer) shall be entitled to retain any such charges and fees received with respect to the Construction Loans. In the event that the Servicer deposits in the Construction Loan Servicing Account any amount not required to be deposited therein, the Servicer may at any time withdraw such amount therefrom.

          (m) Permitted Withdrawals from the Construction Loan Servicing
Account.

     The Servicer may make withdrawals from the Construction Loan Servicing Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

           (i) on or before each Servicer Remittance Date, to remit the related Loan Servicing Remittance Amount by wire transfer in immediately available funds to the Certificate Account;

          (ii) to reimburse or pay the Servicer or any third party provider for any other unpaid items for which the Servicer is entitled to reimbursement or payment (other than the Construction Loan Servicing Fee) from the Construction Loan Servicing Account;

        (iii) to withdraw any amount deposited into the Construction Loan Servicing Account that was not required to be deposited therein;

          (iv) to make the payments, disbursements and withdrawals contemplated in Sections 3.25(p)(iii)(B), 3.25(q), 3.25(r)(iii)(B) and 3.25(s); and

          (v) to clear and terminate the Construction Loan Servicing Account following the earlier of (i) the termination of this Agreement and (ii) the retirement of all Construction Loans.

          (n) Investment of Funds in Construction Loan Servicing Account.

     With respect to each Construction Loan, the Servicer shall, for the benefit of the related Construction Borrower, direct any depository institution maintaining the Construction Loan Servicing Account to invest the funds in such account in one or more Permitted Investments. All such investments shall be held to maturity, unless payable on demand. Any investment of funds in the Construction Loan Servicing Account shall be made in the name of the related Borrower. The Servicer shall have sole control over each such investment and, pending Final Disbursement, shall be entitled to retain, as additional servicing compensation in accordance with
Section 3.11(a), interest and investment income earned in respect of amounts held in the Construction Loan Servicing Account (but only to the extent of the Net Investment Earnings with respect to such amounts for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and provided that the Servicer shall pay or cause to be paid to each Construction Borrower its allocable share of interest and investment income earned on funds in the Construction Loan Servicing Account, to the extent required by law or the terms of the related Construction Loan.

     Neither the Servicer nor the Special Servicer shall bear any risk of any Net Investment Losses incurred from the investment of funds in the Construction Loan Servicing Account pursuant to this Section and the Servicer shall in no way be responsible or liable for any such Net Investment Losses. If the investment of such funds results in any Net Investment Losses, each Construction Borrower shall be required to fund its allocable share of such Net Investment Losses to the extent the resulting funds available for the related Construction Loan are inadequate to complete the construction of the applicable CVS Improvements or are inadequate to make the interest payments required from the Construction Loan Interest Reserve.

     The Servicer shall maintain continuous possession of any Permitted Investment of amounts in the Construction Loan Servicing Account to the extent such investment is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. In the event amounts on deposit in the Construction Loan Servicing Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

         (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Construction Loan Servicing Account.

          (o) Sub-Accounts. The Construction Loan Servicing Account shall be comprised of the following subaccount entries for each Construction Loan: (i) the Construction Loan Interest Reserve SubAccount; (ii) the Construction Funding SubAccount; and (iii) the Loan Servicing SubAccount, as provided in
Section 3.25(p), Section 3.25(q) and Section 3.25(r), respectively. Notwithstanding the preceding sentence, the Servicer, in its sole discretion, may establish and maintain a separate account in lieu of any SubAccount, so long as (i) such separate account is an Eligible Account, (ii) such separate account bears the same name as the SubAccount it is replacing (except that the word "SubAccount" shall be replaced with the word "Account" in the name of such separate account), (iii) all the provisions of this Agreement referring to such SubAccount are read to apply instead to such separate account and
(iv) all the provisions of this Agreement referring to the Construction Loan Servicing Account are read to apply instead to one or more of such separate accounts, as applicable.

          (p) Construction Loan Interest Reserve Sub-Account.

          (i) Establishment of Sub-Account. Within the Construction Loan Servicing Account, there shall be established, for each Construction Loan, an account entry to be designated the "Construction Loan Interest Reserve SubAccount."

          (ii) Allocation to Sub-Account. The Servicer shall cause to be allocated to each Construction Loan's Construction Loan Interest Reserve SubAccount, when received as to such Construction Loan, that portion of the related Initial Disbursement Advance designated by the Construction Lender as the Construction Loan Interest Reserve.

          (iii) Disbursements from SubAccount. Funds in each Construction Loan Interest Reserve SubAccount on each Determination Date shall be disbursed as follows:

               (A) If such Determination Date occurs prior to the second Due Date following the Date of Rent Commencement under the related Construction Loan Lease, a book-entry transfer of the amount required by the related Loan Documents to be applied during the related Due Period as payment on such Construction Loan shall be made by the Servicer to the related Loan Servicing SubAccount.

               (B) If such Determination Date occurs after the first Due Date following the Date of Rent Commencement under the related Construction Loan Lease, any funds remaining in such Construction Loan Interest Reserve SubAccount (after giving effect to the making of any book-entry transfer described in clause (iii)(A) above on such Determination Date) shall be disbursed by the Servicer in accordance with such Loan Documents, so long as no default or event of default of which the Servicer has actual knowledge exists under such Loan Documents; provided, however, that if the Servicer has actual knowledge of any such default or event of default, the Servicer shall give the Special Servicer prompt notice thereof, and, unless and until such default or event of default is cured, such remaining funds shall be retained in such Construction Loan Interest Reserve SubAccount (to the extent permitted by such Loan Documents) pending instructions to the Servicer from (or, if such default or event of default constitutes a Servicing Transfer Event, action by) the Special Servicer. The Servicer shall follow such instructions, if any, upon receipt from the Special Servicer.

          (q) Construction Funding SubAccount.

          (i) Establishment of SubAccount. Within the Construction Loan Servicing Account, there shall be established, for each Construction Loan, an account entry to be designated the "Construction Funding SubAccount."

         (ii) Allocation to SubAccount. With respect to each Construction Loan, the Servicer shall cause to be deposited into the Construction Loan Servicing Account, for allocation to such Construction Loan's Construction Funding SubAccount, (x) that portion of the related Initial Disbursement Advance not designated as the Construction Loan Interest Reserve for such Construction Loan pursuant to Section 3.25(p)(ii) and
     (y) any funds received by the Servicer from CVS for the purpose of satisfying Draw Requests.

          (iii) Disbursements from SubAccount. Funds in each Construction Funding SubAccount shall be disbursed as follows:

               (A) in connection with any Draw Request or Final Draw Request for such Construction Loan, the Servicer, subject to and in accordance with Sections 3.25(e), 3.25(f) and 3.25(g) of this Agreement, shall disburse to the related Construction Borrower or its designee an amount equal to such Draw Request or Final Draw Request from amounts available in such Construction Funding SubAccount; and

               (B) any Construction Loan Excess Funds shall be disbursed by the Servicer pursuant to Section 3.25(k) of this Agreement.

          (r) Loan Servicing SubAccount.

          (i) Establishment of SubAccount. Within the Construction Loan Servicing Account, there shall be established, for each Construction Loan, an account entry to be designated the "Loan Servicing SubAccount."

          (ii) Allocation to SubAccount. The Servicer shall cause funds with respect to a Construction Loan that are deposited into the Construction Loan Servicing Account in accordance with Sections 3.25(l)(i)(A) through
     (I) (after giving effect to any book-entry transfer, from the related Construction Loan Interest Reserve SubAccount, of funds in the amount of the related Interest Reserve Remittance Amount) to be allocated to such Construction Loan's Loan Servicing SubAccount.

         (iii) Disbursements from SubAccount. Funds in each Loan Servicing SubAccount on each Determination Date shall be disbursed:

               (A) by the Servicer to the Certificate Account on or before the related Servicer Remittance Date, to the extent of the Loan Servicing Remittance Amount for such Servicer Remittance Date; and

               (B) by the Servicer to the related Construction Borrower, so long as no default or event of default of which the Servicer has actual knowledge exists under the related Loan Documents, to the extent of any monies remaining in such Loan Servicing SubAccount on each Servicer Remittance Date after paying all of the amounts described above and after retaining an amount equal to any Rents from Real Property or other monies received prior to the date such Rents from Real Property or other monies are due and payable by the related Tenant; provided, however, that if the Servicer has actual knowledge of any such default or event of default, the Servicer shall give the Special Servicer prompt notice thereof, and, unless and until such default or event of default is cured, such remaining funds shall be retained in such Loan Servicing SubAccount (to the extent permitted by such Loan Documents) pending instructions to the Servicer from (or, if such default or event of default constitutes a Servicing Transfer Event, action by) the Special Servicer. The Servicer shall follow such instructions, if any, upon receipt from the Special Servicer.

          (s) Return of Deposits to Construction Borrower. Following payment in full of a Construction Loan and any other obligations (including, without limitation, principal, interest, Prepayment Premiums and/or Yield Maintenance Charges, if any, legal fees and expenses) owed by a Construction Borrower, all collected amounts then held in the Construction Loan Servicing Account in any of such Construction Loan's SubAccounts, less any amounts owed to the Servicer relative to such Construction Loan (other than the Construction Loan Servicing
Fee), shall be paid by the Servicer to the Construction Borrower.

          (t) Monthly Accounting Reports.

          (i) Until (and including) the date of the Final Disbursement, the Servicer shall prepare, and shall deliver to the Special Servicer and CVS on each Servicer Remittance Date, monthly accounting reports regarding the Construction Loans in the forms attached hereto as Exhibit M, tracking the amounts disbursed and the amounts available, by major budget item and total, on a LoanbyLoan basis as of the end of the month preceding such Servicer Remittance Date.

          (ii) CVS's report copies shall be sent to CVS at the address designated by CVS from time to time.

     SECTION 3.26. RESERVED.

     SECTION 3.27.Limitation on Liability of the Directing Certificateholder.

     The Directing Certificateholder shall not have any responsibility or liability to the Trust Fund or any other Class or Classes of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Directing Certificateholder against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of grossly negligent disregard of obligations or duties hereunder. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict.

     SECTION 3.28. Reports to the Securities and Exchange Commission; Available Information.

          (a) The Trustee, at its expense, shall prepare and sign, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Exchange Act Report shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as an exhibit to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Depository Participants holding positions in Public Certificates as of January 1 (or the nearest Business Day if such date is not a Business Day) of the related year.

     For each Exchange Act Report, the Servicer and, if applicable, the Special Servicer, shall prepare (i) manually signed paper versions of their respective Annual Compliance Reports and (ii) electronic versions of such reports, which versions shall be prepared as Microsoft Word for Windows files (or in such other electronic format as to which the Trustee, on the one hand, and the Servicer or the Special Servicer, as applicable, on the other hand, may agree).

     Exchange Act Reports consisting of (i) a monthly Statement to Certificateholders shall be filed within ten days after the related Distribution Date; (ii) a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Servicer Watch List, or report pursuant to Section 4.02(b) shall be filed within ten days after each Distribution Date; and (iii) an Annual Compliance Report shall be filed on or prior to March 15 of each calendar year commencing in 1999. The Trustee shall file each Exchange Act Report with the Commission by means of the "EDGAR" system in a manner and in a format required by Regulation S-T. Manually-signed copies of each Exchange Act Report shall be delivered by Trustee to the Depositor, Attention: Legal/Compliance/Colleen Graham.

     If any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee, or with respect to any Annual Compliance Report relating to the Servicer, the Servicer, or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer, shall prepare and execute a Form 12b-25 under the Exchange Act and the Special Servicer shall deliver an electronic version of such form to the Trustee for filing with the Commission. The Special Servicer shall deliver the related report in electronic form to the Trustee when such information is available. The Servicer shall be deemed not to be in default of
Section 3.14 if it fails to deliver a USAP report at the required time provided that it complies with this paragraph and prepares and executes a Form 12b-25 under the Exchange Act and delivers an electronic version of such form to the Trustee for filing with the Commission.

     None of the Servicer, the Special Servicer and the Trustee shall file a Form ID with respect to the Depositor. Unless the Trustee receives written instructions from the Depositor to the contrary, upon receipt of information from the Trustee indicating that there are fewer than 300 Certificateholders and/or Depository Participants, in the aggregate, the Trustee shall prepare a Form 15 relating to the Trust Fund, file such Form 15 with the Commission and send a copy thereof to the Depositor, Attention: Legal/Compliance/Colleen Graham.

     The Trustee shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

          (b) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt, also make available any additional information relating to the Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

          (c) The Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies and the Depositor, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the Special Servicer, as applicable, or the Trustee, upon request. Copies of all such information shall be delivered by the Servicer or the Special Servicer, as applicable, quarterly to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided.

          (d) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.28, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

          (e) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

     SECTION 3.29. Lock-Box Accounts and Servicing Accounts.

          (a) The Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

          (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Servicer (or the Special Servicer, as applicable) shall establish a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

          (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Servicer, upon receipt of the annual financial statements of each Mortgagor, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Mortgagor's deposits into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

          (d) 3.29.4.Within 60 days after an escrow account has been established on behalf of a Mortgagor pursuant to the terms of the related Mortgage, the Servicer shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

     SECTION 3.30.Interest Reserve Account.

          (a) The Servicer shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC. As of the Closing Date, the Interest Reserve Account shall be located at the offices of the Servicer. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Servicer Remittance Date ending in any February and on any Servicer Remittance Date ending in any January which occurs in a year which is not a leap year, the Servicer shall deposit into the Interest Reserve Account in respect of each Actual/360 Loan an amount withheld from the related Monthly Payment or Advance equal to one day's interest on the Stated Principal Balance of such Actual/360 Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts").

          (b) On each Servicer Remittance Date occurring in March, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into the Lower-Tier Distribution Account.

     SECTION 3.31. Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Loans.

          (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

          (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject, without limitation, to Section 3.20(e) hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. The Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action.

          (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full. With respect to the Town & Country Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing (other than an event of default resulting from a failure to pay the balloon payment and all other sums due and owing thereunder on the related Maturity Date), the Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of T&C Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than T&C Excess Interest) has been paid in full. The failure, if any, of the Mortgagor under the Town & Country Loan to pay the balloon payment and all other sums due and owing thereunder on the related Maturity Date shall not, in and of itself, constitute a Servicing Transfer Event. Nothing in this paragraph shall limit the obligation of the Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.29.

          (d) With respect to the Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the Loan and in the amount, in the case of this clause
(ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates with respect to a Loan for which any related Mortgaged Property has a "Probable Maximum Loss," bounded on the basis of 50 years, in excess of 20% shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch.

          (e)(i) Within 10 days after the Closing Date, the Servicer shall notify the Lease Enhancement Insurer and the Residual Value Insurer that both the Servicer and the Special Servicer shall be sent notices under the Lease Enhancement Policy and Residual Value Policy, as applicable. If the Servicer has actual knowledge of any event (an "Insured Event") giving rise to a claim under any Lease Enhancement Policy or Residual Value Policy, the Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. The Special Servicer shall prepare and file a "proof of loss" form with the related Lease Enhancement Insurer or Residual Value Insurer within five Business Days and in any event no later than the "termination date" as defined in the related policy after receiving notice of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer shall give notice to the Servicer of any claim made under any Lease Enhancement Policy or Residual Value Policy and of any Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event of which the Servicer does not already have notice.

          (ii) If the Servicer receives notice of any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability with respect to any Lease Enhancement Policy or Residual Value Policy (each, a "Lease Enhancement Policy Termination Event" or "Residual Value Policy Termination Event," as applicable), the Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer of such Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event shall be paid by the Servicer and shall be reimbursable to it as a Trust Fund expense.

          (f) RESERVED.

          (g) Without limiting the Servicer's obligations in accordance with the Servicing Standard, with respect to each Loan having an initial principal balance in excess of $20,000,000, at least once before the date that is two years before the earlier to occur of the Maturity Date or Anticipated Repayment Date of such Loan, the Servicer shall, in connection with an inspection of the related Mortgaged Property or otherwise, request to review the financial statements, the organizational documents and the minute books of the related Borrower and endeavor to contact the related "independent director" (if one was required) to determine whether the related Mortgagor has complied in all material respects with the bankruptcy-remoteness covenants, if any, made by such Mortgagor in the related Mortgage. The Servicer may seek legal advice if necessary, in accordance with the Servicing Standard, in connection with such review and determination. Any reasonable legal fees incurred in connection with such review and determination shall be paid by the Servicer and shall be reimbursable to it as a Servicing Advance. If the Servicer has or obtains actual knowledge that any such bankruptcy-remoteness covenants have been breached, the Servicer shall promptly notify the Special Servicer of that fact.

          (h) In connection with a proposed substitution of the collateral securing any Construction Loan, the Special Servicer shall determine the adequacy of the collateral proposed to be substituted and shall not consent to such substitution unless it has obtained written confirmation from each Rating Agency that such substitution would not result in a downgrade, withdrawal or qualification of any rating on a Class of Certificates rated by such Rating Agency. Neither the Servicer nor the Special Servicer shall consent to the waiver or extension of the period within which either (i) a CVS Store must be completed or (ii) CVS must provide substitute collateral or prepay the related Construction Loan. The Special Servicer shall enforce the obligations of CVS with respect to such substitution or prepayment. As a condition to confirming the adequacy of the collateral proposed to be substituted for a CVS Store upon the failure to complete construction of such CVS Store by the related Outside Completion Date, the Special Servicer shall require CVS to deliver, at CVS's expense, an Opinion of Counsel to the effect that the substitution of such collateral would not cause any REMIC created hereunder to fail to qualify as a REMIC. Copies of such Opinion of Counsel shall be delivered to each Rating Agency (and to the Special Servicer) as a condition to such Rating Agency's confirming in writing that such substitution would not cause such Rating Agency to downgrade, qualify or withdraw any of its then-current ratings on any Class of Certificates.

          (i) The Special Servicer shall not consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates.

          (j) With respect to each Loan other than Loan Nos. 18, 20, 28 and 85, the Servicer and the Special Servicer shall not take any enforcement action with respect to the stated obligation of the Borrower to pay or reimburse payment of any amount representing a "primary servicing fee" or a "servicing fee."

          (k) If Loan No. 31 (the "Town & Country Loan") is in default solely because it is not repaid in full on or before its Maturity Date, then so long as no other default beyond any applicable notice and grace period under the Town & Country Loan has occurred and is continuing, and subject to the other provisions of this subparagraph, the Servicer (A) shall not accelerate the related indebtedness but shall charge Default Interest at a rate not to exceed 2% per annum ("T&C Excess Interest"),(B) shall use reasonable efforts, consistent with the Servicing Standard, to enter into a cash management agreement, as contemplated by the penultimate paragraph of this Section 3.31(k), to cause the Mortgagor to deposit all rents and other income derived from such Mortgaged Property (collectively, "T&C Rents") into a Lock-Box Account (which the Servicer shall establish or cause the related Borrower to establish if the related Loan Documents do not provide for one) and (C) shall allocate all sums deposited into such Lock-Box Account for each Collection Period in the following priority, in each case to the extent of available funds therefor:

           (i) First, to fund the Ground Lease Escrow Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Ground Lease Escrow Fund on the related Payment Date in accordance with the terms and conditions of the related Mortgage;

          (ii) Second, to fund the Tax and Insurance Impound Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Tax and Insurance Impound Fund on the related Payment Date in accordance with the terms and conditions of the Mortgage;

         (iii) Third, to fund the Monthly Debt Service Subaccount until the amount on deposit therein is equal to the amount of the Monthly Payment before such Maturity Date (to be applied first to the payment of interest computed at the Mortgage Rate with the remainder applied to the reduction of the outstanding principal balance of the related Note);

          (vi) Fourth, to fund the Monthly Debt Service Subaccount with any other amounts due to the lender under the Loan Documents and not otherwise addressed by this paragraph;

           (v) Fifth, to fund the Replacement Escrow Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Replacement Escrow Fund on the related Payment Date in accordance with the terms and conditions of the Mortgage;

          (vi) Sixth, to fund the Leasing Escrow Fund Subaccount until the amount on deposit therein is equal to the amount required to be deposited in the Leasing Escrow Fund on the related Payment Date in accordance with the terms and conditions of the Mortgage;

          (vii) Seventh, to fund the Operating Expense Subaccount (which, if not previously established, will be established by or at the direction of the Servicer pursuant to a cash management agreement on terms substantially similar to those contained in cash management agreements executed in connection with Loans that are ARD Loans) until the amount on deposit therein is equal to the Cash Expenses, other than management fees payable to affiliates of Mortgagor, for the month in which such Collection Period ends, pursuant to the terms and conditions of a budget for the Mortgaged Property that (x) has been submitted by the Mortgager to the Servicer, (y) has been approved in writing by the Servicer and (z) sets forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Mortgaged Property (the "Approved Annual Budget");

        (viii) Eighth, to fund the Operating Expense Subaccount with any Net Capital Expenditures for the month in which such Collection Period ends pursuant to the terms and conditions of the related Approved Annual Budget;

          (ix) Ninth, to fund the Operating Expense Subaccount with any extraordinary operating expenses or capital expenses not set forth in the Approved Annual Budget or allotted for in the Replacement Escrow Fund (an "Extraordinary Expense") approved by the Servicer for the month in which such Collection Period ends, if any;

          (x) Tenth, to fund the Monthly Debt Service Subaccount with any amount equal to the remaining principal balance of the Note, to be applied against the outstanding principal due under the Note until such principal amount is paid in full;

         (xi) Eleventh, to fund the Monthly Debt Service Subaccount with any amount equal to any T&C Excess Interest, to be applied against the outstanding amount thereof until all such Accrued Interest has been repaid;

          (xii) Last, to pay to the Mortgagor any excess amounts.

     To the extent T&C Rents are not sufficient to pay the amount due and owing pursuant to clause (xi) above, the Servicer shall permit payment of such amount to be deferred (such deferred amount, the "T&C Accrued Interest") until the earlier to occur of July 11, 2028 and the date upon which all other sums due and owing on the Town & Country Loan are paid in full. The Servicer shall not add the T&C Accrued Interest to the outstanding balance due and owing on the Town & Country Loan, but such amount shall itself accrue interest at a rate equal to the Mortgage Rate plus 2% per annum if permitted under applicable law.

     If the Mortgagor must incur an Extraordinary Expense, then the Servicer shall require the Mortgagor to promptly deliver to the Servicer a reasonably detailed explanation of such proposed Extraordinary Expense for the Servicer's approval, which the Servicer may grant or deny in its sole discretion.

     Nothing in this Section 3.31(k) shall limit, reduce or otherwise affect the Servicer's obligations to require the Mortgagor under the Town & Country Loan to make payment of the Monthly Payment Amount or payments due under the Town & Country Loan to the Tax and Insurance Impound Fund, the Replacement Escrow Fund, the Ground Lease Escrow Fund and the Leasing Escrow Fund, whether or not T&C Rents are available to make such payments.

         If the Servicer determines that a default has occurred or is reasonably foreseeable within the meaning of Treas. Reg. ss. 1.860G-2(b)(3)(i) with respect to the Borrower's obligation to make the balloon payment and all other sums due and owing on the Town & County Loan on the related Maturity Date, the Servicer shall give notice to the Borrower thereunder, which notice shall state that
(x) the Borrower, at its own expense, shall enter into a cash management agreement with the Servicer on behalf of the Trustee, and such other agreements as the Servicer may require, in order to effectuate the provisions of this
Section 3.31(k) and (y) the failure of such Borrower to comply with clause (x) of this paragraph shall, notwithstanding this Section 3.31(k), (1) constitute a Servicing Transfer Event and (2) cause the Servicer to declare the Borrower's failure to repay the Town & Country Loan in full by its Maturity Date to be an event of default under such Loan.

     All capitalized terms used in this Section 3.31(k) but not otherwise defined in this Agreement shall have the meanings set forth in the Loan Documents relating to the Town & Country Loan.

     SECTION 3.32. REMIC Administration.

     (a) The Trustee shall make an election to treat each of the Lower-Tier REMIC, Intermediate-Tier REMIC, and the Upper-Tier REMIC as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. To the extent the affairs of the Trust Fund are within their control, the Servicer, the Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC created hereunder other than the Uncertificated Lower-Tier Interests and Intermediate-Tier Interests (excluding the Class LR Certificates) and the Certificates (other than the Class V Certificates). The Construction Loan Servicing Account created pursuant to Section 3.25 shall not be an asset of either REMIC and shall be separately accounted for and treated as an "outside reserve fund" for purposes of Treasury regulation section 1.860G-2(h), and the funds in the Construction Loan Servicing Account allocable to a given Construction Loan shall be deemed owned by the related Borrower.

          (b) The Closing Date is hereby designated as the "Startup Day" for each REMIC within the meaning of Section 860G(a)(9) of the Code.

          (c) The Holder of the Class LR Certificate is hereby designated, and by the acceptance of the Class LR Certificate agrees to act, as Tax Matters Person for the Lower-Tier REMIC and the Intermediate-Tier REMIC. Any Holder of the Class LR Certificate must at all times hold a 100% Percentage Interest therein. The Holder of the Class R Certificate is hereby designated, and by the acceptance of the Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC.

          (d) The Tax Matters Person hereby irrevocably authorizes the Trustee to be its attorney-in-fact for purposes of signing all Tax Returns.

          (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to any REMIC created hereunder and shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (f) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulation Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulation), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMICs.

          (g) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Servicer and Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Servicer, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could
(i) cause any REMIC created hereunder to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any of the REMICs created hereunder, cause any REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to both REMICs is not material and in its sole discretion to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and such party shall not take any such action, or cause REMIC to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (h) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to a Servicer, if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iii) otherwise, against amounts on deposit in the Certificate Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall Amount.

          (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

          (j) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to any REMIC created hereunder unless the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC created hereunder will not cause such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) Neither the Servicer, the Special Servicer nor the Trustee shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any such REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (l) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Certificate Balance of each regular interest in Regular Interests created hereunder would be reduced to zero is the Rated Final Distribution Date.

          (m) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC created hereunder.

          (n) None of the Trustee, the Servicer or the Special Servicer shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to
Article X of this Agreement or (iv) a purchase of Loans pursuant to Article II or Section 3.18 of this Agreement) nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel that such sale or disposition will not affect adversely the status of either REMIC as a REMIC or cause any REMIC created hereunder to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          (o) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including without limitation, the price, yield, original issue discount, market discount or premium and projected cash flow of the Certificates. In addition, the Servicer, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Article. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

          (p) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.32 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

          (q) The Trustee shall treat the rights of the Certificateholders to receive Yield Protection Payments as assets that the Trustee holds separate and apart from the Certificateholders' respective portions of the Certificates treated as REMIC regular interests, and shall treat the Certificateholders as owning their respective portions of the Certificates treated as REMIC regular interests and their respective portions of the rights to receive Yield Protection Payments represented by the respective Certificates. Notwithstanding any other provision of this Agreement, the rights of the Certificateholders to receive Yield Protection Payments will not be treated as assets of any REMIC created pursuant to this Agreement.

                             [End of Article III]

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

          (a) On each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer such amounts from the Lower-Tier Distribution Account to the Intermediate-Tier Distribution Account and from the Intermediate-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Intermediate-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount:

          (i) concurrently, (A) from the Group 1 Available Distribution Amount, to the Class A-1 Certificates, the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (B) from the Group 2 Available Distribution Amount, to the Class A-2 Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date and (C) from the Available Distribution Amount, the amount payable to the Class A-X Certificates with respect to each Component thereof; provided, however, that if either the Group 1 Available Distribution Amount or the Group 2 Available Distribution Amount is insufficient to pay in full the Optimal Interest Distribution Amounts to be distributed to any such related Classes as described above, the Available Distribution Amount shall be allocated among all such Classes pro rata in proportion to such Optimal Interest Distribution Amounts, without regard to Loan Group;

          (ii) to the Class A-2 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, an amount up to the A-2 Principal Distribution Amount for such Distribution Date;

         (iii) to the Class A-1, and Class A-2 Certificates, in reduction of the Certificate Balances thereof an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution set forth in clause (ii), in the following order of priority:

          first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and

          second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

         (iv) to the Class A-1, and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

          (v) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (vi) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (vii) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

       (viii) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (ix) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

          (x) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

         (xi) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (xii) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

       (xiii) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

        (xiv) the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

         (xv) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (xvi) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

       (xvii) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

      (xviii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (xix) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

         (xx) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (xxi) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

       (xxii) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

      (xxiii) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

       (xxiv) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

       (xxv) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

      (xxvi) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (xxvii) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

          (xxviii) to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

          (xxix) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

           (xxx) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

          (xxxi) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

          (xxxii) to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

     (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions from the Lower-Tier Distribution Account in respect of principal and interest equal to the amount of principal received in respect of the Related Mortgage Loan. Any amounts remaining in the Lower-Tier REMIC after payment to the Uncertificated Lower-Tier Interest and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificate. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount". On each Distribution Date, each Uncertificated Intermediate-Tier Interest shall receive distributions from the Intermediate-Tier Distribution Account in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit distributable to such Uncertificated Intermediate-Tier Interest's respective Class of Related Certificates as provided in Sections 4.01(a) and
(c). During each Interest Accrual Period, each Uncertificated Intermediate-Tier Interest shall accrue interest in an amount equal to the principal balance of each such Uncertificated Intermediate-Tier Interest multiplied by the Weighted Average Net Mortgage Rate.

     On each Distribution Date, each Uncertificated Intermediate-Tier Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated Intermediate-Tier Interest's Related Certificate and
(ii) the amount of interest that will actually be distributed in respect of such Uncertificated Intermediate-Tier Interest's corresponding Related Component. In all events, the amount accrued in respect of each Uncertificated Intermediate-Tier Interest less the amount actually distributed in respect of such Uncertificated Intermediate-Tier Interest shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Intermediate-Tier Interest's Related Certificates, (ii) the Interest Shortfall Amount allocated to the Related Component and attributable to such Uncertificated Intermediate-Tier Interest and (iii) any Certificate Deferred Interest allocated to such Uncertificated Intermediate-Tier Interest. Any amounts remaining in the Intermediate-Tier REMIC after payment to the Uncertificated Intermediate-Tier Interest and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificate. Such amounts distributed to the Uncertificated Intermediate-Tier Interests in respect of principal, interest and reduction of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Intermediate-Tier Distribution Amount and shall be made by the Trustee by depositing such Intermediate-Tier Distribution Amount in the Upper-Tier Distribution Account.

     As of any date, payments of principal in respect of the Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Intermediate-Tier Interests such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Intermediate-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Intermediate-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates. The initial principal balance of each Uncertificated Intermediate-Tier Interest equals the respective Original Intermediate-Tier Principal Amount. The interest rate with respect to each Uncertificated Intermediate-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

     Interest Shortfall Amounts allocated to the Class A-X Certificates shall be attributed first, to the most senior Uncertificated Intermediate-Tier Interest outstanding to the extent of its Related Component and, then, to the next most senior Uncertificated Intermediate-Tier Interest to the extent of its Related Component, until all such amounts are allocated. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X Certificates. Interest shall be treated as accrued rather than paid on an Uncertificated Intermediate-Tier Interest to the extent that its Related Class of Certificates is treated as earning Certificate Deferred Interest, and any such interest shall be added to the principal balance of such Uncertificated Intermediate-Tier Interest so as to cause its principal balance to equal the principal balance of its Related Class of Certificates. Any amount that remains in the Intermediate-Tier Distribution Account on each Distribution Date after distribution of the Intermediate-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Intermediate-Tier Distribution Account, if any). Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Intermediate-Tier Interests on the basis of their respective interest entitlements.

          (c) Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the Upper-tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of the Optimal Interest Amount allocable to each such Class; (ii) to the Class A-1, and Class A-2 Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class) until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

          (d) On each Servicer Remittance Date, the Servicer shall deposit all Prepayment Premiums and Yield Maintenance Charges in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests. On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Group 1 Loans or any REO Loans relating to the Group 1 Loans during the related Due Period and shall distribute such amount to the Intermediate-Tier Distribution Account and from the Intermediate-Tier Distribution Account all Uncertificated Intermediate-Tier Interests other than the Class MA2 Uncertificated Intermediate-Tier Interest, pro rata in proportion to their outstanding principal balances. On each Distribution Date, the Trustee shall withdraw from the Intermediate-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Group 2 Loans or any REO Loans relating to the Group 2 Loans during the related Due Period and shall distribute such amount to the Class MA2 Uncertificated Intermediate-Tier Interest.

          (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums and Yield Maintenance Charges actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Intermediate-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows:

          (i) Prepayment Premiums collected on the Group 1 Loans shall be distributed to the Class A-1, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date (b) 25% and (c) the total amount of Prepayment Premiums relating to the Group 1 Loans collected during the related Due Period. Any Prepayment Premiums relating to the Group 1 Loans collected during the related Due Period and remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates;

          (ii) Prepayment Premiums collected on the Group 2 Loans shall be distributed to the Holders of the Class A-2 Certificates, in an amount equal to the product of (a) a fraction not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the amount distributed as Principal Prepayments on such Distribution Date from the Group 2 Loans,
     (b) 25% and (c) the total amount of Prepayment Premiums relating to the Group 2 Loans collected during the related Due Period. Any Prepayments Premiums relating to the Group 2 Loans collected during the related Due Period and remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates;

          (iii) Yield Maintenance Charges collected on the Group 1 Loans shall be distributed to the Class A-1, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such DistributionDate, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges relating to the Group 1 Loans collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Group 1 Loans collected during the related Due Period remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates.

          (iv) Yield Maintenance Charges collected on the Group 2 Loans shall be distributed to the Class A-2 Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date from the Group 2 Loans, and whose denominator is the total amount distributed as Principal Prepayments on such Distribution Date from the Group 2 Loans, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Group 2 loans collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance charges relating to the Group 2 Loans collected during the related Due period remaining after such distribution will be distributed to the Holders of the Class A-X Certificates.

          Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, the Trustee shall distribute to the Class A-X Certificates all Yield Maintenance Charges and Prepayment Premiums actually received during the related Due Period with respect to the Loans and remitted in respect of Uncertificated Intermediate-Tier Interests pursuant to Section 4.01(d).

          (f) On any applicable Distribution Date, any Excess Interest for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V Certificates.

          (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance (or in the case of the Class A-X Certificates, a Notional Balance) of at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriter or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than two Business Days following the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

     Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

          (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

          (j) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Prepayment Interest Shortfalls not covered by compensation to the Servicer pursuant to the last paragraph of Section 3.11(a) shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class on such Distribution Date. The amount by which the servicing compensation is to be reduced in connection with Prepayment Interest Shortfalls pursuant to the last paragraph of Section 3.11(a) shall be deposited by the Servicer into the Certificate Account on or prior to the Servicer Remittance Date.

          Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class. Unanticipated indemnification expenses which are applied to each Class of Certificates shall be allocated to the Uncertificated Lower-Tier Interests corresponding to such Classes.

          (k) On each Distribution Date on which the Holders of a Class or Classes of Regular Certificates receive a distribution of Additional Collateral Prepayment Amounts (which distribution shall be deemed made after application of that portion of the Principal Distribution Amount other than such Additional Collateral Prepayment Amounts), (i) the Regular Yield Protection Payment Amount for such Distribution Date shall be distributed to such Class or Classes pro rata in accordance with the portion of such Additional Collateral Prepayment Amount that is allocated to each such Class and (ii) the Class A-X Yield Protection Payment Amount for such Distribution Date shall be distributed to the Holders of the Class A-X Certificates.

     SECTION 4.02. Statements to Certificateholders; Reports by Trustee; Other Information Available to the Holders and Others.

          (a) On each Distribution Date, based solely upon the information regarding the Loans set forth in the Servicer Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Servicer or Special Servicer, the Trustee shall prepare and forward to each Holder of a Certificate, with copies to the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested, any potential investors in the Certificates, a written report (a "Statement to Certificateholders") setting forth the following information:

          the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balance thereof;

          the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and (C) Yield Maintenance Charges;

          separately stated, the aggregate amounts of Uncovered Prepayment
               Interest Shortfall Amounts, Certificate Deferred Interest and indemnification expenses of the Trust Fund allocable to the Holders of each Class of Certificates on such Distribution Date;

          the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Regular Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, in the case of the Class A-X Certificates, the aggregate Notional Balance) of each such Class due to any Collateral Support Deficit;

          the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date;

          the number of outstanding Loans and the aggregate unpaid principal balance of the Loans at the close of business on the related Distribution Date;

          the number and aggregate unpaid principal balance of Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 days or more, (D) that are current but Specially Serviced Loans (identifying, for each such Specially Serviced Loan, the nature of the related Servicing Transfer Event) or
               (E) that were in foreclosure but were not REO Loans;

          with respect to any REO Loan as to which the related Mortgaged
               Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the unpaid principal balance of such Loan as of the date it became an REO Loan;

          as to any Loan repurchased by the CSFB Mortgage Loan Seller, or otherwise liquidated or disposed of during the related Due Period, (A) the Loan Number of the related Loan and (B) the amount of proceeds of any repurchase of a Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

          with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Loan, (B) the value of such REO Property based on the most recent Appraisal or valuation, and (C) the aggregate amount of income and other revenues collected by the Special Servicer with respect to such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

          with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date and (C) the date of the Final Recovery Determination;

          the amount of Principal Prepayments (in the aggregate and on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges, Prepayment Premiums and/or Yield Protection Payments (in the aggregate and on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date;

          the amount of Servicing Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer, the Special Servicer or the Trustee in the aggregate and by Mortgaged Property or Loan, as the case may be;

          the aggregate amount of Servicing Fees, Special Servicing Fees and other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period;

          the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Due Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

          the  Collateral Support Deficit, if any for such Distribution Date;

          the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; and Trust Fund expenses incurred during the related Due Period.

     In the case of information furnished pursuant to subclauses (i), (ii) and
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered to each Certificateholder, each prospective investor in a Certificate (upon written request and certification by a Certificate Owner), the Depositor, the Servicer, the Special Servicer, the Underwriter and each Rating Agency a report (as of the end of the related Due Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date)) containing substantially the categories of information regarding the Loans set forth in the Prospectus Supplement under the caption "Certain Characteristics of the Mortgage Loans--Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the Borrowers to the Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee). The report described in the preceding sentence shall also include a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premium. Such reports shall be made available electronically in accordance with the provisions of Section 4.02(d); provided, however, that the Trustee shall provide Certificate Owners with a written copy of such report upon written request. If any event or occurrence required action on the part of the Special Servicer pursuant to Section 3.25 during the related Due Period, the Servicer shall include the related Construction Loan on the Servicer's Watch List and shall make copies of the related Construction Loan Status Report available to the Rating Agencies and Certificateholders as provided herein.

          (c) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, each prospective investor in a Certificate (upon written request and certification by a Certificate Owner), the Depositor, the Underwriter, the Special Servicer and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Servicer Watch List provided by the Servicer to the Trustee pursuant to Section 3.12 on the Servicer Remittance Date (which reports shall provide the required information as of the related Determination Date). The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer one Business Day after the related Determination Date. Absent manifest error, (i) none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

     The Trustee shall deliver a copy of each Operating Statement Analysis report that it receives from the Servicer and Special Servicer to the Depositor, the Underwriter, the Special Servicer and each Rating Agency promptly after its receipt thereof. Upon written request therefor, the Trustee shall make such reports available to the Certificateholders.

          (d) The Trustee shall make available at its offices, during normal business hours, upon not less than ten Business Days' prior written notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency, and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents): (i) this Agreement and any amendments thereto; (ii) all Statements to Certificateholders delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer and/or the Special Servicer; (vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (viii) any other materials not otherwise required to be provided to a requesting Certificateholder pursuant to this Agreement, in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. The Servicer shall cooperate with the Trustee to make any of the above-mentioned items available to any Certificateholder upon its request and payment by it of reasonable costs. Copies of any and all of the foregoing items will be available from the Trustee upon written request therefor. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(d) to make available any document is subject to the Trustee's receipt of such document.

     The Trustee shall make available the monthly Statements to Certificateholders on The Chase Manhattan Bank's home page on the World Wide Web at www.globaltrustservices.com or such other site designated by the Trustee. In addition, if the Depositor so directs the Trustee, the Trustee will make certain information related to the Loans available through the website described above and through its electronic bulletin board (available by calling 713-216-2933); provided that the Trustee shall be entitled to presume the accuracy of any information it is directed to make available and shall have no liability for errors in the information provided to it.

      The Servicer shall make the Comparative Financial Status Reports, Delinquent Loan Status Reports, Historical Loan Modification Reports, Historical Loss Estimate Reports, REO Status Reports, Servicer Watch Lists and Operating Statement Analyses available via its Internet Website no later than three Business Days following each Distribution Date. The Trustee and the Servicer shall each provide a link on their respective Internet Websites to the other's Website. The Servicer shall not exhibit non-approved information relating to the Trust Fund or forms on its Internet Website without the prior written consent of the Depositor.

     The Trustee shall be obligated to deliver the statements, reports and information contemplated by Section 4.02 only to the extent it receives the necessary underlying information from the Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     As the Depositor and the Trustee may agree, the Trustee may make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website and electronic bulletin board. The Trustee makes no representations or warranties as to the accuracy or completeness of any such documents and, subject to Article VIII hereof, will assume no responsibility therefor.

     In connection with providing access to the Trustee's and/or the Servicer's Internet Website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.


          (e) Notwithstanding the foregoing provisions of this Article 4.02, the Trustee shall not be required to provide the full reporting provided for in Sections 4.02(b) and (c) unless and until the Servicer provides its related reporting to the Trustee in CSSA format.

     SECTION 4.03 P&I Advances; Yield Protection Payment Advances.

          (a) On or before 3:00 p.m. New York City time on each P&I Advance Date, the Servicer shall (i) deposit into the Distribution Accounts from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee by a certificate of the Servicing Officer of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the Servicer Remittance Date.

          (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, (x) net of related Primary Servicing Fees and Servicing Fees (y) plus the amount, if any, by which the related Mortgagor is required to reimburse such fees), other than Balloon Payments, that were due during any related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Servicer); (ii) with respect to each Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor, and (iii) if there is no Due Date for the United Artists Loan in the month in which such Distribution Date falls, the United Artists Loan Interest Advance Amount for such Distribution Date. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Servicer shall be entitled to conclusively rely on such determination.

          (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that under no circumstances shall the Servicer be entitled to recover interest on any portion of a P&I Advance represented by a United Artists Loan Interest Advance Amount so long as no payment default exists under the United Artists Loan, and if any such payment default does exist, the Servicer shall be entitled to recover interest on any such P&I Advance only from and after the Due Date as to which such default occurred. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

          (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall be required or permitted to make an advance for Penalty Charges, Prepayment Premiums, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less the Appraisal Reduction Amount for such Distribution Date, and (iii) if the monthly payment on any Loan (or, in the case of the United Artists Loan, the semi-annual payment) has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer shall, as to such Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees), in the event of subsequent delinquencies thereon.

          (f) Upon receipt of notice of a Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event, the Servicer shall:

          (i) Maintain a record of all payments by the related Lease Enhancement Insurer (the aggregate amount already paid at such time, together with all subsequent payments made from time to time thereafter, under the Lease Enhancement Policy, the "Lease Enhancement Policy Exposure");

          (ii) Make no P&I Advance with respect to the related Loan to the extent that such P&I Advance, taking into account any Lease Enhancement Policy Exposure, would constitute a Nonrecoverable P&I Advance;

          (iii) Upon determination that, with respect to such Loan, any P&I Advance (or portion thereof) relating to a payment (or portion thereof) by the Lease Enhancement Policy Insurer, taking into account the Lease Enhancement Policy Exposure, constituted a Nonrecoverable Advance, deposit into an account (the "Policy Escrow Account") established and maintained by the Servicer as an Eligible Account all payments made under the related Lease Enhancement Policy after the date of such determination until the date on which ultimate responsibility (as between the Trust Fund and the Lease Enhancement Policy Insurer) for payments with respect to such Lease Enhancement Policy Termination Event is finally resolved. Amounts deposited in the Policy Escrow Account shall be invested in Permitted Investments selected by the Servicer pursuant to Section 3.06;

          (iv) If any payment (or portion thereof) made by any Lease Enhancement Policy Insurer or Residual Value Insurer is subsequently determined, in accordance with the dispute resolution procedures set forth in the related Lease Enhancement Policy or pursuant to any legal process or settlement by the Special Servicer of any claim by such Lease Enhancement Policy Insurer or Residual Value Insurer, to be reimbursable to such issuer, (a) remit to such issuer the amount on deposit in the Policy Escrow Account (up to the amount owed to the issuer), (b) make a P&I Advance of any remaining amount owed to the issuer and (c) promptly pay the amount of such P&I Advance to such issuer under the Lease Enhancement Policy or Residual Value Policy with respect to such Lease Enhancement Policy Termination Event or Residual Value Policy Termination Event. If such P&I Advance is determined to be a Nonrecoverable P&I Advance, the Servicer shall nevertheless make such P&I Advance to the related Lease Enhancement Policy Insurer or Residual Value Insurer to reimburse it for amounts paid out under the Lease Enhancement Policy or Residual Value Policy as provided above, but the Servicer shall be entitled to immediately reimburse itself from general funds available in the Certificate Account for such P&I Advance as a Trust Fund expense. If such P&I Advance is not determined to be a Nonrecoverable P&I Advance, the Servicer shall be repaid therefor out of the proceeds of the related Loan.

          (v) If any payment (or portion thereof) made by such Lease Enhancement Policy Insurer and deposited into the Policy Escrow Account is subsequently determined to have been properly payable to the Trust Fund, then the Servicer shall deposit into the Certificate Account the amount on deposit in the Policy Escrow Account (net of any interest and investment income realized on funds on deposit therein that, pursuant to
                Section 3.06(a), is to be applied to pay interest on Advances made with respect to, or other expenses of the Trust Fund allocable to, the related Loan), together with any payments in the nature of damages relating to non-payment under such Lease Enhancement Policy, as recoveries with respect to such Loan.

          (g) With respect to each Due Period, if any, in which (x) Additional Collateral Prepayment Amounts are paid pursuant to the terms of one or more Additional Collateral Loans or (y) a Donatelli Loan Special Prepayment is paid in connection with Loan No. 14, the Servicer shall make an advance to the Yield Protection Payment Account on the related Servicer Remittance Date in an amount equal to the aggregate Yield Protection Payments, if any, for the related Distribution Date (such advance, a "Yield Protection Payment Advance"). The Servicer's obligation to make Yield Protection Payment Advances shall be in consideration for, and conditioned upon, CSFB Mortgage Loan Seller's agreement to reimburse the Servicer therefor pursuant to the applicable agreement between the Servicer and the CSFB Mortgage Loan Seller. In no event shall the Servicer be entitled to reimbursement from the Trust Fund for any Yield Protection Payment Advance.

     SECTION 4.04. Allocation of Collateral Support Deficit.

          (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Loans and any REO Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

          (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Certificates as follows: first, to the Class J Certificates; second, to the Class I Certificates; third, to the Class H Certificates; fourth, to the Class G Certificates; fifth, to the Class F Certificates; sixth, to the Class E Certificates; seventh, to the Class D Certificates, eighth, to the Class C Certificates and ninth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, and Class A-2 Certificates, pro rata (based upon the Certificate Balance of each such Class), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

          (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

     SECTION 4.05. Appraisal Reductions.

     The aggregate Appraisal Reductions will be allocated by the Trustee on each Distribution Date to the Certificate Balance of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances, for purposes of determining (x) the amount of P&I Advances with respect to the related Loans, (y) Voting Rights and (z) the identity of the Controlling Class. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

     By 4:00 p.m., New York City time, on the third Business Day immediately preceding each Distribution Date with respect to which one or more Appraisal Reductions exist, the Servicer shall notify the Trustee in writing of such Appraisal Reductions and by the close of business of the second Business Day immediately preceding each such Distribution Date, the Trustee shall identify to the Servicer in writing each Class of Subordinate Certificates to which one or more Appraisal Reductions shall be allocated on such Distribution Date, the applicable Pass-Through Rate of each such Class, and the amount of Appraisal Reductions allocated to each such Class.

     SECTION 4.06. Certificate Deferred Interest.

     (a) On each Distribution Date, the Monthly Interest Distributable Amount for the Regular Certificates (other than the Class A-X Certificates) shall be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Loans for the related Due Date allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated, to the Class J Certificates, to the Class I Certificates, to the Class H Certificates, to the Class G Certificates, to the Class F Certificates, to the Class E Certificates, to the Class D Certificates, to the Class C Certificates, and the Class B Certificates, in that order. If the Certificate Balance of at least one Class of Class A Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Subordinate Certificates in accordance with the preceding sentence will be allocated to the Class A Certificates pro rata on the basis of the respective interest entitlements of such Class on such date (before giving effect to any reduction therefrom on such Distribution Date).

     (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates shall be increased (except for the purposes of determining Voting Rights or the identity of the Controlling Class) by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

     (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

     SECTION 4.07. Grantor Trust Reporting.

     The parties intend that the portions of the Trust Fund consisting of Excess Interest, the Excess Interest Distribution Account, Yield Protection Payments and the Yield Protection Payment Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Upper-Tier REMIC, Intermediate-Tier REMIC and the Lower-Tier REMIC) shall be conducted so as to qualify such portions as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee (i) shall furnish or cause to be furnished to Class V Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their share of Excess Interest and, at the time or times and in the manner required by the Code and (ii) shall furnish or cause to be furnished to the Class A-X Certificateholders and to the Holders of any Class of Regular Certificates receiving a Regular Yield Protection Payment Amount, and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their applicable share of Yield Protection Payments at the time or times and in the manner required by the Code.

                              [End of Article IV]

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01 The Certificates.

          (a) The Private Certificates will be offered only to (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act (each, a "QIB") and (ii) persons other than "U.S. persons" as defined in Regulation S under the Securities Act (each a "Non-U.S. Person"), Interests in the Class F and Class G Certificates will be offered in the form of beneficial interests in restricted global certificates in definitive, fully registered form without interest coupons (the "Private Global Certificates"), deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co. ("Cede") DTC's nominee. The Class H, Class I and Class J Certificates will be offered in fully registered, certificated form (the "Private Definitive Certificates"). The Chase Manhattan Bank will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording or otherwise providing for the registration of the Private Certificates.

     Class F Certificates and Class G Certificates sold in reliance on
Rule 144A under the Securities Act will be represented by one or more Private Global Certificates (each, a "Rule 144A Global Certificate"). Class F Certificates and Class G Certificates sold in reliance on Regulation S under the Securities Act will be represented by one or more Private Global Certificates (each, a "Regulation S Global Certificate"). Beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Cedel at any time and may not be held by a U.S. Person at any time.

          (b) The Certificates shall be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-8. The Certificates shall be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Certificates (other than the Private Definitive Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Class V, Class R and Class LR Certificates, and all Private Definitive Certificates, shall be issuable as Definitive Certificates. Each Certificate shall share ratably in all rights of the related Class.

     The Class A-X Certificates shall be issuable only in Denominations of authorized initial Notional Balance of not less than $100,000 and integral multiples of $10,000 in excess thereof. If the initial Notional Amount does not equal an integral multiple of $10,000, then a single additional Class A-X Certificate may be issued in a Denomination of not less than $100,000 that includes the excess of (i) such initial Notional Amount over (ii) the largest integral multiple of $10,000 that does not exceed such Certificate Balance. The Regular Certificates (other than the Class A-X Certificates) will be issuable only in Denominations of authorized initial Certificate Balance of not less than $10,000, and integral multiples of $1,000 in excess thereof; provided, however, that if the Certificate Balance of the Class J Certificates does not equal an integral multiple of $1,000, then a single additional certificate of such Class may be issued in a Denomination of not less than $10,000 that includes the excess of (a) such initial Certificate Balance over
(b) the largest integral multiple of $1,000 that does not exceed such Certificate Balance. The Class V, Class R and Class LR Certificates will be issuable only as one or more Definitive Certificates in Denominations representing Percentage Interests of not less than 15%.

     With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount set forth on the face thereof or on a schedule attached thereto, (ii) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participants, as applicable, (iii) expressed in terms of initial Certificate Balance or initial Notional Balance, as applicable, and (iii) in an authorized Denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above.

     No Certificate Owner of a Book-Entry Certificate of any Class thereof shall be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates shall be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates shall be references to actions taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates shall be references to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

          (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Chase Manhattan Bank is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.

          (d) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

SECTION 5.02  Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Chase Manhattan Bank is hereby initially appointed Certificate Registrar for the purpose of registering responsibilities hereunder by reason of such appointment.

     If The Chase Manhattan Bank resigns as Certificate Registrar, the entity succeeding The Chase Manhattan Bank as Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners.

     The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at 450 West 33rd Street, 8th Floor, New York, New York 10001, or at the Corporate Trust Office, if the Trustee is the Certificate Registrar (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney).

     Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, in the case of a Definitive Certificate being surrendered in exchange for one or more new Definitive Certificates, one or more new Certificates in Denominations equal in the aggregate to the Denomination of the Definitive Certificate being surrendered. Such new Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e).

     Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificate in accordance with its standard procedures.

          (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) of a Non-Registered Certificate is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

          (i) (A) the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-1 attached hereto (a "QIB Investment Representation Letter"), which shall certify, among other things, that the transferee is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"); or

          (B) if the Non-Registered Certificate is a Class F Certificate or Class G Certificate, the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-2 attached hereto (a "Regulation S Investment Representation Letter"), which will certify, among other things, that the transferee is not a "U.S. Person" within the meaning of Regulation S under the Securities Act; or

          (C) if the Non-Registered Certificate is a Class J Certificate, the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-3 attached hereto, which shall certify, among other things, that the transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Accredited Investor") and is acquiring such Non-Registered Certificate for investment, either for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors), and not with a view to, or for offer or sale in connection with, the public distribution thereof.

     If the certification described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor (other than the Underwriter, in connection with its initial transfer of the Certificate being transferred) to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.

     The Servicer shall furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, all Statements to Certificateholders, servicing reports and any such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest Private Book-Entry Certificate that is not rated in one of the top four rating categories by a nationally recognized statistical rating organization may be effectuated only by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

     No Class V Certificate may be transferred to an "Ineligible Class V
Owner."

          (c) (i) Unless a Class of Non-Registered Certificates (other than Class J Certificates) has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT
          IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS
          AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS
          BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR
          SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE
          PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE
          144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS
          A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A
          IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
          (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN
          REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO
          ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION
          REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE
          FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE
          TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE
          OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS
          CERTIFICATE.

          [WITH RESPECT TO THE CLASS V CERTIFICATES ONLY:] THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF REPRESENTS AND WARRANTS THAT EITHER (I) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (B) A PLAN OR OTHER ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN) THAT IS SUBJECT TO
          SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" UNDER THE PLAN ASSET REGULATION BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY OR (II) ITS PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE UNDERWRITER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY LIABILITIES OR OBLIGATIONS IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER SHALL BE REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

          (d) (ii) Unless the Class J Certificates have been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) TO A PERSON THE SELLER REASONABLY BELIEVES IS AN "INSTITUTIONAL ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), THAT IS ACQUIRING THIS CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE ACCREDITED INVESTORS) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF REPRESENTS AND WARRANTS THAT EITHER (I) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, (B) A PLAN OR OTHER ARRANGEMENT (INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR KEOGH PLAN) THAT IS SUBJECT TO
          SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (C) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" UNDER THE PLAN ASSET REGULATION BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY OR (II) ITS PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE UNDERWRITER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY LIABILITIES OR OBLIGATIONS IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER SHALL BE REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

          (e) With respect to any Certificate other than a Class A Certificate or a Class A-X Certificate, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except in the case of a Class R Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60 (it being understood that delivery of a representation letter containing a representation substantially in the form of paragraph 8 of Exhibit C attached hereto shall satisfy the requirement of this Section 5.02(d)(i)), or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriter, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Agreement.

     The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause
(i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee and the Trust Fund. Each Certificate Owner of a Certificate other than a Class A or Class A-X Certificate shall be deemed to represent that it is not a Person specified in clauses (a), or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law

     So long as any Class of Certificates other than the Class A and Class A-X Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon written request with sufficient notice during normal business hours, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

          (f) Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Private Global Certificate, in whole or in part, shall only be made in accordance with this Article V.

          (i) Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Regulation S Global Certificate deposited with DTC wishes at any time to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear, Cedel or DTC, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Certificate. Upon receipt by the Trustee, as custodian for DTC, of (A) instructions from Euroclear, Cedel or DTC, as the case may be, directing the Trustee, as such custodian, to cause to be issued a Rule 144A Global Certificate in an amount equal to the beneficial interest in such Regulation S Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates to be exchanged, and (B) a certificate in the form of Exhibit C-1 attached hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such beneficial interest in such Regulation S Global Certificate reasonably believes that the Person acquiring such interest in a Rule 144A Global Certificate is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable Securities laws of any State of the United States or any other applicable jurisdiction and that such Person acquiring such Rule 144A Global Certificate is a "U.S. person" as defined in Regulation S under the Securities Act, then Euroclear or Cedel or the Trustee, as custodian for DTC, as the case may be, will instruct the Trustee, as custodian for DTC, to reduce the Regulation S Global Certificate by the aggregate principal amount of the Rule 144A Global Certificate to be transferred and the Trustee, as such custodian, shall authenticate and deliver such Rule 144A Global Certificate, concurrently with such reduction, to the Person specified in such instructions with an outstanding principal amount equal to the reduction in the principal amount of the Regulation S Global Certificate.

          (ii) Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in one or more Rule 144A Global Certificates wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in a Regulation S Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder, provided such holder is not a U.S. Person, may exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Certificate. Upon receipt by the Trustee, as custodian for DTC, of (A) such Rule 144A Global Certificate properly endorsed for such transfer and written instructions from such holder directing the Trustee, as such custodian, to cause to be credited a beneficial interest in a Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Certificate, to be exchanged, (B) a written order containing information regarding the Euroclear or Cedel account to be credited with such increase and (C) a certificate in the form of Exhibit C-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Private Global Certificates, including that the holder is not a U.S. Person, and pursuant to and in accordance with Regulation S under the Securities Act, the Trustee, as custodian for DTC, shall record the transfer in the Registrar Office and shall increase the principal amount of the Regulation S Global Certificate by the outstanding principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, and to credit, or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Certificate equal to the amount specified in the instructions received pursuant to clause (i) above.

          (g) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

               (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

               (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that (if the Transferor is not a U.S. Person) such transfer does not have the effect of allowing the Transferor to avoid tax on accrued excess inclusions.


          (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Age nd the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (iii) The Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

          (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.

     Following a proper request for transfer or exchange, the Certificate registrar shall, within five Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-Class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request in writing, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

          (i) If a Responsible Officer of the Certificate Registrar becomes aware that a beneficial interest in a Class F, Class G, Class H or Class I Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that a Class J Certificate is being held by or for the benefit of a Person who is not an Eligible Investor or an Accredited Investor, or that, in either case, such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right, but not the obligation, to void such transfer, if permitted under applicable law, or to require the investor to sell (x) such Class F, Class G, Class H or Class I Certificate to an Eligible Investor or (y) the beneficial interest in such Class J Certificate to an Eligible Investor or an Accredited Investor, within 14 days after notice of such determination, and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

          (j) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any Class H, Class I or Class J Certificate for so long as any such Certificate is a Definitive Certificate. The Certificate Owner of a Class H, Class I or Class J Certificate that wishes to receive the information described in Section 3.28(c) shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any beneficial ownership in such Class H, Class I or Class J Certificate and of the address to which such information should be sent. Upon the written request of the Trustee, the Servicer, the Special Servicer or the Depositor, the Certificate Registrar shall provide each such Person with an updated copy of the Certificate Register at the expense of the requesting party.

          (k) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

          (l) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

    SECTION 5.03.  Book-Entry Certificates.

          (a) The Regular Certificates (except, initially, the Private Definitive Certificates) initially shall be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, in the case of the Public Certificates (except as provided in subsection (c)(i) below), shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent only in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

          (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) (i) If (A)(1) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (2) the Depositor is unable to locate a qualified successor, or (B) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to some or all of the Classes, or (C) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all Classes, any Class or any portion of any Class of the Certificates, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.

          (ii) Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within five Business Days of such request if made at the Registrar Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

          For purposes of any provision of this Pooling and Servicing Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing a specified percentage of the Voting Rights, such consent or direction may be given by a combination of Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates, and Certificateholders owning Definitive Certificates, evidencing in the aggregate such specified percentage of the Voting Rights.

          (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMuCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     The Book-Entry Certificates may be deposited with such other
Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

          (e) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Trustee shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

          (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

          (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interests (iv) if the affected Certificate is a Non-Registered Certificate, a QIB Investment Representation Letter (or, if the affected Certificate is a Class F or Class G Certificate, a Regulation S Investment Representation Letter, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

   SECTION 5.05.  Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d).

                              [End of Article V]

                                  ARTICLE VI

                              THE DEPOSITOR, THE
                       SERVICER AND THE SPECIAL SERVICER

     SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

     The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

     SECTION 6.02. Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

          (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

          (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

     SECTION 6.03. Limitation on Liability of the Depositor, the
Servicer, the Special Servicer and Others.

          (a) None of the Depositor, the Trustee (whether acting in such capacity or as the Authenticating Agent or the Certificate Registrar), the Servicer, the Special Servicer nor any of the Affiliates, directors, members, managers, officers, employees or agents of any of them shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however that this provision shall not protect the Depositor, the Trustee, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of grossly negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

     The Depositor, the Servicer, the Special Servicer, the Trustee
(whether acting in such capacity or as the Authenticating Agent or the Certificate Registrar, the Directing Certificateholder and any Affiliate, director, member, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of grossly negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

          (b) None of the Depositor, the Trustee (whether acting in such capacity or as the Authenticating Agent or the Certificate Registrar), the Servicer, the Special Servicer or the Directing Certificateholder shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer, the Special Servicer, the Trustee or the Directing Certificateholder may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder shall be entitled to be reimbursed therefor out of amounts attributable to the Loans on deposit in the Certificate Account as provided by Section 3.05(a).

          (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar) and the Trust Fund and each other and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of grossly negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein.

     The Trustee, the Servicer, the Special Servicer or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee and the Special Servicer.

     The Depositor agrees to indemnify the Servicer and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach or failure in the performance of the Servicer's obligations and duties under this Agreement arising from or as a result of the inaccuracy of the Loan information provided by the Depositor to the Servicer via electronic mail. The Servicer shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

     SECTION 6.04. Depositor, Servicer and Special Servicer Not to
Resign.

     Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

     SECTION 6.05. Rights of the Depositor in Respect of the Servicer and the Special Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

                              [End of Article VI]

                                 ARTILCE VII

                                    DEFAULT

     SECTION 7.01. Events of Default; Servicer and Special Servicer
Termination.

          (a) "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make (x) any remittance (including a P&I Advance) required to be made by the Servicer to the Certificate Account, Servicing Accounts Construction Loan Servicing Account, Excess Interest Distribution Account, Interest Reserve Account or either Distribution Account by 4:00 p.m. New York City time on the Servicer Remittance Date or (y) any Servicing Advance or Yield Protection Payment Advance when required to be made pursuant to this Agreement; or


          (ii) any failure by the Special Servicer to deposit into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Certificate Account or the REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to, and at the time specified by, the terms of this Agreement; or

          (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

          (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable (except as set forth in clause (ix) hereto), which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

          (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

          (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

          (viii) the Trustee shall have received and forwarded to the Servicer and the Special Servicer, as applicable, written notice from any Rating Agency that the continuation of the Servicer or Special Servicer in such capacity, has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then-assigned to any Class of Certificates by such Rating Agency if the Servicer or Special Servicer, as the case may be, is not replaced, and the Trustee shall not have received subsequent notice from such Rating Agency (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

          (ix) the Servicer or the Special Servicer shall have failed to satisfy the covenant set forth in Section 3.23(b) or Section 3.24(b), as applicable, by the date set forth therein.

          (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred.

     From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

     The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account, the Construction Loan Servicing Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). The Servicer further agrees that if it is terminated pursuant to this Section 7.01(b) or if it resigns under the circumstances permitted under Section 6.04, or if for any other reason it is no longer the Servicer, it shall promptly (and in any event no later than five Business Days after its receipt of the notice of termination) (i) assign its rights under the United Artists Loan Swap Agreement to the Trustee, as successor Servicer, or (ii) at its own expense, cause a substitute counterparty meeting the requirements of Section 3.23(c) to enter into a swap agreement with the Trustee, as successor Servicer, on terms substantially equivalent to those set forth in the United Artists Loan Swap Agreement. The Servicer hereby pledges its rights under the United Artists Loan Swap Agreement to the Trustee, as successor Servicer, to secure its promise to make the assignment described in the immediately preceding sentence.

          (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c).

          (d) The Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be and become the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

     The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

       As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

     Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified, downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

     In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Servicer or Special Servicer.

     SECTION 7.03. Notification to Certificateholders.

          (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default. The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may not be waived. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

     SECTION 7.05. Trustee Advances.

     If the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                             [End of Article VII]

                                 ARTILCE VIII

                            CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

         (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refilling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          (d) [RESERVED]

     SECTION 8.02. Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

        (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

        (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

       (viii) The Trustee shall not be responsible for any act or omission of the Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as Servicer, Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

         (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

     SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

     The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Trustee set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

     SECTION 8.04. Trustee May Own Certificates.

     The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchaser and the Underwriter in banking transactions, with the same rights it would have if it were not Trustee.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
Trustee.

          (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan or REO Loan, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. In addition, the Trustee shall be entitled to reimbursement from the Depositor for certain expenses thereof pursuant to a separate agreement between the Trustee and the Depositor.

          (b) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of grossly negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank or national banking association, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by Fitch and "Aa3" by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of then current ratings then assigned thereby to the Certificates).

     If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers any REMIC created hereunder is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or (iii) administer each REMIC created hereunder from a state and local jurisdiction that does not impose such a tax.

     SECTION 8.07. Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be personally liable for any action or omission of any successor Trustee.

     SECTION 8.08. Successor Trustee.

          (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

          (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

          SECTION 8.09.  Merger or Consolidation of Trustee.

          Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

     SECTION 8.12. Access to Certain Information.

          (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

     The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the
Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

     Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, the Holder of any Class I or Class J Certificate may upon written request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

          (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriter, the Initial Purchaser, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or the Underwriter, that requests such reports or information; provided that the Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

          (c) With respect to any information furnished by the Trustee or the Servicer pursuant to this Section 8.12, the Trustee or Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Servicer, as applicable, shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

          SECTION 8.13. Representations, Warranties and Covenants of the
Trustee.

          (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of New York;

         (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

        (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

         (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

        (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

          (b) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Trustee and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of changing the date from 1999 to 2000. The Holders of Certificates entitled to at least 51% of the Voting Rights may terminate the Trustee by notice in writing to the Depositor and the Trustee, if the Trustee is in breach of the covenant set forth in this Section 8.13(b). Such termination shall constitute the sole remedy available for a breach of the covenant set forth in this Section 8.13(b). The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Trustee, and the Trustee shall not be responsible for the accuracy or integrity of any data or calculations provided to the Trustee by any third party.

                             [End of Article VIII]

                                  ARTICLE IX

                      TERMINATION; PURCHASE OF ARD LOANS

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All
Loans.

     Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class if the Controlling Class is exercising such option unless the Controlling Class is the only Class of Certificates then outstanding)), minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), (ii) the Distribution Date in November 2041 and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     The CSFB Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 2% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement. If the CSFB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the CSFB Mortgage Loan Seller, the Special Servicer may notify the CSFB Mortgage Loan Seller and the Trustee of its intention to exercise such option, and if the CSFB Mortgage Loan Seller fails to exercise such option within ten Business Days thereafter, the Special Servicer shall be entitled to exercise such option. If the Special Servicer does not exercise such option within 60 days after it becomes exercisable by the Special Servicer, the Holders of a majority of the Percentage Interests in the Controlling Class may notify the CSFB Mortgage Loan Seller, the Special Servicer and the Trustee of their intention to exercise such option and if neither the CSFB Mortgage Loan Seller nor the Special Servicer exercises such option within ten Business Days thereafter, such Holders of the Controlling Class shall be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by them, the Servicer may notify the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class and the Trustee of the Servicer's intention to exercise such option, and if neither the CSFB Mortgage Loan Seller, nor the Special Servicer nor the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, the Servicer will be entitled to exercise such option. Any purchaser pursuant to Section 9.01(a) of a Loan serviced by a Seller-Servicer or GE Capital Loan Services, Inc., shall be required to enter into a servicing agreement with such Seller-Servicer, as applicable, or GE Capital Loan Services, Inc., in the form of the related "Prior Servicing Agreement" (as defined in the Seller-Servicer Agreement or the GECLS Sub-Servicing Agreement) or shall be required to pay such Seller-Servicer or GE Capital Loan Services, Inc., as applicable, the termination fee that would be payable thereunder.

     If the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

     For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

     Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

     After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Intermediate-Tier Distribution Account and from the Intermediate-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and Intermediate-Tier and the Class LR Certificates in accordance with Sections 4.01(b) and (d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(h).

     Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest.

     SECTION 9.02. Additional Termination Requirements.

     If the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which are intended to meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

          (i) the Servicer shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's, the Intermediate-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

          (ii) during such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of each REMIC to the CSFB Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as the case may be, for cash; and

          (iii) immediately following the making of the final payment on the Uncertificated Intermediate-Tier and Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Intermediate-Tier and Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), in the Trust Fund and each of the Lower-Tier REMIC, Intermediate-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

     SECTION 9.03. Purchase of ARD Loans and Town & Country Loan.

          The Holder of a 100% Percentage Interest in the Class V Certificates may purchase any ARD Loan for up to two months after its Anticipated Repayment Date, or the Town & Country Loan for up to two months after its Maturity Date, at a price equal to the sum of the following:

          (i) 100% of the outstanding principal balance of such Loan on such Anticipated Repayment Date or Maturity Date, as applicable (less any P&I Advances previously made on account of principal);

          (ii) all unpaid interest accrued on such principal balance of such Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date or Maturity Date, as applicable (less any P&I Advances previously made on account of interest);

          (iii) the aggregate amount of all unreimbursed Advances with respect to such Loan, with interest thereon at the Advance Rate, and unpaid Servicing Fees, Special Servicing Fees, Trustee Fees and Trust Fund expenses; and

          (iv) the amount of any expenses incurred by the Trust Fund in connection with such purchase;

provided, however, that any such purchase may be consummated only if the applicable Holder, at its expense, provides the Trustee with an Opinion of Counsel to the effect that such purchase (or such right to purchase) would not cause (a) any REMIC created hereunder to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding and (b) would not cause the arrangement between the REMIC and the Class V Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an Opinion of Counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on any REMIC created hereunder under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to any REMIC created hereunder.

     The proceeds of any such purchase hereunder shall be deposited in the Certificate Account and disbursed as provided herein.

                              [End of Article IX]

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment.

          (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

          (i) to cure any ambiguity;

         (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

        (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any REMIC created hereunder as a REMIC at all times that any Certificate (other than the Class V Certificates) is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any REMIC created hereunder pursuant to the Code that would be a claim against the Trust Fund or any REMIC created hereunder, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

         (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

          (v) to modify, eliminate or add to the provisions of Section
     5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion o Counsel addressed to the Trustee, cause the Trust Fund, any REMIC created hereunder or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person or a Transfer from a Person other than a U.S. Person;

         (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

        (vii) to amend or supplement any provision hereof to the extent necessary to maintain the then current rating or ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

          (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

          (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

         (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

        (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

          (iv) amend this Section 10.01.

          (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, any REMIC created hereunder or cause any REMIC created hereunder to fail to qualify as a REMIC.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment to each Rating Agency and each Certificateholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a), (b) or (c) shall be payable out of the Certificate Account.

     SECTION 10.02. Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

           SECTION 10.03.  Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

     It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


     SECTION 10.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Allan J. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number: (212) 325-8162; and (b) in the case of the Underwriter, Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Allan
I. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number (212) 325-8162; (ii) in the case of the Servicer, First Union National Bank, Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina 28288-1075, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, telecopy number (704) 383-9356; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 N.W. 107th Avenue, Miami Florida 33172, Attention: Jeffrey
P. Krasnoff, telecopy number (305) 226-7691; (iv) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services (CMBS), telecopy number (212) 946-8302; (v) in the case of the Rating Agencies, (a) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Monitoring Group, telecopy number: (212) 635-0295; and (b) Moody's Investor Services, Inc., 99 Church Street, New York, New York 10007, Attention:
Commercial Mortgage Surveillance Group, telecopy number: (212) 553-1350; and
(vi) in the case of either Mortgage Loan Seller, Credit Suisse First Boston Mortgage Capital L.L.C., 11 Madison Avenue, New York, New York 10010,
Attention: Compliance Department, telecopy number (212) 325-8162; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first Class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 10.06. Severability of Provisions.

    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Grant of a Security Interest.

     The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Accounts and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

     SECTION 10.08. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.


     SECTION 10.09. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 10.10. Notices to Rating Agencies.

          (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Servicer or the Special Servicer;

          (iv) any change in the location of either of the Distribution
     Accounts;

          (v) the repurchase of Loans by the CSFB Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement; and

          (vi) the final payment to any Class of Certificateholders.

          (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee;

          (ii) any change in the location of the Certificate Account; and

          (iii)any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee.

          (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

          (i) each of its annual statements as to compliance described in
     Section 3.13;

          (ii) all reports and other items for Significant Loans delivered by each of the Servicer and Special Servicer pursuant to Section 3.12;

          (iii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

          (iv) each waiver and consent provided pursuant to Section 3.08 for Significant Loans.

          (d) The Trustee shall promptly after each Distribution Date furnish to each Rating Agency a copy of the related Statement to Certificateholders.

          (e) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current ratings on any Certificate then outstanding.

                              [End of Article X]

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                    CREDIT SUISSE FIRST BOSTON MORTGAGE
                    SECURITIES CORP.
                    Depositor

                    By: /s/ Allan Baum
                        ------------------------
                        Name: Allan Baum
                        Title: Vice President

                    FIRST UNION NATIONAL BANK
                    Servicer

                    By: /s/ Timothy S. Ryan
                        ---------------------
                    Name:   Timothy S. Ryan
                    Title:  Vice President

                    LENNAR PARTNERS, INC.
                    Special Servicer

                    By: /s/ Ronald Schrager
                        --------------------
                    Name:   Ronald Schrager
                    Title:  Vice President

                    THE CHASE MANHATTAN BANK
                    Trustee

                    By: /s/ Norma Catone
                        --------------------
                    Name:   Norma Catone
                    Title:  Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On the 24th day of November, 1998 before me, a notary public in and for said State, personally appeared Allan Baum known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ James M. Wulffleff
                                        ---------------------------
                                            James M. Wulffleff

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On the 24th day of November, 1998 before me, a notary public in and for said State, personally appeared Norma Catone known to me to be a Vice President of The Chase Manhattan Bank, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             /s/ James M. Wulffleff
                                             ---------------------------
                                                 James M. Wulffleff

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On the 24th day of November, 1998 before me, a notary public in and for said State, personally appeared Timothy S. Ryan known to me to be a Vice President of First Union National Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              /s/ James M. Wulffleff
                                              ---------------------------
                                                  James M. Wulffleff

STATE OF FLORIDA     )
                     ) ss.:
COUNTY OF MIAMI-DADE )

     The foregoing instrument was acknowledged before me this 24th day of November 1998 by Ronald E. Schrager, as Vice President of Lennar Partners, Inc., a Florida corporation, on behalf of such corporation; said individual is personally known to me or has provided a driver's license as identification.



                                            /s/ Shiona I. Creary
                                            ---------------------------
                                                Shiona I. Creary

                                                                    EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                      [_____]% Class A-[1][2] Certificate
                                  (Fixed Rate)

No.: [   ]                                     Initial Class A-[1][2]
CUSIP No. 22540A [      ]                         Certificate Balance:
Rated Final Distribution Date: November 2030   $[            ]
                                               Denomination of this Certificate:
                                               $[            ]


          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

          Unless this Certificate is presented by an authorized representative of DTC, to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998, (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                         THE CHASE MANHATTAN BANK
                                         not in its individual capacity,
                                         but solely as Trustee


                                         By
                                             ----------------------------------
                                                  Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-[1][2] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                         THE CHASE MANHATTAN BANK
                                         not in its individual capacity,
                                         but solely as Trustee


                                         By
                                             ----------------------------------
                                                    Authorized Officer



Dated:  November [_____], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:  _______________                  By:__________________________________
                                              Signature

                                                                   EXHIBIT A-2

                         FORM OF CLASS A-X CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                             Class A-X Certificate
                                 (Fixed Rate)

No.:                                               Original Class A-X Notional
CUSIP No. 22540A [     ]                              Balance:
Rated Final Distribution Date: November 2030       $[           ]
                                                   Notional Denomination of this
                                                       Certificate:
                                                   $[           ]

          THIS CERTIFICATE IS AN "INTEREST ONLY" CERTIFICATE AND DOES NOT HAVE A PRINCIPAL BALANCE. DISTRIBUTIONS WILL BE CALCULATED ON THE CLASS "A-X NOTIONAL BALANCE."

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS BOND. ASSUMING THE COLLATERAL PREPAYS AT 0% CPR AND THE ARD LOANS PREPAY ON THEIR ACCELERATED REPAYMENT DATE, THIS CERTIFICATE IS ISSUED ON NOVEMBER 24, 1998, WITH AN INITIAL COUPON RATE OF _____%. THIS CERTIFICATE HAS BEEN ISSUED WITH $_____ OF OID PER $1,000 OF INITIAL PRINCIPAL AMOUNT, THE MONTHLY YIELD EXPRESSED ON AN ANNUAL BASIS IS ____%, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $____ PER $1,000 OF INITIAL PRINCIPAL AMOUNT, COMPUTED ASSUMING THE YIELD IS ACCRUED DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING.

          Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

          Unless this Certificate is presented by an authorized representative of DTC, to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998 (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Notional Balance equal to or in excess of
$5,000,000;   and  in  all   other   cases  by  check   mailed  to  each  such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                           THE CHASE MANHATTAN BANK
                                           not in its individual capacity,
                                           but solely as Trustee


                                           By:________________________________
                                                  Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-X Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                           THE CHASE MANHATTAN BANK
                                           not in its individual capacity,
                                           but solely as Trustee


                                           By__________________________________
                                                 Authorized Officer

Dated: November [  ], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _____________                By:______________________________________
                                         Signature

                                                                    EXHIBIT A-3

                   FORM OF FIXED RATE MEZZANINE CERTIFICATE
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                   [_____]% Class [B][C][D][E] Certificate
                                 (Fixed Rate)

No.:                             Initial Class [B][C][D][E] Certificate Balance:
CUSIP No. 2250A [      ]         $[          ]
Rated Final Distribution Date:   Denomination of this Certificate:
   November 2030                 $[          ]

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2 AND CLASS A-X [AND CLASS [B][C][D]] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF INVESTMENT IN THE ENTITY BY ANY PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE ELIGIBLE FOR THE EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE THAT IS AVAILABLE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCAHSER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. IN ADDITION, SO LONG AS THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF DTC, ANY PURCHASER OF ANY SUCH CERTIFICATES WILL BE DEEMED TO HAVE REPRESENTED BY SUCH PURCHASE THAT
EITHER: (A) SUCH PURCHASER IS NOT A PLAN AND IS NOT PURCHASING SUCH CERTIFICATES BY OR ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY PLAN OR (B) THE PURCHASE OF ANY SUCH CERTIFICATE BY OR ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, AND THE FOLLOWING CONDITIONS ARE MET: (A) THE SOURCE OF FUNDS USED TO PURCHASE SUCH CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN PTCE 95-60) AND (B) THE CONDITIONS AS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED AS THE DATE OF THE ACQUISITION OF SUCH CERTIFICATES.

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE CODE, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          [THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS BOND. ASSUMING THE COLLATERAL PREPAYS AT 0% CPR AND THE ARD LOANS PREPAY ON THEIR ACCELERATED REPAYMENT DATE, THIS CERTIFICATE IS ISSUED ON NOVEMBER 24, 1998, WITH AN INITIAL COUPON RATE OF _____%. THIS CERTIFICATE HAS BEEN ISSUED WITH $_____ OF OID PER $1,000 OF INITIAL PRINCIPAL AMOUNT, THE MONTHLY YIELD EXPRESSED ON AN ANNUAL BASIS IS ____%, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $____ PER $1,000 OF INITIAL PRINCIPAL AMOUNT, COMPUTED ASSUMING THE YIELD IS ACCRUED DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING.]

          Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

          Unless this Certificate is presented by an authorized representative of DTC, to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998 (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                          THE CHASE MANHATTAN BANK
                                          not in its individual capacity,
                                          but solely as Trustee


                                          By:__________________________________
                                                Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [B][C][D][E] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                         THE CHASE MANHATTAN BANK
                                         not in its individual capacity,
                                         but solely as Trustee


                                         By____________________________________
                                               Authorized Officer

Dated: November [   ], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ________________                       By:____________________________
                                                              Signature

                                                                   EXHIBIT A-4

               FORM OF VARIABLE RATE PRIVATE GLOBAL CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                      [_____]% Class [F][G] Certificate
                                (Variable Rate)

No.: [  ]                             Initial Class [F][G] Certificate Balance:
CUSIP No. 22540A [      ]             $[          ]
Rated Final Distribution Date:        Denomination of this Certificate:
  November 2030                       $[          ]

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X, CLASS B, CLASS C, CLASS D AND CLASS E [AND CLASS F] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF INVESTMENT IN THE ENTITY BY ANY PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE ELIGIBLE FOR THE EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE THAT IS AVAILABLE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. IN ADDITION, SO LONG AS THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF DTC, ANY PURCHASER OF ANY SUCH CERTIFICATES WILL BE DEEMED TO HAVE REPRESENTED BY SUCH PURCHASE THAT
EITHER: (A) SUCH PURCHASER IS NOT A PLAN AND IS NOT PURCHASING SUCH CERTIFICATES BY OR ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY PLAN OR (B) THE PURCHASE OF ANY SUCH CERTIFICATE BY OR ON BEHALF OF, OR WITH "PLAN ASSETS" OF, ANY PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE DEPOSITOR, THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, AND THE FOLLOWING CONDITIONS ARE MET: (A) THE SOURCE OF FUNDS USED TO PURCHASE SUCH CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN PTCE 95-60) AND (B) THE CONDITIONS AS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED AS THE DATE OF THE ACQUISITION OF SUCH CERTIFICATES.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE CODE, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS BOND. ASSUMING THE COLLATERAL PREPAYS AT 0% CPR AND THE ARD LOANS PREPAY ON THEIR ACCELERATED REPAYMENT DATE, THIS CERTIFICATE IS ISSUED ON NOVEMBER 24, 1998, WITH AN INITIAL COUPON RATE OF _____%. THIS CERTIFICATE HAS BEEN ISSUED WITH $_____ OF OID PER $1,000 OF INITIAL PRINCIPAL AMOUNT, THE MONTHLY YIELD EXPRESSED ON AN ANNUAL BASIS IS ____%, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $____ PER $1,000 OF INITIAL PRINCIPAL AMOUNT, COMPUTED ASSUMING THE YIELD IS ACCRUED DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING.

          Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

          Unless this Certificate is presented by an authorized representative of DTC, to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998 (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                            THE CHASE MANHATTAN BANK
                                            not in its individual capacity,
                                            but solely as Trustee


                                             By:______________________________
                                                    Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [F][G] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                            THE CHASE MANHATTAN BANK
                                            not in its individual capacity,
                                            but solely as Trustee


                                            By_________________________________
                                                    Authorized Officer

Dated: November [   ], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ______________                 By:_____________________________________
                                                    Signature

                                                                   EXHIBIT A-5

             FORM OF VARIABLE RATE PRIVATE DEFINITIVE CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                           Class [H][I] Certificate
                                (Variable Rate)

No. [  ]                              Initial Class [H][I] Certificate Balance:
CUSIP No. 22540A [      ]             $[          ]
Rated Final Distribution Date:        Denomination of this Certificate:
   November 2030                      $[          ]

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G [AND CLASS H] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF INVESTMENT IN THE ENTITY BY ANY PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE ELIGIBLE FOR THE EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE THAT IS AVAILABLE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCAHSER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE CODE, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS BOND. ASSUMING THE COLLATERAL PREPAYS AT 0% CPR AND THE ARD LOANS PREPAY ON THEIR ACCELERATED REPAYMENT DATE, THIS CERTIFICATE IS ISSUED ON NOVEMBER 24, 1998, WITH AN INITIAL COUPON RATE OF _____%. THIS CERTIFICATE HAS BEEN ISSUED WITH $_____ OF OID PER $1,000 OF INITIAL PRINCIPAL AMOUNT, THE MONTHLY YIELD EXPRESSED ON AN ANNUAL BASIS IS ____%, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $____ PER $1,000 OF INITIAL PRINCIPAL AMOUNT, COMPUTED ASSUMING THE YIELD IS ACCRUED DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING.

          This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998 (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                               THE CHASE MANHATTAN BANK
                                               not in its individual capacity,
                                               but solely as Trustee


                                               By:_____________________________
                                                     Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [H][I] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                                THE CHASE MANHATTAN BANK
                                                not in its individual capacity,
                                                but solely as Trustee


                                                By_____________________________
                                                      Authorized Officer

Dated: November [  ], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  _______________                        By:____________________________
                                                         Signature

                                                                   EXHIBIT A-6

             FORM OF VARIABLE RATE PRIVATE DEFINITIVE CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                              Class J Certificate
                                (Variable Rate)

No.: [  ]                             Initial Certificate Principal Balance:
CUSIP No. 22540A [    ]               $[            ]
Rated Final Distribution Date:        Denomination of this Certificate:
    November 2030                     $[            ]

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS I CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF INVESTMENT IN THE ENTITY BY ANY PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE ELIGIBLE FOR THE EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE THAT IS AVAILABLE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCAHSER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) TO A PERSON WHO IS AN "INSTITUTIONAL ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, THAT IS ACQUIRING THIS CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH ARE ALSO ACCREDITED INVESTORS) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE CODE, ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS BOND. ASSUMING THE COLLATERAL PREPAYS AT 0% CPR AND THE ARD LOANS PREPAY ON THEIR ACCELERATED REPAYMENT DATE, THIS CERTIFICATE IS ISSUED ON NOVEMBER 24, 1998, WITH AN INITIAL COUPON RATE OF _____%. THIS CERTIFICATE HAS BEEN ISSUED WITH $_____ OF OID PER $1,000 OF INITIAL PRINCIPAL AMOUNT, THE MONTHLY YIELD EXPRESSED ON AN ANNUAL BASIS IS ____%, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $____ PER $1,000 OF INITIAL PRINCIPAL AMOUNT, COMPUTED ASSUMING THE YIELD IS ACCRUED DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING.

          This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998 (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                                THE CHASE MANHATTAN BANK
                                                not in its individual capacity,
                                                but solely as Trustee


                                                By____________________________
                                                        Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class J Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                               THE CHASE MANHATTAN BANK
                                               not in its individual capacity,
                                               but solely as Trustee


                                               By______________________________
                                                        Authorized Officer

Dated: November [_____], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  __________________                  By:________________________________
                                                          Signature

                                                                   EXHIBIT A-7

                          FORM OF CLASS V CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                              Class V Certificate

No.: [  ]                                            Percentage Interest: 100%

          THIS CERTIFICATE IS AN "INTEREST ONLY" CERTIFICATE AND DOES NOT HAVE A PRINCIPAL BALANCE AND IS ENTITLED TO RECEIVE DISTRIBUTIONS ONLY IN RESPECT OF EXCESS INTEREST, IF ANY.

          THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF INVESTMENT IN THE ENTITY BY ANY PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE ELIGIBLE FOR THE EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE THAT IS AVAILABLE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCAHSER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V OWNER" (AS DEFINED IN THE POOING AND SERVICING AGREEMENT.)

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

          THIS CERTIFICATE REPRESENTS, FOR FEDERAL INCOME TAX PURPOSES, AN INTEREST IN A GRANTOR TRUST CONSISTING OF THE EXCESS INTEREST (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) AND ANY HOLDER THEREOF AGREES TO TREAT ITS INTEREST IN THE EXCESS INTEREST IN ACCORDANCE WITH THIS REPRESENTATION.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998, (the "Pooling and Servicing
Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                              THE CHASE MANHATTAN BANK
                                              not in its individual capacity,
                                              but solely as Trustee


                                              By:______________________________
                                                      Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class V Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                               THE CHASE MANHATTAN BANK
                                               not in its individual capacity,
                                               but solely as Trustee


                                               By______________________________
                                                     Authorized Officer

Dated:  November [   ], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  ___________________                  By:_______________________________
                                                       Signature

                                                                   EXHIBIT A-8

                         FORM OF RESIDUAL CERTIFICATE

                           Class [R][LR] CERTIFICATE

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

          THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

          THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

          THIS CERTIFICATE MAY NOT BE HELD OR TRANSFERRED TO A NON-U.S. PERSON
(AS  DEFINED  IN  THE  POOLING  AND  SERVICING   AGREEMENT)  OR   DISQUALIFIED
ORGANIZATION (AS DEFINED BELOW).

          SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

          THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF INVESTMENT IN THE ENTITY BY ANY PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101), OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCAHSER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          TRANSFER OF THIS CLASS [R][LR] CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS [R][LR] CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" OR A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT). A DISQUALIFIED ORGANIZATION (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) INCLUDES: ANY OF (i) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY THAT IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (ii) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (iii) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (iv) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE AND (v) AN ELECTING LARGE PARTNERSHIP UNDER CODE SECTION 775. NO TRANSFER OF THIS CLASS [R][LR] CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION, IS NOT A NON-U.S. PERSON, AND IS NOT ACQUIRING THE CLASS [R][LR] CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON OR ANY AGENT OF A DISQUALIFIED ORGANIZATION OR A NON U.S. PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

          A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE UNAFFILIATED SELLER OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS [R][LR] CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER I OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES. ALL INTERESTS IN AN "ELECTING LARGE PARTNERSHIP" WILL BE TREATED AS HELD BY DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THIS TAX.

                         FORM OF RESIDUAL CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
                           Class [R][LR] Certificate
                      [Upper][Lower] Tier REMIC Residual

No: [  ]                                              Percentage Interest:_100%

          This certifies that CREDIT SUISSE FIRST BOSTON CORPORATION (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 11, 1998 (the "Pooling and Servicing Agreement") by and among First Union National Bank, as Servicer (the "Servicer"), Lennar Partners, Inc., as Special Servicer ("Special Servicer"), The Chase Manhattan Bank, as Trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as Depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

          On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

          All distributions (other than the final distribution) shall be made to the Person in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such
Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the Final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66(% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

          This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

          The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee, at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Structured Finance Services - CMBS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Trustee.

                                            THE CHASE MANHATTAN BANK
                                            not in its individual capacity,
                                            but solely as Trustee


                                            By:________________________________
                                                     Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R][LR] Certificates referred to in the within mentioned Pooling and Servicing Agreement.

                                            THE CHASE MANHATTAN BANK
                                            not in its individual capacity,
                                            but solely as Trustee


                                           By__________________________________
                                                   Authorized Officer

Dated:  November [  ], 1998

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1998-C2, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:  __________________                By:__________________________________
                                                         Signature

                                                                      EXHIBIT B

                            MORTGAGE LOAN SCHEDULE


       CSFB
Loan   Control  Loan                                                                                                    Cuf-off Date
No.    No.      Group   Property Name                            Borrower Name                                          Balance


  1      5        2     Intell/ReichmannPortfolioSummary         IPCCommercialProperti1es,LLC                            $86,666,578
  3      7        2     ButeraPortfolioSummary                   ButeraProperties,LLC                                    82,871,008
  4      8        2     PatriotAmericanSummary                   W-GreenspointLP&Chicago-ESLLC                           81,569,558
  5     10        1     L'EnfantPlazaSummary                     PotomacCreekAssociatesLP                                74,961,792
  2      6        1     180WaterStreet                           180WaterStreetAssociates,L.P.                           74,948,322
  6     11        2     260-261MadisonAvenue                     260/261MadisonEquitiesCorp.                             74,355,366
  7     12        2     TridentCenter                            TridentCenter,LP                                        60,000,000
  8      2        2     ThurmanMultifamilyPortfolioSummary       ThurmanMultifamilyOpportunities                         55,745,250
  9     13        2     KollCorporatePlaza                       CorporatePlazaAssociatesLLC                             54,819,238
 10      3        2     PinstripeMultifamilyPortfolioSummary     MultipleSinglePurposeBankruptcyRemoteEntities           52,709,690
 11     14        1     PearlHighlandsCenter                     PearlHighlandsCenterAssociates,LP                       49,972,867
 12     15        2     1133ConnecticutAvenue                    Connecticut/DeSalesPartnership                          46,021,342
 13      4        2     GardenVarietyApartmentsPortfolioSummary  MultipleSinglePurposeBankruptcyRemoteEntities           44,088,900
 14     16        1     DonatelliPortfolioSummary                FPRHoldingsLimitedPartnership                           41,540,422
 15     18        2     CamcoSummary                             MidstarProperties,Ltd.                                  36,953,806
 16     19        1     Accor-TexasSummary                       TexasS9LLC                                              30,176,866
 17     20        1     8484WilshireBoulevard                    L.Flynt,LTD.-8484,Inc.                                  23,700,000
 18     21        2     CourthouseSquareApartments               CourthouseSquare,LLC                                    23,564,880
 19    273        1     UnitedArtists-5TheatersSummary           TheaterInvestorsII,LLC                                  23,302,898
 20     22        2     RamblewoodVillageApartments              RamblewoodHillProperties,LLC                            22,220,441
 21     24        1     LipkinPortfolioSummary                   MLPAssociates,L.P.andTown&CountryAssociates             19,716,966
 22     23        2     GrandUnionSummary                        FirstMountain,L.P.etal                                  19,662,220
 23     25        1     Accor-FloridaSummary                     FloridaS9LLC                                            19,143,664
 24     26        2     SummitPortfolioSummary                   NewCarsunHills,L.P.                                     17,790,686
 25     28        1     AmericanRestaurantGroup,Inc.Summary      ARGPropertiesI,LLC                                      17,787,585
 26     29        1     Accor-MidwestSummary                     MidwestS9LLC                                            15,623,817
 27     30        2     VentanaCanyonApartments                  VentanaCanyonPartners,LLC                               15,316,465
 28     31        2     EnglishVillageApartments                 EnglishVillageAssociatesLLC                             15,222,781
 29     32        1     Accor-EastSummary                        EastS9LLC                                               14,443,020
 30     33        1     Cinemark-Austin                          PricibaEyTrustXIII                                      14,388,230
 31     34        1     TownandCountryShoppingCenter             ThirdFairfax,LLC                                        13,993,157
 32     36        1     Accor-SoutheastSummary                   SoutheastS9LLC                                          13,763,265
 33     37        1     RegalCinema                              PalmBeachRegal,L.P.                                     13,473,026
 34     38        1     SouthsideMall                            SouthWilliamsonDevelopmemtCompanyofKentuckyL            13,243,338
 35     39        1     Accor-WestSummary                        WestS9LLC                                               13,112,290
 36     41        2     McKnightPlaceExtendedCare                McKnightPlaceExtendedCare,L.L.C.                        12,774,778
 37     42        1     TamarusIandIIApartments                  SummitLasVegasLLC                                       12,657,153
 38     43        2     Shaw'sShoppingCenter                     CoralNewHavenAssociatesII,LLC                           12,493,327
 39     44        1     ThePradaBuilding                         KProperties,Inc.                                        11,936,969
 40     46        2     St.LandryPlazaShoppingCenter             StLandryPartners                                        10,776,767
 41     47        1     GardenRidge                              GardenRidgeHilliardDelawareBusinessTrust                10,627,254
 42     48        1     JewelryTheatreBuilding                   TheJewelryTheatreBuilding,LLC                           10,094,357
 43     50        1     HolidayInn-FarmingtonHills               FarmingtonHillsMotelAssociates,LLC                       9,979,093
 44     79        2     WhisperingPalms-ViscayaApart             WentwoodCapitalFundV,L.P.                                9,920,464
 45     51        1     1000SylvanAvenue                         1000SylvanAvenueAssociates,LLC                           9,616,048
 46     52        2     K-MartPlaza                              GoodrichHazletL.L.C.                                     9,281,232
 47     53        2     LincolnPlazaHotel                        T.R.&B.Property,LLC                                      8,996,493
 48     55        2     IslandWalkShoppingCenter                 IslandWalkShoppingCenter                                 8,700,000
 49    266        2     ForestRidgeShoppingCenter                AshevilleForestInvestors,LLC                             8,050,000
 50     56        1     AgawanStop&Shop                          AGAWAMS&SLimitedPartnership                              7,984,278
 51     58        1     Hoyt's-Bellingham                        IntercontinentalBellinghamTheaterDelawareBusin           7,943,633
 52     60        2     StirlingIndustrialPark                   StirlingIndustrialPark,JointVenture                      7,764,366
 53    999        1     PamidaSummary                            PamidaLLC                                                7,662,521
 54     61        2     BloomfieldMultiSummary                   KaufmanBloomfieldPropertiesLLC,etal                      7,438,145
 55     65        2     WendellTerrace                           WendellTerraceOwnersCorp.                                7,000,000
 56     67        1     WashingtonHUDSummary                     ChehalisGardenLLC                                        6,798,452
 57    888        1     BestBuySummary                           Net2CantonLLC                                            6,645,906
 58     69        2     NorthpointeShoppingCenter                HPI-FWWestPartnersFourL.P.                              $6,597,114
 59     70        1     U.S.EquitiesIISummary                    U.S.EquitiesII,L.P.                                      6,514,620
 60     71        2     East138thStreet                          RosgroRealtyCo.,L.P.                                     6,300,581
 61     68        2     St.CharlesPlaza                          St.CharlesPartnersL.P.                                   6,300,000
 62     75        2     PFI-IgnacioGardens                       ProfessionalInvestorsSecurityFundXVIII                   6,228,111
 63     77        2     StateFarmBuilding                        FFALSAssociates                                          5,984,382
 64     78        2     TimeWarnerBuilding                       RMAQRealty,LLC                                           5,974,670
 65     82        2     SunsetPlazaShoppingCenter                SunsetPlazaStationLLC                                    5,783,844
 66     84        2     CentroPlaza                              LincolnInvestors,LLC                                     5,612,164
 67    270        2     SherwoodForestdbaGrandOaks               BrandonSherwoodForestAssociates,L.P.                     5,600,000
 68     86        1     ShoppesofWiltonManor                     AmericanEquitiesLtd.No.6                                 5,482,156
 69     87        1     EssexPortfolioSummary                    Penn-OhioMicrotelLLC                                     5,328,399
 70     88        2     RoyalDaneMall                            RoyalDaneMallCorp.                                       5,278,249
 71     89        1     29JohnStreet                             29JohnStreetLLC                                          5,240,984
 72    268        2     WarringtonApartments                     WarringtonApartments,LLC                                 5,197,109
 73     90        1     PlazaDiamondBar                          PlazaDiamondBarPartners,LLC                              5,178,746
 74     92        2     RioDelOroRacquetClub                     RioDelOroRacquetClub,LLC                                 4,827,366
 75     93        2     CenturySquareApartments                  AvenelApartments,LTD                                     4,793,647
 76     95        1     East-West4LLCSummary                     East-West4LLC                                            4,738,569
 77     97        1     AlamedaOffice                            AlamedaMedicalCenter,LLC                                 4,600,000
 78     98        2     JeffersonPlazaSummary                    YorukProperties,LLC                                      4,591,080
 79     80        2     Bloomfield-Lex                           11422-26TiaraStreetLimitedPartnership,etal               4,555,639
 80     99        1     CarrollPoolSummary                       C&IProperties,L.L.C.                                     4,498,950
 81    265        2     CopacabanaMobileHomePark                 RichardHall,L.P.                                         4,442,095
 82    100        1     BudgetelSt.Charles                       St.CharlesMotel,LLC                                      4,417,462
 83    101        2     942HydePark                              JTJDevelopment,LLC                                       4,390,626
 84    102        1     LGInternationalBuilding                  CerritosRealtyAssociates,LLC                             4,340,558
 85    104        2     HomesteadGardensApartments               HomesteadGardensLLC                                      4,274,070
 86    105        2     WestwoodPortfolioSummary                 LindaCourt,Inc.etal                                      4,201,726
 87    106        2     CherryHillPlaza                          TheDrakeTowerLimitedPartnership                          4,098,160
 88    110        2     PFI-LincolnVilla                         ProfessionalInvestorsSecurityFundXIII,LP                 4,063,115
 89    107        1     BaysceneMobilehomePark                   BaysceneAssociates,LLC                                   4,035,586
 90     96        2     EdgewaterSquare                          BiloxiPartnersLP                                         4,000,000
 91    108        1     EconomicPressBuilding                    EPProperty,Inc.                                          3,996,282
 92    109        1     CommerceSecurityCenter                   CommerceSecurityCenterPartnership                        3,981,726
 93    111        2     PFI-Northgate                            ProfessionalInvestorsSecurityFundIX,LP                   3,862,209
 94    112        2     DerrerFieldEstatesApartments             GraochAssociates#50LimitedPartnership                    3,854,487
 95    113        1     CedarwoodValleyOfficePark                CVOPAssociates,LLC                                       3,832,454
 96    116        1     OneFinderneAvenue                        FinderneAssociates                                       3,790,432
 97    117        1     BestWesternChateauSuiteHotel             ShelbyL.Smith,Trustee,dbaChateauSuiteHtl.of              3,730,683
 98    118        2     AffordableWarehouses                     AffordableWarehouses                                     3,683,096
 99    267        2     Burke-LewisApartments                    BurkeLewisApartmentsAssociates,LLC                       3,642,973
100    122        1     RiteAid-Burton                           R.A.C.BurtonL.L.C.                                       3,560,238
100    122        1     RiteAid-Burton                           R.A.C.BurtonL.L.C.                                       3,560,238
101    123        2     AMPBuilding                              ChubbBranchburgL.L.C.                                    3,558,024
102    124        1     HolidayInnExpress                        Layton,LLC/HospitalityInvestors,LLCJointVentu            3,496,226
103    125        2     AnchorageTradeCenterBuilding             BayviewCommercialBuildingLLC                             3,488,643
104    128        1     QualityInn-Nautilus                      SouthRoyalCorporation                                    3,290,225
105    129        2     RainTreePlaza                            DarlaRaintree,LLC                                        3,228,459
106    130        1     ComfortInn-Greensboro                    BPRHospitality,Inc.                                      3,215,828
107    131        2     1270GerardAvenue                         NorthStateRealtyAssociates,LLC                           3,195,383
108    133        1     SuburbanLodgeofBaymeadows                SoutheasternLodges,LLC                                   3,144,317
109    134        1     ComfortInnBLR                            Properties,Inc.                                          3,137,998
110    135        2     PFI-Creekside                            ProfessionalInvestorsSecurityFundII                      3,039,590
111    132        2     PFI-Fairway                              ProfessionalInvestorsSecurityFundXIV,LP                  3,013,602
112    137        1     FranklinCourt                            QXYLido,LLC                                              2,998,789
113    139        1     WestLancasterPlaza                       CommercialProperties,LLC                                 2,923,402
114    140        1     733YonkersAvenue                         733Realty,LLC                                            2,898,018
115    142        2     BariManor                                BariManorProperties,Inc.                                $2,883,445
116    144        1     Eckerd's-Berwick#5923                    BerwickMallLLC                                           2,781,678
117    145        1     244West39thStreet                        244W.39thSt.RealtyInc.                                   2,759,884
118    143        2     690GerardAvenue                          BergerAssociatesLLC                                      2,740,000
119    147        2     LakePointeApartments                     LakePointeApartmentHomes,Inc.                            2,736,597
121    146        2     2300GrandConcourse                       KarenManorAssociatesLLC                                  2,720,000
120    148        2     230East167thStreet                       Sid-JonPropertiesAssociates,LLC                          2,720,000
122    149        1     CVS-ForestHill                           WiltonPartnersForestHill,LLC                             2,671,964
123    160        1     OfficeDepot-Dallas                       RICLoversLaneTrust                                       2,524,380
124    154        1     8000NorthFederalHighway                  NorthFederalHighwayAssociates,Ltd.                       2,495,191
125    155        1     PortofinoBeachHotel                      PBH,LLC                                                  2,495,993
126    156        1     CVS-Auburn                               CourtandUnion,LLC                                        2,485,162
127    158        2     PFI-IgnacioPines                         ProfessionalInvestorsSecurityFundX,LP                    2,478,850
128    159        1     CVS-Montgomery                           MitchellMontgomeryI,LLC                                  2,427,442
129    157        2     984SheridanAvenue                        N.J.Z.CompanyLLC                                         2,400,000
130    162        2     ShopRiteCenter                           Y.D.B.ShopriteL.C.                                       2,398,617
131    163        2     111East167thStreet                       SharaAssociatesLLC                                       2,396,503
132    164        1     CVS-Cranston                             1178-1194PontiacAvenueLLC                                2,373,332
133    152        2     PFI-OakHillApartments                    ProfessionalInvestorsSecurityFundXVII,LP                 2,301,932
134    168        2     176East176th                             StreetLynseyAssociates,LLC                               2,300,000
135    166        1     CVS-Bessemer                             CS-Bessemer,LLC                                          2,299,743
136    167        2     2585-93GrandConcourse                    MandyAssociatesLLC                                       2,296,681
137    170        1     2899-2901ThirdAvenue                     D.H.RealtyHoldings,LLC                                   2,273,396
138    169        1     CVS-Middlefield                          MiddlefieldOHBusinessTrust                               2,251,091
140    153        2     215MountHopePlace                        DrewDevelopmentLimited                                   2,250,000
139    161        2     1210ShermanAvenue                        J.A.M.AssociatesLLC                                      2,250,000
141    165        2     HudsonViewEstates                        HudsonViewEstates,Inc.                                   2,238,792
142    173        1     BelleairBazaar                           BelleairBazaar,LLC                                       2,236,000
143    171        2     ChateauThierryApartments                 HayneBoulevardInvestments#1                              2,215,063
144    172        1     CVS-ColonialHeights                      ColonialHeightsVABusinessTrust                           2,213,198
145    175        1     CVS-Augusta                              AugustaGABusinessTrust                                   2,196,408
146    176        1     SafeguardSelfStorage                     DoravilleProperties,LLC                                  2,175,519
147    177        1     CVS-NewHaven#6496                        G.B.NewHavenDevelopersLLC                                2,173,888
148    178        1     CVS-Huntersville                         HuntersvilleNCBusinessTrust                              2,172,174
149    272        1     BuenaParkManorMHP                        BuenaParkManorAssociates,LLC                             2,144,931
150    179        1     ComfortInn-Petersburg                    AMIR,Inc.                                                2,143,220
150    179        1     ComfortInn-Petersburg                    AMIR,Inc.                                                2,143,220
151    180        1     CVS-Ringgold                             RinggoldGABusinessTrust                                  2,116,349
152    181        2     ContinentalPak                           Continental&DeutschInc.andContinentalPakCor              2,098,968
153    183        2     2544ValentineAvenue                      KellyAssociatesLLC                                       2,096,970
154    184        1     CVS-Cleveland                            ClevelandOHBusinessTrust                                 2,090,866
155    186        1     CVS-Madison                              MadisonNCBusinessTrust                                   2,077,611
156    185        2     PFI-Westview                             ProfessionalInvestorsSecurityFundVI                      2,036,056
157    188        1     CVS-Painesville                          PainsvilleOHBusinessTrust                                2,015,924
158    189        1     CVS-Pelzer                               CPPelzer,LLC                                             2,012,127
159    211        2     PFI-IgnacioHillsIII                      ProfessionalInvestorsSecurityFundIII,LP                  2,006,070
160    191        1     WalgreensPlaza                           ShoppingPlazaatWiltonManors,Ltd.                         1,995,780
161    193        1     BestWestern-WrightPatterson              GreeneManagementCorp.                                    1,994,076
162    195        2     ClarionHotel                             OceanViewResort                                          1,991,585
163    194        2     7600MedleyIndustrialBuilding             7600MedleyWarehouseJointVenture                          1,991,039
164    197        1     CVS-Smyrna                               SmyrnaTNBusinessTrust                                    1,971,569
165    199        1     CitrusPlaza                              CitrusPlazaPartners                                      1,930,000
166    200        2     CaneVillage/IndianSummerApartments       IndianSummerApartments,Inc.                              1,915,683
167    198        2     2908-10ValentineAvenue                   MerryAssociatesLLC                                       1,860,000
168    202        1     416-418Knickerbocker                     NathanCheney,TrusteeF/B/OElliotCohen                     1,845,638
169    196        2     2MinervaPlace                            HAFAssociates,LLC                                        1,840,000
170    201        2     PFI-NorthernApartments                   ProfessionalInvestorsSecurityFundV                       1,829,152
171    203        2     SpartaGreenTownhouses                    SpartaBrookAssociates,L.P.                               1,823,017
172    204        1     CVS-Owensboro                            OwensboroKYBusinessTrust                                $1,814,530
173    205        1     CVS-Barnwell                             BarnwellSCBusinessTrust                                  1,805,561
174    207        2     48HillStreet                             BLWHillSt.,LLC                                           1,799,102
175    206        1     GalaxyHotel                              BhagymalaxmiInnCorp.                                     1,797,417
176    208        2     ElmwoodGalleria                          ElmwoodCorporation                                       1,796,856
177    209        1     CVS-Marysville                           MarysvilleOHBusinessTrust                                1,785,062
178    182        2     1791GrandConcourse                       DenpatAssociates,LLC                                     1,777,000
179    187        2     2505OlinvilleAvenue                      2505OlinvilleAvenue,LLC                                  1,735,000
180    212        1     EconoLodge-Biloxi                        KrupaluCorporation                                       1,716,503
181    217        1     CVS-Bedford                              BedfordOHBusinessTrust                                   1,623,093
182    220        1     IngramParkPlazaShoppingCenter            Ithaca-Ingram,LTD                                        1,598,773
183    221        1     RiteAid-Detroit                          S.D.A.,LLC                                               1,598,697
184    222        2     PowellStreetWarehouses                   PowellStreetProperties,Inc.                              1,580,199
185    218        2     3041HollandAvenue                        MicbryAssociates,LLC                                     1,580,000
186    214        2     3031HollandAvenue                        TREMMAssociatesLLC                                       1,548,000
187    219        2     1240ShermanAvenue                        Deb-bieRealtyAssociates,LLC                              1,525,000
188    226        1     2174PelhamAssociates                     2174PelhamAssociatesLLC                                  1,496,463
189    227        1     CVS-Cairo                                CairoAssociatesLLC                                       1,444,114
190    229        2     PFI-Strawberry                           ProfessionalInvestorsSecurityFundVIII,LP                 1,430,337
191    228        1     CVS-Hopewell                             GustineHopewellAssociates,Ltd.                           1,402,926
192    233        1     54-64BroadStreet                         BroadStreetRealtyEnterprises,LLC                         1,347,461
193    236        2     PFI-ViaCasitas                           ProfessionalInvestorsSecurityFundXI,LP                   1,338,379
194    234        1     BestWestern-Celebration                  Shivani,Inc.                                             1,334,556
195    237        1     RiteAid-Dearborn                         WyomingDiversey,LLC                                      1,321,705
196    239        1     GatewayRetailCenter                      TYGOMT,LC                                                1,297,292
197    246        2     PFI-IgnacioHillsI                        ProfessionalInvestorsSecurityFundI                       1,284,404
198    230        2     1945LoringPlaceSouth                     AndrewAssociatesLLC                                      1,280,000
199    240        2     ThreePinesApartments                     SycamoreCanyonCorporation                                1,255,595
200    241        1     363BloomfieldAvenue                      ThePhoenixMontclairPartnership,L.P.                      1,248,673
200    241        1     363BloomfieldAvenue                      ThePhoenixMontclairPartnership,L.P.                      1,248,673
201    248        2     ParkerPlazaShoppingCenter                ParkerPlaza-GrecoLimitedLiabilityCompany                 1,198,882
202    243        1     Nature'sEdgeAssistedLivingFacility       RobertGuimondandJoyceGuimond                             1,194,637
203    244        2     PFI-CountryClub                          ProfessionalInvestorsSecurityFundXV,LP                   1,120,480
204    245        2     202IndustrialLoop                        202RealtyCorporation                                     1,106,000
205    249        2     StonegateApartments                      HilbertPropertiesII                                      1,047,473
206    250        1     1655East13thStreet                       SVE.13thSt.LLC                                           1,038,101
207    251        2     VillaSerena                              Coolidge-SerenaEquities,LLC                                999,068
208    271        2     LakeVillageApartments                    3750LakeAvenue,Inc.                                        898,267
209    255        1     AeroPanelBuilding                        661MyrtlePropertyCompany,Ltd.(L.P.)                        873,730
210    253        2     344East209th                             StreetScott-CraigAssociatesLLC                             855,000
211    254        2     2935HollandAvenue                        CoreyAssociates,LLC                                        825,000
212    258        2     SherwoodTownhouses                       DialRealtyManagementCorporation                            696,624
213    256        2     2885BriggsAvenue                         Ry-BoyAssociates,LLC                                       680,000
214    260        2     PFI-IgnacioHillsIV                       ProfessionalInvestorsSecurityFundIV                        582,730
215    259        2     116HenwoodPlace                          L&DRealtyAssociatesLLC                                     560,000
216    261        1     398ThirdAvenue                           398-3rdAvenueRealtyCo.                                     498,504
217    263        1     SpinCycle173-Milwaukee                   WentwoodInvestorsFundII,L.P.                               334,498
                                                                                    Total                             1,989,275,079



                                    Primary                                                         Anticipated
Loan      Monthly       Mortgage    Servicing   Net Mortgage                     Stated Maturity    Repayment
No.       Payment       Rate        Fee Rate    Rate            Interest Calc.   Date               Date           ARD Loan


  1      587,774.49     7.1550        0.05       7.1050         Actual/360           6/11/28          6/11/08        Yes
  3      536,131.40     6.7100        0.05       6.6600         Actual/360           9/11/28          9/11/08        Yes
  4      643,135.00     8.2500        0.05       8.2000         Actual/360          11/11/23         11/11/08        Yes
  5      531,625.00     7.6400        0.05       7.5900         Actual/360          10/11/28         10/11/08        Yes
  2      525,302.00     8.0000        0.03       7.9700         Actual/360           7/11/18          7/11/13        Yes
  6      523,365.58     7.2750        0.05       7.2250         Actual/360           1/11/26          2/11/08        Yes
  7      449,854.20     7.6650        0.05       7.6150         Actual/360          11/11/23         11/11/08        Yes
  8      392,454.37     7.5700        0.05       7.5200         Actual/360          11/11/28         11/11/08        Yes
  9      363,041.52     6.9400        0.05       6.8900         Actual/360           9/11/28          9/11/08        Yes
 10      371,083.60     7.5700        0.05       7.5200         Actual/360          11/11/28         11/11/08        Yes
 11      347,896.97     7.4500        0.05       7.4000         Actual/360          10/11/28         10/11/05        Yes
 12      326,422.22     7.1500        0.05       7.1000         Actual/360           7/11/24          7/11/08        Yes
 13      310,392.03     7.5700        0.05       7.5200         Actual/360          11/11/28         11/11/08        Yes
 14      285,741.77     7.2610        0.05       7.2110         Actual/360           1/11/28          1/11/08        Yes
 15      261,248.00     7.6000        0.05       7.5500         Actual/360          10/11/28         10/11/08        Yes
 16      210,546.08     6.6858        0.05       6.6358         Actual/360           3/11/19                          No
 17      177,717.07     8.2300        0.05       8.1800         Actual/360          11/11/28         11/11/08        Yes
 18      164,373.86     7.4700        0.05       7.4200         Actual/360          11/11/28          5/11/08        Yes
 19      194,481.98     8.0880        0.05       8.0380         30/360                7/1/16                          No
 20      154,995.90     7.4700        0.05       7.4200         Actual/360          11/11/28          5/11/08        Yes
 21      132,195.00     7.0500        0.05       7.0000         Actual/360           7/11/28          7/11/08        Yes
 22      151,005.25     7.9200        0.05       7.8700         Actual/360           9/11/23          9/11/08        Yes
 23      132,574.50     6.6914        0.05       6.6414         Actual/360           3/11/19                          No
 24      125,192.31     7.5600        0.05       7.5100         Actual/360          10/11/28         10/11/08        Yes
 25      148,997.77     8.7829        0.05       8.7329         Actual/360           5/11/23                          No
 26      108,522.92     6.6891        0.05       6.6391         Actual/360           3/11/19                          No
 27      105,793.75     7.3700        0.05       7.3200         Actual/360          10/11/28         10/11/08        Yes
 28      106,184.60     7.4700        0.05       7.4200         Actual/360          11/11/28          5/11/08        Yes
 29       99,311.42     6.6966        0.05       6.6466         Actual/360           3/11/19                          No
 30      119,259.91     7.8550        0.05       7.8050         30/360              10/11/18                          No
 31      100,394.48     7.7600        0.05       7.7100         Actual/360           8/11/07          8/11/07        Yes
 32       95,138.42     6.6927        0.05       6.6427         Actual/360           3/11/19                          No
 33      107,061.81     7.5984        0.05       7.5484         Actual/360           4/11/18                          No
 34       94,516.67     7.7000        0.05       7.6500         Actual/360          10/11/28         10/11/08        Yes
 35       90,175.75     6.6965        0.05       6.6465         Actual/360           3/11/19                          No
 36       86,971.56     7.2100        0.04       7.1700         Actual/360           8/11/28          8/11/08        Yes
 37       85,351.05     7.1200        0.05       7.0700         Actual/360           9/11/28          9/11/08        Yes
 38       87,401.81     7.5000        0.05       7.4500         Actual/360          10/11/28         10/11/08        Yes
 39       94,481.92     7.2000        0.05       7.1500         Actual/360           8/11/18          8/11/08        Yes
 40       74,488.67     7.2600        0.05       7.2100         Actual/360           8/11/28          7/11/08        Yes
 41       87,504.94     7.7189        0.05       7.6689         30/360               8/11/18                          No
 42       69,654.97     7.3600        0.05       7.3100         Actual/360          10/11/28         10/11/13        Yes
 43       73,704.09     7.4700        0.05       7.4200         Actual/360           9/11/23          9/11/05        Yes
 44       72,480.49     7.9500        0.05       7.9000         Actual/360          10/11/28         10/11/08        Yes
 45       64,493.59     7.0450        0.05       6.9950         Actual/360           6/11/28          6/11/03        Yes
 46       62,624.44     7.1200        0.05       7.0700         Actual/360           8/11/28          8/11/08        Yes
 47       68,374.74     8.3700        0.05       8.3200         Actual/360          10/11/28         10/11/08        Yes
 48       60,832.00     7.5000        0.05       7.4500         Actual/360          11/11/28         11/11/08        Yes
 49       58,228.50     7.8500        0.05       7.8000         Actual/360          11/11/28         11/11/08        Yes
 50       54,411.41     7.2200        0.05       7.1700         Actual/360           8/11/28          8/11/13        Yes
 51       66,612.31     7.7063        0.05       7.6563         Actual/360           2/11/18                          No
 52       54,137.62     6.8000        0.05       6.7500         Actual/360           7/11/23          7/11/08        Yes
 53       60,796.84     8.4449        0.05       8.3949         Actual/360           6/11/23                          No
 54       52,494.94     7.5900        0.04       7.5500         Actual/360          10/11/28         10/11/08        Yes
 55       46,102.01     6.9000        0.08       6.8200         Actual/360          11/11/08                          No
 56       81,811.82     8.2000        0.05       8.1500         Actual/360           9/11/28          9/11/05        Yes
 57       47,764.43     7.1500        0.05       7.1000         Actual/360           8/11/23          8/11/08        Yes
 58      $48,750.92     8.0700        0.05       8.0200         Actual/360          10/11/28         10/11/08        Yes
 59       56,105.35     7.3500        0.05       7.3000         Actual/360           8/11/18                          No
 60       48,045.79     7.8500        0.05       7.8000         Actual/360          10/11/23         10/11/08        Yes
 61       44,051.00     7.5000        0.05       7.4500         Actual/360          11/11/28         11/11/08        Yes
 62       45,330.54     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
 63       40,564.95     7.1600        0.05       7.1100         Actual/360           7/11/28          7/11/08        Yes
 64       43,175.32     7.2000        0.05       7.1500         Actual/360           7/11/23          7/11/08        Yes
 65       38,237.61     6.9100        0.06       6.8500         Actual/360           7/11/28          7/11/08        Yes
 66       39,756.33     7.0000        0.05       6.9500         Actual/360           9/11/23          9/11/08        Yes
 67       41,090.82     8.0000        0.05       7.9500         Actual/360          11/11/28         11/11/08        Yes
 68       37,930.92     7.3600        0.05       7.3100         Actual/360           6/11/28          6/11/08        Yes
 69       39,258.05     7.4200        0.05       7.3700         Actual/360           7/11/23          7/11/08        Yes
 70       38,616.61     7.3400        0.05       7.2900         Actual/360           7/11/23          7/11/08        Yes
 71       37,466.63     7.7100        0.05       7.6600         Actual/360           8/11/28          8/11/05        Yes
 72       35,915.11     7.3750        0.05       7.3250         Actual/360          10/11/28         10/11/08        Yes
 73       37,955.26     7.3600        0.05       7.3100         Actual/360           7/11/23          7/11/05        Yes
 74       40,627.73     8.0200        0.05       7.9700         Actual/360           8/11/18          8/11/08        Yes
 75       33,136.05     7.3700        0.05       7.3200         Actual/360           9/11/28          9/11/08        Yes
 76       36,288.00     8.4300        0.05       8.3800         Actual/360           6/11/28          6/11/05        Yes
 77       34,074.39     8.1000        0.05       8.0500         Actual/360          11/11/28         11/11/08        Yes
 78       31,442.53     7.2700        0.05       7.2200         Actual/360           8/11/28          8/11/08        Yes
 79       32,151.57     7.5900        0.08       7.5100         Actual/360          10/11/28         10/11/08        Yes
 80       39,295.26     8.5700         0.1       8.4700         Actual/360          10/11/18                          No
 81       31,389.75     7.5900        0.05       7.5400         Actual/360           8/11/28          8/11/08        Yes
 82       36,412.45     8.9000         0.1       8.8000         Actual/360          10/11/24         10/11/08        Yes
 83       32,144.46     7.3700         0.1       7.2700         Actual/360           9/11/23          9/11/08        Yes
 84       29,882.30     7.2200        0.05       7.1700         Actual/360           8/11/28          8/11/03        Yes
 85       29,813.24     7.4700        0.05       7.4200         Actual/360          11/11/28          5/11/08        Yes
 86       28,634.01     7.2200        0.05       7.1700         Actual/360           8/11/28          8/11/08        Yes
 87       30,084.35     8.0000        0.05       7.9500         Actual/360          10/11/28         10/11/08        Yes
 88       29,572.88     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
 89       28,486.44     7.5600        0.05       7.5100         Actual/360           5/11/28          5/11/08        Yes
 90       30,302.49     7.7840        0.05       7.7340         Actual/360          11/11/23         11/11/08        Yes
 91       29,585.67     7.5100        0.05       7.4600         Actual/360          10/11/23         10/11/05        Yes
 92       27,762.88     6.8000        0.05       6.7500         Actual/360           7/11/23          7/11/08        Yes
 93       28,110.61     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
 94       26,648.20     7.3600        0.05       7.3100         Actual/360           7/11/28          7/11/08        Yes
 95       26,117.48     7.2200        0.05       7.1700         Actual/360           8/11/28          8/11/08        Yes
 96       26,000.07     7.2800        0.05       7.2300         Actual/360           7/11/28          7/11/08        Yes
 97       27,687.78     7.4900         0.1       7.3900         Actual/360           6/11/23          6/11/08        Yes
 98       25,680.67     6.8000        0.05       6.7500         Actual/360           7/11/23          7/11/08        Yes
 99       25,175.11     7.3750        0.05       7.3250         Actual/360          10/11/28         10/11/08        Yes
100       24,382.80     6.4579        0.05       6.4079         Actual/360           4/11/23                          No
100       24,382.80     6.4579        0.05       6.4079         Actual/360           4/11/23                          No
101       24,600.17     7.3800        0.05       7.3300         Actual/360          10/11/28         10/11/08        Yes
102       24,359.00     6.8300         0.1       6.7300         Actual/360          10/11/23         10/11/08        Yes
103       26,544.68     8.1700        0.05       8.1200         Actual/360           6/11/08                          No
104       24,601.76     7.6000         0.1       7.5000         Actual/360           8/11/23          8/11/08        Yes
105       23,318.93     7.8300        0.05       7.7800         Actual/360          10/11/28         10/11/08        Yes
106       24,465.31     7.8000        0.05       7.7500         Actual/360           8/11/23          8/11/08        Yes
107       21,332.68     7.0200        0.05       6.9700         Actual/360           9/11/28          9/11/08        Yes
108       24,794.09     8.2300        0.05       8.1800         Actual/360           9/11/23          9/11/08        Yes
109       23,689.55     7.7000        0.05       7.6500         Actual/360           7/11/23          7/11/08        Yes
110       22,123.28     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
111       21,934.13     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
112       22,601.30     8.2800        0.05       8.2300         Actual/360          10/11/28         10/11/08        Yes
113       20,312.00     7.4300        0.05       7.3800         Actual/360          10/11/28         10/11/08        Yes
114       19,612.19     7.0600        0.05       7.0100         Actual/360          10/11/28         10/11/08        Yes
115      $20,113.11     7.4700        0.05       7.4200         Actual/360          10/11/28         10/11/08        Yes
116       19,131.33     6.3447        0.05       6.2947         Actual/360           5/11/18                          No
117       19,968.59     7.2000        0.05       7.1500         Actual/360           6/11/23          6/11/08        Yes
118       19,743.42     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
119       19,417.06     7.6000        0.05       7.5500         Actual/360           3/11/28          3/11/08        Yes
121       19,599.31     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
120       19,599.31     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
122       14,952.13     6.5024           0       6.5024         30/360                1/6/19                          No
123       18,250.00     7.4678        0.05       7.4178         Actual/360           6/11/16                          No
124       17,139.27     7.3000        0.05       7.2500         Actual/360           8/11/28          8/11/08        Yes
125       18,257.05     7.9500        0.05       7.9000         Actual/360           8/11/28          8/11/08        Yes
126       13,666.60     6.3828           0       6.3828         30/360               12/6/18                          No
127       18,042.01     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
128       17,358.27     6.8100           0       6.8100         30/360                3/6/19                          No
129       17,293.51     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
130       18,370.88     8.2200        0.05       8.1700         Actual/360           4/11/26         10/11/08        Yes
131       15,935.04     6.9800        0.05       6.9300         Actual/360           9/11/28          9/11/08        Yes
132       13,261.20     6.4925           0       6.4925         30/360                2/6/19                          No
133       16,754.33     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
134       16,572.95     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
135       12,887.61     6.5122           0       6.5122         30/360                1/6/19                          No
136       15,332.86     7.0200        0.05       6.9700         Actual/360           9/11/28          9/11/08        Yes
137       18,549.45     8.6500        0.05       8.6000         Actual/360          10/11/23         10/11/08        Yes
138       12,818.66     6.6112           0       6.6112         30/360               12/6/18                          No
140       16,212.67     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
139       16,212.67     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
141       15,616.42     7.4700        0.05       7.4200         Actual/360          10/11/28         10/11/08        Yes
142       16,072.00     7.7840        0.05       7.7340         Actual/360          11/11/28         11/11/08        Yes
143       15,889.32     7.1400         0.1       7.0400         Actual/360           9/11/23          9/11/08        Yes
144       12,301.14     6.4451           0       6.4451         30/360                1/6/19                          No
145       12,336.98     6.5173           0       6.5173         30/360                1/6/19                          No
146       16,195.18     7.5600         0.1       7.4600         Actual/360           9/11/23          9/11/13        Yes
147       12,187.12     6.5161           0       6.5161         30/360                2/6/19                          No
148       12,089.29     6.4652           0       6.4652         30/360                1/6/19                          No
149       19,898.50     8.0100        0.05       7.9600         Actual/360          10/11/05                          No
150       18,077.24     8.0700        0.05       8.0200         Actual/360           9/11/18                          No
150       18,077.24     8.0700        0.05       8.0200         Actual/360           9/11/18                          No
151       11,684.20     6.3995           0       6.3995         30/360                1/6/19                          No
152       18,030.23     9.4000        0.05       9.3500         Actual/360          10/11/24         10/11/08        Yes
153       13,999.57     7.0200        0.05       6.9700         Actual/360           9/11/28          9/11/08        Yes
154       11,519.56     6.3965           0       6.3965         30/360                1/6/19                          No
155       11,857.71     6.6271           0       6.6271         30/360               12/6/18                          No
156       14,819.18     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
157       11,266.33     6.4814           0       6.4814         30/360               12/6/18                          No
158       11,324.13     6.5416           0       6.5416         30/360                1/6/19                          No
159       14,600.93     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
160       13,238.96     6.9500        0.05       6.9000         Actual/360           8/11/28          8/11/08        Yes
161       14,910.16     7.6000         0.1       7.5000         Actual/360           8/11/23          8/11/08        Yes
162       16,091.07     8.4900        0.05       8.4400         Actual/360           6/11/23          6/11/08        Yes
163       14,008.25     6.9000        0.05       6.8500         Actual/360           7/11/23          7/11/08        Yes
164       10,883.73     6.3975           0       6.3975         30/360               12/6/18                          No
165       13,872.00     7.7840        0.05       7.7340         Actual/360          11/11/28         11/11/08        Yes
166       13,668.30     7.0800        0.12       6.9600         Actual/360           9/11/23          9/11/08        Yes
167       13,402.47     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
168       13,364.93     7.1400        0.05       7.0900         Actual/360           9/11/08                          No
169       13,258.36     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
170       13,313.25     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
171       12,716.22     7.4700        0.05       7.4200         Actual/360          10/11/28         10/11/08        Yes
172      $10,201.59     6.5343           0       6.5343         30/360                1/6/19                          No
173        9,942.34     6.3818           0       6.3818         30/360                1/6/19                          No
174       12,833.28     7.7000        0.05       7.6500         Actual/360          10/11/28         10/11/08        Yes
175       15,246.92     8.1700        0.05       8.1200         Actual/360          10/11/18         10/11/08        Yes
176       12,771.26     7.6500        0.05       7.6000         Actual/360           8/11/28          8/11/08        Yes
177       10,028.65     6.5175           0       6.5175         30/360               12/6/18                          No
178       12,804.40     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
179       12,501.77     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
180       14,055.13     7.6500        0.05       7.6000         Actual/360           8/11/18          8/11/08        Yes
181        8,920.68     6.3690           0       6.3690         30/360                1/6/19                          No
182       12,690.13     8.3200        0.05       8.2700         Actual/360          10/11/23         10/11/08        Yes
183       12,291.67     6.9380        0.05       6.8880         Actual/360           9/11/17                          No
184       12,694.53     7.3000        0.12       7.1800         Actual/360           4/11/18          4/11/08        Yes
185       11,384.89     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
186       11,154.31     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
187       10,988.58     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
188       10,836.43     7.1400        0.05       7.0900         Actual/360           9/11/08                          No
189        8,091.29     6.5122           0       6.5122         30/360                2/6/19                          No
190       10,410.53     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
191        7,733.41     6.4003           0       6.4003         30/360                2/6/19                          No
192       10,437.41     8.0200        0.05       7.9700         Actual/360           9/11/23          9/11/08        Yes
193        9,741.23     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
194       12,599.20     7.6100        0.05       7.5600         Actual/360           7/11/13                          No
195        9,863.60     6.6730        0.05       6.6230         Actual/360           3/11/16                          No
196        9,476.00     7.9300        0.05       7.8800         Actual/360           7/11/28          7/11/08        Yes
197        9,348.38     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
198        9,223.20     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
199        8,442.13     7.0700        0.05       7.0200         Actual/360           6/11/28          6/11/08        Yes
200        9,087.62     7.2100        0.05       7.1600         Actual/360          10/11/23         10/11/08        Yes
200        9,087.62     7.2100        0.05       7.1600         Actual/360          10/11/23         10/11/08        Yes
201        8,867.89     7.5000        0.05       7.4500         Actual/360          10/11/23         10/11/08        Yes
202        9,421.34     8.2000        0.12       8.0800         Actual/360           6/11/23          6/11/08        Yes
203        8,155.28     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
204        8,309.01     8.2500        0.05       8.2000         Actual/360          11/11/28         11/11/08        Yes
205        7,298.66     7.4400        0.05       7.3900         Actual/360           7/11/28          7/11/08        Yes
206        7,264.71     7.4900        0.05       7.4400         Actual/360           8/11/28          8/11/08        Yes
207        7,389.91     7.5000        0.05       7.4500         Actual/360          10/11/23         10/11/08        Yes
208        6,886.83     7.9000        0.05       7.8500         Actual/360           9/11/08                          No
209        7,373.40     8.1000        0.05       8.0500         Actual/360          10/11/18         10/11/08        Yes
210        6,160.81     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
211        5,944.64     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
212        4,859.21     7.4700        0.05       7.4200         Actual/360          10/11/28         10/11/08        Yes
213        4,899.83     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
214        4,241.33     7.9100        0.05       7.8600         Actual/360          10/11/28         10/11/08        Yes
215        4,035.15     7.8100        0.05       7.7600         Actual/360          11/11/28         11/11/08        Yes
216        4,556.90     7.1200        0.05       7.0700         Actual/360          10/11/13                          No
217        2,841.19     9.1300        0.05       9.0800         Actual/360           9/11/23          9/11/08        Yes



                                Remaining
        Revised                 Lockout and    Anticipated   Original                  Remaining
Loan    Rate after   Remaing    Yield          Remaining     Amortization              Amortization   First P&I
No.     ARD Date     Lockout    Maintenance    Term          Term          Seasoning   Term           Date         Due Date


  1        9.1550       108        108           115           358            3           355           9/11/98        11
  3        8.7100       115        115           118           360            2           358          10/11/98        11
  4       10.2500       116        116           120           300            0           300          12/11/98        11
  5        9.6400       116        116           119           360            1           359          11/11/98        11
  2       10.0000       169        169           176           240            4           236           8/11/98        11
  6        9.2750       104        104           111           336           10           326           2/11/98        11
  7        9.6650       117        117           120           300            0           300          12/11/98        11
  8        9.5700       113        113           120           360            0           360          12/11/98        11
  9        8.9400       111        111           118           360            2           358          10/11/98        11
 10        9.5700       113        113           120           360            0           360          12/11/98        11
 11        9.4500        76         76            83           360            1           359          11/11/98        11
 12        9.1500       109        109           116           312            4           308           8/11/98        11
 13        9.5700       113        113           120           360            0           360          12/11/98        11
 14        9.2610       106        106           110           360           10           350           2/11/98        11
 15        9.6000       115        115           119           360            2           358          10/11/98        11
 16                     240        240           244           291            3           288           9/11/98        11
 17       10.2300       118        118           120           360            0           360          12/11/98        11
 18        9.4700       110        110           114           360            1           359          11/11/98        11
 19                       0        211           212           216            0           216            1/1/99         1
 20        9.4700       110        110           114           360            1           359          11/11/98        11
 21        9.0500       113        113           116           360            4           356           8/11/98        11
 22        9.9200       111        111           118           300            2           298          10/11/98        11
 23                     240        240           244           297            3           294           9/11/98        11
 24        9.5600       112        112           119           360            1           359          11/11/98        11
 25                     290        290           294           299            5           294           7/11/98        11
 26                     240        240           244           295            3           292           9/11/98        11
 27        9.3700       112        112           119           360            1           359          11/11/98        11
 28        9.4700       110        110           114           360            1           359          11/11/98        11
 29                     240        240           244           303            3           300           9/11/98        11
 30                     235        235           239           240            1           239          11/11/98        11
 31        9.7600       101        101           105           360            1           359          11/11/98        11
 32                     240        240           244           298            3           295           9/11/98        11
 33                     226        226           233           238            5           233           7/11/98        11
 34        9.7000       112        112           119           360            1           359          11/11/98        11
 35                     240        240           244           303            3           300           9/11/98        11
 36        9.2100       110        110           117           360            3           357           9/11/98        11
 37        9.1200        34        111           118           360            2           358          10/11/98        11
 38        9.5000       112        112           119           360            1           359          11/11/98        11
 39        9.2000       110        110           117           240            3           237           9/11/98        11
 40        9.2600       113        113           116           360            3           357           9/11/98        11
 41                     233        233           237           240            3           237           9/11/98        11
 42        9.3600       177        177           179           360            1           359          11/11/98        11
 43        9.4700        78         78            82           300            2           298          10/11/98        11
 44        9.9500       112        112           119           360            1           359          11/11/98        11
 45        9.0450        52         52            55           360            5           355           7/11/98        11
 46        9.1200       113        113           117           360            3           357           9/11/98        11
 47       10.3700       112        112           119           360            1           359          11/11/98        11
 48        9.5000       118        118           120           360            0           360          12/11/98        11
 49        9.8500       113        113           120           360            0           360          12/11/98        11
 50        9.2200       170        170           177           360            3           357           9/11/98        11
 51                     227        227           231           235            4           231           8/11/98        11
 52        8.8000       112        112           116           300            4           296           8/11/98        11
 53                     291        291           295           299            4           295           8/11/98        11
 54        9.5900       117        117           119           360            1           359          11/11/98        11
 55                     116        116           120           360            0           360          12/11/98        11
 56       10.2000        80         80            82           360            2           358          10/11/98        11
 57        9.1500       115        115           117           300            3           297           9/11/98        11
 58       10.0700       112        112           119           360            1           359          11/11/98        11
 59                     236        236           237           240            3           237           9/11/98        11
 60        9.8500       112        112           119           300            1           299          11/11/98        11
 61        9.5000       118        118           120           360            0           360          12/11/98        11
 62        9.9100       112        112           119           360            1           359          11/11/98        11
 63        9.1600       109        109           116           360            4           356           8/11/98        11
 64        9.2000       109        109           116           300            4           296           8/11/98        11
 65        8.9100       109        109           116           360            4           356           8/11/98        11
 66        9.0000       111        111           118           300            2           298          10/11/98        11
 67       10.0000       113        113           120           360            0           360          12/11/98        11
 68        9.3600       112        112           115           360            5           355           7/11/98        11
 69        9.4200       109        109           116           300            4           296           8/11/98        11
 70        9.3400       112        112           116           300            4           296           8/11/98        11
 71        9.7100        79         79            81           360            3           357           9/11/98        11
 72        9.3750       112        112           119           360            1           359          11/11/98        11
 73        9.3600        73         73            80           300            4           296           8/11/98        11
 74       10.0200       110        110           117           240            3           237           9/11/98        11
 75        9.3700       111        111           118           360            2           358          10/11/98        11
 76       10.4300        42         42            79           360            5           355           7/11/98        11
 77       10.1000       116        116           120           360            0           360          12/11/98        11
 78        9.2700       115        115           117           360            3           357           9/11/98        11
 79        9.5900       117        117           119           360            1           359          11/11/98        11
 80                     232        232           239           240            1           239          11/11/98        11
 81        9.5900       110        110           117           360            3           357           9/11/98        11
 82       10.9000       115        115           119           312            1           311          11/11/98        11
 83        9.3700       114        114           118           300            2           298          10/11/98        11
 84        9.2200        54         54            57           360            3           357           9/11/98        11
 85        9.4700       110        110           114           360            1           359          11/11/98        11
 86        9.2200       115        115           117           360            3           357           9/11/98        11
 87       10.0000       117        117           119           360            1           359          11/11/98        11
 88        9.9100       112        112           119           360            1           359          11/11/98        11
 89        9.5600       107        107           114           360            6           354           6/11/98        11
 90        9.7840       118        118           120           300            0           300          12/11/98        11
 91        9.5100        76         76            83           300            1           299          11/11/98        11
 92        8.8000       112        112           116           300            4           296           8/11/98        11
 93        9.9100       112        112           119           360            1           359          11/11/98        11
 94        9.3600       109        109           116           360            4           356           8/11/98        11
 95        9.2200       113        113           117           360            3           357           9/11/98        11
 96        9.2800       114        114           116           360            4           356           8/11/98        11
 97        9.4900       111        111           115           300            5           295           7/11/98        11
 98        8.8000       112        112           116           300            4           296           8/11/98        11
 99        9.3750       112        112           119           360            1           359          11/11/98        11
100                     289        289           293           297            4           293           8/11/98        11
100                     289        289           293           297            4           293           8/11/98        11
101        9.3800       117        117           119           360            1           359          11/11/98        11
102        8.8300       115        115           119           300            1           299          11/11/98        11
103                     108        108           115           336            5           331           7/11/98        11
104        9.6000       113        113           117           300            3           297           9/11/98        11
105        9.8300       112        112           119           360            1           359          11/11/98        11
106        9.8000       110        110           117           300            3           297           9/11/98        11
107        9.0200       116        116           118           360            2           358          10/11/98        11
108       10.2300       111        111           118           300            2           298          10/11/98        11
109        9.7000       109        109           116           300            4           296           8/11/98        11
110        9.9100       112        112           119           360            1           359          11/11/98        11
111        9.9100       112        112           119           360            1           359          11/11/98        11
112       10.2800       115        115           119           360            1           359          11/11/98        11
113        9.4300       115        115           119           360            1           359          11/11/98        11
114        9.0600       115        115           119           360            1           359          11/11/98        11
115        9.4700       117        117           119           360            1           359          11/11/98        11
116                     230        230           234           263            3           260           9/11/98        11
117        9.2000       111        111           115           300            5           295           7/11/98        11
118        9.8100       118        118           120           360            0           360          12/11/98        11
119        9.6000       110        110           112           360            8           352           4/11/98        11
121        9.8100       118        118           120           360            0           360          12/11/98        11
120        9.8100       118        118           120           360            0           360          12/11/98        11
122                     238        238           242           246            0           246            2/6/99         6
123                     207        207           211           212            1           211          11/11/98        11
124        9.3000       115        115           117           360            3           357           9/11/98        11
125        9.9500       115        115           117           360            3           357           9/11/98        11
126                     237        237           241           246            0           246            1/6/99         6
127        9.9100       112        112           119           360            1           359          11/11/98        11
128                     240        240           244           246            0           246            4/6/99         6
129        9.8100       118        118           120           360            0           360          12/11/98        11
130       10.2200       112        112           119           330            1           329          11/11/98        11
131        8.9800       116        116           118           360            2           358          10/11/98        11
132                     239        239           243           245            0           245            3/6/99         6
133        9.9100       112        112           119           360            1           359          11/11/98        11
134        9.8100       118        118           120           360            0           360          12/11/98        11
135                     238        238           242           246            0           246            2/6/99         6
136        9.0200       116        116           118           360            2           358          10/11/98        11
137       10.6500       112        112           119           300            1           299          11/11/98        11
138                     237        237           241           247            0           247           12/6/98         6
140        9.8100       118        118           120           360            0           360          12/11/98        11
139        9.8100       118        118           120           360            0           360          12/11/98        11
141        9.4700       117        117           119           360            1           359          11/11/98        11
142        9.7840       118        118           120           360            0           360          12/11/98        11
143        9.1400       114        114           118           300            2           298          10/11/98        11
144                     238        238           242           247            0           247            1/6/99         6
145                     238        238           242           247            0           247            1/6/99         6
146        9.5600       171        171           178           300            2           298          10/11/98        11
147                     239        239           243           246            0           246            3/6/99         6
148                     238        238           242           246            0           246            2/6/99         6
149                      76         76            83           192            1           191          11/11/98        11
150                     231        231           238           240            2           238          10/11/98        11
150                     231        231           238           240            2           238          10/11/98        11
151                     238        238           242           247            0           247            1/6/99         6
152       11.4000       112        112           119           312            1           311          11/11/98        11
153        9.0200       116        116           118           360            2           358          10/11/98        11
154                     238        238           242           246            0           246            2/6/99         6
155                     237        237           241           247            0           247           12/6/98         6
156        9.9100       112        112           119           360            1           359          11/11/98        11
157                     237        237           241           247            0           247           12/6/98         6
158                     238        238           242           246            0           246            2/6/99         6
159        9.9100       112        112           119           360            1           359          11/11/98        11
160        8.9500       114        114           117           360            3           357           9/11/98        11
161        9.6000       113        113           117           300            3           297           9/11/98        11
162       10.4900       113        113           115           300            5           295           7/11/98        11
163        8.9000       112        112           116           300            4           296           8/11/98        11
164                     237        237           241           247            0           247           12/6/98         6
165        9.7840       118        118           120           360            0           360          12/11/98        11
166        9.0800       114        114           118           300            2           298          10/11/98        11
167        9.8100       118        118           120           360            0           360          12/11/98        11
168                     114        114           118           300            2           298          10/11/98        11
169        9.8100       118        118           120           360            0           360          12/11/98        11
170        9.9100       112        112           119           360            1           359          11/11/98        11
171        9.4700       117        117           119           360            1           359          11/11/98        11
172                     238        238           242           245            0           245            3/6/99         6
173                     238        238           242           247            0           247            1/6/99         6
174        9.7000       112        112           119           360            1           359          11/11/98        11
175       10.1700       112        112           119           240            1           239          11/11/98        11
176        9.6500       110        110           117           360            3           357           9/11/98        11
177                     237        237           241           247            0           247           12/6/98         6
178        9.8100       118        118           120           360            0           360          12/11/98        11
179        9.8100       118        118           120           360            0           360          12/11/98        11
180        9.6500       110        110           117           240            3           237           9/11/98        11
181                     238        238           242           247            0           247            1/6/99         6
182       10.3200       112        112           119           300            1           299          11/11/98        11
183                     222        222           226           228            2           226          10/11/98        11
184        9.3000       106        106           113           240            7           233           5/11/98        11
185        9.8100       118        118           120           360            0           360          12/11/98        11
186        9.8100       118        118           120           360            0           360          12/11/98        11
187        9.8100       118        118           120           360            0           360          12/11/98        11
188                     114        114           118           300            2           298          10/11/98        11
189                     239        239           243           246            0           246            3/6/99         6
190        9.9100       112        112           119           360            1           359          11/11/98        11
191                     239        239           243           245            0           245            3/6/99         6
192       10.0200       111        111           118           300            2           298          10/11/98        11
193        9.9100       112        112           119           360            1           359          11/11/98        11
194                     169        169           176           180            4           176           8/11/98        11
195                     204        204           208           213            5           208           7/11/98        11
196        9.9300       114        114           116           360            4           356           8/11/98        11
197        9.9100       112        112           119           360            1           359          11/11/98        11
198        9.8100       118        118           120           360            0           360          12/11/98        11
199        9.0700       110        110           115           360            5           355           7/11/98        11
200        9.2100       112        112           119           300            1           299          11/11/98        11
200        9.2100       112        112           119           300            1           299          11/11/98        11
201        9.5000       112        112           119           300            1           299          11/11/98        11
202       10.2000       111        111           115           300            5           295           7/11/98        11
203        9.9100       112        112           119           360            1           359          11/11/98        11
204       10.2500       113        113           120           360            0           360          12/11/98        11
205        9.4400       114        114           116           360            4           356           8/11/98        11
206        9.4900       113        113           117           360            3           357           9/11/98        11
207        9.5000       112        112           119           300            1           299          11/11/98        11
208                     111        111           118           300            2           298          10/11/98        11
209       10.1000       112        112           119           240            1           239          11/11/98        11
210        9.8100       118        118           120           360            0           360          12/11/98        11
211        9.8100       118        118           120           360            0           360          12/11/98        11
212        9.4700       117        117           119           360            1           359          11/11/98        11
213        9.8100       118        118           120           360            0           360          12/11/98        11
214        9.9100       112        112           119           360            1           359          11/11/98        11
215        9.8100       118        118           120           360            0           360          12/11/98        11
216                     175        175           179           180            1           179          11/11/98        11
217       11.1300       111        111           118           300            2           298          10/11/98        11




          Orig.
          Term to
Loan      Stated       Subject to
No.       Maturity     Defeasance


  1         358            Yes
  3         360            Yes
  4         300            Yes
  5         360            Yes
  2         240            Yes
  6         336            Yes
  7         300            Yes
  8         360            Yes
  9         360            Yes
 10         360            Yes
 11         360            Yes
 12         312            Yes
 13         360            Yes
 14         360            Yes
 15         361            Yes
 16         247            Yes
 17         360            Yes
 18         361            Yes
 19         211            No
 20         361            Yes
 21         360            Yes
 22         300            Yes
 23         247            Yes
 24         360            Yes
 25         299            Yes
 26         247            Yes
 27         360            Yes
 28         361            Yes
 29         247            Yes
 30         240            Yes
 31         106            Yes
 32         247            Yes
 33         238            Yes
 34         360            Yes
 35         247            Yes
 36         360            Yes
 37         360            No
 38         360            Yes
 39         240            Yes
 40         360            Yes
 41         240            Yes
 42         360            Yes
 43         300            Yes
 44         360            Yes
 45         360            Yes
 46         360            Yes
 47         360            Yes
 48         360            Yes
 49         360            Yes
 50         360            Yes
 51         235            Yes
 52         300            Yes
 53         299            Yes
 54         360            Yes
 55         120            Yes
 56         360            Yes
 57         300            Yes
 58         360            Yes
 59         240            Yes
 60         300            Yes
 61         360            Yes
 62         360            Yes
 63         360            Yes
 64         300            Yes
 65         360            Yes
 66         300            Yes
 67         360            Yes
 68         360            Yes
 69         300            Yes
 70         300            Yes
 71         360            Yes
 72         360            Yes
 73         300            Yes
 74         240            Yes
 75         360            Yes
 76         360            No
 77         360            Yes
 78         360            Yes
 79         360            Yes
 80         240            Yes
 81         360            Yes
 82         312            Yes
 83         300            Yes
 84         360            Yes
 85         361            Yes
 86         360            Yes
 87         360            Yes
 88         360            Yes
 89         360            Yes
 90         300            Yes
 91         300            Yes
 92         300            Yes
 93         360            Yes
 94         360            Yes
 95         360            Yes
 96         360            Yes
 97         300            Yes
 98         300            Yes
 99         360            Yes
100         297            Yes
100         297            Yes
101         360            Yes
102         300            Yes
103         120            Yes
104         300            Yes
105         360            Yes
106         300            Yes
107         360            Yes
108         300            Yes
109         300            Yes
110         360            Yes
111         360            Yes
112         360            Yes
113         360            Yes
114         360            Yes
115         360            Yes
116         237            Yes
117         300            Yes
118         360            Yes
119         360            Yes
121         360            Yes
120         360            Yes
122         240            Yes
123         212            Yes
124         360            Yes
125         360            Yes
126         240            Yes
127         360            Yes
128         240            Yes
129         360            Yes
130         330            Yes
131         360            Yes
132         240            Yes
133         360            Yes
134         360            Yes
135         240            Yes
136         360            Yes
137         300            Yes
138         241            Yes
140         360            Yes
139         360            Yes
141         360            Yes
142         360            Yes
143         300            Yes
144         241            Yes
145         241            Yes
146         300            Yes
147         240            Yes
148         240            Yes
149          84            Yes
150         240            Yes
150         240            Yes
151         241            Yes
152         312            Yes
153         360            Yes
154         240            Yes
155         241            Yes
156         360            Yes
157         241            Yes
158         240            Yes
159         360            Yes
160         360            Yes
161         300            Yes
162         300            Yes
163         300            Yes
164         241            Yes
165         360            Yes
166         300            Yes
167         360            Yes
168         120            Yes
169         360            Yes
170         360            Yes
171         360            Yes
172         239            Yes
173         241            Yes
174         360            Yes
175         240            Yes
176         360            Yes
177         241            Yes
178         360            Yes
179         360            Yes
180         240            Yes
181         241            Yes
182         300            Yes
183         228            Yes
184         240            Yes
185         360            Yes
186         360            Yes
187         360            Yes
188         120            Yes
189         240            Yes
190         360            Yes
191         240            Yes
192         300            Yes
193         360            Yes
194         180            Yes
195         213            Yes
196         360            Yes
197         360            Yes
198         360            Yes
199         360            Yes
200         300            Yes
200         300            Yes
201         300            Yes
202         300            Yes
203         360            Yes
204         360            Yes
205         360            Yes
206         360            Yes
207         300            Yes
208         120            Yes
209         240            Yes
210         360            Yes
211         360            Yes
212         360            Yes
213         360            Yes
214         360            Yes
215         360            Yes
216         180            Yes
217         300            Yes






                  CSFB
Loan   Control   Control      Loan
   #      #         #         Group           Property Name                               Address

   1    001       005            2     Intell/Reichmann Portfolio Summary        Various Addresses
   1    001A      005H           2     Edgewater Plaza                           One Edgewater Plaza
   1    001B      005E           2     Hurstbourne Place                         9300 Shelbyville Road
   1    001C      005I           2     Intell Tice Boulevard-SONY                123 Tice Boulevard
   1    001D      005J           2     One Oxmoor Place                          101 Bullitt Lane
   1    001E      005G           2     Hurstbourne Plaza                         101-315 Whittington Parkway
   1    001F      005F           2     Hurstbourne Park Office Building          9200 Shelbyville Road
   1    001G      005D           2     Steeplechase Place                        9410 Bunsen Parkway
   1    001H      005A           2     Hunnington Office Park                    9420 Bunsen Parkway
   1    001I      005C           2     Two Brittany Place                        1938 North Woodlawn Avenue
   1    001J      005B           2     One Brittany Place                        2024 North Woodlawn Avenue
   2    002       006            1     180 Water Street                          180 Water Street
   3    003       007            2     Butera Portfolio Summary                  Various Addresses
   3    003A      007A           2     Girard Place                              602, 620, 630 and 640 East Diamond Avenue
   3    003B      007B           2     Patrick Center                            30 West Patrick Street
   3    003C      007C           2     Deer Park Center                          9631-9637 Liberty Road
   3    003D      007D           2     Girard Business Center                    200-220 Girard Street and 504 East Diamond Avenue
   3    003E      007E           2     Old Courthouse Square                     1291 Edwin Miller Boulevard
   3    003F      007F           2     Wedgewood Business Park                   6900 English Muffin Way
   3    003G      007G           2     Georgia Pacific                           4451 Georgia Pacific Boulevard
   3    003H      007H           2     Gateway West                              115 & 125 Airport Drive and
                                                                                   1135 Business Parkway South
   3    003I      007I           2     Gateway Center                            807 - 831 Russell Avenue
   3    003J      007J           2     Westpark                                  10 North Jefferson Street
   3    003K      007K           2     Radtech Building                          15 Workmans Mill Court
   3    003L      007L           2     Woodlands Business Center                 9315 Largo Drive West
   3    003M      007M           2     Microlog                                  20270 Golden Rod Lane
   3    003N      007N           2     Thomas AAA                                7561 Lindbergh Drive
   4    004       008            2     Patriot American Summary                  Various Addresses
   4    004A      008A           2     Chicago Embassy Suites                    600 North State Street
   4    004B      008B           2     Wyndham Greenspoint Hotel                 12400 Greenspoint Drive
   5    005       010            1     L'Enfant Plaza Summary                    Various Addresses
   5    005A      010A           1     L'Enfant Plaza - East Building            990 L'Enfant Plaza SW
   5    005B      010B           1     Loews L'Enfant Plaza Hotel                480 L'Enfant Plaza, SW
   6    006       011            2     260-261 Madison Avenue                    260-261 Madison Avenue
   7    007       012            2     Trident Center                            11355 West Olympic Boulevard
   8    008       002            2     Thurman Multifamily Portfolio Summary     Various Addresses
   8    008A      002J           2     The Parks at Maryland Apartments          1161 Lulu Avenue
   8    008B      002F           2     Villas at Vickery                         7001 Fair Oaks Drive
   8    008C      002B           2     Park Hill Apartments                      7235 S.W. 94th Place
   8    008D      002D           2     The Woodlands of Plano Apartments         1370 Rigsbee Drive
   8    008E      002H           2     Desert Sands Apartments                   5709 Belknap Street
   8    008F      002E           2     Willows on Hunnicut Apartments            7526 Hunnicut Road
   8    008G      002C           2     The Encore Apartments                     7255 Corporate Drive
   8    008H      002A           2     Oakwood Gardens Apartments                5625 Antoine Drive
   8    008I      002G           2     Turtle Creek Apartments                   2005 South Cooper Street
   8    008J      002I           2     Woodlawn Park Apartments                  1626 18th Avenue North
   9    009       013            2     Koll Corporate Plaza                      485 Route 1
  10    010       003            2     Pinstripe Multifamily Portfolio Summary   Various Addresses
  10    010A      003B           2     Covington Walk Apartments                 4565 Covington Highway
  10    010B      003C           2     Oak Tree Apartments                       2877 Walnut Hill Lane



                                                                                                 Original        Cut-off Date
Loan                                                        Zip      Property                    Principal       Principal Loan
   #                 City                      State       Code        Type                     Loan Balance       Balance

   1             Various Cities                Various     Various    Office                     86,909,466     86,666,577.57
   1             Staten Island                    NY        10309     Office                                    20,768,955.20
   1             Louisville                       KY        40222     Office                                    15,956,972.38
   1             Woodcliff Lake                   NJ        07675     Office                                    14,621,660.89
   1             Louisville                       KY        40222     Office                                     9,547,477.20
   1             Louisville                       KY        40223     Retail, Anchored                           7,344,213.23
   1             Louisville                       KY        40223     Office                                     6,209,198.46
   1             Louisville                       KY        40220     Office                                     4,873,886.96
   1             Louisville                       KY        40222     Office                                     3,204,747.59
   1             Wichita                          KS        67208     Office                                     2,069,732.82
   1             Wichita                          KS        67206     Office                                     2,069,732.82
   2             New York                         NY        10038     Office                     75,000,000     74,948,322.00
   3             Various Cities                Various     Various    Industrial                 83,000,000     82,871,007.99
   3             Gaithersburg                     MD        20877     Industrial                                10,603,573.85
   3             Frederick                        MD        21701     Office                                     8,645,990.99
   3             Randallstown                     MD        21133     Industrial                                 8,401,293.13
   3             Gaithersburg                     MD        20877     Industrial                                 8,319,727.17
   3             Martinsburg                      WV        25401     Retail, Anchored                           8,156,595.27
   3             Frederick                        MD        21701     Industrial                                 7,585,633.66
   3             Frederick                        MD        21704     Industrial                                 7,340,935.74

   3             Westminster                      MD        21157     Industrial                                 6,525,276.22
   3             Gaithersburg                     MD        20877     Retail, Unanchored                         4,322,995.49
   3             Frederick                        MD        21701     Office                                     2,936,374.30
   3             Frederick                        MD        21701     Office                                     2,854,808.34
   3             Largo                            MD        20785     Office                                     2,773,242.39
   3             Germantown                       MD        20876     Office                                     2,283,846.68
   3             Gaithersburg                     MD        20879     Industrial                                 2,120,714.77
   4             Various Cities                Various     Various    Lodging, Full Service      81,569,558     81,569,558.00
   4             Chicago                          IL        60610     Lodging, Full Service                     41,370,451.00
   4             Houston                          TX        77060     Lodging, Full Service                     40,199,107.00
   5             Various Cities                Various     Various    Office                     75,000,000     74,961,791.67
   5             Washington                       DC        20024     Office                                    59,372,392.52
   5             Washington                       DC        20024     Lodging, Full Service                     15,589,399.15
   6             New York                         NY        10016     Office                     75,000,000     74,355,366.22
   7             Los Angeles                      CA        90064     Office                     60,000,000     60,000,000.00
   8             Various Cities                Various     Various    Multifamily                55,745,250     55,745,250.00
   8             Las Vegas                        NV        89119     Multifamily                               11,962,500.00
   8             Dallas                           TX        75231     Multifamily                                8,772,500.00
   8             Miami                            FL        33173     Multifamily                                7,975,000.00
   8             Plano                            TX        75074     Multifamily                                6,539,500.00
   8             Fort Worth                       TX                  Multifamily                                4,944,500.00
   8             Dallas                           TX        75227     Multifamily                                4,466,000.00
   8             Houston                          TX        77036     Multifamily                                3,509,000.00
   8             Houston                          TX        77091     Multifamily                                3,269,750.00
   8             Arlington                        TX        76010     Multifamily                                2,392,500.00
   8             St. Petersburg                   FL        33713     Multifamily                                1,914,000.00
   9             Iselin                           NJ        08830     Office                     54,900,000     54,819,238.33
  10             Various Cities                Various     Various    Multifamily                52,709,690     52,709,690.00
  10             Decatur                          GA        30035     Multifamily                                7,341,400.00
  10             Irving                           TX        75038     Multifamily                                5,545,100.00



                         Annual
   Loan       U/W Net     Debt
    #          Flow      Service     DSCR        Value         LTV       Lockbox        Ownership

   1         8,849,705   7,053,294   1.25      121,000,000     72         Hard
   1         1,704,294                          22,300,000                              Fee Simple
   1         1,790,187                          23,900,000                              Fee Simple
   1         1,528,878                          21,900,000                              Fee Simple
   1           869,841                          14,300,000                              Both Fee Simple and Leasehold
   1           938,454                          11,000,000                              Fee Simple
   1           593,647                           9,300,000                              Fee Simple
   1           573,543                           7,300,000                              Fee Simple
   1           429,364                           4,800,000                              Fee Simple
   1           219,176                           3,100,000                              Fee Simple
   1           202,321                           3,100,000                              Fee Simple
   2         7,147,248   6,303,624   1.13      101,000,000     74         Hard          Fee Simple
   3         8,409,823   6,433,577   1.31      101,600,000     82         Hard
   3         1,034,792                          13,000,000                              Fee Simple
   3           912,278                          10,600,000                              Fee Simple
   3           814,468                          10,300,000                              Fee Simple
   3           778,965                          10,200,000                              Fee Simple
   3         1,000,505                          10,000,000                              Fee Simple
   3           802,254                           9,300,000                              Fee Simple
   3           714,027                           9,000,000                              Fee Simple

   3           655,483                           8,000,000                              Fee Simple
   3           415,877                           5,300,000                              Fee Simple
   3           255,690                           3,600,000                              Fee Simple
   3           266,714                           3,500,000                              Fee Simple
   3           293,789                           3,400,000                              Fee Simple
   3           258,662                           2,800,000                              Fee Simple
   3           206,319                           2,600,000                              Fee Simple
   4         0,863,564   7,717,620   1.41      116,000,000     70         Hard
   4         6,007,361                          62,000,000                              Leasehold
   4         4,856,203                          54,000,000                              Fee Simple
   5         8,085,519   6,379,500   1.27      226,000,000     66         Hard
   5         6,502,649                         179,000,000                              Both Fee Simple and Leasehold
   5         1,582,870                          47,000,000                              Both Fee Simple and Leasehold
   6         9,659,470   6,280,387   1.54      130,000,000     50         Hard          Fee Simple
   7         7,139,453   5,398,250   1.32       83,000,000     72         Hard          Fee Simple
   8         5,631,611   4,709,452   1.20       69,900,000     80         Hard
   8         1,034,836                          15,000,000                              Fee Simple
   8           755,928                          11,000,000                              Fee Simple
   8           753,101                          10,000,000                              Fee Simple
   8           850,373                           8,200,000                              Fee Simple
   8           550,275                           6,200,000                              Fee Simple
   8           529,715                           5,600,000                              Fee Simple
   8           288,768                           4,400,000                              Fee Simple
   8           408,898                           4,100,000                              Fee Simple
   8           190,325                           3,000,000                              Fee Simple
   8           269,392                           2,400,000                              Fee Simple
   9         5,475,114   4,356,498   1.26       66,425,000     83         Hard          Fee Simple
  10         5,333,317   4,453,003   1.20       67,490,000     78         Hard
  10           840,161                           9,400,000                              Fee Simple
  10           606,155                           7,100,000                         Fee Simple




                  CSFB
Loan   Control   Control      Loan
   #      #         #         Group          Property Name                               Address

  10    010C      003L           2     Sunridge Apartments                             145 East Pioneer Parkway
  10    010D      003J           2     Stradford Oaks Apartments                       4000 Watonga Blvd.
  10    010E      003K           2     Shadowtree Apartments                           9475 Roark Road
  10    010F      003I           2     Briarwood Apartments                            7326 Stockton Boulevard
  10    010G      003R           2     Wexford Townhomes                               600 Wembley Circle
  10    010H      003H           2     Mediterranean Gardens Apartments                3958 Montgomery Blvd., NE
  10    010I      003A           2     Azalea Apartments                               764 Windomere Avenue
  10    010J      003E           2     Canyon Point Apartments                         301 Western Skies Drive, SE
  10    010K      003D           2     Canyon Ridge Apartments                         200 Figueroa Drive, NE
  10    010L      003Q           2     Toscana On Skillman Apartments                  6854 Skillman Street
  11    011       014            1     Pearl Highlands Center                          1000 Kamehameha Highway
  12    012       015            2     1133 Connecticut Avenue                         1133 Connecticut Avenue, NW
  13    013       004            2     Garden Variety Apartments Portfolio Summary     Various Addresses
  13    013A      004E           2     Harbor Island Apartments                        433 Buena Vista Avenue
  13    013B      004A           2     Ski Lodge I Apartments                          108 Ski Lodge Drive
  14    014       016            1     Donatelli Portfolio Summary                     Various Addresses
  14    014A      016D           1     Plaza 500                                       6295 Edsall Road
  14    014B      016B           1     Van Buren Office Center                         250 Exchange Place & 510-520 Herndon Parkway
  14    014C      016C           1     Reico Distributors                              6600 Business Parkway
  14    014D      016A           1     Standard Warehouse                              13129 Airpark Drive
  15    015       018            2     Camco Summary                                   Various Addresses
  15    015A      018B           2     Irving Market Center                            3903-4033 West Highway 183
  15    015B      018A           2     North Hills Village                             7651-7655 Highway 26
  15    015C      018C           2     Northeast Business Park                         8200-8216 Northeast Parkway
  16    016       019            1     Accor - Texas Summary                           Various Addresses
  16    016A      019E           1     Accor - Texas Motel 6 #1122                     211 North Pecos La Trinidad Street
  16    016B      019D           1     Accor - Texas Motel 6 #1121                     2550 North Central Expressway
  16    016C      019B           1     Accor - Texas Motel 6 #298                      909 66th Street
  16    016D      019F           1     Accor - Texas Motel 6 #1208                     16500 Interstate Highway, 10 W
  16    016E      019C           1     Accor - Texas Motel 6 #362                      2327 Texas Avenue South
  16    016F      019A           1     Accor - Texas Motel 6 #229                      311 North Bryant
  17    017       020            1     8484 Wilshire Boulevard                         8484 Wilshire Boulevard
  18    018       021            2     Courthouse Square Apartments                    804 Mockingbird Lane
  19    019       273            1     United Artists - 5 Theaters Summary             Various Addresses
  19    019A      273B           1     UA Snowden Square                               9161 Commerce Center Drive
  19    019B      273C           1     UA Commerce Crossing                            3330 Spring Vale Drive
  19    019C      273D           1     UA Cinemas 8 at Southlake                       6795 Green Industrial Way
  19    019D      273E           1     UA Shannon 8                                    4600 Jonesboro Road
  19    019E      273A           1     UA Berkeley Cinema 7                            2274 Shattuck Avenue
  20    020       022            2     Ramblewood Village Apartments                   601A Country Club Parkway
  21    021       024            1     Lipkin Portfolio Summary                        Various Addresses
  21    021A      024I           1     Town & Country Shopping Center                  NWC Fruitville Rd & Beneva Road
  21    021B      024H           1     Southgate Shopping Center                       2018 South Philo Road
  21    021C      024G           1     O'Fallon Square                                 20 O'Fallon Square
  21    021D      024A           1     Crossroads Plaza                                State Route 25 and Gypsy Lane
  21    021E      024E           1     Independence Square                             16200 East Highway 24
  21    021F      024J           1     Steger K-Mart                                   3231 Chicago Road
  21    021G      024C           1     Summit Plaza                                    300 Summit Drive
  21    021H      024F           1     K-Mart Plaza                                    4300 Xylon Avenue
  21    021I      024D           1     Grady Plaza Shopping Center                     740 15th Street


                                                                                                 Original        Cut-off Date
Loan                                                        Zip      Property                    Principal       Principal Loan
   #                 City                      State       Code        Type                     Loan Balance       Balance

  10             Grand Prairie                    TX        75051     Multifamily                               5,232,700.00
  10             Houston                          TX        77092     Multifamily                               4,998,400.00
  10             Houston                          TX        77099     Multifamily                               4,764,100.00
  10             Sacramento                       CA        95823     Multifamily                               4,373,600.00
  10             Duncanville                      TX        75055     Multifamily                               4,217,400.00
  10             Albuquerque                      NM        87109     Multifamily                               4,178,350.00
  10             Richmond                         VA        23227     Multifamily                               3,748,800.00
  10             Albuquerque                      NM        87123     Multifamily                               3,100,570.00
  10             Albuquerque                      NM        87109     Multifamily                               2,631,970.00
  10             Dallas                           TX        75231     Multifamily                               2,577,300.00
  11             Pearl City, Island of Oahu       HI        96782     Retail, Anchored          50,000,000     49,972,866.92
  12             Washington                       DC        20036     Office                    46,200,000     46,021,342.08
  13             Various Cities                Various     Various    Multifamily               44,088,900     44,088,900.00
  13             Alameda                          CA        94501     Multifamily                              28,409,100.00
  13             Birmingham                       AL        35209     Multifamily                              15,679,800.00
  14             Various Cities                Various     Various    Industrial                41,841,021     41,540,422.10
  14             Alexandria                       VA        22312     Industrial                               25,252,536.23
  14             Herndon                          VA        20170     Office                                    8,585,862.32
  14             Elkridge                         MD        21227     Industrial                                4,861,113.22
  14             Elkwood                          VA        20170     Industrial                                2,840,910.33
  15             Various Cities                Various     Various    Retail, Anchored          37,000,000     36,953,805.64
  15             Irving                           TX                  Retail, Anchored                         18,775,605.64
  15             North Richland Hills             TX        76180     Retail, Anchored                         15,105,828.17
  15             North Richland Hills             TX        76180     Industrial                                3,072,371.83
  16             Various Cities                Various     Various    Credit Lease              30,291,596     30,176,866.34
  16             San Antonio                      TX        78207     Credit Lease                              7,754,121.14
  16             Plano                            TX        75074     Credit Lease                              5,778,548.87
  16             Lubbock                          TX        79412     Credit Lease                              5,531,602.34
  16             San Antonio                      TX        78257     Credit Lease                              4,494,426.90
  16             College Station                  TX        77840     Credit Lease                              3,704,198.00
  16             San Angelo                       TX        76901     Credit Lease                              2,913,969.09
  17             Beverly Hills                    CA        90211     Office                    23,700,000     23,700,000.00
  18             Towson                           MD        21286     Multifamily               23,577,591     23,564,879.99
  19             Various Cities                Various     Various    Credit Lease              23,302,898     23,302,898.37
  19             Columbia                         MD        21045     Credit Lease                              7,390,844.63
  19             Commerce Township                MI        48322     Credit Lease                              7,390,844.63
  19             Morrow                           GA        30260     Credit Lease                              2,956,337.85
  19             Union City                       GA        30291     Credit Lease                              2,782,435.63
  19             Berkeley                         CA        94704     Credit Lease                              2,782,435.63
  20             Mount Laurel                     NJ        08054     Multifamily               22,232,427     22,220,441.19
  21             Various Cities                Various     Various    Retail                    19,770,000     19,716,965.92
  21             Sarasota                         FL        33577     Retail, Anchored                          3,329,686.30
  21             Urbana                           IL        61801     Retail, Anchored                          2,350,366.80
  21             O'Fallon                         MO        63366     Retail, Anchored                          2,317,722.82
  21             Bowling Green                    OH        43402     Retail, Anchored                          2,089,214.93
  21             Independence                     MO        64056     Retail, Anchored                          1,925,995.02
  21             Steger                           IL        60475     Retail, Single Tenant                     1,860,707.05
  21             Lockport                         IL        60441     Retail, Anchored                          1,795,419.08
  21             New Hope                         MN        55428     Retail, Single Tenant                     1,697,487.13
  21             Yazoo City                       MS        39194     Retail, Anchored                          1,240,471.37


                  Annual
 Loan            U/W Net       Debt
  #               Flow        Service     DSCR        Value        LTV       Lockbox        Ownership

  10               675,895                           6,700,000                              Fee Simple
  10               480,235                           6,400,000                              Fee Simple
  10               547,146                           6,100,000                              Fee Simple
  10               398,276                           5,600,000                              Fee Simple
  10               465,762                           5,400,000                              Fee Simple
  10               231,366                           5,350,000                              Fee Simple
  10               359,150                           4,800,000                              Fee Simple
  10               221,664                           3,970,000                              Fee Simple
  10               235,748                           3,370,000                              Fee Simple
  10               271,759                           3,300,000                              Fee Simple
  11             5,784,629   4,174,764   1.39       78,000,000     64         Hard          Fee Simple
  12             4,511,632   3,917,067   1.15       62,500,000     74         Hard          Fee Simple
  13             4,453,775   3,724,704   1.20       52,300,000     84         Hard
  13             2,738,466                          33,700,000                              Fee Simple
  13             1,715,309                          18,600,000                              Fee Simple
  14             5,421,026   3,428,901   1.58       65,800,000     63       Modified
  14             3,244,590                          40,000,000                              Fee Simple
  14             1,106,205                          13,600,000                              Fee Simple
  14               659,650                           7,700,000                              Fee Simple
  14               410,581                           4,500,000                              Fee Simple
  15             3,988,626   3,134,976   1.27       43,300,000     85         Hard
  15             2,038,881                          22,000,000                              Fee Simple
  15             1,648,713                          17,700,000                              Fee Simple
  15               301,032                           3,600,000                              Fee Simple
  16                         2,526,553              30,550,000                Hard
  16                                                 7,850,000                              Fee Simple
  16                                                 5,850,000                              Fee Simple
  16                                                 5,600,000                              Fee Simple
  16                                                 4,550,000                              Fee Simple
  16                                                 3,750,000                              Fee Simple
  16                                                 2,950,000                              Fee Simple
  17             2,637,660   2,132,605   1.24       37,000,000     64         Hard          Fee Simple
  18             2,611,074   1,972,486   1.32       28,500,000     83         Hard          Fee Simple
  19                         2,333,784              26,800,000                Hard
  19                                                 8,500,000                              Fee Simple
  19                                                 8,500,000                              Fee Simple
  19                                                 3,400,000                              Fee Simple
  19                                                 3,200,000                              Fee Simple
  19                                                 3,200,000                              Fee Simple
  20             2,478,892   1,859,951   1.33       27,250,000     82         Hard          Fee Simple
  21             2,387,569   1,586,340   1.51       30,200,000     65       Springing
  21               370,406                           5,100,000                              Fee Simple
  21               280,088                           3,600,000                              Fee Simple
  21               273,356                           3,550,000                              Fee Simple
  21               268,377                           3,200,000                              Fee Simple
  21               244,965                           2,950,000                              Fee Simple
  21               269,291                           2,850,000                              Fee Simple
  21               191,806                           2,750,000                              Fee Simple
  21               262,482                           2,600,000                              Fee Simple
  21               136,232                           1,900,000                              Fee Simple




                  CSFB
 Loan   Control   Control     Loan
   #      #         #        Group          Property Name                               Address



  21    021J      024B        1       K-Mart Plaza                                 1401 Memorial Parkway N.W.
  22    022       023         2       Grand Union Summary                          Various Addresses
  22    022A      023A        2       Grand Union - Valatie                        2827 Route 9
  22    022B      023C        2       Grand Union - Morristown                     Route 100/ Stafford Avenue
  22    022C      023B        2       Grand Union - Tannersville                   Route 23A/Leach Lane
  23    023       025         1       Accor - Florida Summary                      Various Addresses
  23    023A      025A        1       Accor - Florida Motel 6 #436                 7455 West Irlo Bronson Memorial Highway
  23    023B      025B        1       Accor - Florida Motel 6 #483                 333 East Fowler Avenue
  23    023C      025C        1       Accor - Florida Motel 6 #677                 3120 U.S. Highway 98 North
  23    023D      025D        1       Accor - Florida Motel 6 #1191                2738 North Monroe
  24    024       026         2       Summit Portfolio Summary                     Various Addresses
  24    024A      026A        2       97 Sunfield Avenue                           97 Sunfield Avenue
  24    024B      026D        2       105 Raider Boulevard                         105 Raider Boulevard
  24    024C      026E        2       700 Federal Boulevard                        700 Federal Boulevard
  24    024D      026C        2       87 Sunfield Avenue                           87 Sunfield Avenue
  24    024E      026B        2       503 Newfield Avenue                          503 Newfield Avenue
  25    025       028         1       American Restaurant Group, Inc. Summary      Various Addresses
  25    025A      028G        1       Stuart Anderson's Black Angus                139 W. Thousand Oaks Boulevard
  25    025B      028F        1       Stuart Anderson's Black Angus                1011 Blossom Hill Road
  25    025C      028D        1       Stuart Anderson's Black Angus                101 East Bay State Street
  25    025D      028C        1       Stuart Anderson's Black Angus                1625 Watt Avenue
  25    025E      028H        1       Stuart Anderson's Cattle Company             1704 Shadeland Avenue
  25    025F      028E        1       Stuart Anderson's Cattle Company             7853 South U.S. Highway 31
  25    025G      028A        1       Stuart Anderson's Black Angus                5259 West Indian School Road
  25    025H      028B        1       Stuart Anderson's Black Angus                6875 South Broadway
  26    026       029         1       Accor - Midwest Summary                      Various Addresses
  26    026A      029B        1       Accor - Midwest Motel 6 #1153                3032 S. Expressway Street
  26    026B      029A        1       Accor - Midwest Motel 6 #1195                1224 Wannamaker Road SW
  26    026C      029C        1       Accor - Midwest Motel 6 #1077                635 West Diamond Drive
  26    026D      029D        1       Accor - Midwest Motel 6 #1173                1754 Thierer Road
  26    026E      029E        1       Accor - Midwest Motel 6 #1236                4981 North Harrison Street
  27    027       030         2       Ventana Canyon Apartments                    1250 American Pacific Drive
  28    028       031         2       English Village Apartments                   15 Fox Hall
  29    029       032         1       Accor - East Summary                         Various Addresses
  29    029A      032A        1       Accor - East Motel 6 #1063                   269 Flanders Road
  29    029B      032C        1       Accor - East Motel 6 #1062                   2 Progress Avenue
  29    029C      032D        1       Accor - East Motel 6 #1219                   249 J.T. Connell Highway
  29    029D      032B        1       Accor - East Motel 6 #403                    1200 West Avenue / S. Highway 9
  29    029E      032E        1       Accor - East Motel 6 #1058                   1254 Putney Road
  30    030       033         1       Cinemark - Austin                            5501 Interstate Highway 35 South
  31    031       034         1       Town and Country Shopping Center             6302-6360 W. Third St/ 300-370 S. Fairfax Ave./
                                                                                   347 Ogden Dr
  32    032       036         1       Accor - Southeast Summary                    Various Addresses
  32    032A      036A        1       Accor - Southeast Motel 6 #1068              605 South Regional Road
  32    032B      036D        1       Accor - Southeast Motel 6 #459               1321 Sycamore View
  32    032C      036C        1       Accor - Southeast Motel 6 #496               7937 Dream Street
  32    032D      036B        1       Accor - Southeast Motel 6 #1234              1408 Sandhills Boulevard
  33    033       037         1       Regal Cinema                                 103 State Road 7
  34    034       038         1       Southside Mall                               275 Mall Road
  35    035       039         1       Accor - West Summary                         Various Addresses
  35    035A      039A        1       Accor - West Motel 6 #1185                   8152 N. Black Canyon




                                                                                            Original        Cut-off Date
Loan                                                   Zip      Property                    Principal      Principal Loan
   #           City                       State       Code        Type                     Loan Balance       Balance

 21         Huntsville                       AL        35816     Retail, Single Tenant                     1,109,895.43
 22         Various Cities                Various     Various    Retail, Single Tenant     19,700,000     19,662,220.38
 22         Valatie                          NY        12184     Retail, Single Tenant                     8,426,665.88
 22         Morristown                       VT        05661     Retail, Single Tenant                     7,262,004.74
 22         Tannersville                     NY        12485     Retail, Single Tenant                     3,973,549.76
 23         Various Cities                Various     Various    Credit Lease              19,213,232     19,143,664.35
 23         Kissimmee                        FL        34747     Credit Lease                              6,149,778.18
 23         Tampa                            FL        33612     Credit Lease                              5,257,068.45
 23         Lakeland                         FL        33805     Credit Lease                              4,513,143.67
 23         Tallahassee                      FL        32303     Credit Lease                              3,223,674.05
 24         Various Cities                Various     Various    Industrial                17,800,000     17,790,685.69
 24         Edison                           NJ        08837     Industrial                                7,067,769.97
 24         Hillsborough                     NJ        08502     Office                                    3,811,052.44
 24         Carteret                         NJ        07008     Office                                    3,741,760.57
 24         Edison                           NJ        08837     Industrial                                2,251,985.53
 24         Edison                           NJ        08837     Industrial                                  918,117.18
 25         Various Cities                Various     Various    Credit Lease              17,866,864     17,787,585.20
 25         Thousand Oaks                    CA        91360     Credit Lease                              3,085,109.63
 25         San Jose                         CA        95123     Credit Lease                              2,680,188.99
 25         Alhambra                         CA        91801     Credit Lease                              2,651,266.09
 25         Sacramento                       CA        95864     Credit Lease                              2,265,627.38
 25         Indianapolis                     IN        46219     Credit Lease                              1,937,834.49
 25         Indianapolis                     IN        46227     Credit Lease                              1,846,245.29
 25         Phoenix                          AZ        85031     Credit Lease                              1,730,553.68
 25         Littleton                        CO        80122     Credit Lease                              1,590,759.65
 26         Various Cities                Various     Various    Credit Lease              15,681,646     15,623,817.01
 26         Council Bluffs                   IA        51501     Credit Lease                              3,915,867.84
 26         Topeka                           KS        66604     Credit Lease                              3,767,164.00
 26         Salina                           KS        67401     Credit Lease                              2,805,545.82
 26         Madison                          WI        53704     Credit Lease                              2,706,409.93
 26         Shawnee                          OK        74801     Credit Lease                              2,428,829.42
 27         Henderson                        NV        89014     Multifamily               15,325,000     15,316,464.66
 28         Mill Creek Hundred               DE        19711     Multifamily               15,230,992     15,222,780.76
 29         Various Cities                Various     Various    Credit Lease              14,493,210     14,443,020.00
 29         Niantic                          CT        06357     Credit Lease                              4,397,874.60
 29         Nashua                           NH        03062     Credit Lease                              3,298,405.95
 29         Newport                          RI        02840     Credit Lease                              2,548,768.24
 29         Wilmington                       DE        19720     Credit Lease                              2,348,864.84
 29         Brattleboro                      VT        05301     Credit Lease                              1,849,106.37
 30         Austin                           TX        75231     Credit Lease              14,413,144     14,388,230.45
 31         Los Angeles                      CA        90048     Retail, Anchored          14,000,000     13,993,156.63

 32         Various Cities                Various     Various    Credit Lease              13,812,715     13,763,265.33
 32         Greensboro                       NC        27408     Credit Lease                              4,879,884.23
 32         Memphis                          TN        38134     Credit Lease                              3,784,400.02
 32         Florence                         KY        41042     Credit Lease                              2,659,038.96
 32         Aberdeen (Pinehurst)             NC        28315     Credit Lease                              2,439,942.12
 33         Village of Royal Palm Beach      FL        33411     Credit Lease              13,571,358     13,473,026.33
 34         South Williamson                 KY        41503     Retail, Anchored          13,250,000     13,243,338.19
 35         Various Cities                Various     Various    Credit Lease              13,157,902     13,112,290.14
 35         Phoenix                          AZ        85051     Credit Lease                              6,252,835.87




               Annual
 Loan          U/W Net         Debt
  #             Flow          Service        DSCR         Value        LTV      Lockbox        Ownership

 21             90,566                                   1,700,000                            Both Fee Simple and Leasehold
 22          2,224,719       1,812,063       1.23       28,700,000     69        Hard
 22          1,066,374                                  12,300,000                            Fee Simple
 22            791,039                                  10,600,000                            Fee Simple
 22            367,306                                   5,800,000                            Fee Simple
 23                          1,590,894                  19,300,000               Hard
 23                                                      6,200,000                            Fee Simple
 23                                                      5,300,000                            Fee Simple
 23                                                      4,550,000                            Fee Simple
 23                                                      3,250,000                            Fee Simple
 24          2,087,046       1,502,308       1.39       25,675,000     69        Hard
 24            881,646                                  10,200,000                            Fee Simple
 24            414,272                                   5,500,000                            Fee Simple
 24            471,389                                   5,400,000                            Fee Simple
 24            213,055                                   3,250,000                            Fee Simple
 24            106,684                                   1,325,000                            Fee Simple
 25                          1,787,973                  18,450,000               Hard
 25                                                      3,200,000                            Fee Simple
 25                                                      2,780,000                            Fee Simple
 25                                                      2,750,000                            Fee Simple
 25                                                      2,350,000                            Fee Simple
 25                                                      2,010,000                            Fee Simple
 25                                                      1,915,000                            Fee Simple
 25                                                      1,795,000                            Fee Simple
 25                                                      1,650,000                            Fee Simple
 26                          1,302,275                  15,760,000               Hard
 26                                                      3,950,000                            Fee Simple
 26                                                      3,800,000                            Fee Simple
 26                                                      2,830,000                            Fee Simple
 26                                                      2,730,000                            Fee Simple
 26                                                      2,450,000                            Fee Simple
 27          1,624,023       1,269,525       1.28       19,110,000     80      Springing      Fee Simple
 28          1,612,964       1,274,215       1.27       18,250,000     83        Hard         Fee Simple
 29                          1,191,737                  14,450,000               Hard
 29                                                      4,400,000                            Fee Simple
 29                                                      3,300,000                            Fee Simple
 29                                                      2,550,000                            Fee Simple
 29                                                      2,350,000                            Fee Simple
 29                                                      1,850,000                            Fee Simple
 30                          1,431,119                  15,000,000               Hard         Fee Simple
 31          1,397,614       1,204,734       1.16       18,700,000     75        Hard         Leasehold

 32                          1,141,661                  13,820,000               Hard
 32                                                      4,900,000                            Fee Simple
 32                                                      3,800,000                            Fee Simple
 32                                                      2,670,000                            Fee Simple
 32                                                      2,450,000                            Fee Simple
 33                          1,284,742                  13,500,000               Hard         Fee Simple
 34          1,416,795       1,134,200       1.25       17,000,000     78        Hard         Fee Simple
 35                          1,082,109                  14,050,000               Hard
 35                                                      6,700,000                            Fee Simple



                  CSFB
 Loan   Control   Control     Loan
   #      #         #        Group          Property Name                              Address

 35      035B      039C        1       Accor - West Motel 6 #1043                  7407 Elsie Avenue
 35      035C      039B        1       Accor - West Motel 6 #675                   2040 North Preisker Lane
 36      036       041         2       McKnight Place Extended Care                Two McKnight Place
 37      037       042         1       Tamarus I and II Apartments                 4255 Tamarus St
 38      038       043         2       Shaw's Shopping Center                      134-200 Walley Avenue
 39      039       044         1       The Prada Building                          2174 Kalakana Avenue
 40      040       046         2       St. Landry Plaza Shopping Center            I-49 & Heather Drive
 41      041       047         1       Garden Ridge                                3599 Park Mill Run Drive
 42      042       048         1       Jewelry Theatre Building                    411 West Seventh Street
 43      043       050         1       Holiday Inn - Farmington Hills              38123 West Ten Mile Road
 44      044       079         2       Whispering Palms-Viscaya Apart              5800 University Blvd. West
 45      045       051         1       1000 Sylvan Avenue                          1000 Sylvan Avenue
 46      046       052         2       K-Mart Plaza                                3010-3070 Highway 35 South
 47      047       053         2       Lincoln Plaza Hotel                         123 South Lincoln Avenue
 48      048       055         2       Island Walk Shopping Center                 1525 Sadler Road
 49      049       266         2       Forest Ridge Shopping Center                1636 Henderson Road (US Highway 25)
 50      050       056         1       Agawan Stop & Shop                          1282 Springfield Street
 51      051       058         1       Hoyt's - Bellingham                         259 Hartford Avenue (Charles River Center)
 52      052       060         2       Stirling Industrial Park                    1200-1340 Stirling Road
 53      053       999         1       Pamida Summary                              Various Addresses
 53      053A      215         1       Pamida Montana #296                         1600 U.S. Highway 2
 53      053B      216         1       Pamida Nebraska #113                        110 Pony Express Road
 53      053C      223         1       Pamida Nebraska #155                        East State Highway 8 & Hartley St.
 53      053D      224         1       Pamida Wyoming #291                         205 Boyd Avenue
 53      053E      235         1       Pamida Kansas #157                          821 West Crawford Street
 54      054       061         2       Bloomfield Multi Summary                    Various Addresses
 54      054A      061L        2       13815-25 Victory Blvd.                      13815-25 Victory Blvd.
 54      054B      061G        2       14023-27 Oxnard Street                      14023-27 Oxnard Street
 54      054C      061I        2       14706 Dickens Street                        14706 Dickens Street
 54      054D      061M        2       15405 Vanowen Street                        15405 Vanowen Street
 54      054E      061K        2       4437-39 Vista Del Monte                     4437-39 Vista Del Monte
 54      054F      061C        2       11564-11604 Sylvan Street                   11564-11604 Sylvan Street
 54      054G      061B        2       10745 Hortense Avenue                       10745 Hortense Avenue
 54      054H      061E        2       250 S. Reno Street                          250 S. Reno Street
 54      054I      061F        2       256 S. Rampart Street                       256 S. Rampart Street
 54      054J      061J        2       5722-28 Elmer Ave                           5722-28 Elmer Ave
 54      054K      061H        2       7340 Variel Avenue                          7340 Variel Avenue
 54      054L      061D        2       1132 N. Cahuenga                            1132 N. Cahuenga
 54      054M      061A        2       5714-18 Elmer                               5714-18 Elmer Ave
 55      055       065         2       Wendell Terrace                             20 Wendall Street
 56      056       067         1       Washington HUD Summary                      Various Addresses
 56      056A      067B        1       McKinley Terrace                            809 East Wright Avenue
 56      056B      067A        1       Meadow Park Garden Court                    5602 Hanna Pierce Road West
 56      056C      067N        1       Chehalis Manor Apartments                   300 South Market Boulevard
 56      056D      067D        1       Kennewick Garden Court Apartments           955 West 5th Avenue
 57      057       888         1       Best Buy Summary                            Various Addresses
 57      057A      119         1       Best Buy - Canton, OH                       4831 Whipple Avenue NW
 57      057B      136         1       Best Buy - Spartanburg, SC                  399 Peachwood Centre Drive
 58      058       069         2       Northpointe Shopping Center                 2402-2414 East Shawnee Avenue
 59      059       070         1       U.S. Equities II Summary                    Various Addresses



                                                                                              Original          Cut-off Date
Loan                                                   Zip      Property                      Principal        Principal Loan
   #           City                        State       Code        Type                      Loan Balance         Balance

 35          Sacramento                       CA        95828     Credit Lease                                   3,733,036.34
 35          Santa Maria                      CA        93454     Credit Lease                                   3,126,417.93
 36          St. Louis                        MO        63124     Nursing Home               12,800,000         12,774,778.02
 37          Las Vegas                        NV        81166     Multifamily                12,675,000         12,657,152.53
 38          New Haven                        CT        06511     Retail, Anchored           12,500,000         12,493,327.36
 39          Honolulu                         HI        96815     Retail, Single Tenant      12,000,000         11,936,969.11
 40          Opelousas                        LA        70570     Retail, Anchored           10,800,000         10,776,766.78
 41          Hilliard                         OH        43026     Credit Lease               10,683,961         10,627,253.84
 42          Los Angeles                      CA        90014     Retail, Unanchored         10,100,000         10,094,356.59
 43          Farmington                       MI        48335     Lodging, Full Service      10,000,000          9,979,093.14
 44          Jacksonville                     FL        32216     Multifamily                 9,925,000          9,920,464.41
 45          Englewood Cliffs                 NJ        07632     Office                      9,650,000          9,616,048.02
 46          Hazlet                           NJ        07730     Retail, Anchored            9,300,000          9,281,231.88
 47          Monterey Park                    CA        91755     Lodging, Full Service       9,000,000          8,996,492.76
 48          Fernandina Beach                 FL        32034     Retail, Anchored            8,700,000          8,700,000.00
 49          Asheville                        NC        28803     Retail, Anchored            8,050,000          8,050,000.00
 50          Agawam                           MA        01030     Retail, Single Tenant       8,000,000          7,984,278.28
 51          Bellingham                       MA        02019     Credit Lease                7,999,990          7,943,633.06
 52          Dania                            FL        33004     Industrial                  7,800,000          7,764,365.58
 53          Various Cities                Various     Various    Credit Lease                7,684,218          7,662,520.65
 53          Libby                            MT        59923     Credit Lease                1,674,168          1,669,441.06
 53          Ogallala                         NE        69153     Credit Lease                1,635,084          1,630,467.47
 53          Superior                         NE        68978     Credit Lease                1,529,487          1,525,167.83
 53          Newcastle                        WY        82701     Credit Lease                1,502,011          1,497,770.26
 53          Clay Center                      KS        67432     Credit Lease                1,343,468          1,339,674.03
 54          Various Cities                Various     Various    Multifamily                 7,442,000          7,438,144.73
 54          Van Nuys                         CA        91436     Multifamily                                    1,034,093.47
 54          Van Nuys                         CA        91401     Multifamily                                      903,813.97
 54          Sherman Oaks                     CA        91423     Multifamily                                      830,531.76
 54          Van Nuys                         CA        91406     Multifamily                                      614,756.35
 54          Sherman Oaks                     CA        91436     Multifamily                                      614,756.35
 54          North Hollywood                  CA        91601     Multifamily                                      602,542.65
 54          North Hollywood                  CA        91436     Multifamily                                      578,115.24
 54          Los Angeles                      CA        90057     Multifamily                                      569,972.78
 54          Los Angeles                      CA        91436     Multifamily                                      537,402.90
 54          North Hollywood                  CA        91601     Multifamily                                      350,126.13
 54          Canoga Park                      CA        91303     Multifamily                                      297,200.09
 54          Hollywood                        CA        91436     Multifamily                                      260,558.98
 54          North Hollywood                  CA        91601     Multifamily                                      244,274.05
 55          Hempstead                        NY        11550     Multifamily                 7,000,000          7,000,000.00
 56          Various Cities                Various     Various    Multifamily                 6,900,000          6,798,451.76
 56          Tacoma                           WA        98404     Multifamily                                    2,706,536.13
 56          Tacoma                           WA        98467     Multifamily                                    2,041,370.47
 56          Chehalis                         WA        98532     Multifamily                                    1,408,316.26
 56          Kennewick                        WA        99336     Multifamily                                      642,228.91
 57          Various Cities                Various     Various    Retail, Single Tenant       6,667,500          6,645,905.69
 57          Canton                           OH        44718     Retail, Single Tenant       3,642,500          3,630,702.88
 57          Spartanburg                      SC        29301     Retail, Single Tenant       3,025,000          3,015,202.81
 58          Muskogee                         OK        74403     Retail, Anchored            6,600,000          6,597,114.00
 59          Various Cities                Various     Various    Special Purpose             6,560,000          6,514,619.60




             Annual
 Loan        U/W Net         Debt
  #           Flow          Service      DSCR            Value        LTV     Lockbox         Ownership

 35                                                     4,000,000                             Fee Simple
 35                                                     3,350,000                             Fee Simple
 36        1,777,474      1,043,659      1.70          17,070,000     75     Springing        Fee Simple
 37        1,284,161      1,024,213      1.25          14,350,000     88     Springing        Fee Simple
 38        1,253,327      1,048,822      1.19          15,400,000     81       Hard           Fee Simple
 39        1,330,747      1,133,783      1.17          17,000,000     70       Hard           Fee Simple
 40        1,144,767        893,864      1.28          13,500,000     80       Hard           Fee Simple
 41                       1,050,059                    13,100,000              Hard           Fee Simple
 42        1,141,092        835,860      1.37          12,300,000     82     Springing        Fee Simple
 43        1,321,109        884,449      1.49          13,750,000     73     Springing        Fee Simple
 44        1,041,321        869,766      1.20          12,000,000     83     Springing        Fee Simple
 45        1,153,449        773,923      1.49          14,000,000     69     Modified         Fee Simple
 46          919,080        751,493      1.22          11,800,000     79     Springing        Fee Simple
 47        1,078,339        820,497      1.31          13,300,000     68     Springing        Fee Simple
 48          914,829        729,984      1.25          10,600,000     82       Hard           Fee Simple
 49          822,563        698,742      1.18           9,350,000     86     Springing        Fee Simple
 50          944,172        652,937      1.45          10,200,000     78     Springing        Fee Simple
 51                         799,348                     7,600,000              Hard           Leasehold
 52        1,060,842        649,651      1.63          11,400,000     68     Springing        Fee Simple
 53                         729,562                     7,700,000              Hard           Fee Simple
 53                         158,950                     1,700,000                             Fee Simple
 53                         155,240                     1,700,000                             Fee Simple
 53                         145,214                     1,500,000                             Fee Simple
 53                         142,605                     1,500,000                             Fee Simple
 53                         127,553                     1,300,000                             Fee Simple
 54          771,615        629,939      1.22           9,135,000     81     Springing
 54          102,892                                    1,270,000                             Fee Simple
 54           99,813                                    1,110,000                             Fee Simple
 54           76,967                                    1,020,000                             Fee Simple
 54           85,100                                      755,000                             Fee Simple
 54           60,366                                      755,000                             Fee Simple
 54           60,691                                      740,000                             Fee Simple
 54           47,181                                      710,000                             Fee Simple
 54           55,487                                      700,000                             Fee Simple
 54           52,579                                      660,000                             Fee Simple
 54           38,256                                      430,000                             Fee Simple
 54           36,446                                      365,000                             Fee Simple
 54           27,493                                      320,000                             Fee Simple
 54           28,344                                      300,000                             Fee Simple
 55        1,088,696        553,224      1.97          15,440,000     45       None           Fee Simple
 56        1,125,295        981,742      1.15           7,410,000     92       Hard
 56          519,142                                    2,950,000                             Fee Simple
 56          315,655                                    2,225,000                             Fee Simple
 56          166,041                                    1,535,000                             Fee Simple
 56          124,457                                      700,000                             Fee Simple
 57          772,641        573,173      1.35           9,550,000     70     Springing        Fee Simple
 57          415,519        313,128      1.33           5,150,000     71     Springing        Fee Simple
 57          357,122        260,045      1.37           4,400,000     69     Springing        Fee Simple
 58          691,876        585,011      1.18           8,250,000     80     Springing        Leasehold
 59          712,994        673,264      1.06           7,890,000     83     Springing





                  CSFB
 Loan   Control   Control     Loan
   #      #         #        Group          Property Name                              Address

 59      059A      070L           1     U.S. Post Office - Rincon                       503 Northridge
 59      059B      070C           1     U.S. Post Office - Chapin                       1249 Chapin Road
 59      059C      070D           1     U.S. Post Office - China Grove                  200 South Bostian Street
 59      059D      070J           1     U.S. Post Office - Lyman                        12490 Greenville Highway
 59      059E      070E           1     U.S. Post Office - Dallas                       3151 Dallas Highshoals Hwy.
 59      059F      070B           1     U.S. Post Office - Carrollton                   15108 Carrollton Blvd.
 59      059G      070G           1     U.S. Post Office - Grand Isle                   Highway 1 at Lamanche de Nantes
 59      059H      070M           1     U.S. Post Office - West Union                   190 S. Highway 11
 59      059I      070K           1     U.S. Post Office - Nesbit                       600 Old Highway 51
 59      059J      070I           1     U.S. Post Office - Little Mountain              US 76 & Wheelland Road
 59      059K      070A           1     U.S. Post Office - Barneveld                    117 Remsen Road
 59      059L      070F           1     U.S. Post Office - East Berne                   873 Helderberg Trail
 59      059M      070H           1     U.S. Post Office - Jonesville                   3912 Furman Fendley Highway (US-176)
 60      060       071            2     East 138th Street                               430 - 440 & 428 - 446 East 138th Street
 61      061       068            2     St. Charles Plaza                               3100 U.S. Highway 90
 62      062       075            2     PFI - Ignacio Gardens                           420 Alameda Del Prado
 63      063       077            2     State Farm Building                             100 Haul Road
 64      064       078            2     Time Warner Building                            25-20 Brooklyn Queens Expressway
 65      065       082            2     Sunset Plaza Shopping Center                    18463 North US Highway 41
 66      066       084            2     Centro Plaza                                    400 North 48th Street
 67      067       270            2     Sherwood Forest dba Grand Oaks                  10103 Sherwood Lane
 68      068       086            1     Shoppes of Wilton Manor                         2228-2292 Wilton Drive
 69      069       087            1     Essex Portfolio Summary                         Various Addresses
 69      069A      087A           1     Erie Microtel Inn                               8100 Peach Street
 69      069B      087B           1     Youngstown Microtel Inn                         7393 South Avenue
 70      070       088            2     Royal Dane Mall                                 26 Dronningens Gade
 71      071       089            1     29 John Street                                  29 John Street
 72      072       268            2     Warrington Apartments                           775 Post Street
 73      073       090            1     Plaza Diamond Bar                               1900-2040 South Brea Canyon Road
 74      074       092            2     Rio Del Oro Racquet Club                        119 Scripps Drive
 75      075       093            2     Century Square Apartments                       3401 Red River Street
 76      076       095            1     East-West 4 LLC Summary                         Various Addresses
 76      076A      095A           1     312 East 93rd Street                            312 East 93rd Street
 76      076B      095D           1     237 West 18th Street                            237 West 18th Street
 76      076C      095B           1     349 East 51st Street                            349 East 51st Street
 76      076D      095C           1     450 West 50th Street                            450 West 50th Street
 77      077       097            1     Alameda Office                                  2417 Central Avenue
 78      078       098            2     Jefferson Plaza Summary                         Various Addresses
 78      078A      098B           2     South Winton Court                              3136 South Winton Court
 78      078B      098A           2     Jefferson Plaza                                 376 Jefferson Road
 79      079       080            2     Bloomfield - Lex                                Various Addresses
 79      079A      080E           2     20615 Vanowen Street                            20615 Vanowen Street
 79      079B      080C           2     7410 Woodman Street                             7410 Woodman Street
 79      079C      080F           2     11422-26 & 11442 Tiara Street                   11422-26 & 11442 Tiara Street
 79      079D      080D           2     248 S. Occidental Blvd.                         248 S. Occidental Blvd.
 79      079E      080B           2     15202-222 Victory Blvd.                         15202-222 Victory Blvd.
 79      079F      080A           2     5611 Fulcher Avenue                             5611 Fulcher Avenue
 80      080       099            1     Carroll Pool Summary                            Various Addresses
 80      080A      099B           1     Dorian Place                                    375 N. Dorian Way
 80      080B      099A           1     Wellsprings Assisted Living Facility            2104 W. Idaho Avenue



                                                                                               Original          Cut-off Date
Loan                                                  Zip      Property                       Principal        Principal Loan
   #         City                        State       Code        Type                        Loan Balance         Balance

 59        Rincon                           GA        31326     Special Purpose                                 1,113,572.81
 59        Chapin                           SC                  Special Purpose                                   957,665.82
 59        China Grove                      NC        28023     Special Purpose                                   687,473.03
 59        Lyman                            SC        29365     Special Purpose                                   636,424.11
 59        Dallas                           NC        28034     Special Purpose                                   632,033.32
 59        Carrollton                       VA        23314     Special Purpose                                   603,706.40
 59        Grand Isle                       LA        70358     Special Purpose                                   492,004.65
 59        West Union                       SC        29696     Special Purpose                                   288,922.97
 59        Nesbit                           MS        38651     Special Purpose                                   285,542.35
 59        Little Mountain                  SC        29075     Special Purpose                                   249,819.93
 59        Barneveld                        NY        13304     Special Purpose                                   210,303.52
 59        East Berne                       NY        12059     Special Purpose                                   200,742.19
 59        Jonesville                       SC        29353     Special Purpose                                   156,408.52
 60        Bronx                            NY        10454     Multifamily                      6,306,000      6,300,581.02
 61        Luling                           LA        70070     Retail, Anchored                 6,300,000      6,300,000.00
 62        Novato                           CA        94949     Multifamily                      6,231,000      6,228,111.22
 63        Wayne                            NJ        07470     Industrial                       6,000,000      5,984,381.61
 64        Woodside                         NY        11377     Industrial                       6,000,000      5,974,670.49
 65        Lutz                             FL        33549     Retail, Anchored                 5,800,000      5,783,843.99
 66        Lincoln                          NE        68504     Retail, Anchored                 5,625,000      5,612,164.23
 67        Riverview                        FL        33569     Multifamily                      5,600,000      5,600,000.00
 68        Wilton Manors                    FL        33305     Retail, Unanchored               5,500,000      5,482,155.63
 69        Various Cities                Various     Various    Lodging, Limited Service         5,350,000      5,328,398.91
 69        Erie                             PA        16509     Lodging, Limited Service                        3,330,249.32
 69        Boardman                         OH        44512     Lodging, Limited Service                        1,998,149.59
 70        St. Thomas                       VI        00802     Retail, Unanchored               5,300,000      5,278,249.11
 71        New York                         NY        10038     Office                           5,250,000      5,240,983.59
 72        San Francisco                    CA        94109     Multifamily                      5,200,000      5,197,108.50
 73        Diamond Bar                      CA        91765     Office                           5,200,000      5,178,746.06
 74        Sacramento                       CA        95825     Special Purpose                  4,850,000      4,827,366.27
 75        Austin                           TX        78705     Multifamily                      4,800,000      4,793,647.36
 76        Various Cities                Various     Various    Multifamily                      4,750,000      4,738,569.33
 76        New York                         NY        10028     Multifamily                                     1,450,972.08
 76        New York                         NY        10011     Multifamily                                     1,328,784.95
 76        New York                         NY        10019     Multifamily                                     1,328,784.95
 76        New York                         NY        10019     Multifamily                                       630,027.35
 77        Alameda                          CA        94501     Medical Office                   4,600,000      4,600,000.00
 78        Various Cities                Various     Various    Retail                           4,600,000      4,591,080.24
 78        Henrietta                        NY        14623     Office                                          2,435,133.78
 78        Henrietta                        NY        14623     Retail, Unanchored                              2,155,946.46
 79        Various Cities                Various     Various    Multifamily                      4,558,000      4,555,638.76
 79        Canoga Park                      CA        91306     Multifamily                                     1,096,151.99
 79        Van Nuys                         CA        91405     Multifamily                                       971,765.95
 79        North Hollywood                  CA        91601     Multifamily                                       761,864.50
 79        Los Angeles                      CA        90057     Multifamily                                       637,478.46
 79        Van Nuys                         CA        91411     Multifamily                                       629,704.33
 79        North Hollywood                  CA        91436     Multifamily                                       458,673.53
 80        Various Cities                Various     Various    Assisted Living Facility         4,505,000      4,498,950.39
 80        Ontario                          OR        97914     Assisted Living Facility                        2,133,417.29
 80        Ontario                          OR        97914     Assisted Living Facility                        1,546,300.85





             Annual
 Loan        U/W Net         Debt
  #           Flow          Service        DSCR          Value          LTV     Lockbox         Ownership

 59        113,576                                     1,190,000                                Fee Simple
 59        101,847                                     1,070,000                                Fee Simple
 59         72,630                                       805,000                                Fee Simple
 59         68,012                                       750,000                                Fee Simple
 59         68,787                                       755,000                                Fee Simple
 59         63,624                                       675,000                                Fee Simple
 59         54,170                                       590,000                                Fee Simple
 59         38,937                                       505,000                                Fee Simple
 59         31,302                                       335,000                                Fee Simple
 59         33,408                                       465,000                                Fee Simple
 59         23,411                                       260,000                                Leasehold
 59         22,194                                       250,000                                Leasehold
 59         21,096                                       240,000                                Fee Simple
 60        741,317         576,549         1.29        8,100,000         78      Springing      Fee Simple
 61        692,193         528,612         1.31        7,850,000         80        Hard         Fee Simple
 62        696,388         543,966         1.28       10,040,000         62      Springing      Fee Simple
 63        646,336         486,779         1.33        7,500,000         80        Hard         Fee Simple
 64        665,471         518,104         1.28        7,500,000         80      Modified       Fee Simple
 65        614,116         458,851         1.34        7,300,000         79        Hard         Fee Simple
 66        787,867         477,076         1.65        9,000,000         62      Springing      Fee Simple
 67        597,438         493,090         1.21        7,200,000         78        Hard         Fee Simple
 68        606,321         455,171         1.33        7,300,000         75      Springing      Fee Simple
 69        718,286         471,097         1.52        7,200,000         74      Springing
 69        503,448                                     4,500,000                                Fee Simple
 69        214,838                                     2,700,000                                Fee Simple
 70        612,604         463,399         1.32        7,200,000         73      Modified       Fee Simple
 71        544,415         449,600         1.21        8,500,000         62      Springing      Fee Simple
 72        586,037         430,981         1.36        7,800,000         67      Springing      Fee Simple
 73        569,854         455,463         1.25        7,200,000         72      Springing      Fee Simple
 74        743,704         487,533         1.53        7,400,000         65      Springing      Both Fee Simple and Leasehold
 75        597,196         397,633         1.50        6,100,000         79      Springing      Fee Simple
 76        523,931         435,456         1.20        6,205,000         76        Hard
 76        152,658                                     1,900,000                                Fee Simple
 76        146,832                                     1,740,000                                Fee Simple
 76        150,903                                     1,740,000                                Fee Simple
 76         73,538                                       825,000                                Fee Simple
 77        502,604         408,893         1.23        5,800,000         79        Hard         Fee Simple
 78        709,028         377,310         1.88        7,400,000         62      Modified
 78        398,239                                     3,925,000                                Fee Simple
 78        310,789                                     3,475,000                                Fee Simple
 79        475,944         385,819         1.23        5,860,000         78      Springing
 79        113,398                                     1,410,000                                Fee Simple
 79         98,648                                     1,250,000                                Fee Simple
 79         77,868                                       980,000                                Fee Simple
 79         66,057                                       820,000                                Fee Simple
 79         64,986                                       810,000                                Fee Simple
 79         54,987                                       590,000                                Fee Simple
 80        584,927         471,543         1.24        6,590,000         68      Springing
 80        275,475                                     3,125,000                                Fee Simple
 80        199,902                                     2,265,000                                Fee Simple






                  CSFB
 Loan   Control   Control     Loan
   #      #         #        Group          Property Name                              Address

 80      080C      099C        1       Indianhead Residential Care Facility       590 W. Indianhead Road
 81      081       265         2       Copacabana Mobile Home Park                2717 Arrow Highway
 82      082       100         1       Budgetel St. Charles                       1425 South 5th Street
 83      083       101         2       942 Hyde Park                              942 Hyde Park
 84      084       102         1       LG International Building                  13013 East 166th Street & 13012 Moore Street
 85      085       104         2       Homestead Gardens Apartments               Wall Road
 86      086       105         2       Westwood Portfolio Summary                 Various Addresses
 86      086A      105E        2       Hampton West Apartments                    157 Third Avenue
 86      086B      105B        2       Sturbridge Commons                         345 Kinderkamack Road
 86      086C      105D        2       Sutton Place West Apartments               57 Crest Street
 86      086D      105C        2       Linda Court Apartments                     110 Elm Street
 86      086E      105A        2       James Court Apartments                     120 Fairview Avenue
 86      086F      105F        2       Stratford Apartments                       195 Third Avenue
 87      087       106         2       Cherry Hill Plaza                          27359 Cherry Hill Road
 88      088       110         2       PFI - Lincoln Villa                        1825 Lincoln Avenue
 89      089       107         1       Bayscene Mobilehome Park                   100 Woodlawn Ave.
 90      090       096         2       Edgewater Square                           2650 Pass Road
 91      091       108         1       Economic Press Building                    12 Daniel Road
 92      092       109         1       Commerce Security Center                   1533-1717 SW 1st Way
 93      093       111         2       PFI - Northgate                            825 Las Gallinas Avenue
 94      094       112         2       Derrer Field Estates Apartments            3473 Derrer Hill Drive
 95      095       113         1       Cedarwood Valley Office Park               1725-1765 Merriman Road
 96      096       116         1       One Finderne Avenue                        1 Finderne Avenue
 97      097       117         1       Best Western Chateau Suite Hotel           201 Lake Drive
 98      098       118         2       Affordable Warehouses                      NW 29th Street and NW 21st Avenue
 99      099       267         2       Burke-Lewis Apartments                     776 Bush Street
 100     100       122         1       Rite Aid -  Burton                         G-4007 South Saginaw Road and Bristol Road
 101     101       123         2       AMP Building                               59-61 Chubb Way
 102     102       124         1       Holiday Inn Express                        1695 Woodland Park Drive
 103     103       125         2       Anchorage Trade Center Building            619 East Warehouse Avenue
 104     104       128         1       Quality Inn - Nautilus                     1538 Cape Coral Parkway
 105     105       129         2       Rain Tree Plaza                            4300 South Padre Island Drive
 106     106       130         1       Comfort Inn - Greensboro                   2001 Veasley Road
 107     107       131         2       1270 Gerard Avenue                         1270 Gerard Avenue
 108     108       133         1       Suburban Lodge of Baymeadows               8285 Phillips Highway
 109     109       134         1       Comfort Inn                                4312 Cerrillos Road
 110     110       135         2       PFI - Creekside                            2575 Sir Francis Drake Blvd.
 111     111       132         2       PFI - Fairway                              1000 Ignacio Blvd
 112     112       137         1       Franklin Court                             2700 East Foothill Blvd
 113     113       139         1       West Lancaster Plaza                       2733-2849 West Avenue "L"
 114     114       140         1       733 Yonkers Avenue                         733 Yonkers Avenue
 115     115       142         2       Bari Manor                                 31 Old Post Road South
 116     116       144         1       Eckerd's - Berwick #5923                   401 West Front Street
 117     117       145         1       244 West 39th Street                       244 West 39th Street
 118     118       143         2       690 Gerard Avenue                          690 Gerard Avenue
 119     119       147         2       Lake Pointe Apartments                     1100 Grand Avenue
 120     120       148         2       230 East 167th Street                      230 East 167th Street
 121     121       146         2       2300 Grand Concourse                       2300 Grand Concourse
 122     122       149         1       CVS - Forest Hill                          5001-5011 Forest Hill Avenue
 123     123       160         1       Office Depot - Dallas                      5111 Greenville Avenue



                                                                                              Original          Cut-off Date
Loan                                                 Zip      Property                       Principal        Principal Loan
   #       City                        State        Code        Type                        Loan Balance         Balance

80       Weiser                           ID        83672     Nursing Home                                          819,232.24
81       LaVerne                          CA        91750     Mobile Home Park                     4,450,000      4,442,094.97
82       St. Charles                      MO        63301     Lodging, Limited Service             4,420,000      4,417,461.94
83       Boston                           MA        02136     Retail, Anchored                     4,400,000      4,390,626.02
84       Cerritos                         CA        90701     Industrial                           4,350,000      4,340,557.55
85       Spring Lake Heights              NJ        07762     Multifamily                          4,276,375      4,274,069.54
86       Various Cities                Various     Various    Multifamily                          4,210,000      4,201,726.43
86       Westwood                         NJ        07675     Multifamily                                         1,183,584.91
86       Westwood Borough                 NJ        07675     Office                                                961,662.74
86       Westwood Borough                 NJ        07675     Multifamily                                           961,662.74
86       Westwood                         NJ        07676     Multifamily                                           466,036.56
86       Westwood Borough                 NJ        07675     Multifamily                                           369,870.28
86       Westwood                         NJ        07675     Multifamily                                           258,909.20
87       Inkster                          MI        48141     Retail, Anchored                     4,100,000      4,098,160.09
88       San Rafael                       CA        94901     Multifamily                          4,065,000      4,063,115.42
89       Chula Vista                      CA        91910     Mobile Home Park                     4,050,238      4,035,586.34
90       Biloxi                           MS        39531     Retail, Unanchored                   4,000,000      4,000,000.00
91       Fairfield                        NJ        07004     Industrial                           4,000,000      3,996,282.11
92       Deerfield Beach                  FL        33064     Industrial                           4,000,000      3,981,725.95
93       San Rafael                       CA        94903     Multifamily                          3,864,000      3,862,208.60
94       Columbus                         OH        43204     Multifamily                          3,864,000      3,854,487.36
95       Akron                            OH        44313     Office                               3,840,000      3,832,453.56
96       Bridgewater                      NJ        08807     Industrial                           3,800,000      3,790,432.18
97       Shreveport                       LA        71101     Lodging, Limited Service             3,750,000      3,730,682.71
98       Oakland Park                     FL        33311     Industrial                           3,700,000      3,683,096.48
99       San Francisco                    CA        94102     Multifamily                          3,645,000      3,642,973.17
100      Burton                           MI                  Credit Lease                         3,578,954      3,560,238.27
101      Branchburg                       NJ        08876     Industrial                           3,560,000      3,558,023.63
102      Layton                           UT        84041     Lodging, Limited Service             3,500,000      3,496,225.86
103      Anchorage                        AK        99501     Industrial                           3,500,000      3,488,642.57
104      Cape Coral                       FL        33904     Lodging, Limited Service             3,300,000      3,290,225.00
105      Corpus Christi                   TX        78411     Retail, Unanchored                   3,230,000      3,228,459.35
106      Greensboro                       NC        27407     Lodging, Limited Service             3,225,000      3,215,828.36
107      New York                         NY        10452     Multifamily                          3,200,000      3,195,382.85
108      Jacksonville                     FL        32256     Lodging, Extended Stay               3,150,000      3,144,316.84
109      Santa Fe                         NM        87505     Lodging, Limited Service             3,150,000      3,137,997.78
110      Fairfax                          CA        94939     Multifamily                          3,041,000      3,039,590.15
111      Novato                           CA        94949     Multifamily                          3,015,000      3,013,602.21
112      Pasadena                         CA        91107     Office                               3,000,000      2,998,788.70
113      Lancaster                        CA        93536     Retail, Anchored                     2,925,000      2,923,402.31
114      Yonkers                          NY        10704     Office                               2,900,000      2,898,018.20
115      Croton-on-Hudson                 NY        10520     Multifamily                          2,885,000      2,883,444.65
116      Berwick                          PA        18603     Credit Lease                         2,793,838      2,781,678.35
117      New York                         NY        10018     Office                               2,775,000      2,759,884.10
118      Bronx                            NY        10451     Multifamily                          2,740,000      2,740,000.00
119      Schofield                        WI        54476     Multifamily                          2,750,000      2,736,597.16
120      Bronx                            NY        10456     Multifamily                          2,720,000      2,720,000.00
121      Bronx                            NY        10458     Multifamily                          2,720,000      2,720,000.00
122      Richmond                         VA        23225     Credit Lease                         2,673,833      2,671,964.23
123      Dallas                           TX        75206     Credit Lease                         2,526,384      2,524,380.24





            Annual
Loan       U/W Net         Debt
 #          Flow          Service       DSCR          Value      LTV      Lockbox            Ownership


80        109,550                                   1,200,000                                Fee Simple
81        456,077         376,677       1.21        5,750,000     77        Hard             Fee Simple
82        532,885         436,949       1.22        5,800,000     76        Hard             Fee Simple
83        495,151         385,734       1.28        5,600,000     78        Hard             Fee Simple
84        414,970         358,588       1.16        5,000,000     87        Hard             Fee Simple
85        471,940         357,759       1.32        5,600,000     76        Hard             Fee Simple
86        462,783         343,608       1.35        5,680,000     74      Springing
86        136,313                                   1,600,000                                Fee Simple
86         92,319                                   1,300,000                                Fee Simple
86        105,467                                   1,300,000                                Fee Simple
86         62,957                                     630,000                                Fee Simple
86         36,486                                     500,000                                Fee Simple
86         29,241                                     350,000                                Fee Simple
87        427,905         361,012       1.19        6,250,000     66      Springing          Fee Simple
88        457,833         354,875       1.29        6,730,000     60      Springing          Fee Simple
89        391,214         341,837       1.14        5,200,000     78        Hard             Fee Simple
90        482,166         363,630       1.33        5,800,000     69        Hard             Fee Simple
91        483,335         355,028       1.36        6,000,000     67      Springing          Fee Simple
92        765,679         333,155       2.30        6,750,000     59      Springing          Fee Simple
93        425,573         337,327       1.26        5,280,000     73      Springing          Fee Simple
94        393,934         319,778       1.23        4,800,000     80      Springing          Fee Simple
95        428,980         313,410       1.37        4,900,000     78        Hard             Fee Simple
96        541,483         312,001       1.74        5,700,000     67      Springing          Fee Simple
97        673,516         332,253       2.03        7,900,000     47      Springing          Leasehold
98        535,235         308,168       1.74        5,900,000     62      Springing          Fee Simple
99        389,635         302,101       1.29        5,100,000     71      Springing          Fee Simple
100                       292,594                   3,600,000               Hard             Fee Simple
101       403,686         295,202       1.37        4,500,000     79      Springing          Fee Simple
102       643,362         292,308       2.20        6,000,000     58      Springing          Fee Simple
103       385,874         318,536       1.21        5,200,000     67      Springing          Leasehold
104       532,899         295,221       1.81        5,360,000     61        Hard             Fee Simple
105       394,974         279,827       1.41        4,075,000     79      Springing          Fee Simple
106       644,514         293,584       2.20        4,300,000     75      Springing          Fee Simple
107       354,105         255,992       1.38        4,000,000     80      Springing          Fee Simple
108       377,931         297,529       1.27        4,375,000     72      Springing          Fee Simple
109       456,740         284,275       1.61        4,400,000     71      Springing          Fee Simple
110       342,619         265,479       1.29        4,500,000     68      Springing          Fee Simple
111       360,509         263,210       1.37        5,680,000     53      Springing          Fee Simple
112       332,484         271,216       1.23        4,000,000     75      Springing          Fee Simple
113       312,850         243,744       1.28        5,500,000     53      Springing          Fee Simple
114       372,675         235,346       1.58        4,500,000     64      Springing          Fee Simple
115       290,974         241,357       1.21        3,950,000     73      Springing          Fee Simple
116                       229,576                   2,900,000               Hard             Fee Simple
117       275,113         239,623       1.15        3,700,000     75      Springing          Fee Simple
118       304,990         236,921       1.29        3,425,000     80      Springing          Fee Simple
119       320,178         233,005       1.37        3,700,000     74      Springing          Fee Simple
120       296,757         235,192       1.26        3,400,000     80      Springing          Fee Simple
121       291,853         235,192       1.24        3,500,000     78      Springing          Fee Simple
122                       179,426                   2,810,000               Hard             Fee Simple
123                       219,000                   2,600,000               Hard             Leasehold




                    CSFB
 Loan   Control    Control    Loan
   #      #          #       Group          Property Name                              Address

124     124         154        1       8000 North Federal Highway                 8000 North Federal Highway
125     125         155        1       Portofino Beach Hotel                      2304-2306 W Oceanfront
126     126         156        1       CVS - Auburn                               Court Street at Union Street
127     127         158        2       PFI - Ignacio Pines                        195 Los Robles
128     128         159        1       CVS - Montgomery                           10 Coliseum Boulevard
129     129         157        2       984 Sheridan Avenue                        984 Sheridan Avenue
130     130         162        2       Shop Rite Center                           775 NW 119th Street
131     131         163        2       111 East 167th Street                      111 East 167th Street
132     132         164        1       CVS - Cranston                             1178-1194 Pontiac Avenue
133     133         152        2       PFI - Oak Hill Apartments                  216 Marin Street
134     134         168        2       176 East 176th Street                      176 East 176th Street
135     135         166        1       CVS - Bessemer                             831 - 9th Avenue North
136     136         167        2       2585-93 Grand Concourse                    2585-93 Grand Concourse
137     137         170        1       2899-2901 Third Avenue                     2899-2901 Third Avenue
138     138         169        1       CVS - Middlefield                          15925-15935 W. High Street
139     139         161        2       1210 Sherman Avenue                        1210 Sherman Avenue
140     140         153        2       215 Mount Hope Place                       215 Mount Hope Place
141     141         165        2       Hudson View Estates                        2 Lake View Drive
142     142         173        1       Belleair Bazaar                            2901-2989 West Bay Drive
143     143         171        2       Chateau Thierry Apartments                 10500 Hayne Boulevard
144     144         172        1       CVS - Colonial Heights                     U.S. Rte 1/301 (Colonial Heights Blvd)
145     145         175        1       CVS - Augusta                              3527 Old Petersburg Road
146     146         176        1       Safeguard Self Storage                     3134 Chestnut Drive
147     147         177        1       CVS - New Haven #6496                      Hartzell Road & U.S. 930
148     148         178        1       CVS - Huntersville                         Sam Furr Road and NC Highway 73
149     149         272        1       Buena Park Manor MHP                       7142 Orangethorpe Avenue
150     150         179        1       Comfort Inn - Petersburg                   11974 South Crater Road
151     151         180        1       CVS - Ringgold                             US Highway 41 & Highway 151
152     152         181        2       Continental Pak                            75 Onderdonk Avenue
153     153         183        2       2544 Valentine Avenue                      2544 Valentine Avenue
154     154         184        1       CVS - Cleveland                            6301 Harvard Avenue
155     155         186        1       CVS - Madison                              717 Highway Street
156     156         185        2       PFI - Westview                             125 Nova Albion Way
157     157         188        1       CVS - Painesville                          Route 20 at Palmer
158     158         189        1       CVS - Pelzer                               SC Highway 8
159     159         211        2       PFI - Ignacio Hills III                    401 Ignacio Boulevard
160     160         191        1       Walgreens Plaza                            2785-2845 North Andrews Avenue
161     161         193        1       Best Western - Wright Patterson            800 North Broad Street
162     162         195        2       Clarion Hotel                              34734 Pacific Coast Highway
163     163         194        2       7600 Medley Industrial Building            7600-7650 N.W. 69th Avenue
164     164         197        1       CVS - Smyrna                               Sam Ridley Parkway
165     165         199        1       Citrus Plaza                               230 US Highway 41
166     166         200        2       Cane Village/Indian Summer Apartments      100 Melrose Avenue
167     167         198        2       2908-10 Valentine Avenue                   2908-10 Valentine Avenue
168     168         202        1       416-418 Knickerbocker                      416-418 Knickerbocker Avenue
169     169         196        2       2 Minerva Place                            2 Minerva Place
170     170         201        2       PFI - Northern Apartments                  507 Northern Avenue
171     171         203        2       Sparta Green Townhouses                    111 South Highland Avenue
172     172         204        1       CVS - Owensboro                            3311 KY Highway 54
173     173         205        1       CVS - Barnwell                             Dunbarton Street




                                                                                                    Original          Cut-off Date
Loan                                                    Zip        Property                         Principal        Principal Loan
 #             City                         State       Code         Type                          Loan Balance         Balance



124          Boca Raton                       FL        33434     Office                               2,500,000      2,495,191.
125          Newport Beach                    CA        92663     Lodging, Full Service                2,500,000      2,495,993.
126          Auburn                           ME        04210     Credit Lease                         2,487,366      2,485,161.56
127          Novato                           CA        94949     Multifamily                          2,480,000      2,478,850.23
128          Montgomery                       AL        36109     Credit Lease                         2,428,261      2,427,441.62
129          Bronx                            NY        10456     Multifamily                          2,400,000      2,400,000.00
130          North Miami                      FL        33168     Retail, Anchored                     2,400,000      2,398,617.12
131          Bronx                            NY        10452     Multifamily                          2,400,000      2,396,503.38
132          Cranston                         RI        02920     Credit Lease                         2,374,166      2,373,332.21
133          San Rafael                       CA        94901     Multifamily                          2,303,000      2,301,932.30
134          Bronx                            NY        10457     Multifamily                          2,300,000      2,300,000.00
135          Bessemer                         AL        35020     Credit Lease                         2,301,350      2,299,742.65
136          Bronx                            NY        10468     Multifamily                          2,300,000      2,296,681.43
137          Bronx                            NY        10455     Retail, Unanchored                   2,275,000      2,273,396.14
138          Middlefield                      OH        44062     Credit Lease                         2,253,543      2,251,090.98
139          Bronx                            NY        10456     Multifamily                          2,250,000      2,250,000.00
140          Bronx                            NY        10457     Multifamily                          2,250,000      2,250,000.00
141          Peekskill                        NY        10566     Multifamily                          2,240,000      2,238,792.38
142          Belleair Bluffs                  FL        33770     Retail, Unanchored                   2,236,000      2,236,000.00
143          New Orleans                      LA        70127     Multifamily                          2,220,000      2,215,063.18
144          Colonial Heights                 VA        23834     Credit Lease                         2,215,236      2,213,198.04
145          Augusta                          GA        30907     Credit Lease                         2,198,416      2,196,407.99
146          Doraville                        GA        30130     Self-Storage                         2,180,000      2,175,519.42
147          New Haven                        IN        46774     Credit Lease                         2,175,024      2,173,888.48
148          Huntersville                     NC        28078     Credit Lease                         2,173,698      2,172,173.58
149          Buena Park                       CA        90621     Mobile Home Park                     2,150,000      2,144,931.12
150          Petersburg                       VA        23805     Lodging, Limited Service             2,150,000      2,143,219.83
151          Ringgold                         GA        30736     Credit Lease                         2,118,307      2,116,349.38
152          Ridgewood                        NY        11385     Industrial                           2,100,000      2,098,968.10
153          New York                         NY        10458     Multifamily                          2,100,000      2,096,970.00
154          Cleveland                        OH        44124     Credit Lease                         2,092,344      2,090,865.96
155          Madison                          NC        27025     Credit Lease                         2,079,870      2,077,610.51
156          San Rafael                       CA        94903     Multifamily                          2,037,000      2,036,055.62
157          Painesville                      OH        44077     Credit Lease                         2,018,150      2,015,924.16
158          Pelzer                           SC        29669     Credit Lease                         2,013,530      2,012,127.39
159          Novato                           CA        94949     Multifamily                          2,007,000      2,006,069.53
160          Wilton Manors                    FL        33311     Retail, Anchored                     2,000,000      1,995,780.44
161          Fairborn                         OH        45324     Lodging, Full Service                2,000,000      1,994,075.75
162          Capistrano Beach                 CA        92624     Lodging, Extended Stay               2,000,000      1,991,585.21
163          Medley                           FL        33166     Industrial                           2,000,000      1,991,039.49
164          Smyrna                           TN        37167     Credit Lease                         1,973,764      1,971,568.63
165          Inverness                        FL        36250     Retail, Anchored                     1,930,000      1,930,000.00
166          Natchitoches                     LA        71457     Multifamily                          1,920,000      1,915,682.73
167          Bronx                            NY        10458     Multifamily                          1,860,000      1,860,000.00
168          Brooklyn                         NY        11237     Retail, Single Tenant                1,850,000      1,845,637.56
169          Bronx                            NY        10468     Multifamily                          1,840,000      1,840,000.00
170          Mill Valley                      CA        94941     Multifamily                          1,830,000      1,829,151.59
171          Ossining                         NY        10562     Multifamily                          1,824,000      1,823,016.66
172          Owensboro                        KY        42301     Credit Lease                         1,815,483      1,814,530.32
173          Barnwell                         SC        29812     Credit Lease                         1,807,234      1,805,560.68








             Annual
Loan        U/W Net           Debt
 #           Flow            Service        DSCR          Value           LTV       Lockbox         Ownership

124         286,192          205,671        1.39        3,415,000          73       Springing       Fee Simple
125         361,850          219,085        1.65        3,450,000          72         Hard          Fee Simple
126                          163,999                    2,480,000                     Hard          Fee Simple
127         263,776          216,504        1.22        3,900,000          64       Springing       Fee Simple
128                          208,299                    2,410,000                     Hard          Fee Simple
129         256,952          207,522        1.24        3,000,000          80       Springing       Fee Simple
130         273,716          220,451        1.24        3,200,000          75       Springing       Fee Simple
131         283,074          191,220        1.48        3,100,000          77       Springing       Fee Simple
132                          159,134                    2,790,000                     Hard          Fee Simple
133         248,659          201,052        1.24        3,550,000          65       Springing       Fee Simple
134         251,813          198,875        1.27        2,900,000          79       Springing       Fee Simple
135                          154,651                    2,330,000                     Hard          Fee Simple
136         261,615          183,994        1.42        2,900,000          79       Springing       Fee Simple
137         292,346          222,593        1.31        3,250,000          70       Springing       Fee Simple
138                          153,824                    2,260,000                     Hard          Fee Simple
139         244,800          194,552        1.26        2,850,000          79       Springing       Fee Simple
140         257,100          194,552        1.32        2,900,000          78       Springing       Fee Simple
141         254,734          187,397        1.36        2,550,000          88       Springing       Fee Simple
142         262,429          192,864        1.36        2,950,000          76         Hard          Fee Simple
143         261,388          190,672        1.37        2,775,000          80       Springing       Fee Simple
144                          147,614                    2,240,000                     Hard          Fee Simple
145                          148,044                    2,215,000                     Hard          Fee Simple
146         354,199          194,342        1.82        3,100,000          70       Springing       Fee Simple
147                          146,245                    2,190,000                     Hard          Fee Simple
148                          145,071                    2,200,000                     Hard          Fee Simple
149         279,630          238,782        1.17        2,940,000          73         Hard          Leasehold
150         278,372          216,927        1.28        3,000,000          71       Springing       Fee Simple
151                          140,210                    2,140,000                     Hard          Fee Simple
152         329,734          216,363        1.52        3,200,000          66       Springing       Both Fee Simple and Leasehold
153         263,335          167,995        1.57        2,700,000          78       Springing       Fee Simple
154                          138,235                    2,100,000                     Hard          Fee Simple
155                          142,293                    2,250,000                     Hard          Fee Simple
156         221,165          177,830        1.24        3,050,000          67       Springing       Fee Simple
157                          135,196                    2,030,000                     Hard          Fee Simple
158                          135,890                    2,090,000                     Hard          Fee Simple
159         207,509          175,211        1.18        3,000,000          67       Springing       Fee Simple
160         228,193          158,868        1.44        2,500,000          80         Hard          Fee Simple
161         358,588          178,922        2.00        3,300,000          60         Hard          Fee Simple
162         337,518          193,093        1.75        2,755,000          72       Springing       Fee Simple
163         276,213          168,099        1.64        2,850,000          70       Springing       Fee Simple
164                          130,605                    1,980,000                     Hard          Fee Simple
165         272,515          166,464        1.64        2,800,000          69         Hard          Fee Simple
166         255,053          164,020        1.56        2,400,000          80       Springing       Fee Simple
167         209,882          160,830        1.30        2,400,000          78       Springing       Fee Simple
168         238,590          160,379        1.49        2,600,000          71         None          Fee Simple
169         214,592          159,100        1.35        2,300,000          80       Springing       Fee Simple
170         212,790          159,759        1.33        2,900,000          63       Springing       Fee Simple
171         188,436          152,595        1.23        2,300,000          79       Springing       Fee Simple
172                          122,419                    1,840,000                     Hard          Fee Simple
173                          119,308                    1,840,000                     Hard          Fee Simple




                    CSFB
Loan     Control   Control     Loan
  #         #         #        Group         Property Name                                 Address


174       174       207         2        48 Hill Street                                  48 Hill Street
175       175       206         1        Galaxy Hotel                                    860 Pennsylvania Avenue
176       176       208         2        Elmwood Galleria                                77 West Elmwood Drive
177       177       209         1        CVS - Marysville                                969 West Fifth Street
178       178       182         2        1791 Grand Concourse                            1791 Grand Concourse
179       179       187         2        2505 Olinville Avenue                           2505 Olinville Avenue
180       180       212         1        Econo Lodge - Biloxi                            1776 Beach Boulevard
181       181       217         1        CVS - Bedford                                   SWC Northfield and Solon Rds.
182       182       220         1        Ingram Park Plaza Shopping Center               6151 NW Loop 410
183       183       221         1        Rite Aid - Detroit                              19160 Greenfield Road
184       184       222         2        Powell Street Warehouses                        5725 Powell Street
185       185       218         2        3041 Holland Avenue                             3041 Holland Avenue
186       186       214         2        3031 Holland Avenue                             3031 Holland Avenue
187       187       219         2        1240 Sherman Avenue                             1240 Sherman Avenue
188       188       226         1        2174 Pelham Associates                          2174-2180 White Plains Road
189       189       227         1        CVS - Cairo                                     Routes 23B and 32
190       190       229         2        PFI - Strawberry                                11 South Knoll Drive
191       191       228         1        CVS - Hopewell                                  Gringo-South Heights Road/Laurel Road
192       192       233         1        54-64 Broad Street                              54-64 Broad Street
193       193       236         2        PFI - Via Casitas                               140 Lower Via Casitas
194       194       234         1        Best Western - Celebration                      724 Madison Street
195       195       237         1        Rite Aid - Dearborn                             7630 Wyoming Avenue
196       196       239         1        Gateway Retail Center                           7100 Gateway Blvd. East
197       197       246         2        PFI - Ignacio Hills I                           475 Ignacio Boulevard
198       198       230         2        1945 Loring Place South                         1945 Loring Place South
199       199       240         2        Three Pines Apartments                          6222 Lewis Avenue
200       200       241         1        363 Bloomfield Avenue                           363 Bloomfield Avenue
201       201       248         2        Parker Plaza Shopping Center                    10401-10465 South Parker Road
202       202       243         1        Nature's Edge Assisted Living Facility          699 NW Airoso Boulevard
203       203       244         2        PFI - Country Club                              980 Ignacio Boulevard
204       204       245         2        202 Industrial Loop                             202 Industrial Loop
205       205       249         2        Stonegate Apartments                            747 N. Azusa Avenue
206       206       250         1        1655 East 13th Street                           1655 East 13th Street
207       207       251         2        Villa Serena                                    1380 and 1390 Moline Street
208       208       271         2        Lake Village Apartments                         3700 Lake Avenue
209       209       255         1        AeroPanel Building                              661 Myrtle Avenue
210       210       253         2        344 East 209th Street                           344 East 209th Street
211       211       254         2        2935 Holland Avenue                             2935 Holland Avenue
212       212       258         2        Sherwood Townhouses                             7 Sherwood Avenue
213       213       256         2        2885 Briggs Avenue                              2885 Briggs Avenue
214       214       260         2        PFI - Ignacio Hills IV                          551 Ignacio Boulevard
215       215       259         2        116 Henwood Place                               116 Henwood Place
216       216       261         1        398 Third Avenue                                398 Third Avenue
217       217       263         1        SpinCycle 173 - Milwaukee                       2239 W. National Avenue




                                                                                                      Original        Cut-off Date
Loan                                                    Zip            Property                      Principal      Principal Loan
 #             City                         State       Code             Type                       Loan Balance       Balance

174         Bloomfield                       NJ        07003         Multifamily                     1,800,000      1,799,101.72
175         Brooklyn                         NY        11207         Lodging, Limited Service        1,800,000      1,797,416.58
176         Centerville                      OH        45459         Office                          1,800,000      1,796,855.80
177         Marysville                       OH        43040         Credit Lease                    1,787,026      1,785,062.29
178         Bronx                            NY        10453         Multifamily                     1,777,000      1,777,000.00
179         Bronx                            NY        10467         Multifamily                     1,735,000      1,735,000.00
180         Biloxi                           MS        39531         Lodging, Limited Service        1,725,000      1,716,503.21
181         Bedford                          OH        44146         Credit Lease                    1,624,600      1,623,093.42
182         San Antonio                      TX        78238         Retail, Unanchored              1,600,000      1,598,772.98
183         Detroit                          MI        48235         Credit Lease                    1,604,436      1,598,696.81
184         Jefferson Parish                 LA        70115         Industrial                      1,600,000      1,580,198.98
185         Bronx                            NY        10467         Multifamily                     1,580,000      1,580,000.00
186         Bronx                            NY        10467         Multifamily                     1,548,000      1,548,000.00
187         Bronx                            NY        10456         Multifamily                     1,525,000      1,525,000.00
188         Bronx                            NY        10462         Retail, Unanchored              1,500,000      1,496,462.89
189         Cairo                            NY        12413         Credit Lease                    1,444,868      1,444,113.55
190         Mill Valley                      CA        94941         Multifamily                     1,431,000      1,430,336.57
191         Hopewell                         PA        15001         Credit Lease                    1,403,424      1,402,925.95
192         Elizabeth                        NJ        07201         Office                          1,350,000      1,347,461.16
193         Greenbrae                        CA        94904         Multifamily                     1,339,000      1,338,379.22
194         Shelbyville                      TN        37160         Lodging, Limited Service        1,350,000      1,334,555.87
195         Dearborn                         MI        48120         Credit Lease                    1,333,342      1,321,705.12
196         El Paso                          TX        79915         Retail, Unanchored              1,300,000      1,297,292.08
197         Novato                           CA        94949         Multifamily                     1,285,000      1,284,404.25
198         Bronx                            NY        10453         Multifamily                     1,280,000      1,280,000.00
199         Toledo                           OH        43612         Multifamily                     1,260,000      1,255,594.89
200         Montclair                        NJ        07042         Retail, Unanchored              1,250,000      1,248,673.14
201         Parker                           CO        80134         Retail, Unanchored              1,200,000      1,198,882.11
202         Port St. Lucie                   FL        34983         Assisted Living Facility        1,200,000      1,194,636.87
203         Novato                           CA        94949         Multifamily                     1,121,000      1,120,480.29
204         Staten Island                    NY        10309         Industrial                      1,106,000      1,106,000.00
205         West Covina                      CA        91791         Multifamily                     1,050,000      1,047,473.14
206         Brooklyn                         NY        11235         Medical Office                  1,040,000      1,038,100.55
207         Aurora                           CO        80909         Multifamily                     1,000,000        999,068.42
208         Rochester                        NY        14612         Multifamily                       900,000        898,267.30
209         Boonton                          NJ        07005         Industrial                        875,000        873,729.72
210         Bronx                            NY        10467         Multifamily                       855,000        855,000.00
211         Bronx                            NY        10467         Multifamily                       825,000        825,000.00
212         Ossining                         NY        10562         Multifamily                       697,000        696,624.24
213         Bronx                            NY        10458         Multifamily                       680,000        680,000.00
214         Novato                           CA        94949         Multifamily                       583,000        582,729.71
215         Bronx                            NY        10453         Multifamily                       560,000        560,000.00
216         New York                         NY        10016         Multifamily                       499,995        498,503.62
217         Milwaukee                        WI        53204         Retail, Single Tenant             335,000        334,497.86



                Annual
Loan           U/W Net         Debt
 #              Flow          Service       DSCR          Value       LTV      Lockbox            Ownership



174            209,383         153,999       1.36        2,300,000     78      Springing          Fee Simple
175            291,544         182,963       1.59        2,900,000     62      Springing          Fee Simple
176            185,734         153,255       1.21        2,380,000     76      Springing          Fee Simple
177                            120,344                   1,810,000               Hard             Fee Simple
178            194,312         153,653       1.26        2,300,000     77      Springing          Fee Simple
179            202,450         150,021       1.35        2,300,000     75      Springing          Fee Simple
180            237,890         168,662       1.41        2,300,000     75      Springing          Fee Simple
181                            107,048                   1,630,000               Hard             Fee Simple
182            187,009         152,282       1.23        2,200,000     73      Springing          Fee Simple
183                            147,500                   1,700,000               Hard             Fee Simple
184            189,487         152,334       1.24        2,350,000     67      Springing          Fee Simple
185            171,811         136,619       1.26        2,000,000     79      Springing          Fee Simple
186            167,886         133,852       1.25        2,000,000     77      Springing          Fee Simple
187            169,309         131,863       1.28        2,100,000     73      Springing          Fee Simple
188            212,728         130,037       1.64        2,350,000     64        None             Fee Simple
189                             97,095                   1,620,000               Hard             Fee Simple
190            160,900         124,926       1.29        2,300,000     62      Springing          Fee Simple
191                             92,801                   1,410,000               Hard             Leasehold
192            189,996         125,249       1.52        1,800,000     75      Springing          Fee Simple
193            150,854         116,895       1.29        2,050,000     65      Springing          Fee Simple
194            382,984         151,190       2.53        3,550,000     38      Springing          Fee Simple
195                            118,363                   1,600,000               Hard             Fee Simple
196            167,836         113,712       1.48        1,950,000     67      Springing          Fee Simple
197            135,895         112,181       1.21        1,900,000     68      Springing          Fee Simple
198            139,225         110,678       1.26        1,620,000     79      Springing          Fee Simple
199            149,008         101,306       1.47        1,600,000     78      Springing          Fee Simple
200            140,151         109,051       1.29        1,750,000     71      Springing          Fee Simple
201            167,956         106,415       1.58        2,200,000     54      Springing          Fee Simple
202            149,817         113,056       1.33        1,750,000     68      Modified           Fee Simple
203            116,044          97,863       1.19        1,800,000     62      Springing          Fee Simple
204            119,534          99,708       1.20        1,475,000     75      Springing          Fee Simple
205            137,274          87,584       1.57        1,425,000     74      Springing          Fee Simple
206            116,412          87,177       1.34        1,400,000     74        Hard             Fee Simple
207            119,065          88,679       1.34        1,250,000     80      Springing          Fee Simple
208            108,801          82,642       1.32        1,125,000     80      Springing          Fee Simple
209            133,205          88,481       1.51        1,140,000     77      Springing          Fee Simple
210            102,934          73,930       1.39        1,230,000     70      Springing
211             87,872          71,336       1.23        1,040,000     79      Springing          Fee Simple
212             73,895          58,311       1.27          960,000     73      Springing          Fee Simple
213             80,740          58,798       1.37          980,000     69      Springing          Fee Simple
214             62,148          50,896       1.22          900,000     65      Springing          Fee Simple
215             60,605          48,422       1.25          800,000     70      Springing          Fee Simple
216            113,316          54,683       2.07        1,800,000     28        None             Fee Simple
217             42,507          34,094       1.25          450,000     74        Hard             Fee Simple









Loan #         CSFB
             Control
                #              Property Name/Location                           Tenant/Lease Guarantor

 16             19         Accor - Texas Portfolio                           Accor, S.A.
 19             273        United Artists - 5 Theater Portfolio (5)          United Artists Theatre Circuit, Inc.
 23             25         Accor - Florida Portfolio                         Accor, S.A.
 25             28         American Restaurant Group, Inc. Summary           American Restaurant Group, Inc
 26             29         Accor - Midwest Portfolio                         Accor, S.A.
 29             32         Accor - East Portfolio                            Accor, S.A.
 30             33         Cinemark - Austin, TX                             Cinemark USA, Inc.
 32             36         Accor - Southeast Portfolio                       Accor, S.A.
 33             37         Regal Cinemas - Palm Beach, FL                    Regal Cinemas, Inc.
 35             39         Accor - West Portfolio                            Accor, S.A.
 41             47         Garden Ridge - Hilliard, OH                       Garden Ridge Corporation
 51             58         Hoyts Cinemas - Bellingham, MA                    Hoyts Cinemas Limited
 53             999        Pamida Summary                                    Pamida, Inc.
100             122        Rite Aid - Burton, MI                             Rite Aid Corporation
116             144        Eckerd (Fay's) - Berwick, PA                      Eckerd Corporation
122             149        CVS - Forest Hill, VA (6)                         CVS Corporation
123             160        Office Depot - Dallas, TX                         Office Depot, Inc.
126             156        CVS - Auburn, ME  (6)                             CVS Corporation
128             159        CVS - Montgomery, AL (6)                          CVS Corporation
132             164        CVS - Cranston, RI (6)                            CVS Corporation
135             166        CVS - Bessemer, AL (6)                            CVS Corporation
138             169        CVS - Middlefield, OH (6)                         CVS Corporation
144             172        CVS - Colonial Heights, VA (6)                    CVS Corporation
145             175        CVS - Augusta, GA (6)                             CVS Corporation
147             177        CVS - New Haven, IN (6)                           CVS Corporation
148             178        CVS - Huntersville, NC (6)                        CVS Corporation
151             180        CVS - Ringgold, GA (6)                            CVS Corporation
154             184        CVS - Cleveland, OH (6)                           CVS Corporation
155             186        CVS - Madison, NC (6)                             CVS Corporation
157             188        CVS - Painesville, OH (6)                         CVS Corporation
158             189        CVS - Pelzer, SC (6)                              CVS Corporation
164             197        CVS - Smyrna, TN (6)                              CVS Corporation
172             204        CVS - Owensboro, KY (6)                           CVS Corporation
173             205        CVS - Barnwell, SC (6)                            CVS Corporation
177             209        CVS - Marysville, OH (6)                          CVS Corporation
181             217        CVS - Bedford, OH (6)                             CVS Corporation
183             221        Rite Aid - Detroit, MI                            Rite Aid Corporation
189             227        CVS - Cairo, NY (6)                               CVS Corporation
191             228        CVS - Hopewell, PA (6)                            CVS Corporation
195             237        Rite Aid - Dearborn, MI                           Rite Aid Corporation

                                            Cut Off Date                                                 Substantial
                                             Principal            Leased        Leased       RVI         Completion
Loan #           Lease Type                   Balance             Value          LTV      Insurance         Date


 16            Bondable Lease              30,176,866           30,550,000        99        Yes
 19            Bondable Lease              23,302,898           26,800,000        87
 23            Bondable Lease              19,143,664           19,300,000        99        Yes
 25            Bondable Lease              17,787,585           18,450,000        96
 26            Bondable Lease              15,623,817           15,760,000        99        Yes
 29            Bondable Lease              14,443,020           14,450,000       100        Yes
 30            Bondable Lease              14,388,230           15,000,000        96
 32            Bondable Lease              13,763,265           13,820,000       100        Yes
 33            Triple Net Lease            13,473,026           13,500,000       100
 35            Bondable Lease              13,112,290           14,050,000        93        Yes
 41            Triple Net Lease            10,627,254           13,100,000        81
 51            Triple Net Lease             7,943,633            7,600,000       105
 53            Triple Net Lease             7,662,521            7,700,000       100
100            Double Net Lease             3,560,238            3,600,000        99
116            Double Net Lease             2,781,678            2,900,000        96
122            Bondable Lease               2,671,964            2,810,000        95                      02/01/99
123            Triple Net Lease             2,524,380            2,600,000        97
126            Bondable Lease               2,485,162            2,480,000       100                      01/01/99
128            Bondable Lease               2,427,442            2,410,000       101                      04/01/99
132            Bondable Lease               2,373,332            2,790,000        85                      03/01/99
135            Bondable Lease               2,299,743            2,330,000        99                      02/01/99
138            Bondable Lease               2,251,091            2,260,000       100                      11/01/98
144            Bondable Lease               2,213,198            2,240,000        99                      12/01/98
145            Bondable Lease               2,196,408            2,215,000        99                      01/01/99
147            Bondable Lease               2,173,888            2,190,000        99                      03/01/99
148            Bondable Lease               2,172,174            2,200,000        99                      01/01/99
151            Bondable Lease               2,116,349            2,140,000        99                      12/01/98
154            Bondable Lease               2,090,866            2,100,000       100                      02/01/99
155            Bondable Lease               2,077,611            2,250,000        92                      11/01/98
157            Bondable Lease               2,015,924            2,030,000        99                      11/01/98
158            Bondable Lease               2,012,127            2,090,000        96                      01/01/99
164            Bondable Lease               1,971,569            1,980,000       100                      11/01/98
172            Bondable Lease               1,814,530            1,840,000        99                      02/01/99
173            Bondable Lease               1,805,561            1,840,000        98                      12/01/98
177            Bondable Lease               1,785,062            1,810,000        99                      11/01/98
181            Bondable Lease               1,623,093            1,630,000       100                      12/01/98
183            Triple Net Lease             1,598,697            1,700,000        94
189            Bondable Lease               1,444,114            1,620,000        89                      04/01/99
191            Bondable Lease               1,402,926            1,410,000        99                      03/01/99
195            Double Net Lease             1,321,705            1,600,000        83

                Failure of                                         Failure of
                Completion                  Construction           Completion
               Termination                   Extension              Termination
Loan #            Date                        Option              Date (2)***

 16
 19
 23
 25
 26
 29
 30
 32
 33
 35
 41
 51
 53
100
116
122
123               03/03/99                     05/02/99              06/01/99
126
128               01/31/99                     04/01/99              05/01/99
132               05/01/99                     06/30/99              07/30/99
135               03/31/99                     05/30/99              06/29/99
138               03/03/99                     05/02/99              06/01/99
144               12/01/98                     01/30/99              03/01/99
145               12/31/98                     03/01/99              03/31/99
147               01/31/99                     04/01/99              05/01/99
148               03/31/99                     05/30/99              06/29/99
151               01/31/99                     04/01/99              05/01/99
154               12/31/98                     03/01/99              03/31/99
155               03/03/99                     05/02/99              06/01/99
157               12/01/98                     01/30/99              03/01/99
158               12/01/98                     01/30/99              03/01/99
164               01/31/99                     04/01/99              05/01/99
172               12/01/98                     01/30/99              03/01/99
173               03/03/99                     05/02/99              06/01/99
177               12/31/98                     03/01/99              03/31/99
181               12/01/98                     01/30/99              03/01/99
183               12/31/98                     03/01/99              03/31/99
189
191               05/01/99                     06/30/99              07/30/99
195               03/31/99                     05/30/99              06/29/99




                                                                   EXHIBIT C-1

           FORM OF INVESTMENT QIB INVESTMENT REPRESENTATION LETTER -
                         QUALIFIED INSTITUTIONAL BUYER

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention:  Structured Finance Services Group

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp.
    Commercial Mortgage Pass-Through Certificates, Series 1998-C2

Ladies and Gentlemen:

     This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated as of November 20, 1998 and to Section 5.02 of the Pooling and Servicing Agreement dated as of November 11, 1998 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and The Chase Manhattan Bank, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates") in connection with the transfer by Credit Suisse First Boston Corporation (the "Seller") to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class ____ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
(d)(4)(i) of Rule 144A.

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to "qualified institutional buyers" in transactions under Rule 144A, or (c) for resale to persons that are not "U.S. persons" within the meaning of Regulation S under the Securities Act, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

     3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7.  Check one of the following:1

         [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

         [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

     For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if
(A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

---------------------

1  Each Purchaser must include one of the two alternative certificates.



     8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in
Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     9. The Purchaser understands that if it is a Person referred to in 8(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.

     IN  WITNESS  WHEREOF,   the  Purchaser  hereby  executes  this  Qualified
Institutional Buyer Representation Letter on the ____ day of __________, ____.

                                            Very truly yours,

                                            [THE PURCHASER]


                                            By:________________________________
                                               Name:
                                               Title:

                                                                   EXHIBIT C-2

            FORM OF REGULATION S INVESTMENT REPRESENTATION LETTER -
                                NON-U.S. PERSON

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Structured Finance Services Group

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group

Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp.
    Commercial Mortgage Pass-Through Certificates, Series 1998-C2

Ladies and Gentlemen:

     This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated as of November 20, 1998 and to Section 5.02 of the Pooling and Servicing Agreement dated as of November 11, 1998 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and The Chase Manhattan Bank, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates") in connection with the transfer by Credit Suisse First Boston Corporation (the "Seller") to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class ____ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. The Purchaser is not a "U.S. person" within the meaning of Regulation S (a "Non-U.S. Person") under the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to Non-U.S. Persons in transactions under Regulation S, or (c) for resale to "qualified institutional buyers" in transactions under Rule 144A under the Securities Act, and not in any event with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

     For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if
(A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

     8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in
Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     9. The Purchaser understands that if it is a Person referred to in 8(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA,
Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.

     IN WITNESS WHEREOF, the Purchaser hereby executes this Regulation S Investment Representation Letter on the ____ day of __________, ____.

                                                 Very truly yours,

                                                 [THE PURCHASER]


                                                 By:__________________________
                                                    Name:
                                                    Title:

                                                                    EXHIBIT C-3

                  FORM OF INVESTMENT REPRESENTATION LETTER -
                       INSTITUTIONAL ACCREDITED INVESTOR

The Chase Manhattan Bank
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention:  Structured Finance Services Group

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp.
    Commercial Mortgage Pass-Through Certificates, Series 1998-C2

Ladies and Gentlemen:

     This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 11, 1998 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and The Chase Manhattan Bank, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates") in connection with the transfer by Credit Suisse First Boston Corporation (the "Seller") to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class J Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. The Purchaser is an institutional "accredited investor" (an "Accredited Investor"), as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act of 1933, as amended (the "Securities Act") and is acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Certificates, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of the Purchasers or their investment.

     2. The Purchaser's intention is to acquire the Certificate for the Purchaser's own account or for a single account (each of which is an Accredited Investor and from which no resale, pledge or other transfer may be made except to another Accredited Investor) as to which the Purchaser exercises sole investment discretion.

     3. The Purchaser has reviewed the Confidential Offering Circular relating to the Certificate (the "Offering Circular") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. Check one of the following:1

         [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

         [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

---------------------
1   Each Purchaser must include one of the two alternative certifications.


     For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if
(A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

     8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in
Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

         9. The Purchaser understands that if it is a Person referred to in 8(a) or (b) above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.

     IN WITNESS WHEREOF, the Purchaser hereby executes this Accredited Investor Investment Representation Letter on the ____ day of __________, ____.

                                          Very truly yours,

                                          [THE PURCHASER]


                                          By:_________________________________
                                             Name:
                                             Title:

                                                                   EXHIBIT D-1

                          FORM OF TRANSFER AFFIDAVIT

       AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE
                           CODE OF 1986, AS AMENDED

STATE OF                   )
                           )  ss:
COUNTY OF                  )

       [Name of Officer], being first duly sworn, deposes and says:

     1. That [he] [she] is a [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the State of [_______], on behalf of which he makes this affidavit.

     2. That the Transferee's Taxpayer Identification Number is [_______].

     3. That the Transferee of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, Class [R] [LR] Certificates (the "Class [R] [LR] Certificate") (i) is not a Disqualified Organization, an ERISA Prohibited Holder, or a Non-U.S. Person (as defined in Article I of the Pooling and Servicing Agreement, dated as of November 11, 1998, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and The Chase Manhattan Bank, as Trustee (the "Pooling and Servicing Agreement") and will endeavor to remain other that a Disqualified Organization and other than a Non-U.S. Person for so long as it retains its ownership interest in the Class [R] [LR] Certificate, or (ii) is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Person other than a Disqualified Organization or a Non-U.S. Person.

     4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit, and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a NonU.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a NonU.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     8. That, if a "tax matters person" is required to be designated with respect to the [UpperTier REMIC] [LowerTier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [UpperTier REMIC] [LowerTier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

     9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 19__.

                                  [NAME OF TRANSFEREE]


                                   By:________________________________________

                                   [Name of Officer]
                                   [Title of Officer]

     Personally appeared before me the abovenamed [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ___ day of __________, 19__.

       -------------------------------

NOTARY PUBLIC

COUNTY OF ________________________

STATE OF ____________________________

         My commission expires the ___ day of __________, 19__.

                                                                     EXHIBIT D-2

                           FORM OF TRANSFEROR LETTER

                                                                         [Date]

The Chase Manhattan Bank
  as Trustee
450 West 33rd Street, 14h Floor
New York, New York 10001
Attention:  Structured Finance Services - CMBS

     Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage PassThrough Certificates, Series 1997-C2

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                              Very truly yours,

                                              [Transferor]


                                              _________________________________
                                              Name:

                                                                     EXHIBIT E

                            LIST OF MEZZANINE LOANS

Loan No.                  loan Name

   1                      Intell-Reichmann Portfolio Summary
   3                      Butera Portfolio Summary
   5                      L'Enfant Plaza
   6                      260-261 Madison Avenue
   8                      Thurman Multifamily Portfolio Summary
   10                     Pinstripe Multifamily Portfolio Summary
   13                     Garden Variety Apartments Portfolio Summary
   14                     Donatelli Portfolio Summary
   15                     Camco Summary
   89                     Bayscene Mobilehome Park

                                                                     EXHIBIT F

                          FORM OF REQUEST FOR RELEASE

                                                                         [Date]

The Chase Manhattan Bank
  as Trustee
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Structured Finance Services - CMBS

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group

Re:      Credit Suisse First Boston Mortgage Securities Corp.
         Commercial Mortgage PassThrough Certificates, Series 1997-C2, REQUEST FOR RELEASE

Dear _______________________,

          In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of November 11, 1998 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Lennar Partners, Inc. (the undersigned), as special servicer (the "Special Servicer"), First Union National Bank (the undersigned), as servicer (the "Servicer"), and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

          ______1. Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

          ______2. The Loan is being foreclosed.

          ______3. Other. (Describe)

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                         [SERVICER] [SPECIAL SERVICER]


                                         By:__________________________________

                                                   Name:______________________
                                                   Title:_____________________

                                                                     EXHIBIT G

            FORM OF TRUSTEE CERTIFICATE PURSUANT TO SECTION 2.05(A)

     Credit Suisse First Boston Mortgage I Corporation, as trustee (the "Trustee"), under a Trust Agreement (the "Agreement") dated as of June 29, 1998, among Credit Suisse First Boston Mortgage Depositor I Corporation ("Depositor I"), the Trustee and Commonwealth Trust Company, a Delaware trust company, as resident trustee, hereby certifies as follows:

     1.   Pursuant  to  Section  9.2 of the  Agreement,  the  Trustee  has (i)
          received   written  notice  from  the  Owners  (as  defined  in  the
          Agreement) of the Trust electing to terminate and dissolve the Trust, and (ii) entered into a written agreement with Depositor I pursuant to which Depositor I shall assume all obligations of the Trustee, the Resident Trustee (as defined in the Agreement) and the Trust and release the Trustee and the Resident Trustee therefrom.

     2. The termination of the Trust is permitted pursuant to Section 9.2 of the Agreement and Section 3808 of Chapter 38 of Title 12 of the Delaware Code. The Trust shall be terminated upon filing of a certificate of cancellation.

     3.   Reasonable   provisions  have  been  made  to  pay  all  claims  and
          obligations, including all contingent, conditional or unmatured claims and obligations known to the Trust and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown.

     4.   The Trustee shall file a certificate of  cancellation as provided in
          Section 3810 of Chapter 38 of Title 12 of the Delaware Code upon completion of winding-up of the Trust.

     IN WITNESS WHEREOF, the Trustee has caused this certificate to be executed on its behalf this ____ day of __________, 19___.

                                       CREDIT SUISSE
                                       FIRST BOSTON MORTGAGE I CORPORATION


                                       By:__________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT H

                 FORM OF ORDER OF DISSOLUTION AND LIQUIDATION

                                                                         [DATE]

Credit Suisse First Boston Mortgage I Corporation
Eleven Madison Avenue
New York, New York  10010

         Re:      Credit Suisse First Boston
                   Mortgage Finance Trust I
                   (the "Trust")

          You are hereby  directed to terminate the Trust  pursuant to Section
9.2 of the Trust Agreement, dated June 29, 1998, by and among Credit Suisse First Boston Depositor I Corporation, Credit Suisse First Boston Mortgage I Corporation and Commonwealth Trust Company.

                                       CREDIT  SUISSE  FIRST  BOSTON
                                       MORTGAGE SECURITIES CORP.

                                       By:____________________________
                                          Name:
                                          Title:

                                       CREDIT SUISSE FIRST BOSTON
                                       MORTGAGE CAPITAL LLC

                                       By:____________________________
                                          Name:
                                          Title:

                                       CREDIT SUISSE FIRST BOSTON
                                       DEPOSITOR I CORPORATION

                                       By:____________________________
                                           Name:
                                          Title:

                                       THE CHASE MANHATTAN BANK,
                                       as trustee under a pooling and servicing agreement, dated as of November 11, 1998

                                       By:____________________________
                                          Name:
                                          Title:

                                                                   EXHIBIT I-1

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT




                           Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                      COMPARATIVE FINANCIAL STATUS REPORT
                             as of
                                    ---------------


                                                                                                 Original Underwriting
                                                                                                      Information

                                                                                        Basic Year
                                                  Last
                                                Property                 Paid  Annual   Financial
Prospectus                                       Inspect    Scheduled    Thru   Debt    Info as of    %     Total      $      (1)
ID                            City     State     Date      Loan Balance  Date  Service     Date      Occ   Revenue    NOI    DSCR

                                                 yy/mm                                   yy/mm

List all properties
currently in deal with or
without information
largest to smallest loan


Total:                                                       $                  $                     WA    $          $      WA


                                    2nd Preceding Annual Operating                     Preceding Annual Operating
                                            Information                                       Information

                                as of                        Normalized           as of

                               Financial                                         Financial
Prospectus                     Info as of    %     Total      $      (1)         Info as of    %     Total      $      (1)
ID                                Date      Occ   Revenue    NOI    DSCR            Date      Occ   Revenue    NOI    DSCR

                                yy/mm                                             yy/mm

List all properties
currently in deal with or
without information
largest to smallest loan

Total:                                       WA    $          $      WA                       WA     $          $      WA


                                        Trailng Financial or YTD                    Net Change
                                               Information

                                             Month Reported    Actual             Preceding & Basis

Prospectus                     FS Start    FS End      Total      $      %        %     Total     (1)
ID                               Date       Date      Revenue    NOI    DSC      Occ   Revenue    DSCR

                                yy/mm       yy/mm

List all properties
currently in deal with or
without information
largest to smallest loan


Total:                                       WA        $          $      WA       WA     $         WA





                               Received                                          Required
Financial Information:          Loans             Balance                         Loans             Balance
                                #      %          $      %                        #       %         $      %


Current Full Year:
Current Full Yr. received
 with DSC <1:
Prior Full Year:
Prior Full Yr. received
 with DSC <1:


(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year.


                                                                    EXHIBIT I-2

                     FORM OF DELINQUENT LOAN STATUS REPORT



              Credit Suisse First Boston Mortgage Securities Corp.
         Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                         DELINQUENT LOAN STATUS REPORT
                             as of _______________


S4                       S55              S61           S57        S58                    P74            P75
                                                                           (f)-P38/P81                               (g)-(92+f)e

                                                                                                         Appraisal
                         Short Name                                         Value using                    BPO or    Loss using
Prospectus                 (When          Property      City       State    NOI & Cap     Valuation      Internal    90% Appr. or
   ID                    Appropriate)       Type                            Rate          Date             Value**     BPO(1)

90 + DAYS DELINQUENT





60 DAYS DELINQUENT




30 DAYS DELINQUENT




Current & at Special Servicer





PCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (PCL - in Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be Determined etc...)
It is possible to combine the status codes if the loan is going in more than one direction (i.e. PCL/Mod. BK/Mod. BK/PCL/DPO)
**App. Appraisal, BPO - Broker opinion, Intl. - Internal Value
***How to determine the cap note is agreed upon by Underwriter and servicers - to be provided by a third party.






S4                       h-(g/e)         P35          P77          P79           P42           P82           P76

                                         Total
                                         Appraisal                                             Expected
                         Estimated       Reduction    Transfer     Resolution    FCL Start     FCI Sale      Workout
                         Recovery %      Realized       Date          Date          Date         Date        Strategy      Comments



90 + DAYS DELINQUENT





60 DAYS DELINQUENT




30 DAYS DELINQUENT




Current & at Special Servicer





PCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (PCL - In Foreclosure,
MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be Determined etc...)
It is possible to combine the status codes if the loan is going in more than one direction (i.e. PCL/Mod., BK/Mod., BK/PCL/DPO)
**App. Appraisal, BPO - Broker opinion, Int. - Internal Value
***How to determine the cap note is agreed upon by Underwriter and servicers - to be provided by a third party.








              Credit Suisse First Boston Mortgage Securities Corp.
         Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                         DELINQUENT LOAN STATUS REPORT
                               as of ____________


   S4                 S55           S61       S57    S58    S62 or S63  P6         P7         P37          P39           P38



                                                                                  (a)        (b)          (c)           (d)

                                                                                                                          Other
                      Short Name                                                  Scheduled   Total P&I      Total       Advances
Prospectus               (When      Property                Sq Ft or   Paid Thru     Loan    Advances To   Expenses to   (Taxes &
    ID                Appropriate)    Type    City   State    Units       Date      Balance     Date         Date         Escrow)

90+ DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT





Current & at Special Servicer


PCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (PCL - In Foreclosure,
MOD - Modification, DPO - Document Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined, etc...)
It is possible to combine the status codes if the loan is going in more than one direction (i.e. PCL/Mod., BK/Mod., BK/PCL/DPO)
**App. Appraisal, BPO - Broker opinion, Intl. - Internal Value
***How to determine the cap note is agreed upon by Underwriter and servicers - to be provided by a third party.


                         P25            P10                P11           P58            P54        P55        P61



           e-a+b+c+d



            Total          Current         Current         Maturity       LTM NOI                           ***Cap Rate
           Expenses      Monthly P&I    Interest Rate        Date           Date        LTM NOI    LTM DSCR    Assigned

90+ DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT





Current & at Special Servicer


PCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (PCL - In Foreclosure,
MOD - Modification, DPO - Document Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined, etc...)
It is possible to combine the status codes if the loan is going in more than one direction (i.e. PCL/Mod., BK/Mod., BK/PCL/DPO)
**App. Appraisal, BPO - Broker opinion, Int. - Internal Value
***How to determine the cap note is agreed upon by Underwriter and servicers - to be provided by a third party.



                                                                   EXHIBIT I-3

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT



                           Credit Suisse First Boston
         Commercial Mortgage pass-Through Certificates, Series 1998-C2
                      HISTORICAL LOAN MODIFICATION REPORT
                                   as of ____


                                                                     Balance
                                             Mod/                   When Sent     Balance at the                  # Months
                                          Extension    Effect      in Special    Effective Date of                for Rate     New
Prospectus ID               City   State     Flag       Date        Servicer      Rehabilitation      Old Rate     Change      Rate


THIS REPORT IS HISTORICAL

Information is as of
modification.  Each line
it should not change in
the future.  Only new
modifications should be
added.





Total for All Loans:

Total for Loans in
Current Month:
                                                       # of Loans                $ Balance
Modifications:
Maturity Date Extenstions:
Total:


* The information in these columns is from a particular point in time and should not change in this report once assigned.
(1) Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction.  This is just an estimate calculated at the time of the modification.



                                                                                                          (2) Est.
                                                                                                           Future
                                                                         Total #                      Interest Loss
                                                                         Mths for    (1) Realized        Trust $
                                                  Old        New        Change of       Loan to            (Rate
                            Old P&I   New P&I   Maturity   Maturity        Mod          Trust $          Reduction)     COMMENT


THIS REPORT IS HISTORICAL

Information is as of
modification.  Each line
it should not change in
the future.  Only new
modifications should be
added.





Total For All Loans:

Total For Loans in
Current Month:

Modifications:
Maturity Date Extentions:
Total:


* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1) Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction.  This is just an estimate calculated at the time of the modification.


                                                                   EXHIBIT I-4

                   FORM OF HISTORICAL LOSS ESTIMATION REPORT


                           Credit Suisse First Boston
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-C2
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                                   as of _____

S4                         S55            S61         S57    S58     P45/P7        P75                                     P45


                                                                     c-b/a        (a)                       (b)           (d)

                                                                                     Latest
                            Short Name                                   %        Appraisal or    Effect                  Net Amt.
Prospectus                     (When      Property                   Received       Brokers      Date of                  Received
    ID                      Appropriate)    Type      City   State   From Sale      Opinion        Sale     Sales Price   from Sale

THIS REPORT IS HISTORICAL

All information is from
the liquidation date and
does not need to be
updated.

Total all Loans:

Current Month Only:



                           P7          P37         P39-P38


                           (e)         (f)         (g)        (h)               (i)-d(f+g+h)   (k)-i-e                      (m)

                                                                                                                            Minor
                                                                                                               Date Loss     Adj
                         Scheduled   Total P&I    Total     Servicing Fees                   Actual Losses    Passed          to
                          Balance    Advanced    Expenses       Expense       Net Proceeds    Passed thru      thru         trust

THIS REPORT IS HISTORICAL

All information is from
the liquidation date and
does not need to be
updated.

Total all Loans:

Current Month Only:




                                        (n)-k+m             (o)-n/e

                                                           Loss % of
                         Minor Adj      Total Loss with     Scheduled
                         Passed thru       Adjustment        Balance


THIS REPORT IS HISTORICAL

All information is from
the liquidation date and
does not need to be
updated.

Total all Loans:

Current Month Only:


                                                                    EXHIBIT I-5

                           FORM OF REO STATUS REPORT


              Credit Suisse First Boston Mortgage Securities Corp.
                Commercial Mortgage Pass-Through, Series 1998-C2
                               REO STATUS REPORT
                               as of ___________



                                                                S63              (a)          (b)         (c)        (d)

                                                                                                                     Other
                      Short Name                                         Paid    Scheduled    Total P&I    Total     Advances
Prospectus              (When        Property                   Sq Ft or Thru      Loan       Advances    Expenses   (Taxes &
    ID                Appropriate      Type      City   State   Units    Date     Balance     To Date     To Date    Escrow)



                      (e)=a+b+c+7+d
                                            Current                    LTM      LTM      Cap Rate
                           Total            Monthly      Maturity      NOI      NOI/      Assign      Valuation
                           Exposure           P&I          Date        Date     DSC         ***       Date




(1)  Use the following codes: App.=Appraisal, BPO-Broker Opinion, Int.-Internal Value
***  How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.






              Credit Suisse First Boston Mortgage Securities Corp.
                Commercial Mortgage Pass-Through, Series 1998-C2
                               REO STATUS REPORT
                               as of ___________




                                                                (f)-(k/j)     (g)             (h)-92+g)       (i) - (g/e)

                                                                Value         Appraisal
                      Short Name                                using NOI     BPO or          Loss using
Prospectus              (When        Property                   & Cap         Internal        92% Appr.       Estimated
    ID                Appropriate      Type      City   State   Rate          Value**          or BPO(f)       Recovery%


                         Total
                       Appraisal                      REO           Pending
                       Reduction      Transfer    Acquisition     Resolution
                        Realized        Date          Date            Date       Comments




(1)  Use the following codes; App.-Appraisal, BPO-Broker Opinion, Int.=Internal Value
***  How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.




                                                                EXHIBIT I-6

                  FORM OF SERVICER WATCH LIST




             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                              SERVICER WATCH LIST
                            as of ________________


                Short Name                                 Scheduled      Paid    Matruity
Prospectus ID     (When       Property Type  City  State  Loan Balance    Thru      Date     LTM* DSCR Comment/Reason on Watch List
                Appropriate                                               Date




List all loans on watch list and reason sorted in descending balance order.








Total                                                      $

*LTM-Last 12 months either trailing or last annual


                                                       EXHIBIT I-7

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT




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

                           Credit Suisse First Boston
          Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                 Form of OPERATING STATEMENT ANALYSIS REPORT
                            as of __________________


PROPERTY OVERVIEW
  Prospectus Number
  Scheduled Balance/Paid to Date
  Property Name
  Property Type
  Property Address, City, State
  Net Rentable Square Feet
  Year Built/Year Renovated
  Year of Operations               Underwriting      1996          1997           1998      Trailing
  Occupancy Rate*
  Average Rental Rate
                                      *Occupancy rates are year end or the ending date of the financial statement for the period.


INCOME:
                                                               Prior Year   Current Yr.    No. of Mos.
Number of Mos.                  Underwriting      1996          1997           1998      98 Trailing**    1998-Base    1998-1997
Period Ended                     Base Line      Normalized    Normalized    Normalized    as of  / /98    Variance      Variance
Statement Classification
Rental Income (Category 1)
Rental Income (Category 2)
Rental Income (Category 3)
Pass Through/Escalations
Other Income

Gross Income                         $0.00           $0.00           $0.00        $0.00         $0.00           %             %


                                  Normalized-Full year Financial statements that have been reviewed by the underwriter or Servicer.
                                  **Servicer will not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:

  Real Estate Taxes
  Property Insurance
  Utilities
  General & Administration
  Repairs and Maintenance
  Management Fees
  Payroll & Benefits Expense
  Advertising & Marketing
  Professional Fees
  Other Expenses
  Ground Rent
Total Operating Expenses             $0.00           $0.00           $0.00        $0.00         $0.00                  %         %

Operating Expense Ratio

Net Operating Income                 $0.00           $0.00           $0.00        $0.00         $0.00

  Leasing Commissions
  Tenant Improvements
  Replacement Reserve
Total Capital Items                  $0.00           $0.00           $0.00        $0.00         $0.00                         $0.00

N.O.I. After Capital Items           $0.00           $0.00           $0.00        $0.00         $0.00

Debt Service (Per Servicer)          $0.00           $0.00           $0.00        $0.00         $0.00
Cash Flow after debt service         $0.00           $0.00           $0.00        $0.00         $0.00

(1) DSCR: (NOI/Debt Servicer)

DSCR: (after reserves\Cap exp.)

  Source of Financial Data:

                                    (i.e. oerating statements, financial statements, tax return, other)


Notes and Assumptions:

The years shown above will roll always showing a three year history.  1996 is the current year financials; 1995 is the prior year financials.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income needs to be broken down, differently whenever possible for each property type as follows: retail: 1) Base Rent
2) Percentage rents on cashflow
Hotel: 1) Room Revenue  2)Food/Beverage   Nursing Home: 1)Private  2) Medicaid 3) Medicare
Income:  Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

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


                                                                      EXHIBIT J

              FORM OF TRUSTEE LETTER PURSUANT TO SECTION 2.05(C)

                                                                         [DATE]

Credit Suisse First Boston Mortgage I Corporation
Eleven Madison Avenue
New York, New York  10010

Re:   Credit Suisse First Boston Mortgage Securities Corp.
      Commercial Mortgage Pass-Through Certificates
      Series 1998-C2

     This certificate is delivered to you pursuant to Section 2.05(c) of the Pooling and Servicing Agreement, dated as of November 11, 1998 by and among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), First Union National Bank, as servicer, Lennar Partners, Inc., as special servicer, and The Chase Manhattan Bank, as trustee (the "Trustee").

     The undersigned hereby directs you to transfer to the Depositor all remaining assets of Credit Suisse First Boston Mortgage Finance Trust I (the "Mortgage Trust"), after satisfaction of all debts and obligations of the Mortgage Trust.

                                             THE CHASE MANHATTAN BANK,
                                             as Trustee

                                             ---------------------------------
                                             Name:
                                             Title:

                                                                    EXHIBIT K

                        FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                 )
                         )  ss.:
COUNTY OF                )

     __________________________________________________,   being  duly  sworn,
deposes and says:

     1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

     2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ____________________ ____________________, located in ____________________;

     3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error: a note in the original sum of $____________________ made by ______________________________________, to
__________________________, under date of ____________________ (the "Note");

     4. that the Note is now owned and held by the Noteholder;

     5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

     7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to the Trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee) the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                        NAME OF NOTEHOLDER

                                        By:___________________________________
                                               Authorized Signatory

Sworn to before me this
__________ day of ____________, 199_

                                                                     EXHIBIT L

                             FORM OF DRAW REQUEST

DRAW:                                                 DATE REQUESTED:

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


                                CVS                                                                 DEVELOPER



STORE NO.:                      CVS PROJECT NUMBER:                          NAME:
STREET:                         CVS CAP CODE:                                STREET:
CITY:                           STATE:                                       CITY:                            STATE:
TYPE OF DEAL:                   TYPE OF LOCATION                             ZIP CODE:                        TELEPHONE NO.:
INSPECTED BY:                                                                CONTACT:

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


                                                (A)           (B)         (C)              (D)                (D/B)


                                                                        DOLLAR          DISBURSED
                                                                        AMOUNT          TO DATE
                                          PERCENTAGE      BUDGETED    REQUESTED         INCLUDING            % BUDGET
CONSTRUCTION STAGE:                         COMPLETE       AMOUNT    THIS DRAW         THIS DRAW               PAID

EXCAVATION/SITE WORK
GENERAL CONDITIONS
CONCRETE
TEEL
MASONARY
ROOFING
DRYWALL/METAL STUDS
CEILING
CARPENTRY
EXT. DOORS & WINDOWS
INT. DOORS & HARDWARE
CARPENTRY MATERIALS
FINISHES
E.I.F.S.
ELECTRICAL
HVAC
PLUMBING & GAS PIPING
MISCELLANEOUS
G.C. FEE

NATIONAL ACCOUNT ITEMS:
LIGHT FIXTURES
RX GRILLE
CARPET
HVAC EQUIPMENT
AUTOMATIC DOORS
DRIVE THRU WINDOW
EMS

OPTIONAL ITEMS:
LANDSCAPING
SPRINKLER
FIRE ALARM
SECURITY GATES

TOTAL:

SOFT COSTS

LIEN WAIVERS RECEIVED AND REVIEWED                         YES:       NO:

DEVELOPER APPROVAL                                                    CVS PROJECT MANAGER APPROVAL

WIRE INSTRUCTIONS:

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


BANK NAME:                 PAPER FLOW

ADDRESS:                   DEVELOPER E-MAIL/FAX TO PRODUCT MANAGER

ABA #:                     PRODUCT MANAGER E-MAIL/FAX TO GECAM

ACCOUNT #:

REFERENCE:

                                                                     EXHIBIT M

              FORM OF CONSTRUCTION LOAN MONTHLY ACCOUNTING REPORT

DATE REQUESTED:
STORE NO.:            CVS PROJECT NUMBER:          NAME:
STREET:               CVS CAP CODE:                STREET:
CITY:                 STATE:                       CITY:          STATE:
TYPE OF DEAL:         TYPE OF LOCATION             ZIP CODE:      TELEPHONE NO.:
INSPECTED BY:                                      CONTACT:

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


                                                   A                  B            C            A-C              C-A



                                                                               DISBURSED                       % OF
                                                                   PERCENT        TO          AMOUNT          BUDGET
CONSTRUCTION STAGE:                            BUDGETED COST       COMPLETE      DA4TE        REMAINING        USED

LAND
EXCAVATION/SITE WORK
GENERAL CONDITIONS
CONCRETE
STEEL
MASONARY
ROOFING
DRYWALL/METAL STUDS
CEILING
CARPENTRY
EXT. DOORS & WINDOWS
INT. DOORS & HARDWARE
CARPENTRY MATERIALS
FINISHES
E.I.F.S.
ELECTRICAL
HVAC
PLUMBING & GAS PIPING
MISCELLANEOUS
G.C. FEE

NATIONAL ACCOUNT ITEMS:
LIGHT FIXTURES
RX GRILLE
CARPET
HVAC EQUIPMENT
AUTOMATIC DOORS
DRIVE THRU WINDOW
EMS

OPTIONAL ITEMS:
LANDSCAPING
SPRINKLER
FIRE ALARM
SECURITY GATES
SOFT COSTS
RETAINAGE
TOTAL:

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

                   CONSTRUCTION DRAWS                            INTEREST RESERVE                             SOFT COST DRAWS

DRAW #   AMOUNT DISBURSED  DATE DISTRIBUTED   DRAW #   AMOUNT DISBURSED  DATE DISBURSED   DRAW #   AMOUNT DISBURSED DATE DISTRIBUTED



    1                                           1                                          1

    2                                           2                                          2

    3                                           3                                          3

    4                                           4                                          4

    5                                           5                                          5

    6                                           6                                          6

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